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As filed with the Securities and Exchange Commission
on October 6, 2004
Registration No. 811-9689

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM N-1A

AMENDMENT NO. 16 TO THE
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

________________________

WELLS FARGO MASTER TRUST
(formerly Wells Fargo Core Trust)
(Exact Name of Registrant as specified in Charter)
525 Market Street
San Francisco, CA 94105
(Address of Principal Executive Offices, including Zip Code)

__________________________

Registrant's Telephone Number, including Area Code: (800) 643-9691
C. David Messman
Wells Fargo Funds Management, LLC
525 Market Street, 12th Floor
San Francisco, CA 94105
(Name and Address of Agent for Service)

With a copy to:
Robert M. Kurucza, Esq.
Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Ave., N.W.
Washington, D.C. 20006

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, to register the International Index Portfolio and the International Growth Portfolio (which are expected to commence operations on October 6, 2004), and to make certain other non-material changes to the Registration Statement. Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

Part A

WELLS FARGO MASTER TRUST

Disciplined Growth Portfolio

Equity Income Portfolio

Index Portfolio

International Equity Portfolio

International Growth Portfolio

International Index Portfolio

Large Cap Appreciation Portfolio

Large Cap Value Portfolio

Large Company Growth Portfolio

Managed Fixed Income Portfolio

Overseas Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Value Bond Portfolio

Tactical Maturity Bond Portfolio

October 6, 2004

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Wells Fargo Master Trust ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of seventeen separate series of portfolios (each a "Portfolio" and collectively the "Portfolios"): Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Equity Portfolio, International Growth Portfolio, International Index Portfolio, Large Cap Appreciation Portfolio, Large Cap Value Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Overseas Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio and Tactical Maturity Bond Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees (the "Board") to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more Portfolios.

Wells Fargo Funds Management, LLC ("Funds Management" or the "Adviser") serves as the investment adviser to each of the Portfolios. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. References to the Adviser also may be considered to be references to the individual sub-advisers who have day-to-day portfolio management responsibilities for the Portfolios, as applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS.

The investment objective of each Portfolio is non-fundamental, and may be changed by a vote of the Board. Percentages of the "Portfolio's assets" are measured as percentages of net assets plus borrowings for investment purposes. The investment policy of each Portfolio concerning "80% of the Portfolio's assets" may be changed by the Board without interestholder approval, but interestholders would be given 60 days notice.

Disciplined Growth Portfolio: The Portfolio seeks capital appreciation by investing primarily in common stocks of larger companies.

The Portfolio seeks higher long-term returns by investing primarily in the common stock of companies that, in the view of the Adviser, possess above-average potential for growth. The Portfolio invests in a portfolio of securities with an average market capitalization greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceed the level expected by investors. In seeking these companies, the Adviser uses both quantitative and fundamental analysis. The Adviser may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Adviser uses a variety of valuation measures to determine whether or not the share price already reflects any positive fundamentals identified by the Adviser. In addition to approximately equal weighting of portfolio securities, the Adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality, and valuation.

The principal risk factors associated with this Portfolio are equity securities risk and market risk. See the "Related Risks" section below for a discussion of this risk and other risks of investing in this Portfolio.

Equity Income Portfolio: The Portfolio seeks long-term capital appreciation and above-average dividend income.

The Portfolio invests primarily in the common stock of large, high-quality domestic companies that have above-average return potential based on current market valuations. The Adviser emphasizes investments primarily in securities of companies with above-average dividend income. The Adviser uses various valuation measures when selecting securities for the investment portfolio, including above-average dividend yields and below industry average price-to-earnings, price-to-book and price-to-sales ratios.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing equity securities; and at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

The Adviser may invest in preferred stocks, convertible debt securities, and securities of foreign companies through American Depositary Receipts ("ADRs") and similar investments. The Adviser will normally limit investment in a single issuer to 10% or less of total assets.

The principal risk factors associated with this Portfolio are equity securities risk, market risk and interest rate risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Index Portfolio: The Portfolio seeks to replicate the total rate of return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index").

The Portfolio invests in substantially all of the common stocks listed on the S&P 500 Index and attempts to achieve at least a 95% correlation between the performance of the S&P 500 Index and the Portfolio's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the S&P 500 Index would mean that the net asset value ("NAV") of Interests, including dividends and capital gains would increase or decrease in exact proportion to changes in the S&P 500 Index. Such a 100% correlation is not feasible. The Adviser's ability to track the performance of the S&P 500 Index may be affected by, among other things, transaction costs and shareholder purchases and redemptions. The Adviser continuously monitors the performance and composition of the S&P 500 Index and adjusts the Portfolio's securities as necessary to reflect any changes to the S&P 500 Index and to maintain a 95% or better performance correlation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in a diversified portfolio of common stocks designed to replicate the holdings and weightings of the stocks comprising the S&P 500 Index. The Portfolio may invest in stock index futures and options on stock indexes as a substitute for comparable positions in the underlying securities, and in interest-rate futures contracts, options or interest-rate swaps and index swaps.

The principal risk factors associated with this Portfolio are index risk, equity securities risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

International Equity Portfolio: The Portfolio seeks total return, with an emphasis on capital appreciation over the long-term, by investing primarily in equity securities of non-U.S. companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in equity securities. The Portfolio seeks to earn total return by investing at least 80% of total assets in the common stock of companies based in foreign countries, including primarily developed countries but also emerging markets. It is expected that the securities held by the Portfolio will be traded on a stock exchange or other market in the country in which the issuer is based, but they also may be traded in other countries, including the United States. The Portfolio must invest in the securities of at least five different countries other than the United States. The Portfolio expects that its portfolio of securities will maintain an average market capitalization of $10 billion or more, although the Portfolio may invest in equity securities of issuers with market capitalizations as low as $250 million. The Portfolio may also invest in warrants, convertible debt securities, ADRs and similar investments, and shares of other mutual funds.

The Portfolio is currently sub-advised by Wells Capital Management Incorporated who employs a bottom up, fundamental approach that also considers relative valuation, to identify companies with above-average potential for long-term growth and total return capabilities. The Adviser examines financial data including a company's historical performance and its projected future earnings. The Adviser also considers other key criteria such as the company's local, regional or global franchise; history of effective management demonstrated by expanding revenues and earnings growth; and prudent financial and accounting policies and ability to take advantage of a changing business environment. In allocating among countries, regions and industry sectors, the Adviser considers factors such as economic growth prospects, monetary and fiscal policies, political stability, currency trends, market liquidity and investor sentiment.

It is expected that on October 6, 2004, New Star Institutional Managers Limited will replace Wells Capital Management as sub-adviser to the Portfolio. New Star follows a two-phase investment process. In the first phase, the Adviser screens the universe of stocks included in the Morgan Stanley Capital International Europe, Australasia, Far East Index, in addition to major companies in various U.S. indices. From this universe, the 300 companies with the largest market capitalization are researched on a bottom-up basis to identify those most suitable for investment by the Portfolio. Research is conducted using a combination of company visits, broker research, analyst meetings and financial databases. All stocks considered for purchase are analyzed using an "Economic Value Added" methodology, which seeks to identify the factors driving company profitability. In the second phase of the investment process, investment recommendations are reviewed for final stock selections for the Portfolio. Securities are sold in various circumstances, including when there is a change in country ratings resulting in re-allocation of market exposures, when there is a change in sector exposure, or because the relative attractiveness of a security has changed.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

International Growth Portfolio: The Portfolio seeks long-term capital appreciation, by investing primarily in equity securities.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in equity securities. The Portfolio seeks long-term capital appreciation by investing at least 80% of total assets in non-U.S. securities, including emerging market securities. Non-U.S. securities are securities: (1) issued by companies with their principal place of business or principal office in a country other than the U.S.; (2) issued by companies for which the principal securities trading market is a country other than the U.S.; or (3) issued by companies, regardless of where their securities are traded, that derive at least 50% of their revenue or profits from goods produced or sold, investments made, or services performed in a country other than the U.S. or that have at least 50% of their assets in countries other than the U.S. The Portfolio must invest in the securities of issuers or companies in at least five different countries other than the United States and typically holds securities representing at least 18-20 countries. The Adviser will limit the Portfolio's exposure to any one country to not more than 20% of the Portfolio's total assets with the exception of The United Kingdom and Japan, which each have a maximum exposure of 25% of the Portfolio's total assets. The Adviser will not invest more than 10% of the Portfolio's total assets in emerging market securities.

The Adviser uses a bottom-up investment process to construct a diversified portfolio of international growth companies regardless of market capitalization, concentrating on industries or themes that the Adviser believes present accelerating growth prospects and companies the Adviser thinks are well positioned to capitalize on that growth.

Company visits are a key component of the Adviser's investment process, providing an opportunity to develop an understanding of a company, its management and their current and future strategic plans. Company visits also provide an opportunity to identify, validate or disprove an investment theme. Particular emphasis is placed on researching well-managed companies with dominant or increasing market shares that the Adviser believes may lead to sustained earnings growth. The Adviser pays careful attention to valuation relative to a company's market or global industry in choosing investments for the portfolio. Securities purchased are generally those believed to offer the most compelling potential earnings growth relative to their valuation.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in the Portfolio.

International Index Portfolio: The Portfolio seeks to match as closely as practicable the performance of an international portfolio of common stocks represented by the Morgan Stanley Capital International Europe, Australia, Far East Index (the "MSCI EAFE Index," or the "Index").

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities comprising the MSCI EAFE Index. The Adviser considers investments that provide substantially similar exposure to securities in the MSCI EAFE Index to be securities comprising such Index. The Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in securities in the MSCI EAFE Index.

The Portfolio attempts to achieve a correlation of at least 95% between the performance of the MSCI EAFE Index and the Portfolio's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the MSCI EAFE Index would mean that the net asset value ("NAV") of Interests, including dividends and capital gains would increase and decrease in exact proportion to changes in the MSCI EAFE Index. Such a 100% correlation is not feasible. The Adviser's ability to track the performance of the MSCI EAFE Index may be affected by, among other things: the Portfolio's expenses; the amount of cash and cash equivalents held by the Portfolio; the manner in which the performance of the MSCI EAFE Index is calculated; the size of the Portfolio's investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its performance to that of the MSCI EAFE Index. The Adviser regularly monitors the Portfolio's correlation to the MSCI EAFE Index and adjusts the Portfolio's investments to the extent necessary to pursue a performance correlation of at least 95% with the Index. Inclusion of a security in the MSCI EAFE Index in no way implies an opinion by Morgan Stanley as to its attractiveness as an investment.

The Adviser may use statistical sampling techniques to attempt to replicate the returns of the MSCI EAFE Index using a smaller number of securities. Statistical sampling techniques attempt to match the investment characteristics of the Index and the Portfolio by taking into account such factors as capitalization, industry exposures, dividend yield, price/earnings ratio, price/book ratio, earnings growth, country weightings and the effect of foreign taxes. The sampling techniques utilized by the Adviser are designed to allow the Portfolio to substantially duplicate the investment performance of the MSCI EAFE Index. However, the Portfolio is not expected to track the MSCI EAFE Index with the same degree of accuracy that complete replication of such Index would provide. In addition, at times, the portfolio composition of the Portfolio may be altered or rebalanced to reflect changes in the characteristics of the MSCI EAFE Index.

The principal risk factors associated with this Portfolio are index risk, currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in the Portfolio.

Large Cap Appreciation Portfolio: The Portfolio seeks long-term capital appreciation by investing in stocks of larger companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser considers the 1,000 largest publicly traded companies in the U.S., screening the stocks in this universe for a series of growth and value criteria. The top 10% of the stocks in the screened universe are then subjected to an in-depth analysis of each company's current business and future prospects. In selecting portfolio holdings, the Adviser rigorously analyzes company fundamentals, such as management strength, competitive industry position, business prospects, and evidence of sustainable business momentum, including improving revenue and margin trends, cash flows and profitability.

The Adviser rescreens the universe frequently in an effort to consistently achieve a favorable balance of growth and value characteristics for the Portfolio. The Adviser considers selling stocks of companies with poor price performance relative to peers, earnings disappointment, or deteriorating business fundamentals. As a risk control measure, the allocation to a particular stock may also be reduced if its weighting in the portfolio exceeds 2% of the Portfolio's total assets.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Cap Value Portfolio: The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Fund's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser applies a fundamentals-driven, company-specific analysis. As part of this analysis, the Adviser evaluates criteria such as price-to-earnings, price-to-book, and price-to-sales ratios, and cash flow. The Adviser also evaluates the companies' sales and expense trends, changes in earnings estimates and market position, as well as the industry outlook. The Adviser looks for catalysts that could positively, or negatively, affect prices of current and potential companies for the Portfolio. Additionally, the Adviser seeks confirmation of earnings potential before investing in a security.

The Adviser also applies a rigorous screening process to manage the Portfolio's overall risk profile. The Adviser generally considers selling stocks when they have achieved their valuation targets, when the issuer's business fundamentals have deteriorated, or if the potential for positive change is no longer evident.

The principal risk factors associated with this Portfolio are equity securities risk, foreign investment risk, and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing primarily in large, high-quality domestic companies that the Adviser believes have superior growth potential.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more. In selecting securities for the Portfolio, the Adviser seeks issuers whose stock is attractively valued with fundamental characteristics that the Adviser believes are significantly better than the market average and that support internal earnings growth capability. The Adviser may invest in the securities of companies whose growth potential the Adviser believes is generally unrecognized or misperceived by the market.

The Adviser will not invest more than 10% of the Portfolio's total assets in the securities of a single issuer. The Adviser may invest up to 20% of the Portfolio's total assets in the securities of foreign companies through ADRs and similar investments and may hedge against currency risk by using foreign currency forward contracts.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, foreign investment risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Managed Fixed-Income Portfolio: The Adviser seeks consistent fixed-income returns by investing at least 80% of the Portfolio's assets, under normal circumstances, in fixed-income securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate U.S. dollar denominated, fixed-income securities of a broad spectrum of U.S. and foreign issuers, including securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or its instrumentalities ("U.S. Government obligations"), and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen duration and employs lower risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Adviser considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio will limit its investment in mortgage-backed securities to not more than 65% of total assets and its investment in other asset-backed securities to not more than 25% of total assets. In addition, the Portfolio may not invest more than 30% of total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury.

The Portfolio normally will have a dollar-weighted average maturity of between 3 and 12 years and a duration of between 2 and 6 years.

While not a principal strategy, the Adviser also may invest up to 10% of the Portfolio's total assets in securities issued or guaranteed by foreign governments the Adviser deems stable, or their subdivisions, agencies, or instrumentalities; in loan or security participations; in securities of supranational organizations; and in municipal securities.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Overseas Portfolio: The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in non-U.S. securities. The Adviser invests in the equity securities of non-U.S. companies with market capitalizations of $400 million or more, but primarily invests in those with medium to large market capitalizations. The Adviser expects to maintain diversification among the countries represented in the industry benchmark, the MSCI/EAFE index.

The Adviser invests in the equity securities of non-U.S. companies believed to be undervalued in the marketplace at the time of purchase and believed to show recent positive signals, such as an appreciation in prices and increase in earnings.

In making investment decisions for the Portfolio, the Adviser applies a quantitative investment model. The investment model is designed to take advantage of judgmental biases that influence the decisions of many investors, such as the tendency to develop a "mindset" about a company or to wrongly equate a good company with a good investment irrespective of price. The investment model ranks securities based on fundamental measures of value (such as the dividend yield) and indicators of near-term recovery (such as recent price appreciation). This investment strategy seeks to control overall portfolio risk while maximizing the expected return.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Index Portfolio: The Portfolio seeks to replicate the total return of the Standard & Poor's Small Cap 600 Composite Stock Price Index ("S&P 600 Small Cap Index") with minimum tracking error and to minimize transaction costs.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities representing the capitalization-weighted market value and composition of the S&P 600 Small Cap Index. The Adviser generally executes portfolio transactions only to replicate the composition of the S&P 600 Small Cap Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions and may invest in index futures contracts. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P 600 Small Cap Index.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk, and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing in smaller domestic companies.

The Portfolio invests primarily in the common stock of small domestic companies that are either growing rapidly or completing a period of significant change. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or lower.

In selecting securities for the Portfolio, the Adviser seeks to identify companies that either are rapidly growing (usually with relatively short operating histories) or emerging from a period of dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or other measures taken to narrow the gap between share price and takeover/asset value.

The Portfolio may invest up to 10% of total assets in securities of foreign companies through ADRs and similar investments. The Portfolio will not invest more than 10% of total assets in the securities of a single issuer, or more than 20% of its total assets in the securities of companies considered to be mid-capitalization.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, small company investment risk, foreign investment risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Value Portfolio: The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which are defined as securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization index whose range is expected to change frequently. The Adviser focuses on securities that are conservatively valued in the marketplace relative to the stock of comparable companies, determined by price/earnings ratios, cash flows, or other measures. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. Value investing may reduce downside risk and offer potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Stable Income Portfolio: The Portfolio seeks to maintain stability of principal while providing lower volatility total return.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing debt securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate dollar-denominated fixed income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government obligations and the debt securities of financial institutions, corporations, and other entities. Under normal circumstances, the Portfolio will limit its investment: (i) in mortgage-backed securities to not more than 65% of total assets; (ii) in asset-backed securities, other than mortgage-backed securities, to not more than 25% of total assets; (iii) in mortgage-backed securities that are not U.S. Government obligations to not more than 25% of total assets; (iv) in U.S. Government obligations to not more than 50% of total assets; and (v) in fixed or variable rate dollar-denominated debt securities of foreign issuers to not more than 10% of total assets. We invest in short-term investment-grade securities. Under normal circumstances, the expected average duration of the portfolio will range from 0.7 to 1.2 years.

The Portfolio may not invest more than 30% of total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury, and may not invest more than 10% of total assets in the securities of any other issuer.

The Portfolio only purchases investment-grade securities. The Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from overnight to 8 years and seeks to maintain a dollar-weighted average portfolio maturity between 1 and 5 years.

The Portfolio may use options, swap agreements, interest-rate caps, floors, collars, and futures contracts to manage risk. The Portfolio also may use options to enhance return.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Strategic Value Bond Portfolio: The Portfolio seeks total return by investing at least 80% of the Portfolio's assets, under normal circumstances, in bonds. The Portfolio invests in a broad range of fixed income instruments in order to create a strategically diversified portfolio of fixed-income investments. These investments include corporate bonds, mortgage- and other asset-backed securities, U.S. Government obligations, preferred stock, convertible bonds and foreign bonds.

The Adviser focuses on relative value as opposed to predicting the direction of interest rates. In general, the Portfolio seeks higher current income instruments, such as corporate bonds and mortgage- and other asset-backed securities, in order to enhance returns. The Adviser believes that this exposure enhances performance in varying economic and interest-rate cycles and avoids excessive risk concentrations. The Adviser's investment process involves rigorous evaluation of each security, including identifying and valuing cash flows, embedded options, credit quality, structure, liquidity, marketability, current versus historical trading relationships, supply and demand for the instrument and expected returns in varying economic/interest-rate environments. The Adviser uses this process to seek to identify securities which represent the best relative economic value. The Adviser then evaluates the results of the investment process against the Portfolio's objective and purchases those securities that are consistent with the Portfolio's investment objective.

The Portfolio particularly seeks strategic diversification. The Portfolio will not invest more than 75% of total assets in corporate bonds, 65% of total assets in mortgage-backed securities, and 50% of total assets in asset-backed securities, other than mortgage-backed securities. The Portfolio may invest in U.S. Government obligations without restriction.

The Portfolio will invest 65% of total assets in fixed-income securities rated, at the time of purchase, within the three highest rating categories by at least one nationally recognized statistical ratings organization ("NRSRO"), or which are unrated and determined by the Adviser to be of comparable quality. The Portfolio may invest up to 20% of total assets in non-investment-grade securities. The dollar weighted average maturity of the Portfolio will vary between 5 and 15 years. The Portfolio's duration normally will vary between 3 and 8 years. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and is an indication of the security's sensitivity to a change in interest rates. The Portfolio may use options, swap agreements, interest rate caps, floors and collars, and futures contracts to manage risk. The Portfolio also may use options to enhance returns.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest-rate risk, prepayment/extension risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Tactical Maturity Bond Portfolio: The Portfolio seeks to produce positive total return each calendar year regardless of general bond market performance. The Portfolio invests at least 80% of the Portfolio's assets, under normal circumstances, in bonds. The Portfolio's assets are divided into two components, short bonds with maturities (or average life) of 2 years or less and long bonds with maturities of 20 years or more. Shifts between short bonds and long bonds are made based on movement in the prices of bonds rather than on the Adviser's forecast of interest rates. During periods of falling prices (generally, increasing interest-rate environments) long bonds are sold to protect capital and limit losses. Conversely, when bond prices rise, long bonds are purchased. The dollar-weighted average maturity of the Portfolio will vary between 1 and 30 years.

Under normal circumstances, the Adviser invests at least 50% of total assets in U.S. Government obligations, including U.S. Treasury securities. The Adviser only purchases securities that are rated, at the time of purchase, within 1 of the 2 highest long-term rating categories assigned by a NRSRO or that are unrated and determined by the Adviser to be of comparable quality. The Adviser may invest up to 25% of total assets in securities rated, at the time of purchase, in the second highest long-term rating category assigned by a NRSRO. The Adviser does not invest more than 50% of the Portfolio's total assets in securities with variable or floating rates of interest, nor more than 25% of the Portfolio's total assets in asset-backed securities.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest-rate risk, prepayment/extension risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

RELATED RISKS

While investing in equity securities and fixed-income securities can bring added benefits, it also may involve additional risks. Investors could lose money on their investment in the Portfolios, or the Portfolios may not perform as well as other investments. The Portfolios have the following general risks:

- Unlike bank deposits, such as CDs or savings accounts, mutual funds are not insured by the FDIC.

- We cannot guarantee that a Portfolio will meet its investment objective.

- We do not guarantee the performance of a Portfolio, nor can we assure you that the market value of your investment will not decline. We will not "make good" on any investment loss you may suffer, nor can anyone we contract with to provide services, such as investment advisers, offer or promise to make good on any such losses.

- Share prices-and therefore the value of your investment-will increase and decrease with changes in the value of underlying securities and other investments. This is referred to as price volatility.

- An investment in a single Portfolio, by itself, does not constitute a complete investment plan.

- The Portfolios that invest in smaller companies, foreign companies (including investments made through ADRs and similar investments), and in emerging markets are subject to additional risks, including less liquidity and greater price volatility. A Portfolio's investment in foreign and emerging markets also may be subject to special risks associated with international trade, including currency, foreign investment, liquidity and regulatory risk.

- Certain Portfolios may use various derivative instruments, such as options or futures contracts. The term "derivatives" covers a broad range of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to interest-rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms.

- Each Portfolio holds some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments, to maintain liquidity. With the exception of the International Index Portfolio, each Portfolio may temporarily increase such holdings for short-term defensive purposes when believed to be in the best interests of the Interest holders. A Portfolio may not achieve its investment objective while it is investing defensively. This practice is expected to have limited, if any, effect on the Portfolios' pursuit of their objectives over the long term.

- Certain Portfolios may invest a portion of their assets in U.S. Government obligations, such as securities issued or guaranteed by the Government National Mortgage Association ("GNMAs"), the Federal National Mortgage Association ("FNMAs") and the Federal Home Loan Mortgage Corporation ("FHLMCs"). Some of these obligations are mortgage-backed securities representing partial ownership of a pool of residential mortgage loans. Mortgage-backed securities are subject to prepayment and extension risk, which can alter the duration of the securities and also reduce the rate of return on the portfolio. Collateralized mortgage obligations ("CMOs") are securities collateralized by portfolios of mortgage pass-through securities and have many of the same risks discussed above. CMOs are structured into multiple classes, and are paid according to class maturity, shortest maturities paid first. It is important to recognize that the U.S. Government does not guarantee the market value or current yield of U.S. Government obligations. Not all U.S. Government obligations are backed by the full faith and credit of the U.S. Government, and the U.S. Government's guarantee does not extend to the Portfolios themselves.

- The market value of lower-rated debt securities and unrated securities of comparable quality tends to reflect individual developments affecting the issuer to a greater extent than the market value of higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-rated securities also tend to be more sensitive to economic conditions than higher-rated securities. These lower-rated debt securities are considered by the rating agencies, on balance, to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. These securities generally involve more credit risk than securities in higher-rating categories. Even securities rated in the lowest category of investment-grade securities, "BBB" by S&P or "Baa" by Moody's ratings, possess some speculative characteristics.

What follows is a general list of the types of risks (some of which have been previously described) that may apply to the Portfolios and a table showing some of the additional investment practices that the Portfolios may use and the risks associated with them. Additional information about these practices is available in the Statement of Additional Information.

Counter-Party Risk - The risk that the other party in a repurchase agreement or other transaction will not fulfill its contract obligation.

Credit Risk - The risk that the issuer of a debt security will be unable to make interest payments or repay principal on schedule. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower interest rate or principal amount. Affected securities might also lose liquidity. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.

Currency Risk - The risk that a change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of an investment made in a security denominated in that foreign currency.

Emerging Market Risk - The additional risks associated with emerging markets including that they may be more sensitive to certain economic changes. For example, emerging market countries are more often dependent on international trade and are therefore often vulnerable to recessions in other countries. They may have obsolete financial systems, have volatile currencies and may be more sensitive than more mature markets to a variety of economic factors. Emerging market securities also may be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.

Equity Securities Risk - The risk that stock prices will fluctuate and can decline and reduce the value of a Portfolio's portfolio. Certain types of stocks and certain individual stocks selected for a Portfolio's portfolio may underperform or decline in value more than the overall market. Growth style stocks are selected in part based on their prospects for future earnings, which may not be realized. There is no guarantee that stocks selected as "undervalued" using a value style approach will perform as expected. Generally, the larger the company the less volatile and more liquid its stock.

Foreign Investment Risk - The additional risks associated with foreign investments, including that they may be subject to potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile. Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Direct investment in foreign securities involves exposure to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks.

Index Risk - The risk that a Portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio's investments to respond to the adverse market conditions.

Interest-Rate Risk - The risk that changes in interest rates can reduce the value of an existing security. Generally, when interest rates increase, the value of a debt security decreases. The effect is usually more pronounced for securities with longer dates to maturity.

Leverage Risk - The risk that an investment practice, such as lending portfolio securities or engaging in forward commitment or when-issued securities transactions, may increase a Portfolio's exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.

Liquidity Risk - The risk that a security cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

Market Risk - The risk that the value of a security will be reduced by market activity. This is a basic risk associated with all securities.

Prepayment/Extension Risk - The risk that prepayment rates on mortgage loans or other receivables will be higher or lower than expected, which can alter the duration of a mortgage-backed security, increase interest-rate risk, and reduce rates of return.

Regulatory Risk - The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate practices that adversely affect an investment.

Small Company Investment Risk - The risk that investments in smaller companies may be more volatile and harder to sell than investments in larger companies. Smaller companies may have higher failure rates and generally have lower trading volumes than larger companies. Short-term changes in the demand for the securities of small companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more dramatically in response to selling pressure.

ITEM 5: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

A number of different entities provide services to the Portfolios. This section shows how the Portfolios are organized, lists the entities that perform different services, and explains how these service providers are compensated.

About Wells Fargo Master Trust

The Trust was organized as a Delaware statutory trust on March 10, 1999. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) ("CT") in newly established portfolios. At that time, the Trustees established fourteen portfolios for the Trust, each of which having a direct correlation to one corresponding CT portfolio. The Trust is currently comprised of seventeen Portfolios. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001, the Large Cap Value Portfolio commenced operations on August 29, 2003, and the Overseas Portfolio commenced operations on October 31, 2003. The International Growth Portfolio and the International Index Portfolio are expected to commence operations on October 6, 2004. The Board approved the change to the name of the Trust from "Wells Fargo Core Trust" to "Wells Fargo Master Trust" on November 5, 2002.

The Investment Adviser

Funds Management assumed investment advisory responsibilities for the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, N.A. ("Wells Fargo Bank") was created in early 2001 to succeed to the mutual fund advisory and administrative responsibilities of Wells Fargo Bank. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. For providing investment advisory services, the Adviser is entitled to receive a monthly fee at the annual rates indicated below of each Portfolio's average daily net assets:

Master Trust Portfolios	Funds Management Advisory Fees
Disciplined Growth Portfolio	0-499M 0.75 500-999M 0.70 1-2.99B 0.65 3-4.99B 0.625 >4.99B 0.60
Equity Income Portfolio	0-499M 0.75 500-999M 0.70 1-2.99B 0.65 3-4.99B 0.625 >4.99B 0.60
Index Portfolio	0-499M 0.10 500-999M 0.10 1-2.99B 0.075 3-4.99B 0.075 >4.99B 0.050
International Equity Portfolio	0-499M 0.95 500-999M 0.90 1-2.99B 0.85 3-4.99B 0.825 >4.99B 0.80
International Growth Portfolio	0-499M 0.95 500-999M 0.90 1-2.99B 0.85 3-4.99B 0.825 >4.99B 0.80
International Index Portfolio	0-4.99 0.35 500-999M 0.35 1-2.99B 0.325 3-4.99B 0.325 >4.99B 0.30
Large Cap Appreciation Portfolio	0-499M 0.70 500-999M 0.70 1-2.99B 0.65 3-4.99B 0.625 >4.99B 0.60
Large Cap Value Portfolio	0-499M 0.75 500-999M 0.70 1-2.99B 0.65 3-4.99B 0.625 >4.99B 0.60
Large Company Growth Portfolio	0-499M 0.75 500-999M 0.70 1-2.99B 0.65 3-4.99B 0.625 >4.99B 0.60
Managed Fixed Income Portfolio	0-499M 0.45 500-999M 0.40 1-2.99B 0.35 3-4.99B 0.325 >4.99B 0.30
Overseas Portfolio	0-499M 0.95 500-999M 0.90 1-2.99B 0.85 3-4.99B 0.825 >4.99B 0.80
Small Cap Index Portfolio	0-499M 0.20 500-999M 0.20 1-2.99B 0.175 3-4.99B 0.175 >4.99B 0.15
Small Company Growth Portfolio	0-499M 0.90 500-999M 0.85 1-2.99B 0.80 3-4.99B 0.775 >4.99B 0.75
Small Company Value Portfolio	0-499M 0.90 500-999M 0.85 1-2.99B 0.80 3-4.99B 0.775 >4.99B 0.75
Stable Income Portfolio	0-499M 0.45 500-999M 0.40 1-2.99B 0.35 3-4.99B 0.325 >4.99B 0.30
Strategic Value Bond Portfolio	0-499M 0.45 500-999M 0.40 1-2.99B 0.35 3-4.99B 0.325 >4.99B 0.30
Tactical Maturity Bond Portfolio	0-499M 0.45 500-999M 0.40 1-2.99B 0.35 3-4.99B 0.325 >4.99B 0.30

The Sub-Advisers

Wells Capital Management Incorporated ("Wells Capital Management"), an affiliate of Funds Management, located at 525 Market Street, San Francisco, CA 94105, is the sub-adviser for the Equity Income, Index, International Equity (until on or about October 6, 2004) and Small Cap Index Portfolios. In this capacity, Wells Capital Management is responsible for the day-to-day investment management activities of the Portfolios. Wells Capital Management provides investment advisory services for registered mutual funds, company retirement plans, foundations, endowments, trust companies, and high net-worth individuals. As of June 30, 2004, Wells Capital Management managed assets aggregating in excess of $124 billion.

Artisan Partners Limited Parntership ("Artisan"), located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202, will serve as sub-adviser for the International Growth Portfolio when it commences operations. In this capacity, Artisan will be responsible for the day-to-day investment management activities of the Portfolio. Artisan is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations and multi-employer retirement plans. As of June 30, 2004, Artisan managed over $35 billion in assets.

Barclays Global Fund Advisors ("BGFA"), a wholly owned subsidiary of Barclays Global Investors, N.A., and an indirect subsidiary of Barclays Bank, PLC, will serve as sub-adviser for the International Index Portfolio when it commences operations. In this capacity, BGFA will be responsible for the day-to-day investment management activities of the Portfolio. As of June 30, 2004, BGFA managed over $1.1 trillion in assets.

Cadence Capital Management ("Cadence"), a wholly owned subsidiary of Allianz A.G., located at 265 Franklin Street, Boston, MA 02110, is the sub-adviser for the Large Cap Appreciation Portfolio. In this capacity, Cadence is responsible for the day-to-day investment management activities of the Portfolio. Cadence is a registered investment adviser that provides investment management services to pension plans, endowments, mutual funds and individual investors. As of June 30, 2004, Cadence managed approximately $5.8 billion in assets.

Galliard Capital Management, Inc. ("Galliard"), an investment adviser subsidiary of Wells Fargo Bank Minnesota, N.A., located at 800 LaSalle Avenue, Suite 2060, Minneapolis, MN 55402, is the investment sub-adviser for the Managed Fixed Income, Stable Income and Strategic Value Bond Portfolios. In this capacity, Galliard is responsible for the day-to-day investment management activities of these Portfolios. Galliard provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities. As of June 30, 2004, Galliard managed assets in excess of $16 billion.

LSV Asset Management ("LSV"), located at One North Wacker Drive, Suite 4000, Chicago, IL 60606, is the investment sub-adviser for the Overseas Portfolio. In this capacity, LSV is responsible for the day-to-day investment management activities of the Portfolio. LSV is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to multi-employer and public investment plans. As of June 30, 2004, LSV managed over $24 billion in assets.

New Star Institutional Managers Limited ("New Star"), located at 1 Knightsbridge Green, London, SW1X 7NE, England, will replace Wells Capital Management as sub-adviser to the International Equity Portfolio on or about October 6, 2004. In this capacity, New Star will be responsible for the day-to-day investment management activities of the Portfolio. New Star is a London-based U.S.-registered investment adviser that has been managing global equity and fixed income portfolios since 1976. As of June 30, 2004, New Star managed over $5.5 billion in assets.

Peregrine Capital Management, Inc. ("Peregrine"), a wholly owned subsidiary of Wells Fargo Bank Minnesota, N.A., located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, MN 55479, is the sub-adviser for the Large Company Growth, Small Company Growth, Small Company Value and Tactical Maturity Bond Portfolios. In this capacity, Peregrine is responsible for the day-to-day investment management activities of these Portfolios. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings investment plans, 401(k) plans, foundations and endowments. As of June 30, 2004, Peregrine managed approximately $12 billion.

Smith Asset Management Group, LP ("Smith Group"), located at 200 Crescent Court, Suite 850, Dallas, TX 75201, is the sub-adviser for the Disciplined Growth Portfolio. In this capacity, Smith Group is responsible for the day-to-day management activities of the Portfolio. Smith Group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net-worth individuals using a disciplined equity style. As of June 30, 2004, the Smith Group managed over $1.3 million in assets.

Systematic Financial Management, LP ("Systematic"), located at 300 Frank W. Burr Boulevard, Glenpointe East, Teaneck, NJ 07666, is the investment sub-adviser for the Large Cap Value Portfolio. In this capacity, Systematic is responsible for the day-to-day investment management activities of the Portfolio. Systematic is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to the multi-employer and public investment plans. As of June 30, 2004, Systematic managed over $6.9 billion in assets.

The Administrator

Funds Management provides the Portfolios with administrative services, including general supervision of each Portfolio's operation, coordination of the other services provided to each Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the Trust's Trustees and officers. Funds Management also furnishes office space and certain facilities to conduct each Portfolio's business. For providing these services, Funds Management is entitled to receive an annual fee of 0.15% of the average daily net assets of each Portfolio. However, the Portfolios are not charged administration fees so long as the underlying Wells Fargo Funds that invest in the Portfolios are being charged administration fees.

Placement Agent

Stephens Inc. ("Stephens" or "Placement Agent") with principal offices at 111 Center Street, Little Rock, Arkansas 72201, serves as the Placement Agent of the Trust.

Portfolio Managers

The following persons are primarily responsible for the day-to-day management of the Portfolios, and, in certain instances, were responsible for the day-to-day management of the Portfolios' predecessors.

Disciplined Growth Portfolio - Stephen S. Smith, CFA. Mr. Smith is Principal and Chief Executive Officer of the Smith Group. Prior to 1995, Mr. Smith previously served as Senior Portfolio Manager with Nations Bank. Mr. Smith earned his BS in Industrial Engineering and his MBA from the University of Alabama.

Equity Income Portfolio - David L. Roberts, CFA (1994) and Gary J. Dunn, CFA (1994). Mr. Roberts joined Well Capital Management in 1998 as the Equity Income Managing Director and simultaneously held this position at NIM until Wells Capital Management and NIM combined investment advisory services under the Wells Capital Management name in 1999. Mr. Roberts joined Norwest Corporation in 1972 as a Securities Analyst. He became Assistant Vice President Portfolio Manager in 1980 and was promoted to Vice President in 1982. He earned his BA in Mathematics from Carroll College. Mr. Dunn joined Wells Capital Management in 1998 as Principal for its Equity Income Team. Wells Capital Management and NIM combined investment advisory services under the Wells Capital Management name in 1999. Mr. Dunn formerly was the Director of Institutional Investments of NIM. He had been associated with Norwest or its affiliates as a Financial Analyst and Portfolio Manager since 1979. Mr. Dunn earned his BA in Economics from Carroll College.

Index Portfolio - Laurie R. White (1996) and Gregory T. Genung, CFA (2002). Ms. White joined Wells Capital Management in 1998 as Managing Director and simultaneously was a Director for Reserve Asset Management at NIM (since 1997) until Wells Capital Management and NIM combined investment advisory services under the Wells Capital Management name in 1999. Ms. White co-manages certain of the Wells Fargo index mutual funds, private accounts and collective trust funds. Ms. White earned her BA in Political Science from Carleton College and her MBA from the University of Minnesota. Mr. Genung co-manages certain of the Wells Fargo index mutual funds, private accounts and collective trust funds. Before joining the firm in 2001, he was a securities trader at NIM since 1994. Earlier, he worked with Piper Capital Management, where he became senior advisory account administrator, specializing in mortgage-backed derivative products. Mr. Genung earned his bachelor's degrees in finance and economics from the University of Minnesota, Duluth.

International Equity Portfolio - Josephine Jimenez, CFA (2003) and Sabrina Yih, CFA (2001). Ms. Jimenez joined Wells Capital Management in 2003 as a portfolio manager. Prior to joining Wells Capital Management, Ms. Jimenez was a senior portfolio manager with Montgomery Asset Management, LLC, which she joined in 1991 to launch and manage the firm's emerging markets funds. In addition to managing the emerging markets strategies at Montgomery since 1992, Ms. Jimenez managed the Montgomery Emerging Markets Focus Fund since its inception in 1997. Prior to joining Montgomery, Ms. Jimenez was a portfolio manager at Emerging Markets Investors Corporation. From 1981 through 1988, she analyzed U.S. equity securities, first at Massachusetts Mutual Life Insurance Company, then at Shawmut Corporation. Ms. Jimenez earned her M.S. degree from the Massachusetts Institute of Technology and her B.S. degree from New York University. Ms. Yih joined Wells Capital Management in 2001 from the Columbia Management Company, where she was a portfolio manager since December 1997. Over this period, her experience was focused on investing in Europe and Asia (exJapan), two of Columbia International Stock Funds' largest regions. For the eight years prior to that time, she was a portfolio manager for the International Fund for high net-worth individuals at Delphi Asset Management. Ms. Yih earned her BA in Economics from Mount Holyoke College, magna cum laude, in 1982, and her MBA from the J.L. Kellogg Graduate School of Management at Northwestern University in 1984. She is a member of the Association of Investment Management and Research (AIMR).

On or about October 6, 2004, New Star will replace Wells Capital Management as sub-adviser to the International Portfolio. Mark Beale and Richard Lewis will be responsible for the day-to-day portfolio management decisions for the Portfolio. Mr. Beale joined New Star in 1982 where he is the lead portfolio manager for New Star's international equity product. He has 22 years of investment experience. He is a member of the Investment Policy and Currency Group, and is responsible for New Star's research and stock selection within the U.S. market. He holds a BA in Economic History from the University of Sussex, England. Mr. Lewis joined New Star in 1989. He has 20 years of investment experience. He is a member of the Investment Policy and Currency Group, and is responsible for New Star's European Equity group. Prior to joining New Star, Mr. Lewis was with Capel-Cure Myers Capital Management Ltd in London where he was an equity investment manager and strategist. He holds a BSc in Economics and Statistics from Bristol University, England.

International Growth Portfolio - Mark L. Yockey, CFA (2004). Mr. Yockey joined Artisan in 1995 where he is a Managing Director and Portfolio Manager for Artisan's diversified international growth equity portfolios. He has over 20 years of investment experience. Before joining Artisan in 1995, Mr. Yockey was the portfolio manager of the United International Growth Fund and Vice President of Waddell & Reed from January 1990 to December 1995. Prior to that he was an analyst specializing in the worldwide health care industry and international special situations at Waddell & Reed. Prior to joining Waddell & Reed, he was a health care analyst for the State of Michigan Retirement Fund. Mr. Yockey holds a BA and an MBA in Finance from Michigan State University.

International Index Portfolio - A team of investment professionals from BGFA will serve as sub-adviser to the International Index Portfolio.

Large Cap Appreciation Portfolio - William B. Bannick, CFA and Robert L. Fitzpatrick, CFA. Mr. Bannick joined Cadence Capital Management in 1992 where he is a Managing Director and Senior Portfolio Manager. He has 18 years of investment experience. Mr. Bannick earned his BS in Physics from the University of Massachusetts and his MBA in Finance from Boston University. Mr. Fitzpatrick joined Cadence in 1999 as a Senior Analyst for the computer hardware side of the Technology industry. Prior to joining Cadence, Mr. Fitzpatrick worked at Husic Capital Management in San Francisco and Patricof & Company in New York City. He began his career at Credit Lyonnais. Mr. Fitzpatrick earned his BA in Psychology and Government at Dartmouth College and his MBA from the Wharton School of Business.

Large Cap Value Portfolio - D. Kevin McCreesh, CFA and Ronald M. Mushock, CFA. Mr. McCreesh joined Systematic in 1996. He is a senior portfolio manager and co-manages the firm's large and small/mid cap portfolios. Prior to joining Systematic, Mr. McCreesh served as equity portfolio manager at Mitchell Hutchins. Mr. McCreesh earned his B.S. in geology from the University of Delaware and his M.B.A. from Drexel University. He is a member of the Association for Investment Management and Research (AIMR) and the New York Society of Security Analysts (NYSSA). Mr. Mushock joined Systematic in 1997 as a portfolio manager. He currently co-manages the firm's large cap portfolios and maintains portfolio management responsibility for all mid and small/mid cap portfolios. Prior to joining Systematic, Mr. Mushock was an equity analyst with Standard and Poor's Equity Group. Mr. Mushock earned his B.S. in finance from Seton Hall University and his M.B.A. from New York University. He is a member of the Association for Investment Management and Research (AIMR) and the New York Society of Security Analysts (NYSSA).

Large Company Growth Portfolio - John S. Dale, CFA (1994) and Gary E. Nussbaum, CFA (1998). Mr. Dale joined Peregrine in 1988 as a Senior Vice President and has managed large company growth portfolios since 1983. Prior to joining Peregrine, Mr. Dale had been associated with Norwest Bank and its affiliates since 1968. Mr. Dale earned his BA in Marketing from the University of Minnesota. Mr. Nussbaum joined Peregrine in 1990 as a Vice President and Portfolio Manager where he has managed large company growth portfolios. Mr. Nussbaum earned his BA in Finance and his MBA from the University of Wisconsin.

Managed Fixed Income Portfolio - Richard Merriam, CFA (1995) and Ajay Mirza, CFA (1998). Mr. Merriam joined Galliard at the firm's inception in 1995. Currently, Mr. Merriam is a Managing Partner at Galliard. He is responsible for investment process and strategy. Prior to joining Galliard, Mr. Merriam was Chief Investment Officer for Insight Investment Management. Mr. Merriam earned his BA in Economics and English from the University of Michigan and his MBA from the University of Minnesota. Mr. Mirza joined Galliard at the firm's inception in 1995 as a Portfolio Manager and Mortgage Specialist. Prior to joining Galliard, Mr. Mirza was a research analyst at Insight Investment Management and at Lehman Brothers. Mr. Mirza earned his BE in Instrumentation from the Birla Institute of Technology (India), his MA in Economics from Tulane University, and his MBA from the University of Minnesota.

Overseas Portfolio - Josef Lakonishok, Robert W. Vishny and Menno Vermeulen. Dr. Lakonishok has served as CEO, Partner and Portfolio Manager for LSV since its founding in 1994. He has more than 24 years of investment and research experience. Dr. Lakonishok earned his BA in Economics and Statistics and his MBA from Tel Aviv University and earned his MS and PhD in Business Administration from Cornell University. Dr. Vishny has served as a Partner and Portfolio Manager for LSV since its founding in 1994. He has more than 17 years of investment and research experience. Dr. Vishny earned his AB with highest distinction in Economics, Mathematics, and Philosophy from the University of Michigan and his PhD in Economics from the Massachusetts Institute of Technology. Mr. Vermuelen has served as a Portfolio Manager and Senior Quantitative Analyst for LSV since 1995 and as a Partner for LSV since 1998. He has more than 12 years of investment experience. Mr. Vermeulen earned his masters degree in Econometrics from Erasmus University at Rotterdam.

Small Cap Index Portfolio - Laurie R. White (1998) and Gregory T. Genung, CFA (2002). For a description of Ms. White's and Mr. Genung's experience and backgrounds, see "Index Portfolio."

Small Company Growth Portfolio - Robert B. Mersky, CFA (1994), Paul E. von Kuster, CFA (1998) and Daniel J. Hagen, CFA. Mr. Mersky is founder, President and a Portfolio Manager at Peregrine. In 1984, Mr. Mersky and five other Senior Portfolio Managers founded Peregrine. Mr. Mersky is responsible for Peregrine's Small Cap Equity style. Mr. Mersky has actively managed small cap stocks since 1973. Prior to joining Peregrine, Mr. Mersky had been associated with Norwest Bank since 1968; and his responsibilities included Senior Research Analyst, Portfolio Manager, Director of Research and Chief Investment Officer. Mr. Mersky earned his BS in Accounting from the University of Minnesota. Mr. von Kuster joined Peregrine in 1984 as a Senior Vice President and Portfolio Manager. Mr. von Kuster has his BA in Philosophy from Princeton University. Mr. Hagen joined Peregrine in 1996 as a securities analyst on the Small Cap Equity team, and joined the portfolio management team in 2001. Prior to joining Peregrine, Mr. Hagen was a managing director and analyst at Piper Jaffrey, where he was employed since 1983. Mr. Hagen earned his BS in Finance from the University of Minnesota.

Small Company Value Portfolio - Tasso H. Coin, Jr., CFA (1995) and Douglas G. Pugh, CFA (1997). Mr. Coin joined Peregrine in 1995 as a Senior Vice President. Prior to 1995, Mr. Coin was a research officer at Lord Asset Management. Mr. Coin earned his BA in Economics from Loyola University of Chicago. Mr. Pugh joined Peregrine in 1997 as a Senior Vice President. Prior to 1997, Mr. Pugh was a Senior Equity Analyst and Portfolio Manager for Advantus Capital Management, an investment advisory firm. Mr. Pugh earned his BS in Finance and Business Administration from Drake University and his MBA from the University of Minnesota.

Stable Income Portfolio - Richard Merriam, CFA and Ajay Mirza (2004). For a description of Mr. Merriam's experience and background and Mr. Mirza's experience and background, see "Managed Fix Income Portfolio."

Strategic Value Bond Portfolio - Richard Merriam, CFA (1998) and Ajay Mirza, CFA (2004). For a description of Mr. Merriam's experience and background and Mr. Mirza's experience and background, see "Managed Fixed Income Portfolio."

Tactical Maturity Bond Portfolio - William D. Giese, CFA (1994) and Jay H. Strohmaier. Mr. Giese joined Peregrine more than 10 years ago as a Senior Vice President and Portfolio Manager. Mr. Giese has more than 20 years of experience in fixed-income securities management. Mr. Giese earned his BS in Civil Engineering from the Illinois Institute of Technology and his MBA from the University of Michigan. Mr. Strohmaier joined Peregrine in 1996 as a Senior Vice President. Mr. Strohmaier has over 18 years of experience dealing with various investment strategies. He earned his BS in Agricultural Economics from Washington State University and his MS in Applied Economics from the University of Minnesota.

ITEM 6: INTERESTHOLDER INFORMATION

ARTICLE I. - PURCHASE OF INTERESTS

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.

The NAV of each Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays that the New York Stock Exchange is open for business ("Business Day"), with the exception of Columbus Day and Veterans Day for the income Portfolios. NAV Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of units of Interests outstanding. All Portfolios value portfolio securities at current market value if market quotations are readily available. If market quotations are not readily available, the Portfolios value those securities at fair value as determined by or pursuant to procedures adopted by the Board.

The Trust reserves the right to reject purchase orders for any reason. At the Valuation Time on each Business Day, the value of each investor's Interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those Interests which are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business on each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining NAV.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

REDEMPTION OR REPURCHASE OF INTERESTS

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal generally will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular Interest holder is redeeming more than the lesser of $250,000 or 1% of the Portfolio's NAV over a 90-day period.

DISTRIBUTIONS

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. In general, all of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. However, allocations of a Portfolio's taxable income, gain, loss and deduction as determined for federal income tax purposes shall be made in a different manner. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Board from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.

TAXES

Each Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Portfolio will be taxable on its distributive share of the Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to Interest holders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All Portfolios will have less than 100 investors.

It is intended that each Portfolio's assets, income and distribution will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Investor inquiries should be directed to Stephens.

ITEM 7: DISTRIBUTION ARRANGEMENTS.

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware statutory trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board to issue Interests and to establish and designate such Interests into one or more Portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act, and may not be purchased by individuals, S corporations, partnerships or grantor trusts.

A discussion of the risk factors, objectives and other investment aspects in a private fund will include all aspects of an investment in the corresponding Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Portfolio shall include the risk factors which apply to an investment by a private fund.

The business and affairs of the Trust are managed under the direction of its Board. The office of the Trust is located at 525 Market Street, San Francisco, California 94105.

ITEM 8: FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Part B

WELLS FARGO MASTER TRUST

Disciplined Growth Portfolio

Equity Income Portfolio

Index Portfolio

International Equity Portfolio

International Growth Portfolio

International Index Portfolio

Large Cap Appreciation Portfolio

Large Cap Value Portfolio

Large Company Growth Portfolio

Managed Fixed Income Portfolio

Overseas Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Value Bond Portfolio

Tactical Maturity Bond Portfolio

October 6, 2004

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

This Part B is not a prospectus. It is intended to provide additional information regarding the seventeen Portfolios of Wells Fargo Master Trust (the "Trust") and should be read in conjunction with the Trust's Part A dated October 6, 2004. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. The audited financial statements for the Portfolios, which include the portfolios of investments and independent auditors' report for the fiscal year ended September 30, 2003 (for all of the equity portfolios except the Overseas Portfolio, which commenced operations on October 31, 2003 and the International Growth and International Index Portfolios, which are expected to commence operations on October 6, 2004) and the fiscal year ended May 31, 2004 (income portfolios), are hereby incorporated by reference to the Annual Reports. Copies of Part A and the Annual Reports may be obtained without charge by calling 1-800-222-8222 or writing to Wells Fargo Funds, P.O. Box 8266, Boston, MA 02266-8266.

THE TRUST HISTORY 3

DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS 3

FUNDAMENTAL INVESTMENT POLICIES 3

NON-FUNDAMENTAL INVESTMENT POLICIES 5

ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS 6

MANAGEMENT OF THE TRUST 29

Proxy Voting Policies and Procedures 34

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES 36

INVESTMENT ADVISORY AND OTHER SERVICES 38

BROKERAGE ALLOCATION AND OTHER PRACTICES 44

CAPITAL STOCK AND OTHER SECURITIES 47

Description of Interests 47

PURCHASE, REDEMPTION AND PRICING OF SHARES 48

DETERMINATION OF NET ASSET VALUE 50

TAXATION 51

UNDERWRITERS 51

CALCULATION OF PERFORMANCE DATA 52

FINANCIAL STATEMENTS 52

SCHEDULE A - DESCRIPTION OF RATINGS A-1

ITEM 10. TRUST HISTORY

In November 1998, the parent holding company of Wells Fargo Bank, N.A. ("Wells Fargo Bank"), adviser to the Stagecoach funds, merged with the parent holding company of Norwest Investment Management, Inc., the adviser to the Norwest funds. Management and shareholders of both the Stagecoach Funds Family and the Norwest Funds Family approved a merger of the existing funds from both fund families into successor funds that are series of three newly formed investment companies registered under the 1940 Act. The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) ("CT") in newly established portfolios. The Trustees established fourteen portfolios of the Trust, not including the Large Cap Appreciation Portfolio which commenced operations on August 31, 2001, the Large Cap Value Portfolio which commenced operations on August 29, 2003, the Overseas Portfolio which commenced operations on October 31, 2003 and the International Index Portfolio and the International Growth Portfolio, which are both expected to commence operations on October 6, 2004, each having a direct correlation to one corresponding CT portfolio. The Trust's Board of Trustees (the "Board" or "Trustees" approved the change of the name of the Trust from "Wells Fargo Core Trust" to "Wells Fargo Master Trust" on November 5, 2002).

ITEM 11. DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS

The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust was organized as a Delaware statutory trust. The Trust's Declaration of Trust authorizes the Board to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of investors for each Portfolio may not exceed 100.

The Trust is currently comprised of seventeen separate series (each, a "Portfolio" and collectively, the "Portfolios"): Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Equity Portfolio, International Growth Portfolio, International Index Portfolio, Large Cap Appreciation Portfolio, Large Cap Value Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Overseas Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, and Tactical Maturity Bond Portfolio. Each Portfolio is "diversified" as defined under the 1940 Act.

FUNDAMENTAL INVESTMENT POLICIES:

Each Portfolio has adopted the following investment policies, all of which are fundamental policies; that is, they may not be changed without approval by the holders of a majority (as defined under the 1940 Act) of the outstanding voting securities of such Portfolio.

The Portfolios may not:

(1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Portfolio's investments in that industry would equal or exceed 25% of the current value of the Portfolio's total assets, provided that this restriction does not limit a Portfolio's investments in (i) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (ii) securities of other investment companies, (iii) municipal securities, or (iv) repurchase agreements, and provided further that (v) the Index Portfolio reserves the right to concentrate in any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (vi) the International Index Portfolio reserves the right to concentrate in any industry in which the MSCI EAFE Index becomes concentrated to approximately the same degree during the same period and (vii) the Small Cap Index Portfolio reserves the right to concentrate in any industry in which the S&P 600 Small Cap Index becomes concentrated to the same degree during the same period;

(2) purchase securities of any issuer if, as a result, with respect to 75% of a Portfolio's total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Portfolio's investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

(3) borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(4) issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(5) make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of a Portfolio's total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

(6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Portfolio's investment program may be deemed to be an underwriting;

(7) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business); nor

(8) purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

NON-FUNDAMENTAL INVESTMENT POLICIES

Each Portfolio has adopted the following non-fundamental policies which may be changed by a vote of a majority of the Trustees of the Trust at any time without approval of such Portfolio's Interestholders;

1. Each Portfolio may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder, provided however, that no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act, and provided further that any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly;

2. Each Portfolio may not invest or hold more than 15% of the Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days;

3. Each Portfolio may invest in futures or options contracts regulated by the U.S. Commodity Futures Trading Commission ("CFTC") for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) other purposes if, as a result, no more than 5% of the Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts;

4. Each Portfolio may lend securities from its portfolio to approved brokers, dealers and financial institutions, to the extent permitted under the 1940 Act, including the rules, regulations and exemptions thereunder, which currently limit such activities to one-third of the value of a Portfolio's total assets (including the value of the collateral received). Any such loans of portfolio securities will be fully collateralized based on values that are marked-to-market daily;

5. Each Portfolio may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a Portfolio's investment in securities of other investment companies or investments in entities created under the laws of foreign countries to facilitate investment in securities of that country;

6. Each Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions);

7. Each Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short; and

8. Each Portfolio that is subject to Rule 35d-1 (the "Names Rule") under the 1940 Act, and that has a non-fundamental policy or policies in place to comply with the Names Rule, has adopted the following policy:

Interestholders will receive at least 60 days' notice of any change to a Portfolio's non-fundamental policy complying with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

General

Notwithstanding the foregoing policies, any other investment companies in which the Portfolios may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Portfolio to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.

ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS

Set forth below are descriptions of certain investments and additional investment policies for the Portfolios. Not all of the Portfolios participate in all of the investment practices described below. For purposes of monitoring the investment policies and restrictions of the Portfolios (with the exception of the loans of portfolio securities policy described below), the amount of any securities lending collateral held by a Portfolio will be excluded in calculating total assets.

Asset-Backed Securities

Certain Portfolios may invest in various types of asset-backed securities. Asset-backed securities are securities that represent an interest in an underlying security. The asset-backed securities in which the Portfolios invest may consist of undivided fractional interests in pools of consumer loans or receivables held in trust. Examples include certificates for automobile receivables (CARS) and credit card receivables (CARDS). Payments of principal and interest on these asset-backed securities may be "passed through" on a monthly or other periodic basis to certificate holders and are typically supported by some form of credit enhancement, such as a surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the consumer loans or receivables by individuals, and the certificate holder frequently has no recourse to the entity that originated the loans or receivables. The actual maturity and realized yield will vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment. Asset-backed securities may be subject to greater risk of default during periods of economic downturn than other instruments. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Portfolio experiencing difficulty in valuing or liquidating such securities. Certain Funds may also invest in securities backed by pools of mortgages. The investments are described under the heading "Mortgage-Related" Securities."

Bank Obligations

The Portfolios may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such obligations issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Portfolio may be subject to additional investment risks that are different in some respects from those incurred by a Portfolio which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding and other taxes on amounts realized on such obligations, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these obligations and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by a Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Below Investment-Grade Investments

Certain Portfolios may invest in debt securities that are in low or below investment-grade categories, or are unrated or in default at the time of purchase (sometimes referred to as high yield securities or "junk bonds"). Such debt securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and are more volatile than higher-rated securities of similar maturity. The value of such debt securities will be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these lower-rated debt securities may be less liquid and more difficult to value than higher-rated securities.

Bonds

Certain Portfolios may invest in bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" bonds, on the other hand, fluctuate much less in response to market interest-rate movements than the value of fixed-rate bonds.

Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

Borrowing

The Portfolios may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings but are not considered borrowings if the Portfolio maintains a segregated account.

Closed-End Investment Companies

Certain Portfolios may invest in the securities of closed-end investment companies that invest primarily in foreign securities. Because of restrictions on direct investment by U.S. entities in certain countries, other investment companies may provide the most practical or only way for the Portfolio to invest in certain markets. The Portfolios will invest in such companies when, in the adviser's judgment, the potential benefits of the investment justify the payment of any applicable premium or sales charge. Other investment companies incur their own fees and expenses.

Commercial Paper

The Portfolios may invest in commercial paper (including variable amount master demand notes, see "Floating- and Variable-Rate Obligations" below) which refers to short-term, unsecured promissory notes issued by corporations, financial institutions, and similar instruments issued by government agencies and instrumentalities to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. Investments by the Portfolios in commercial paper will consist of issues that are rated in one of the two highest rating categories by a Nationally Recognized Statistical Ratings Organization ("NRSRO").

Convertible Securities

Certain Portfolios may invest in convertible securities that provide current income and are issued by companies that have a strong earnings and credit record. The Portfolios may purchase convertible securities that are fixed-income debt securities or preferred stocks, and which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same issuer. Convertible securities, while usually subordinate to similar nonconvertible securities, are senior to common stocks in an issuer's capital structure. Convertible securities offer flexibility by providing the investor with a steady income stream (which generally yield a lower amount than similar nonconvertible securities and a higher amount than common stocks) as well as the opportunity to take advantage of increases in the price of the issuer's common stock through the conversion feature. Fluctuations in the convertible security's price can reflect changes in the market value of the common stock or changes in market interest rates.

Custodial Receipts for Treasury Securities

The Portfolios may purchase participations in trusts that hold U.S. Treasury securities, such as Treasury Investors Growth Receipts (TIGRs) and Certificates of Accrual on Treasury Securities (CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

Derivative Securities

Certain Portfolios may invest in various instruments that may be considered "derivatives," including structured notes, bonds or other instruments with interest rates that are determined by reference to changes in the value of other interest rates, indices or financial indicators ("References") or the relative change in two or more References. Some derivative securities represent relatively recent innovations in the bond markets, and the trading market for these instruments is less developed than the markets for traditional types of debt instruments. It is uncertain how these instruments will perform under different economic and interest rate scenarios. Because certain of these instruments are leveraged, their market values may be more volatile than other types of bonds and may present greater potential for capital gain or loss. Derivative securities and their underlying instruments may experience periods of illiquidity, which could cause a Portfolio to hold a security it might otherwise sell or could force the sale of a security at inopportune times or for prices that do not reflect current market value. The possibility of default by the issuer or the issuer's credit provider may be greater for these structured and derivative instruments than for other types of instruments. As new types of derivative securities are developed and offered to investors, the adviser will, consistent with the Portfolios' investment objectives, policies and quality standards, consider making investments in such new types of derivative securities.

Derivative Securities: Futures and Options Contracts

Certain Portfolios may invest in futures and options contracts. Futures and options contracts are types of "derivative securities," securities which derive their value, at least in part, from the price of another security or asset, or the level of an index or a rate. As is described in more detail below, a Portfolio often invests in these securities as a "hedge" against fluctuations in the value of the other securities that the Portfolio holds, although a Portfolio may also invest in certain derivative securities for investment purposes only.

While derivative securities are useful for hedging and investment, they also carry additional risks. A hedging policy may fail if the correlation between the value of the derivative securities and the Portfolio's other investments does not follow the adviser's expectations. If the adviser's expectations are not met, it is possible that the hedging strategy will not only fail to protect the value of the Portfolio's investments, but the Portfolio may also lose money on the derivative security itself. Also, derivative securities are more likely to experience periods when they will not be readily tradable. If, as a result of such illiquidity, a Portfolio cannot settle a future or option contract at the time the adviser determines is optimal, the Portfolio may lose money on the investment. Additional risks of derivative securities include: the risk of the disruption of the Portfolios' ability to trade in derivative securities because of regulatory compliance problems or regulatory changes; credit risk of counterparties to derivative contracts; and market risk (i.e., exposure to adverse price changes).

The adviser uses a variety of internal risk management procedures to ensure that derivatives use is consistent with a Portfolio's investment objectives, does not expose a Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board concerning the use of derivatives.

The use of derivatives by a Portfolio also is subject to broadly applicable investment policies. For example, a Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Portfolio use certain derivatives without establishing adequate "cover" in compliance with the U.S. Securities and Exchange Commission ("SEC") rules limiting the use of leverage.

Futures Contracts. Certain Portfolios may trade futures contracts and options on futures contracts. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange.

The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker when the parties enter into the contract. Initial margin deposits are typically equal to a percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a Portfolio's investment limitations. In the event of the bankruptcy of the broker that holds the margin on behalf of a Portfolio, the Portfolio may not receive a full refund of its margin.

Although the Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, a liquid market may not exist for a particular contract at a particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subject a Portfolio to substantial losses. If it is not possible, or a Portfolio determines not to close a futures position in anticipation of adverse price movements, the Portfolio may be required to pay additional variation margin until the position is closed.

The Trust has filed a notice of eligibility for exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act ("CEA") in accordance with Rule 4.5 of the CEA, and therefore the Trust is not subject to registration or regulation as a commodity pool operator under the CEA.

Certain Portfolios may also purchase options on futures contracts. See "Options Trading" below.

Foreign Currency Futures Contracts and Foreign Currency Transactions. Certain Portfolios can invest in foreign currency futures contracts and foreign currency transactions which entail the same risks as other futures contracts as described above, but have the additional risks associated with international investing. Similar to other futures contracts, a foreign currency futures contract is an agreement for the future delivery of a specified currency at a specified time and at a specified price, will be secured by margin deposits, are regulated by the CFTC and are traded on designated exchanges. A Portfolio will incur brokerage fees when it purchases and sells futures contracts.

Foreign currency transactions, such as forward foreign currency exchange contracts, are also contracts for the future delivery of a specified currency at a specified time and at a specified price. These transactions differ from futures contracts in that they are usually conducted on a principal basis instead of through an exchange, and therefore there are no brokerage fees, margin deposits are negotiated between the parties, and the contracts are settled through different procedures. The adviser considers on an ongoing basis the creditworthiness of the institutions with which the Portfolio enters into foreign currency transactions. Despite these differences, however, foreign currency futures contracts and foreign currency transactions (together, "Currency Futures") entail largely the same risks, and therefore the remainder of this section will describe the two types of securities together.

Because certain Portfolios may invest in securities denominated in currencies other than the U.S. dollar and may temporarily hold Portfolios in bank deposits or other money market investments denominated in foreign currencies, they may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. Changes in foreign currency exchange rates influence values within the Portfolio from the perspective of U.S. investors. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. The international balance of payments and other economic and financial conditions, government intervention, speculation and other factors affect these forces.

A Portfolio will purchase and sell Currency Futures in order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions. If a fall in exchange rates for a particular currency is anticipated, a Portfolio may sell a Currency Future as a hedge. If it is anticipated that exchange rates will rise, a Portfolio may purchase a Currency Future to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. These Currency Futures will be used only as a hedge against anticipated currency rate changes. Although such contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result should the value of such currency increase.

The use of Currency Futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies which are the subject of the hedge. The successful use of Currency Futures strategies also depends on the ability of the adviser to correctly forecast interest rate movements, currency rate movements and general stock market price movements. There can be no assurance that the adviser's judgment will be accurate. The use of Currency Futures also exposes a Portfolio to the general risks of investing in futures contracts: the risk of an illiquid market for the Currency Futures, the risk of exchange-imposed trading limits, and the risk of adverse regulatory actions. Any of these events may cause a Portfolio to be unable to hedge its securities, and may cause a Portfolio to lose money on its Currency Futures investments.

Certain Portfolios may also purchase options on Currency Futures. See "Options Trading" below.

(i) Options Trading. Certain Portfolios may purchase or sell options on individual securities or options on indices of securities. The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify the exercise of such option. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option.

A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell, and the writer the option to buy, the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security.

The Portfolios will write call options only if they are "covered." In the case of a call option on a security or currency, the option is "covered" if a Portfolio owns the instrument underlying the call or has an absolute and immediate right to acquire that instrument without additional cash consideration (or, if additional cash consideration is required, cash, U.S. Government obligations or other liquid high grade debt obligations, in such amount are held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian a diversified portfolio of securities comprising the index or liquid assets equal to the contract value. A call option is also covered if a Portfolio holds an offsetting call on the same instrument or index as the call written. The Portfolios will write put options only if they are "secured" by liquid assets maintained in a segregated account by the Portfolios' custodian in an amount not less than the exercise price of the option at all times during the option period.

Each Portfolio may buy put and call options and write covered call and secured put options. Options trading is a highly specialized activity which entails greater than ordinary investment risk. Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option. If the adviser is incorrect in its forecast of market value or other factors when writing options, the Portfolio would be in a worse position than it would have been had if it had not written the option. If a Portfolio wishes to sell an underlying instrument (in the case of a covered call option) or liquidate assets in a segregated account (in the case of a secured put option), the Portfolio must purchase an offsetting option if available, thereby incurring additional transactions costs.

Below is a description of some of the types of options in which a Portfolio may invest.

A stock index option is an option contract whose value is based on the value of a stock index at some future point in time. Stock indexes fluctuate with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in a Portfolio's investment portfolio correlate with price movements of the stock index selected. Accordingly, successful use by a Portfolio of options on stock indexes will be subject to the adviser's ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments. When a Portfolio writes an option on a stock index, the Portfolio will place in a segregated account with the Portfolio's custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.

The Portfolios may invest in stock index futures contracts and options on stock index futures contracts. A stock index futures contract is an agreement in which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. Stock index futures contracts may be purchased to protect a Portfolio against an increase in the prices of stocks that a Portfolio intends to purchase. The purchase of options on stock index futures contracts are similar to other options contracts as described above, where a Portfolio pays a premium for the option to purchase or sell a stock index futures contract for a specified price at a specified date. With options on stock index futures contracts, a Portfolio risks the loss of the premium paid for the option. The Portfolios may also invest in interest-rate futures contracts and options on interest-rate futures contracts. These securities are similar to stock index futures contracts and options on stock index futures contracts, except they derive their price from an underlying interest rate rather than a stock index.

Interest-rate and index swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of an index of securities. Interest-rate swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of a specified interest rate. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Portfolios will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. The risk of loss with respect to swaps generally is limited to the net amount of payments that a Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Portfolio may not receive net amount of payments that the Portfolio contractually is entitled to receive.

Future Developments. Certain Portfolios may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Portfolios or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Portfolios' investment objective and legally permissible for a Portfolio.

Dollar Roll Transactions

Certain Portfolios may enter into dollar roll transactions wherein a Portfolio sells fixed- income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but a Portfolio assumes the risk of ownership. A Portfolio is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by a Portfolio may decline below the price at which the Portfolio is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Portfolio's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities. At the time a Portfolio enters into a dollar roll transaction, it causes its custodian to segregate liquid assets such as cash, U.S. Government securities or other liquid equity or debt securities having a value equal to the purchase price for the similar security (including accrued interest) and subsequently marks the assets to market daily to ensure that full collateralization is maintained.

Emerging Market Securities

Certain Portfolios may invest in equity securities of companies in "emerging markets." The Portfolios consider countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The adviser may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The adviser believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.

Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Portfolios may invest in American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and International Depositary Receipts ("IDRs") of such issuers.

Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Colombia, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. The currencies of certain emerging market countries, and therefore the value of securities denominated in such currencies, may be more volatile than currencies of developed countries. In addition, many of these nations are experiencing political and social uncertainties.

Furthermore, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Applicable tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would otherwise be subject.

Floating- and Variable-Rate Obligations

Certain Portfolios may purchase floating- and variable-rate obligations such as demand notes and bonds, and they may also purchase certificates of participation in such instruments. Variable-rate demand notes include master demand notes that are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The issuer of such obligations ordinarily has a right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

There generally is no established secondary market for these obligations because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Portfolio may invest in obligations that are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Portfolio may invest. The adviser, on behalf of each Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Portfolio's investment portfolio. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

Foreign Investments

The Portfolios that make foreign investments are subject to additional risks, including potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile (see "Emerging Market Securities" below). Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Foreign investments may be made directly through securities purchased in foreign markets, or through investments in ADRs and other similar investments. Direct investment in foreign securities involves exposure to additional risks, including those related to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs (receipts evidencing ownership of foreign stock deposited in a domestic bank or trust company) reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks. Similar investments (EDRs and GDRs) are receipts for stock deposited in foreign banks and trust companies, trade across foreign and domestic markets, and can involve greater risks than ADRs.

Certain Portfolios may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding and other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would be subject.

Forward Commitment, When-Issued Purchases and Delayed-Delivery Transactions

Each Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Delivery and payment on such transactions normally take place within 120 days after the date of the commitment to purchase. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.

Each Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

Guaranteed Investment Contracts

Certain Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Portfolio will purchase a GIC only when the adviser has determined that the GIC presents minimal credit risks to the Portfolio and is of comparable quality to instruments in which the Portfolio may otherwise invest. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment.

Illiquid Securities

The Portfolios may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale, and for which there may not be a readily available market, and which may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Portfolio. Each Portfolio may not invest or hold more than 15% of its net assets in illiquid securities.

Interest Rate Protection Transactions

To manage their exposure to different types of investments, certain Portfolios may enter into interest rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest rate "caps," "floors" and "collars." In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specific amount in return for payments equal to a fixed interest rate on the same amount for a specified period. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

A Portfolio expects to enter into interest rate protection transactions to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

Letters of Credit

Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which the Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of the adviser, are of comparable quality to issuers of other permitted investments of the Portfolio may be used for letter of credit-backed investments.

Loans of Portfolio Securities

Each Portfolio may lend its portfolio securities pursuant to guidelines approved by the Board to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, securities of the U.S. Government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank organized under the laws of the United States, organized under the laws of a State, or a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions, and such collateral being maintained on a daily marked-to-market basis in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned upon sufficient prior notification; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed the limits established by the 1940 Act.

A Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested subject to the investment objectives, principal investment strategies and policies of the Portfolio. In connection with lending securities, a Portfolio may pay reasonable finders, administrative and custodial fees. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral. In either case, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur. A Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower or securities lending agent. Borrowing and placing brokers may not be affiliated, directly or indirectly, with the Trust, the adviser or the placement agent.

Wells Fargo Bank (the "Custodian") acts as Securities Lending Agent for the Portfolios, subject to the overall supervision of the Portfolios' investment adviser. Pursuant to an exemptive order granted by the SEC, Wells Fargo Bank is entitled to receive a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Money Market Instruments and Temporary Investments

The Portfolios may invest in the following types of high quality money market instruments that have remaining maturities not exceeding one year: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than one billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated in one of the two highest ratings categories by a NRSRO, or, if unrated, of comparable quality as determined by the adviser; (iv) certain repurchase agreements; and (v) short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets and (ii) in the opinion of the adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolios.

Mortgage-Related Securities

Certain Portfolios may invest in mortgage-related securities (also known as mortgage pass-through securities), which represent interests in "pools" of mortgages in which payments of both interest and principal on the securities are made monthly, in effect "passing through" monthly payments made by the individual borrowers on the residential mortgage loans which underlie the securities (net of fees paid to the issuer or guarantor of the securities). The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest-rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage pass-through securities that are higher or lower than expected may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government or its agencies or instrumentalities. Mortgage pass-through securities created by non-government issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers.

Collateralized Mortgage Obligations ("CMOs"). Certain Portfolios may also invest in investment-grade Collateralized Mortgage Obligations ("CMOs"). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association (" FNMA"). CMOs are structured into multiple classes, with each class bearing a different stated maturity. Payments of principal, including prepayments, are first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired. A longer duration or greater sensitivity to interest rate fluctuations generally increases the risk level of the CMO.

Adjustable Rate Mortgages ("ARMs"). Certain Portfolios may also invest in ARMs issued or guaranteed by a government agency such as the GNMA, FNMA, FHLMC, or by a private issuer. The full and timely payment of principal and interest on GNMA ARMs is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. FNMA also guarantees full and timely payment of both interest and principal, while FHLMC guarantees full and timely payment of interest and ultimate payment of principal. FNMA and FHLMC ARMs are not backed by the full faith and credit of the United States. However, because FNMA and FHLMC are government-sponsored enterprises, these securities are generally considered to be high quality investments that present minimal credit risks. The mortgages underlying ARMs guaranteed by GNMA are typically insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration, whereas those underlying ARMs issued by FNMA or FHLMC are typically conventional residential mortgages which are not so insured or guaranteed, but which conform to specific underwriting, size and maturity standards. The yields provided by these ARMs have historically exceeded the yields on other types of U.S. Government obligations with comparable maturities, although there can be no assurance that this historical performance will continue.

Mortgage Participation Certificates. Certain Portfolios also may invest in mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"), both issued by the FHLMC. PCs resemble GNMA certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool of mortgages. GMCs also represent a pro rata interest in a pool of mortgages. These instruments, however, pay interest semiannually and return principal once a year in guaranteed minimum payments. These mortgage participation certificates differ from bonds in that principal is paid back by the borrower over the length of the loan rather than returned in a lump sum at maturity.

Other Mortgage-Related Securities. As new types of mortgage-related securities are developed and offered to investors, the adviser will, consistent with a Portfolio's investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.

Prepayment and Extension Risk. The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage-related securities that are higher or lower than expected may also expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment, the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities.

Interest Rate Risk. The interest rates on the underlying mortgages of mortgage-related securities generally are readjusted at periodic intervals ranging from one year or less to several years in response to changes in a predetermined, commonly recognized interest rate index. The adjustable rate feature should reduce, but will not eliminate, price fluctuations in such securities, particularly when market interest rates fluctuate. The NAV of a Portfolio's shares may fluctuate to the extent interest rates on underlying mortgages differ from prevailing market interest rates during periods between interest rate reset dates. Accordingly, investors could experience some loss if they redeem their shares of a Portfolio or if the Portfolio sells these portfolio securities before the interest rates on the underlying mortgages are adjusted to reflect prevailing market interest rates.

Municipal Bonds

Certain Portfolios may invest in municipal bonds. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated facilities.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal income tax legislation enacted in 1986, interest on certain private activity bonds must be included in an investor's "alternative minimum taxable income," and corporate investors must treat all tax-exempt interest as an item of tax "preference" for alternative minimum tax purposes. Moreover, a Portfolio cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Portfolio and the liquidity and value of the Portfolio's assets. In such an event, a Portfolio would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

Certain of the municipal obligations held by a Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors.

Other Investment Companies

The Portfolios may invest in shares of other open-end management investment companies to the extent permitted under the 1940 Act. However, no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act may acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d(1)(G) of the 1940 Act. In addition, any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly. Other investment companies in which a Portfolio may invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Portfolio.

iShares. The Portfolios, except the International Index Portfolio, may invest in iShares Trust and iShares, Inc. ("iShares") which are registered investment companies that consist of numerous separate series (each an "iShares Fund"), each of which seeks investment results similar to the performance of a single stock market or of a group of stock markets in a single geographic location. iShares combine characteristics of stocks with those of index funds. Like stocks, iShares are liquid and can be traded in any number of shares; like index funds, they provide diversification and market tracking. iShares trade on the American Stock Exchange, the Chicago Board Options Exchange and the New York Stock Exchange in the same way as shares of a publicly held company.

The International Equity Portfolio is authorized to purchase shares of an iShares Fund in excess of the 3% limit contained in Section 12(d)(1)(A) under the 1940 Act (the "3% Limit"). The 3% Limit prohibits an investment company that invests directly in a portfolio of securities from owning more than 3% of the outstanding voting stock of any one investment company. Although the Portfolio may invest in an iShares Fund in excess of the 3% Limit, it may not purchase shares of an iShares Fund if, after such purchase, it would own more than 20% of the outstanding voting stock of the iShares Fund.

Participation Interests

The Portfolios may purchase participation interests in loans or instruments in which the Portfolio may invest directly that are owned by banks or other institutions. A participation interest gives a Portfolio an undivided proportionate interest in a loan or instrument. Participation interests may carry a demand feature permitting the holder to tender the interests back to the bank or other institution. Participation interests, however, do not provide the Portfolio with any right to enforce compliance by the borrower, nor any rights of set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the loan in which it purchased a participation interest. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation interest.

Privately Issued Securities

Certain Portfolios may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Portfolio. Privately issued or Rule 144A securities that are determined by the adviser to be "illiquid" are subject to the Portfolios' policy of not investing or holding more than 15% of its net assets in illiquid securities. The adviser will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

Repurchase Agreements

The Portfolios may enter into repurchase agreements wherein the seller of a security to the Portfolio agrees to repurchase that security from the Portfolio at a mutually agreed upon time and price. All repurchase agreements will be fully "collateralized," as defined in or under the 1940 Act. A Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Portfolio. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. If the seller defaults and the value of the underlying securities has declined, a Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, the Portfolio's disposition of the security may be delayed or limited. Each Portfolio may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Portfolio's net assets would be invested in repurchase agreements with maturities of more than seven days, restricted securities and illiquid securities. A Portfolio will only enter into repurchase agreements with primary broker-dealers and commercial banks that meet guidelines established by the Board and that are not affiliated with the adviser. The Portfolios may participate in pooled repurchase agreement transactions with other Portfolios that are advised by the adviser.

Reverse Repurchase Agreements

Certain Portfolios may enter into reverse repurchase agreements (an agreement under which a Portfolio sells their portfolio securities and agrees to repurchase them at an agreed-upon date and price). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account liquid assets such as U.S. Government obligations or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolios may decline below the price at which the Portfolios are obligated to repurchase the securities. Reverse repurchase agreements may be viewed as a form of borrowing.

Small Company Securities

Investments in small capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

Securities owned by a Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by a Portfolio of a security, to meet redemption requests by other investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

Investment in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market that can adversely affect their sale by the Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engaged in trading this type of security, a Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

Stripped Securities

Certain Portfolios may purchase Treasury receipts, securities of government-sponsored enterprises (GSEs), stripped mortgage-backed securities ("SMBS"), and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. The stripped securities a Portfolio may purchase are issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks, corporations and other institutions at a discount to their face value. These securities generally are structured to make a lump-sum payment at maturity and do not make periodic payments of principal or interest. Hence, the duration of these securities tends to be longer and they are therefore more sensitive to interest rate fluctuations than similar securities that offer periodic payments over time. The stripped securities purchased by a Portfolio are not subject to prepayment or extension risk. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. SMBS that are structured to received interest only are extremely sensitive to changes in prevailing interest rates as well as the rate of principal payments (including prepayments) on the related underlying mortgage assets, and are therefore much more volatile than SMBS that receive principal only.

Certain Portfolios may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

Synthetic Convertible Securities

Certain Portfolios may invest in "synthetic" convertible securities, which are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, a Portfolio may purchase a non-convertible debt security and a warrant or option, which enables a Portfolio to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, a Portfolio generally receives an amount in cash equal to the difference between the conversion price and the then current value of the underlying security. Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. A Portfolio only invests in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or S&P and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.

Unrated Investments

The Portfolios may purchase instruments that are not rated if, in the opinion of the adviser, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Portfolio. After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by the Portfolio. To the extent the ratings given by Moody's Investors Services, Inc. ("Moody's) or Standard & Poor's Ratings Group ("S&P") may change as a result of changes in such organizations or their rating systems, a Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this Part B.

U.S. Government Obligations

The Portfolios may invest in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government obligations"). Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury bills and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case investors must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government obligations are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Warrants

The Portfolios may invest in warrants. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. A Portfolio may only purchase warrants on securities in which the Portfolio may invest directly. Warrants have no voting rights with respect to the assets of the issuer. Warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the common stock to rise. A warrant becomes worthless if it is not exercised within a specified time period.

Zero Coupon Bonds

Certain Portfolios may invest in zero coupon bonds. Zero coupon bonds are securities that make no periodic interest payments, but are instead sold at discounts from face value. The buyer of such a bond receives the rate of return by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Because zero coupon bonds bear no interest, they are more sensitive to interest-rate changes and are therefore more volatile. When interest rates rise, the discount to face value of the security deepens and the securities decrease more rapidly in value; conversely, when interest rates fall, zero coupon securities rise more rapidly in value as the discount to face value narrows.

Nationally Recognized Statistical Ratings Organization

The ratings of Moody's, S&P and Fitch Investors Service, Inc. represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by a Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Portfolio. The adviser will consider such an event in determining whether the Portfolio involved should continue to hold the obligation.

Additional Information about the S&P 500 Index

The Trust (the "Licensee") has entered into a license agreement with S&P authorizing the use of various S&P trademarks and trade names in connection with the marketing and/or promotion of certain of the Portfolios (collectively referred to, herein, as the "Products").

The Products are not sponsored, endorsed, sold, or promoted by S&P, a division of The McGraw-Hill Companies, Inc. S&P makes no representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Licensee is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed, and calculated by S&P without regard to the Licensee or the Products. S&P has no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of this issuance or sale of the Products or in the determination or calculation of the equation by which the Products are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Products.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by Licensee, owners of the product, or any other person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits).

Portfolio Turnover

Generally, the Portfolios will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. If a Portfolio's annual portfolio turnover rate exceeds 100%, it may result in higher brokerage costs and possible adverse tax consequences to the Portfolio and its Interestholders.

ITEM 12. MANAGEMENT OF THE TRUST

The following information supplements, and should be read in conjunction with, the section in Part A entitled "Management, Organization and Capital Structure."

Trustees and Officers. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers, and decides upon matters of general policy.

General. The following table provides basic information about the Trustees and officers of the Trust. Each of the Trustees and officers listed below acts in identical capacities for each of the 100 funds comprising the Trust, Wells Fargo Funds Trust and Wells Fargo Variable Trust (collectively the "Fund Complex"). The address of each Trustee and officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 74.

In the table below and throughout this section, information for Trustees who are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("independent Trustees"), appears separately from the information for the "interested" Trustees.

Name, Age and Address	Position Held with Registrant/ Length of Service	Principal Occupation(s) During Past 5 Years	Other Public Company or Investment Company Directorships
INDEPENDENT TRUSTEES
Thomas S. Goho, 62	Trustee, since 1987	Wake Forest University, Calloway School of Business and Accountancy, Benson-Pruitt Professorship since 1999, Associate Professor of Finance 1994-1999.	N/A
Peter G. Gordon, 62	Trustee, since 1998; (Lead Trustee, since 2001).	Chairman, CEO and Co-Founder of Crystal Geyser Water Company and President of Crystal Geyser Roxane Water Company.	N/A
Richard M. Leach, 71	Trustee, since 1987	Retired. Prior thereto, President of Richard M. Leach Associates (a financial consulting firm).	N/A
Timothy J. Penny, 52	Trustee, since 1996	Senior Counselor to the public relations firm of Himle-Horner and Senior Fellow at the Humphrey Institute, Minneapolis, Minnesota (a public policy organization).	N/A
Donald C. Willeke, 64	Trustee, since 1996	Principal of the law firm of Willeke & Daniels.	N/A
INTERESTED TRUSTEES
Robert C. Brown, 73	Trustee, since 1992	Retired. Director, Federal Farm Credit Banks Funding Corporation and Farm Credit System Financial Assistance Corporation until February 1999.	N/A
J. Tucker Morse, 60	Trustee, since 1987	Private Investor/Real Estate Developer; Chairman of White Point Capital, LLC.	N/A
OFFICERS
Karla M. Rabusch, 45	President, since 2003

Executive Vice President of Wells Fargo Bank, N.A. President of Wells Fargo Funds Management, LLC. Senior Vice President and Chief Administrative Officer of Wells Fargo Funds Management, LLC from March 2001 to March 2003. Vice President of Wells Fargo Bank, N.A. from December 1997 to May 2000.

N/A
Stacie D. DeAngelo, 35	Treasurer, since 2003

Senior Vice President of Wells Fargo Bank, N.A. Senior Vice President of Operations for Wells Fargo Funds Management, LLC. Prior thereto, Operations Manager at Scudder Weisel Capital, LLC, from October 2000 to May 2001; Director of Shareholder Services at BISYS Fund Services from September 1999 to October 2000; and Assistant Vice President of Operations with Nicholas-Applegate Capital Management from May 1993 to September 1999.

N/A
C. David Messman, 44	Secretary, since 2000	Senior Vice President and Senior Managing Counsel of Wells Fargo Bank, N.A. since January of 1996. Vice President and Secretary of Wells Fargo Funds Management, LLC, since March 2001.	N/A

Committees. All of the independent Trustees are also members of the Audit and Nominating Committees of the Trust. Whenever a vacancy occurs on the Board, the Nominating Committee is responsible for recommending to the Board persons to be appointed as Trustees by the Board, and persons to be nominated for election as Trustees in circumstances where a shareholder vote is required by or under the 1940 Act. Generally, the Nominating Committee selects the candidates for consideration to fill Trustee vacancies, or considers candidates recommended by the other Trustees or by the Trust's management. Pursuant to the Trust's charter document, only independent Trustees may nominate and select persons to become independent Trustees for the Trust, so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. Shareholder nominees are not considered unless required by or under the 1940 Act. The Nominating Committee meets only as necessary, and did not meet during the Portfolios' most recently completed fiscal years. The Audit Committee oversees the Portfolios' accounting and financial reporting policies and practices, reviews the results of the annual audits of the Portfolios' financial statements, and interacts with the Portfolios' independent auditors on behalf of the full Board. The Audit Committee operates pursuant to a separate charter, and met three times during the equity Portfolios' fiscal year ended September 30, 2003, and two times during the income Portfolios' fiscal year ended May 31, 2004.

Compensation. Prior to January 1, 2004, each Trustee received an annual retainer (payable quarterly) of $52,000 from the Fund Complex, and also received a combined fee of $5,000 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,000 for attendance at telephonic Fund Complex Board meetings. Effective August 15, 2004, each Trustee receives a combined fee of $1,500 for attendance at telephonic Fund Complex Board meetings. In addition, the Lead Trustee of the Fund Complex received an additional $10,000 annual retainer for the additional work and time devoted by the Lead Trustee.

Effective January 1, 2004, each Trustee receives an annual retainer (payable quarterly) of $56,000 from the Fund Complex. Each Trustee also receives a combined fee of $7,000 for attendance at in-person Fund Complex Board meetings, and a $2,000 per meeting combined committee fee. In addition, the Lead Trustee of the Fund Complex receives an additional $10,000 annual retainer for the additional work and time devoted by the Lead Trustee.

The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust's officers are not compensated by the Trust for their services. For the year ended June 30, 2004, the Trustees received the following compensation:

Compensation Table Year Ended June 30, 2004
Trustee	Compensation
INDEPENDENT TRUSTEES
Thomas S. Goho	$82,000
Peter G. Gordon	$92,000
Richard M. Leach	$82,000
Timothy J. Penny	$82,000
Donald C. Willeke	$82,000
INTERESTED TRUSTEES
Robert C. Brown	$78,000
J. Tucker Morse	$78,000

Beneficial Equity Ownership Information. As of the date of this SAI, Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. The table below shows for each Trustee, the amount of Portfolio equity securities beneficially owned by the Trustee, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Fund Complex

Calendar Year Ended December 31, 2003

Trustee																Dollar Range of Equity Securities of the Portfolios of the Trust		Aggregate Dollar Range of Equity Securities of Fund Complex
	Disciplined Growth Portfolio	Equity Income Portfolio	Index Portfolio	International Equity Portfolio	International Growth Portfolio	International Index Portfolio	Large Cap Appreciation Portfolio	Large Cap Value Portfolio	Large Company Growth Portfolio	Managed Fixed Income Portfolio	Overseas Portfolio	Small Cap Index Portfolio	Small Company Growth Portfolio	Small Company Value Portfolio	Stable Income Portfolio	Strategic Value Bond Portfolio	Tactical Maturity Bond Portfolio
INDEPENDENT TRUSTEES
Thomas S. Goho	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
Peter G. Gordon	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	B
Richard M. Leach	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Timothy J. Penny	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	C
Donald C. Willeke	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
INTERESTED TRUSTEES
Robert C. Brown	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
J. Tucker Morse	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D

Ownership of Securities of Certain Entities. None of the independent Trustees and/or their immediate family members own securities of the adviser, any sub-advisers, or the distributor, or any entity controlling, controlled by, or under common control with the adviser, any sub-advisers, or the distributor.

Approval of Advisory and Sub-Advisory Agreements. Under Section 15(c) of the 1940 Act, the Board is generally required to approve annually the investment advisory and investment sub-advisory contracts (individually, an "Advisory Agreement," and collectively, the "Advisory Agreements") for the Portfolios. At each quarterly meeting, the Board reviews the performance information and nature of services provided by the investment adviser and any sub-advisers. At least annually, the Board is provided with quantitative and qualitative information to assist it in evaluating whether to approve the continuance of the Advisory Agreements, including comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser and each investment sub-adviser (individually, an "Adviser" and collectively, the "Advisers") and a description of the quality and nature of the services provided by the Advisers.

Before approving an Advisory Agreement with an Adviser, the Board reviewed a detailed profitability analysis of the Adviser based on the fees payable under the Advisory Agreement, including any fee waivers or fee caps, as well as any other relationships between the Portfolios and the Adviser and affiliates. The Board also analyzed each Portfolio's contractual fees, including investment advisory and sub-advisory fees, as well as administration fees, if any.

The Board then reviewed statistical information regarding the performance and expenses of the Portfolios and the underlying funds that invest in the Portfolios (each, a "Gateway Fund") and was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for each Portfolio and Gateway Fund, the Board reviewed the performance information for a "Peer Group" of each Portfolio and Gateway Fund, a group of funds that was similar to the specific Portfolio, the relevant Lipper category of funds ("Lipper Group") for each Gateway Fund, and applicable broad-based indexes. The Board also reviewed data relating to the risk of each Portfolio as compared to its total return. This data showed the statistical measurement of the volatility of each Portfolio's total return throughout a specific time-period. The Board then also reviewed, for each Portfolio as compared to its Peer Group, the: (i) combined contractual advisory and administration fees, if any, (ii) net expense ratio, (iii) maximum contractual advisory fees permitted under the Advisory Agreement (excluding fee waivers and/or expense reimbursements); and (iv) projected contractual advisory fees showing the impact of breakpoints, if any, on contractual advisory fees. During its review, the Board considered the advisory fees paid by the Portfolios as well as the total fees paid to the Adviser for advisory and other services it provides to the Portfolios. The Board also reviewed information pertaining to the fee structure for each Portfolio and considered whether alternative fee structures (e.g. breakpoint fee structures, performance-based fees, fee waivers or fee caps) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in a Portfolio's asset levels.

The Board then analyzed the Adviser's background and services that it provides to the Portfolios. The Board discussed the fact that the Adviser has established an investment program for each Portfolio and supervises and evaluates the sub-adviser. The Board recognized that the Adviser has an expertise in hiring and overseeing the activities of the sub-adviser. The Board also recognized that the primary investment adviser's oversight responsibilities include the monitoring of Portfolio compliance with federal securities laws and regulations. The Board reviewed the Adviser's compliance procedures including the Advisers' internal compliance policies relating to the respective Codes of Ethics and the Advisers' policies on personal trading, internal compliance procedures relating to the Portfolios' portfolio investments and operations, the process for monitoring and evaluating work performed by third parties, compliance by the distributor on behalf of the Portfolios with SEC and other regulatory requirements, maintenance of books and records of the Portfolios and recordkeeping systems of the Advisers, and other activities and clients of the Advisers. The Board also received and reviewed information on all SEC and other regulatory inquiries or audits of the Advisers, and a summary of any communications received from Portfolio Interestholders since the last approval of the Advisory Agreements. The Board also considered the background and experience of the senior management of each Adviser, and the level of attention given to the Portfolios by such persons. In evaluating the Advisers, the Board recognized that the Advisers have the size, visibility and resources to attract and retain highly qualified investment professionals, including research, advisory, or marketing personnel.

In addition to the above considerations, the Board also analyzed certain factors relating specifically to the sub-adviser. For example, the Board considered the sub-adviser's investment strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board also considered soft dollar arrangements and other benefits received by the primary Adviser through its relationship with the sub-adviser (e.g. float income received by the Adviser on sale and redemption amounts, other contractual arrangements, or the general nature of the benefits received by affiliates of the primary Adviser that provide services to the Portfolios). The Board analyzed the degree to which the sub-adviser who oversees several funds can manage across asset classes and whether its investment disciplines are driven by proprietary research. The Board also reviewed the sub-adviser's procedures for selecting brokers to execute portfolio transactions for the Portfolios. More specifically, the Board reviewed the method by which the sub-adviser selects brokers and the factors that the sub-adviser considers prior to selecting a broker to execute portfolio transactions. One such factor was the sub-adviser's consideration of obtaining research services or other soft dollar arrangements through the allocation of Portfolio brokerage. The Board also considered the standards and performance in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, the benefits from using an affiliated broker, the extent to which efforts are made to recapture transaction costs, and the existence of quality controls applicable to the Portfolios' investment portfolios. The Board reviewed the sub-adviser's method for allocating portfolio opportunities among the Portfolios and other advisory clients.

Based on the above analysis, the Board determined that the Advisory Agreements, including the fee levels, were fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors more fully discussed above: (i) the quality of services provided by each of the Advisers; (ii) the scope of each Adviser's background and experience; (iii) an analysis of advisory fees paid by the Portfolios compared to other similar funds; and (iv) the level of profits realized by the primary investment adviser from its advisory arrangement with the Portfolios.

Proxy Voting Policies and Procedures. The Trusts and Wells Fargo Funds Management, LLC have adopted policies and procedures ("Procedures") that are used to vote proxies relating to portfolio securities held by the Funds/Portfolios of the Trusts. The Procedures are designed to ensure that proxies are voted in the best interests of Fund shareholders/Portfolio interestholders

The responsibility for voting proxies relating to the Funds'/Portfolios' portfolio securities has been delegated to Funds Management. In accordance with the Procedures, Funds Management exercises its voting responsibility with the goal of maximizing value to shareholders consistent with governing laws and the investment policies of each Fund/Portfolio. While the Funds/Portfolios do not purchase securities to exercise control or to seek to effect corporate change through share ownership, they support sound corporate governance practices within companies in which they invest and reflect that support through their proxy voting process.

Funds Management has established a Proxy Voting Committee (the "Proxy Committee") that is responsible for overseeing the proxy voting process and ensuring that the voting process is implemented in conformance with the Procedures. Funds Management has retained an independent, unaffiliated nationally recognized proxy voting company, as proxy voting agent. The Proxy Committee monitors the proxy voting agent and the voting process and, in certain situations, votes proxies or directs the proxy voting agent how to vote.

The Procedures set out guidelines regarding how Funds Management and the proxy voting agent will vote proxies. Where the guidelines specify a particular vote on a particular matter, the proxy voting agent handles the proxy, generally without further involvement by the Proxy Committee. Where the guidelines specify a case-by-case determination, or where a particular issue is not addressed in the guidelines, the proxy voting agent forwards the proxy to the Proxy Committee for a vote determination by the Proxy Committee. In addition, even where the guidelines specify a particular vote, the Proxy Committee may exercise a discretionary vote if it determines that a case-by-case review of a particular matter is warranted. Furthermore, Funds Management may solicit the input of underlying portfolio managers advising the Funds/Portfolios on particular issues.

The Procedures set forth Funds Management's general position on various proposals, such as:

- Routine Items - Funds Management will generally vote for the ratification of auditors, uncontested director or trustee nominees, name changes in company name, and other procedural matters related to annual meetings.

- Corporate Governance - Funds Management will generally vote for charter and bylaw amendments proposed solely to conform with modern business practices or for purposes of simplification.

- Anti-Takeover Matters - Funds Management generally will vote for proposals that require shareholder ratification of poison pills, and on a case-by-case basis on proposals to redeem a company's poison pill.

- Mergers/Acquisitions and Corporate Restructurings - Funds Management's Proxy Committee will examine these items on a case-by-case basis.

- Shareholder Rights - Funds Management will generally vote against proposals that may restrict shareholder rights.

In all cases where the Proxy Committee makes the decision regarding how a particular proxy should be voted, the Proxy Committee exercises its voting discretion in accordance with the voting philosophy of the Funds/Portfolios and in the best interests of Fund shareholders/Portfolio interestholders. In deciding how to vote, the Proxy Committee may rely on independent research, input and recommendations from third parties including independent proxy services, other independent sources, investment sub-advisers, company managements and shareholder groups as part of its decision-making process.

In most cases, any potential conflicts of interest involving Funds Management or any affiliate regarding a proxy are avoided through the strict and objective application of the Funds' voting guidelines. However, when the Proxy Committee is aware of a material conflict of interest regarding a matter that would otherwise be considered on a case-by-case basis by the Proxy Committee, either the Proxy Committee will instruct the proxy voting agent to vote in accordance with the recommendation the proxy voting agent makes to its clients generally, or the Trust's Board will exercise its authority to vote on the matter. In addition, the Proxy Committee does not permit its votes to be influenced by any conflict of interest that exists for any other affiliated person of the Funds (such as a sub-adviser or principal underwriter) and the Proxy Committee votes all such matters without regard to the conflict. The Procedures may reflect voting positions that differ from practices followed by other companies or subsidiaries of Wells Fargo & Company.

In order to not hinder possible economic benefits to the Funds and Fund shareholders, Funds Management will generally refrain from voting proxies on foreign securities that are subject to share blocking restrictions. In addition, securities on loan will typically not be recalled to facilitate voting. However, if the standing Proxy Committee determines that the importance of the matter to be voted upon outweighs any potential loss of benefits or revenue, the security will be recalled for voting.

Information regarding how the Funds voted proxies relating to portfolio securities during the 12-month period ended June 30 will be available annually, beginning no later than August 31, 2004, through the Funds' website at wellsfargofunds.com and on the Commission's website at http://www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Set forth below, as of September 8, 2004, is the name and Interest ownership of each Interestholder known by the Trust to have beneficial or record ownership of 5% or more of each Portfolio. The address for each of the holders listed below, unless otherwise indicated, is 525 Market Street, San Francisco, CA 94105. Each holder is both the beneficial and record owner of Interests in each respective Portfolio.

Interest Ownership as of September 8, 2004

Portfolio	Interest Owner	Percentage of Portfolio
Disciplined Growth Portfolio	Diversified Equity Moderate Balanced Growth Balanced Growth Equity	38.24% 6.20% 34.74% 14.69%
Equity Income Portfolio	Diversified Equity Growth Balanced Equity Income	15.64% 13.97% 65.44%
Index Portfolio	Diversified Equity Growth Balanced Index	18.59% 16.63% 58.90%
International Equity Portfolio	Growth Equity Diversified Equity Moderate Balanced Growth Balanced	25.60% 33.73% 5.35% 30.02%
Large Cap Appreciation Portfolio	Diversified Equity Moderate Balanced Growth Balanced Large Cap Appreciation	32.56% 5.18% 29.14% 28.00%
Large Cap Value Portfolio	Diversified Equity Growth Balanced WealthBuilder Growth Portfolio WealthBuilder Growth & Income Portfolio WealthBuilder Growth Balanced Portfolio	30.71% 27.44% 6.51% 8.30% 15.84%
Large Company Growth Portfolio	Diversified Equity Growth Balanced Large Company Growth	6.98% 6.30% 78.70%
Managed Fixed Income Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond	16.68% 18.26% 49.24% 13.31%
Overseas Portfolio	Diversified Equity Growth Equity Moderate Balanced Growth Balanced	33.72% 25.56% 5.35% 30.05%
Small Cap Index Portfolio	Diversified Equity Growth Equity Growth Balanced Diversified Small Cap	15.06% 20.02% 13.55% 46.57%
Small Company Growth Portfolio	Diversified Equity Growth Equity Small Company Growth Growth Balanced Diversified Small Cap	5.76% 7.83% 60.76% 5.35% 18.42%
Small Company Value Portfolio	Diversified Equity Growth Equity Growth Balanced Diversified Small Cap Small Company Value	10.65% 14.11% 9.53% 32.90% 22.88%
Stable Income Portfolio	Strategic Income Moderate Balanced Stable Income	11.39% 9.14% 79.48%
Strategic Value Bond Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond Fund	16.67% 18.24% 49.27% 13.31%
Tactical Maturity Bond Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond	16.06% 17.57% 47.38% 12.82%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an Interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Portfolio, or is identified as the holder of record of more than 25% of a Portfolio and has voting and/or investment powers, it may be presumed to control such Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

Investment Adviser. Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for each of the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, was created in early 2001 to succeed to the mutual fund advisory and administration responsibilities of Wells Fargo Bank. The Portfolios' adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios.

The Advisory Agreement for each Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).

The Advisory Agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) on 60 days' written notice by either party and will terminate automatically upon its assignment.

The advisory fees, as described in Part A, are accrued daily and paid monthly. The adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the advisers may render service to others.

The table below shows the dollar amount of advisory fees payable as a percentage of average daily net assets by each Portfolio over the past three years. As discussed in the "Trust History" section, the Portfolios, except for the Large Cap Appreciation Portfolio, the Large Cap Value Portfolio, the Overseas Portfolio, the International Index Portfolio and the International Growth Portfolio, were created as part of the reorganization of the Stagecoach and Norwest Funds. Therefore, the information shown below concerning the dollar amounts of advisory fees paid shows the dollar amount of fees paid to advisers by the Portfolio or its predecessor portfolio that is considered the surviving entity for accounting purposes. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001. The Large Cap Value Portfolio commenced operations on August 29, 2003. The Overseas Portfolio commenced operations on October 31, 2003 and the International Index and International Growth Portfolios are each expected to commence operations on October 6, 2004 and therefore fee information is not shown for these Portfolios.

Advisory Fees

	Fees Payable	Fees Waived	Fees Paid
Disciplined Growth Portfolio
Year ended September 30, 2003	$ 472,401	$ 96,910	$ 375,491
Year ended September 30, 2002	$ 550,065	$ 132,193	$ 417,872
Year ended September 30, 2001	$ 1,288,061	$ 172,711	$ 1,115,350
Equity Income Portfolio
Year ended September 30, 2003	$13,444,353	$2,094,891	$11,349,462
Year ended September 30, 2002	$16,678,882	$2,274,281	$14,404,601
Year ended September 30, 2001	$18,482,986	$2,505,886	$15,977,100
Index Portfolio
Year ended September 30, 2003	$ 2,025,145	$ 655,379	$ 1,369,766
Year ended September 30, 2002	$ 2,174,151	$ 761,097	$ 1,413,054
Year ended September 30, 2001	$ 2,459,825	$ 845,233	$ 1,614,592
International Equity Portfolio
Year ended September 30, 2003	$ 5,363,459	$ 161,316	$ 5,202,143
Year ended September 30, 2002	$ 3,474,631	$ 63,833	$ 3,410,798
Year ended September 30, 2001	$ 2,946,621	$ 136,026	$ 2,810,595
Large Cap Appreciation Portfolio
Year ended September 30, 2003	$ 537,577	$ 71,159	$ 466,418
Year ended September 30, 2002	$ 523,262	$ 124,603	$ 398,659
Period ended September 30, 2001	$ 35,877	$ 3,588	$ 32,289
Large Cap Value
Period ending September 30, 2003	$ 62,802	$ 25,830	$ 36,972
Large Company Growth Portfolio
Year ended September 30, 2003	$ 19,428,991	$ 377,288	$19,051,703
Year ended September 30, 2002	$ 19,034,302	$ 24,441	$19,009,861
Year ended September 30, 2001	$21,408,514	$ 4,908	$21,403,606
Managed Fixed Income Portfolio
Year ended May 31, 2004 Year ended May 31, 2003	$ 3,293,342 $ 3,040,269	$1,830,169 $1,141,650	$1,463,173 $ 1,898,619
Year ended May 31, 2002	$ 2,955,479	$1,145,935	$ 1,809,544
Small Cap Index Portfolio
Year ended September 30, 2003	$ 482,079	$ 31,232	$ 450,847
Year ended September 30, 2002	$ 418,992	$ 10,306	$ 408,686
Year ended September 30, 2001	$ 429,420	$ 8,325	$ 421,095
Small Company Growth Portfolio
Year ended September 30, 2003	$ 4,892,526	$ 64,834	$ 4,827,692
Year ended September 30, 2002	$ 5,499,019	$ 1,872	$ 5,497,147
Year ended September 30, 2001	$ 6,225,737	$ 7,894	$ 6,217,843
Small Company Value Portfolio
Year ended September 30, 2003	$ 2,032,357	$ 370,584	$ 1,661,773
Year ended September 30, 2002	$ 1,560,450	$ 337,276	$ 1,223,174
Year ended September 30, 2001	$ 1,566,993	$ 328,257	$ 1,238,736
Stable Income Portfolio
Year ended May 31, 2004 Year ended May 31, 2003	$ 5,321,001 $ 3,431,715	$1,426,375 $ 0	$ 3,894,626 $ 3,431,715
Year ended May 31, 2002	$ 2,343,531	$ 3,012	$ 2,340,519
Strategic Value Bond Portfolio
Year ended May 31, 2004 Year ended May 31, 2003	$ 1,099,243 $ 1,018,027	$ 208,454 $ 27, 904	$ 890,789 $ 990,123
Year ended May 31, 2002	$ 987,244	$ 73,164	$ 914,080
Tactical Maturity Bond Portfolio
Year ended May 31, 2004 Year ended May 31, 2003	$ 2,254,423 $ 2,069,977	$ 983,080 $ 769,341	$ 1,271,343 $ 1,300,636
Year ended May 31, 2002	$ 1,991,183	$ 764,626	$ 1,226,557

Investment Sub-Advisers. Funds Management has engaged Wells Capital Management Incorporated ("Wells Capital Management"), Artisan Partners Limited Partnership ("Artisan"), Barclays Global Fund Advisors ("BGFA"), Cadence Capital Management ("Cadence"), Galliard Capital Management, Inc. ("Galliard"), LSV Asset Management ("LSV"), New Star Institutional Managers Limited ("New Star"), Peregrine Capital Management, Inc. ("Peregrine"), Smith Asset Management Group, LP ("Smith Group") and Systematic Financial Management LP ("Systematic") (collectively, the "Sub-Advisers") to serve as investment sub-advisers to the Portfolios. Subject to the direction of the Trust's Board and the overall supervision and control of Funds Management and the Trust, the Sub-Advisers make recommendations regarding the investment and reinvestment of the Portfolios' assets. The Sub-Advisers furnish to Funds Management periodic reports on the investment activity and performance of the Portfolios. The Sub-Advisers also furnish such additional reports and information as Funds Management and the Board and officers may reasonably request. Funds Management may, from time to time and in its sole discretion, allocate and reallocate services provided by and fees paid to Peregrine, Galliard and Wells Capital Management.

An investment Sub-advisory Agreement (the "Sub-Advisory Agreement") for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio's Sub-Advisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio or by the Adviser or Sub-Adviser on 60 days' written notice to the other party and will automatically terminate in the event of its assignment.

As compensation for sub-advisory services to the Portfolios, Wells Capital Management, Artisan, BGFA, Cadence, Galliard, LSV, New Star, Peregrine, Smith, and Systematic are each entitled to receive the following fees:

Master Portfolio	Sub-Adviser	Fees2
Disciplined Growth	Smith	0-200M 0.30% 200-500M 0.20% >500M 0.15%
Equity Income	Wells Capital Management	0-200M 0.25% 200-400M 0.20% >400M 0.15%
Index	Wells Capital Management	0-200M #9; 0.02% >200M #9; 0.01%
International Equity	Wells Capital Management*	0-200M 0.35% >200M 0.25%
International Growth	Artisan	0.70%
International Index	BGFA	0.30%
Large Cap Appreciation	Cadence	0-250M 0.30% 250-500M 0.20% 500-1000M 0.15% >1000M 0.10%
Large Cap Value	Systematic	0-150M 0.30% 150-350M 0.20% 350-750M 0.15% 750-1B 0.13% >1B 0.10%
Large Company Growth	Peregrine	0-25M 0.75% 25-50M 0.60% 50-275M 0.50% >275M 0.30%
Managed Fixed Income2	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Overseas	LSV	0-150M 0.35% 150-500M 0.40% 500-750M 0.35% 750M-$1B 0.325% >$1 Billion 0.30%
Small Cap Index	Wells Capital Management	0-200M 0.02% >200M 0.01%
Small Company Growth	Peregrine	0-50M 0.90% 50-180M 0.75% 180-340M 0.65% 340-685M 0.50% 685-735M 0.52% >735M 0.55%
Small Company Value	Peregrine	0-175M 0.50% >175M 0.75%
Strategic Value Bond2	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Stable Income2	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Tactical Maturity Bond	Peregrine	0-10M 0.40% 10-25M 0.30% 25M-300M 0.20% >300M 0.10%

1 The left side of this column lists breakpoints in millions of dollars.

2 Assets of the Managed Fixed Income Portfolio, Stable Income Portfolio and Strategic Value Bond Portfolio are combined for purposes of determining the appropriate sub-advisory fee payable to Galliard for such Portfolios, and the breakpoints set forth above are based on the combined assets of such Portfolios.

*On or about October 6, 2004, New Star will replace Wells Capital Management as sub-adviser to the International Equity Portfolio. As compensation for sub-advisory services to the International Equity Portfolio, New Star will be entitled to receive the following fees: 0.35% of the first $50M; 0.29% of the next $500M; and 0.20% in excess of $550M.

Unaffiliated Sub-Advisers. Listed below is the aggregate dollar amount of sub-advisory fees paid by each Portfolio to the following unaffiliated sub-advisers for the year ended September 30, 2003. The Overseas Portfolio commenced operations on October 31, 2003 and the International Index Portfolio and the International Growth Portfolio are expected to commence operations on October 6, 2004, and therefore fee information is not shown for these Portfolios.

Portfolio	Sub-Adviser	Fees Paid	Fees Waived/ Reimbursed
Disciplined Growth Portfolio	Smith	$220,534	$0
Large Cap Appreciation Portfolio	Cadence	$230,362	$0
Large Cap Value Portfolio	Systematic	$29,442	$0

Administrator. The Trust has retained Funds Management as administrator on behalf of each Portfolio (the "Administrator") pursuant to an Administrative Agreement. Under the Administration Agreement between Funds Management and the Trust, Funds Management shall provide as administrative services, among other things: (i) general supervision of the Portfolios' operations, including coordination of the services performed by each Portfolio's adviser, custodian, independent auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; and shareholder reports for each Portfolio; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's officers and Trustees. Funds Management also furnishes office space and certain facilities required for conducting the Portfolios' business together with ordinary clerical and bookkeeping services. The Administrator is not entitled to receive an administration fee as long as it receives an administration fee at the underlying fund level.

Custodian. Wells Fargo Bank, located at 6th and Marquette, Minneapolis, Minnesota 55479, acts as custodian for each Portfolio. The Custodian, among other things, maintains a custody account or accounts in the name of each Portfolio, receives and delivers all assets for each Portfolio upon purchase and upon sale or maturity, collects and receives all income and other payments and distributions on account of the assets of each Portfolio, and pays all expenses of each Portfolio. For its services as Custodian, Wells Fargo Bank is entitled to receive a fee of 0.02% of the average daily net assets of each Portfolio, except the International Equity Portfolio, International Index Portfolio, International Growth Portfolio and the Overseas Portfolio, for which it will receive a fee of 0.10% of the average daily net assets of each Fund on an annualized basis.

Fund Accountant. Effective the first quarter of 2003, PFPC Inc. ("PFPC"), located at 400 Bellevue Parkway, Wilmington, Delaware 19809, serves as the fund accountant for all of the Portfolios. For its services as fund accountant, PFPC is entitled to receive certain out-of-pocket costs from the Trust.

Prior to PFPC, Forum Accounting Services, LLC ("Forum Accounting") served as fund accountant for the Portfolios, except for the Large Cap Value Portfolio, International Index Portfolio, International Growth Portfolio and the Overseas Portfolio. For its services as fund accountant, Forum Accounting received a monthly base fee per Portfolio ranging from $4,677 to $6,333 for Portfolios with significant holdings of asset-backed securities. Forum Accounting was also entitled to receive a fee equal to 0.0025% of the average annual daily net assets of each Portfolio.

Code of Ethics. The Fund Complex, the Adviser and the Sub-Advisers each has adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies comply with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a fund or adviser; (ii) any employee of a fund or adviser (or any company in a control relationship to a fund or adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a fund or investment adviser who obtains information concerning recommendations made to a fund regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions under Rule 17j-1. The above restrictions do not apply to purchases or sales of certain types of securities, including shares of open-end investment companies unaffiliated with the Wells Fargo Funds family, money market instruments and certain U.S. Government obligations. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Portfolio. The codes of ethics for the Fund Complex, adviser, and the Sub-Advisers are on public file with, and are available from, the SEC.

Counsel: Morrison & Foerster LLP serves as legal counsel to the Trust and the Portfolios. The firm's address is 2000 Pennsylvania Avenue, N.W., Suite 5500, Washington, D.C. 20006-1812.

ITEM 15. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Trust has no obligation to deal with any broker-dealer or group of broker-dealers in the execution of transactions in portfolio securities. Subject to the supervision of the Trust's Board and the supervision of the Adviser, each Portfolio's Sub-Adviser is responsible for each Portfolio's investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of each Sub-Adviser to obtain the best overall results taking into account various factors, including, but not limited to, the size and type of transaction involved; the dealer's risk in positioning the securities involved; the nature and character of the market for the security; the confidentiality, speed and certainty of effective execution required for the transaction; the general execution and operational capabilities of the broker-dealer; the reputation, reliability, experience and financial condition of the firm; the value and quality of the services rendered by the firm in this and other transactions; and the reasonableness of the spread or commission. While a Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.

Purchases and sales of equity securities on a securities exchange are effected through broker-dealers who charge a negotiated commission for their services. Orders may be directed to any broker-dealer including, to the extent and in the manner permitted by applicable law, Stephens or affiliated brokers. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the broker-dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

Purchases and sales of non-equity securities usually will be principal transactions. Portfolio securities normally will be purchased or sold from or to broker-dealers serving as market makers for the securities at a net price. Each of the Portfolios also will purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Portfolio's securities transactions will consist primarily of dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available. The Portfolio may purchase securities from underwriting syndicates of which Stephens or Funds Management is a member under certain conditions in accordance with the provision of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Board.

In placing orders for securities of a Portfolio, a Sub-Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Sub-Adviser will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker-dealer based, in part, on the quality and quantity of execution services provided by the broker-dealer and in the light of generally prevailing rates. Furthermore, the Adviser reviews each Sub-Adviser's trade execution procedures to ensure that such procedures are in place, that they are adhered to, and recommends that adjustments are made to the procedures to address ongoing changes in the marketplace.

A Sub-Adviser may, in circumstances in which two or more broker-dealers are in a position to offer comparable results for a Portfolio investment transaction, give preference to a broker-dealer that has provided statistical or other research services to the Sub-Adviser. In selecting a broker-dealer under these circumstances, the Sub-Adviser will consider, in addition to the factors listed above, the quality of the research provided by the broker-dealer. The Sub-Adviser may pay higher commissions than those obtainable from other broker-dealers in exchange for such research services. The research services generally include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the advisability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. Information so received will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser under the advisory contracts, and the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of this supplemental research information. Furthermore, research services furnished by broker-dealers through which the Sub-Adviser places securities transactions for a Portfolio may be used by the Sub-Adviser in servicing its other accounts, and not all of these services may be used by the Sub-Adviser in connection with advising the Portfolios.

Portfolio Turnover. The portfolio turnover rate is not a limiting factor when Funds Management deems portfolio changes appropriate. Changes may be made in the portfolios consistent with the investment objectives and policies of the Portfolios whenever such changes are believed to be in the best interests of the Portfolios and their Interestholders. The portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities by the average monthly value of the Portfolio's investment securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. Portfolio turnover generally involves some expense to the Portfolios, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover may also increase the Portfolio's obligation to make distributions.

From time to time, Funds Management may waive fees from a Portfolio in whole or in part. Any such waiver will reduce expenses and, accordingly, have a favorable impact on the Portfolio's performance.

Brokerage Commissions. For the fiscal years indicated below, the income Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

Commissions Paid

Portfolio	Year-Ended 5/31/04	Year-Ended 5/31/03	Year-Ended 05/31/02
Managed Fixed Income	$0	$ 10,861	$ 2,003
Stable Income	$0	$0	$26,435
Strategic Value Bond	$0	$ 3,168	$332

For the fiscal year ended September 30, 2003, the equity Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

Portfolio	Commissions Paid
Disciplined Growth Portfolio	$216,090
Equity Income Portfolio	$ 949,429
Index Portfolio	$ 67,923
International Equity Portfolio	$ 1,160,112
Large Cap Appreciation	$356,841
Large Cap Value*	$238,732
Small Cap Index Portfolio	$ 42,457

* The Portfolio commenced operations on August 29, 2003.

For the fiscal year ended May 31, 2004, none of the income Portfolios directed brokerage transactions to a broker for research services.

For the fiscal year ended September 30, 2003, the equity Portfolios listed below directed brokerage transactions to a broker for research services provided, and paid the following commissions based on the stated total amount of transactions. No commissions were paid to affiliated brokers.

Portfolio	Transactions Value	Commissions Paid
Disciplined Growth	$ 5,913,800	$13,256
Equity Income	$354,362,277	$527,296
International Equity	$ 16,575,437	$ 31,256
Large Cap Appreciation	$19,748,718	$20,812
Large Cap Value*	$659,047	$1.028

* The Portfolio commenced operations on August 29, 2003.

Securities of Regular Broker-Dealers. As of May 31, 2004, the following income Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts:

Portfolio	Broker/Dealer	Dollar Value of Shares (000's omitted)
Managed Fixed Income	First Boston Merrill Lynch Wachovia	$7,243 $3,811 $2,344
Stable Income	Bank of America BB & T Corporation Wachovia	$2,106 $2,318 $ 450
Strategic Value Bond	CS First Boston Merrill Lynch Wachovia Bank of America	$4,383 $1,967 $1,465 $1,769

As of September 30, 2003, the following equity Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts (000's omitted):

Portfolio	Broker/Dealer	Dollar Value of Shares
Equity Income	J.P. Morgan Securities Bank Of America US Bancorp Citigroup	$ 58,207 $ 35,029 $ 71,812 $47,198
Index	Banc of America Securities Banc One Capital Markets Citigroup J.P. Morgan Securities US Bancorp Wachovia Wells Fargo	$ 18,926 $ 7,184 $ 37,929 $ 11,289 $ 7,455 $ 8,970 $13,966
Disciplined Growth	J.P. Morgan Securities	$1,500
Large Cap Appreciation	Citigroup J.P. Morgan Bank of America	$ 2,653 $ 1,394 $ 1,077
Large Cap Value	Citigroup Bank of America Wachovia J.P. Morgan Securities	$ 7,759 $ 5,337 $ 4,860 $ 4,405

ITEM 16. CAPITAL STOCK AND OTHER SECURITIES.

DESCRIPTION OF INTERESTS

Under the Declaration of Trust, the Trustees are authorized to issue Interests in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules there under). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate Interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the Interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Declaration of Trust, the Trustees may amend the Trust's Declaration of Trust without the vote of Interestholders.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust's Interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Statutory Trust Act provides that an Interestholder of a Delaware statutory trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting statutory trust Interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an Interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any Interestholder held personally liable for the obligations of the Trust. Thus, the risk of an Interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

ITEM 17. PURCHASE, REDEMPTION, AND PRICING OF SHARES

Beneficial Interests in the Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

In addition to cash purchases of Interests, if accepted by the Trust, investments in Beneficial Interests of a Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio's investment objective and policies as described in Part A. In connection with an in-kind securities payment, a Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Portfolio; (ii) are accompanied by satisfactory assurance that the Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Portfolio; (iv) be in proper form for transfer to the Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Portfolio engaged in the in-kind purchase transaction and must be delivered to such Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

In 1994, the Commission granted an exemptive order which permitted CT, certain Norwest Advantage funds and other open-end management investment companies or their separate series for which Norwest Bank Minnesota, N.A. ("Norwest") (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser to invest in the core portfolios of CT. The original exemptive order, which imposed several substantive conditions upon CT and Norwest Advantage funds, was amended effective August 6, 1996, to permit any Norwest Advantage fund to invest all or a portion of its assets in a CT portfolio, irrespective of investment style, and which removed certain restrictions imposed on CT thereby permitting CT to accept investments from persons other than Norwest Advantage funds. The exemptive order remains in effect for the successor entities to these parties.

The Trust is required to redeem all full and fractional units of Interests in the Trust. The redemption price is the net asset value per unit of each Portfolio next determined after receipt by the Portfolio of a request for redemption in proper form.

The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Interestholders to redeem Interest for any reason under terms set by the Trustees, including the failure of a Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amount due and owing by an Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

If the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Interestholder may either withdraw his or her request for redemption or receive payment based on the NAV per Interest next determined after the suspension terminates.

If the Trustees shall determine that direct or indirect ownership of Interests of any Portfolio has become concentrated in any person to an extent that would disqualify any Portfolio as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Interests in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Interestholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Interests as the Trustees deem necessary to comply with the requirements of any taxing authority.

DETERMINATION OF NET ASSET VALUE

The NAV of each Portfolio is determined as of the close of regular trading (currently 4:00 p.m. Eastern time) on each day the New York Stock Exchange ("NYSE") is open for business, with the exception of Columbus Day and Veterans Day for the income Portfolios. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Portfolios' Interests.

Each Portfolio's investments are generally valued at current market prices. Securities are generally valued based on the last sales price during the regular trading session if the security trades on an exchange ("closing price"), and if there is no sale, based on the latest bid quotations. Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at The Nasdaq Official Closing Price ("NOCP"), and if no NOCP is available, then at the last reported sales price. A Portfolio is required to depart from these general valuation methods and use fair value pricing methods to determine the value of certain investments if it is determined that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value such that a market quotation is not "readily available." The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or the latest bid price but before a Portfolio calculates its NAV that materially affects the value of the security. We use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a market quotation is readily available and, if not, what fair value to assign to the security. In light of the judgment involved in fair valuation decisions, there can be no assurance that a fair value assigned to a particular security is accurate.

The International Equity, International Index, International Growth and Overseas Portfolios use an independent service provider to review U.S. market moves after the close of foreign markets and assist with the decision whether to substitute fair values for foreign security market prices. This service provider applies a multi-factor methodology, which uses factors such as ADRs, sector indices and futures, to each foreign portfolio security as part of this process.

Money market instruments and debt securities maturing in 60 days or less generally are valued at amortized cost. The assets of a Portfolio, other than money market instruments or debt securities maturing in 60 days or less, generally are valued at latest quoted bid prices. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service approved by the Board. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of a Portfolio for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.

For the Portfolios that invest directly in foreign securities, portfolio securities are generally valued on the basis of quotations from the primary market in which they are traded. However, if, in the judgment of the Board, a security's value has been materially affected by events occurring after the close of the exchange or the market on which the security is principally traded (for example, a foreign exchange or market), that security may be valued by another method that the Board believes accurately reflects fair value. A security's valuation may differ depending on the method used to determine its value.

ITEM 18. TAXATION.

The Trust is organized as a statutory trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore such Portfolio will not be subject to any federal income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of such Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Trust's taxable year-end is the last day of May. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 19. UNDERWRITERS.

Stephens Inc. (the "Placement Agent") is the exclusive placement agent for the Interests in the Portfolios. Pursuant to a Placement Agency Agreement, the Placement Agent, as agent, sells Interests in the Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust.

The Placement Agency Agreement will continue year-to-year as long as such continuance is approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Placement Agent or by the Placement Agent at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.

ITEM 20. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 21. FINANCIAL STATEMENTS.

KPMG LLP has been selected as the independent registered public accounting firm for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

The annual reports, including the independent auditors' report for the fiscal period ended September 30, 2003 for the equity Portfolios of the Trust, and for the fiscal year ended May 31, 2004 for the income Portfolios of the Trust, are incorporated herein by reference.

SCHEDULE A

DESCRIPTION OF RATINGS

The following summarizes the highest six ratings used by S&P for corporate and municipal bonds. The first four ratings denote investment-grade securities.

AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

S&P applies indicators "+", no character and "-" to its rating categories. The indicators show relative standing within the major rating categories.

The following summarizes the highest six ratings used by Moody's for corporate and municipal bonds. The first four denote investment-grade securities.

Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds that are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Moody's applies numerical modifiers (1, 2 and 3) to rating categories. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

MIG-1/VMIG-1 -- Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG-2/VMIG-2 -- Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

The following summarizes the two highest ratings used by S&P for short-term municipal notes:

SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

SP-2 - Indicates satisfactory capacity to pay principal and interest.

Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

WELLS FARGO MASTER TRUST

File No. 811-9689

PART C

OTHER INFORMATION

Item 23. Exhibits.

Exhibit

Number  Description
(a)	-	Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, incorporated by reference to Amendment No. 10, filed January 31, 2003.
(b)	-	Not applicable.
(c)	-	Not applicable.
(d)(1)	-	Amended and Restated Investment Advisory Contract with Wells Fargo Funds Management, LLC, filed herewith.
(2)(i)	-

Investment Sub-Advisory Contract with Wells Capital Management Incorporated, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, Schedule A and Appendix A to Schedule A, filed herewith.

(ii)	-	Investment Sub-Advisory Contract with Galliard Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, filed herewith.
(iii)	-	Not applicable.
(iv)	-

Investment Sub-Advisory Contract with Smith Asset Management Group, L.P., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, Schedule A and Appendix A to Schedule A, filed herewith.

(v)	-

Investment Sub-Advisory Contract with Peregrine Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Schedule A, incorporated by reference to Amendment No. 8, filed August 30, 2002; Appendix A, filed herewith.

(vi)	-	Investment Sub-Advisory Contract with Cadence Capital Management, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, filed herewith.
(vii)	-	Investment Sub-Advisory Contract with Systematic Financial Management, L.P., incorporated by reference to Amendment No. 12, filed October 1, 2003; Appendix A, filed herewith.
(viii)	-	Investment Sub-Advisory Contract with New Star Institutional Managers Limited, incorporated by reference to Amendment No. 15, filed October 1, 2004.
(ix)	-	Investment Sub-Advisory Contract with Artisan Partners Limited Partnership, filed herewith.
(x)	-	Investment Sub-Advisory Contract with Barclays Global Fund Advisors, filed herewith.
(e)	-	Not applicable pursuant to General Instruction (B)(2)(b).
(f)	-	Not applicable.
(g)(1)	-	Custody Agreement with Wells Fargo Bank N.A., filed herewith.
(i)	-	Delegation Agreement (17f-5) with Wells Fargo Bank, N.A., filed herewith.
(2)	-

Securities Lending Agreement by and among Wells Fargo Master Trust, Wells Fargo Funds Management, LLC and Wells Fargo Bank, N.A., incorporated by reference to Amendment No. 8, filed August 30, 2002; Exhibit A, filed herewith.

(h)(1)	-	Administration Agreement with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, filed herewith.
(2)	-	Placement Agency Agreement with Stephens, Inc., incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999; Appendix A, filed herewith.
(3)	-	Accounting Services Agreement with PFPC Inc., incorporated by reference to Amendment No. 10, filed January 31, 2003; Exhibit A, filed herewith.
(i)	-	Not applicable, pursuant to General Instruction (B)(2)(b).
(j)	-	Not applicable, pursuant to General Instruction (B)(2)(b).
(k)	-	Not applicable, pursuant to General Instruction (B)(2)(b).
(l)	-	Not applicable.
(m)	-	Not applicable.
(n)	-	Rule 18f-3 Plan, incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999.
(p)(1)	-	Joint Code of Ethics for Funds Trust, Master Trust and Variable Trust, filed herewith.
(2)	-	Wells Fargo Funds Management, LLC Code of Ethics, filed herewith.
(3)	-	Galliard Capital Management, Inc. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000; Appendix A thereto, filed herewith.
(4)	-	Peregrine Capital Management, Inc. Code of Ethics, filed herewith.
(5)	-	Not applicable.
(6)	-	Smith Asset Management Group, L.P. Code of Ethics, filed herewith.
(7)	-	Wells Capital Management Incorporated Code of Ethics, filed herewith.
(8)	-	Cadence Capital Management Code of Ethics, filed herewith.
(9)	-	Systematic Financial Management, L.P., Code of Ethics, filed herewith.
(10)	-	LSV Asset Management Code of Ethics and Personal Trading Policy, filed herewith.
(11)	-	New Star Institutional Managers Limited Code of Ethics, incorporated by reference to Amendment No. 15, filed October 1, 2004.
(12)	-	Artisan Partners Limited Partnership Code of Ethics, filed herewith.
(13)	-	Barclays Global Fund Advisors Code of Ethics, filed herewith.

Item 24. Persons Controlled by or Under Common Control with the Fund.

Registrant believes that no person is controlled by or under common control with Registrant.

Item 25. Indemnification.

Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust. In addition, the Trustees are empowered under Section 3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 26. Business and Other Connections of Investment Adviser.

(a) Effective March 1, 2001, Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for all of the Registrant's investment portfolios, and for certain other registered open-end management investment companies. For providing those services, Funds Management is entitled to receive fees at the same annual rates as were applicable under the advisory contract with Wells Fargo Bank, N.A. ("Wells Fargo Bank"). Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and affiliate of Wells Fargo Bank, was created to succeed to the mutual fund advisory responsibilities of Wells Fargo Bank in early 2001.

To the knowledge of Registrant, none of the directors or officers of Funds Management is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that they also hold various positions with and engage in business for Wells Fargo Bank.

(b) Wells Capital Management Incorporated ("Wells Capital Management"), an affiliate of Funds Management, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Wells Capital Management in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Wells Capital Management is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(c) Peregrine Capital Management, Inc. ("Peregrine"), an indirect wholly-owned subsidiary of Wells Fargo & Company, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Peregrine in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Peregrine is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(d) Galliard Capital Management, Inc. ("Galliard"), an indirect, wholly-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Portfolios of the Trust. The descriptions of Galliard in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Galliard is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(e) Smith Asset Management, L.P. ("Smith"), an indirect, partially-owned subsidiary of Wells Fargo & Company serves as sub-adviser to the Disciplined Growth Portfolio of the Trust. The descriptions of Smith in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Smith is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(f) Cadence Capital Management ("Cadence"), a wholly-owned subsidiary of Allianz A.G., serves as sub-adviser to the Large Cap Appreciation Portfolio. The descriptions of Cadence in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Cadence is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(g) Systematic Financial Management, L.P. ("Systematic") serves as sub-adviser to the Large Cap Value Portfolio. The descriptions of Systematic in Parts A and B of the registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Systematic is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(h) LSV Asset Management ("LSV") serves as the sub-adviser to the Overseas Portfolio. The descriptions of LSV in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of LSV is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(i) New Star Institutional Managers Limited ("New Star") is expected to serve as the sub-adviser to the International Equity Portfolio beginning on October 6, 2004. The descriptions of New Star in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of New Star is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(j) Artisan Partners Limited Partnership ("Artisan") is expected to serve as the sub-adviser to the International Growth Portfolio beginning on October 6, 2004. The descriptions of Artisan in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of Artisan is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(k) Barclays Global Advisors Fund ("BGFA") is expected to serve as the sub-adviser to the International Index Portfolio beginning on October 6, 2004. The descriptions of BGFA in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

Item 27. Principal Underwriters.

(a) Stephens Inc. ("Stephens"), placement agent for the Registrant, also acts as principal underwriter for Wells Fargo Variable Trust and Wells Fargo Funds Trust, and is the exclusive placement agent for Wells Fargo Master Trust, all of which are registered open-end management investment companies. Stephens Capital Management, an operating division of Stephens, acts as an investment adviser for certain funds of The Diversified Investors Funds Group, also an open-end management investment company.

(b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D thereto, filed by Stephens with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940 (file No. 501-15510).

(c) Not applicable.

Item 28. Location of Accounts and Records.

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, California 94105.

(b) Wells Fargo Funds Management, LLC, maintains all Records relating to its services as investment adviser and administrator at 525 Market Street, San Francisco, California 94105.

(c) Stephens Inc. maintains all Records relating to its services as placement agent at 111 Center Street, Little Rock, Arkansas 72201.

(d) Wells Fargo Bank, N.A. maintains all Records relating to its services as custodian at 6th & Marquette, Minneapolis, Minnesota 55479-0040.

(e) Wells Capital Management Incorporated maintains all Records relating to its services as investment sub-adviser at 525 Market Street, San Francisco, California 94105.

(f) Peregrine Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Minneapolis, Minnesota 55402.

(g) Galliard Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479.

(h) Smith Asset Management Group, LP maintains all Records relating to its services as investment sub-adviser at 200 Crescent Court, Suite 850, Dallas, Texas 75201.

(i) Cadence Capital Management maintains all Records relating to its services as investment sub-adviser at 265 Franklin Street, Boston, Massachusetts 02110.

(j) Schroder Investment Management North America Inc. maintains all Records relating to its prior service as investment sub-adviser for the International Portfolio (through July 19, 2002) at 875 Third Avenue, 22nd Floor, New York, New York 10022.

(k) Systematic Financial Management, L.P. maintains all Records relating to its services as investment sub-adviser at 300 Frank W. Burr Boulevard, Glenpointe East, 7th Floor, Teaneck, New Jersey 07666.

(l) LSV Asset Management maintains all Records relating to its services as investment sub-adviser at One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.

(m) New Star Institutional Managers Limited maintains all Records relating to its services as investment sub-adviser at 1 Knightsbridge Green, London, SWIX 7NE, England.

(n) Artisan Partners Limited Partnership maintains all Records relating to its services as investment sub-adviser at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(o) Barclays Global Fund Advisors maintains all Records relating to its services as investment sub-adviser at 45 Fremont Street, San Francisco, CA 94105.

Item 29. Management Services.

Other than as set forth under the captions "Management, Organization and Capital Structure" in Part A of this Registration Statement and "Management of the Trust" in Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 6th day of October, 2004.

WELLS FARGO MASTER TRUST

By /s/ Carol Lorts

Carol Lorts

Assistant Secretary

WELLS FARGO MASTER TRUST

FILE NO. 811-9689

EXHIBIT INDEX

Exhibits Description

EX-99.B(d)(1)	Investment Advisory Contract with Wells fargo Funds Management, LLC
EX-99.B(d)(2)(i)	Appendix A, Schedule A and Appendix A to Schedule A to the Investment Sub-Advisory Contract with Wells Capital Management Incorporated
EX-99.B(d)(2)(ii)	Appendix A to the Investment Sub-Advisory Contract with Galliard Capital Management, Inc.
EX-99.B(d)(2)(iv)	Appendix A to the Investment Sub-Advisory Contract with Smith Asset Management Group, L.P.
EX-99.B(d)(2)(v)	Appendix A to the Investment Sub-Advisory Contract with Peregrine Capital Management, Inc.
EX-99.B(d)(2)(vi)	Appendix A to the Investment Sub-Advisory Contract with Cadence Capital Management
EX-99.B(d)(2)(vii)	Investment Sub-Advisory Contract with Systematic Financial Management, L.P.
EX-99.B(d)(2)(ix)	Investment Sub-Advisory Contract with Artisan Partners Limited Partnership
EX-99.B(d)(2)(x)	Investment Sub-Advisory Contract with Barclays Global Fund Advisors
EX-99.B(g)(1)	Custody Agreement with Wells Fargo Bank, N.A.
EX-99.B(g)(1)(i)	Delegation Agreement (17f-5) with Wells Fargo Bank Minnesota, N.A.
EX-99.B(g)(2)	Exhibit A to the Securities Lending Agreement by and among Wells Fargo Master Trust, Wells Fargo Funds Management, LLC and Wells Fargo Bank Minnesota, N.A.
EX-99.B(h)(1)	Appendix A to the Administration Agreement with Wells Fargo Funds Management, LLC
EX-99.B(h)(2)	Appendix A to the Placement Agency Agreement with Stephens, Inc.
EX-99.B(h)(3)	Exhibit A to the Accounting Services Agreement with PFPC Inc.
EX-99.B(p)(1)	Joint Code of Ethics for Funds Trust, Master Trust and Variable Trust
EX-99.B(p)(2)	Wells Fargo Funds Management, LLC Code of Ethics
EX-99.B(p)(3)	Appendix A to the Galliard Capital Management, Inc. Code of Ethics
EX-99.B(p)(4)	Peregrine Capital Management, Inc. Code of Ethics
EX-99.B(p)(6)	Smith Asset Management Group, L.P. Code of Ethics
EX-99.B(p)(7)	Wells Capital Management Incorporated Code of Ethics
EX-99.B(p)(8)	Cadence Capital Management Code of Ethics
EX-99.B(p)(9)	Systematic Financial Management, L.P. Code of Ethics
EX-99.B(p)(10)	LSV Asset Management Code of Ethics and Personal Trading Policy
EX.99B(p)(12)	Artisan Partners Limited Partnership Code of Ethics
EX.99B(p)(13)	Barclays Global Fund Advisors Code of Ethics

EX-99.B(d)(1)

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

This AMENDED AND RESTATED AGREEMENT is made as of this 6th day of August 2003, between Wells Fargo Master Trust (the "Trust"), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California, 94105 and Wells Fargo Funds Management, LLC (the "Adviser"), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California, 94105.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company and is authorized to issue interests (as defined in the Trust's Declaration of Trust, as amended and supplemented from time to time), in separate series; and

WHEREAS, the Trust desires that the Adviser provide investment advisory services to each series of the Trust listed on Schedule A hereto as such Schedule may be amended or supplemented from time to time by mutual agreement (each a "Fund" and collectively the "Funds"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Trust and the Adviser agree as follows:

Section 1. Appointment of the Adviser. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended and supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the 1940 Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in the prospectus and statement of additional information relating to the Funds contained therein and as may be amended or supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Board is authorized to issue any unissued shares in any number of additional classes or series.

The investment authority granted to the Adviser shall include the authority to exercise whatever powers the Trust may possess with respect to any of its assets held by the Funds, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, redemption privileges, and to tender securities pursuant to a tender offer, and participate in class actions and other legal proceedings on behalf of the Funds.

The Trust hereby employs Adviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in the Funds and, without limiting the generality of the foregoing, to provide the other services specified in Section 2 hereof.

Section 2. Duties of the Adviser.

(a) The Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the Funds. Among other things, the Adviser shall make all decisions with respect to the allocation of the Funds' investments in various securities or other assets, in investment styles and, if applicable, in other investment companies or pooled vehicles in which a Fund may invest. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(b) The Adviser will report to the Board at each regular meeting thereof regarding the investment performance of the Funds since the prior report, and will also keep the Board informed of important developments affecting the Trust, each Fund and the Adviser, and on its own initiative will furnish the Board from time to time with such information as the Adviser may believe appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which a Fund maintains investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Adviser may believe appropriate or as the Board reasonably may request.

The Adviser shall promptly notify the Trust of (i) any changes regarding the Adviser that would impact disclosure in the Trust's Registration Statement, or (ii) any violation of any requirement, provision, policy or restriction that the Adviser is required to comply with under Section 6 of this Agreement. The Adviser shall immediately notify the Trust of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Funds or the Trust.

(c) The Adviser will from time to time employ or sub-contract the services to certain persons as the Adviser believes to be appropriate or necessary to assist in the execution of the Adviser's duties hereunder; provided, however, that the employment or sub-contracting with any such person shall not relieve the Adviser of its responsibilities or liabilities hereunder and provided further that the Adviser shall not have the authority to sub-contract advisory responsibilities without the consent of the Trust. The cost of performance of such duties will be borne and paid by the Adviser. No obligation may be imposed on the Trust in any such respect.

The Adviser shall supervise and monitor the activities of its representatives, personnel, sub-contractors, and agents in connection with the execution of its duties and obligations hereunder. The appropriate personnel of the Adviser will be made available to consult with the Board at reasonable times and upon reasonable notice concerning the business of the Trust.

(d) The Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

(e) With respect to a Fund, the Adviser shall have no duties or obligations pursuant to this Agreement, during any period during which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

Section 3. Delivery of Documents to the Adviser. The Trust has furnished the Adviser with true, correct and complete copies of the following documents:

a. The Declaration of Trust, as in effect on the date hereof;

b. The Registration Statement filed with the Commission under the 1940 Act and the Securities Act; and

c. Written guidelines, policies and procedures adopted by the Trust.

The Trust will furnish the Adviser with all future amendments and supplements to the foregoing as soon as practicable after such documents become available. The Trust shall furnish the Adviser with any further documents, materials or information that the Adviser may reasonably request in connection with the performance of its duties hereunder.

Section 4. Delegation of Responsibilities. The Adviser may carry out any of its obligations under this Agreement by employing, subject to supervision by the Adviser, one or more Sub-Adviser(s) who are registered as investment advisers pursuant to the Investment Advisers Act of 1940 ("Sub-Advisers"). Each Sub-Adviser's employment will be evidenced by a separate written agreement approved by the Board and, if required under the 1940 Act, by the shareholders of the Fund (unless the Commission or its staff has given authorization or issued an interpretation dispensing with the requirement of shareholder approval). The Adviser shall not be liable hereunder for any act or omission of any Sub-Adviser, except for failure to exercise good faith in the employment of the Sub-Adviser and for failure to exercise appropriate supervision of such Sub-Adviser, and as may otherwise be agreed in writing. The Adviser shall be solely responsible for compensating any Sub-Adviser for services rendered under any Sub-Advisory Agreement. The Adviser may, from time to time and at any time, terminate any Sub-Adviser and reassume the responsibilities assigned to such Sub-Adviser with respect to any Fund without obtaining the approval of the shareholders of the Fund.

Section 5. Control by Board. Any investment activities undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Funds, shall at all times be subject to the direction and control of the Board.

Section 6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Adviser shall at all times comply with:

(a) all applicable provisions of the 1940 Act, and any rules and regulations adopted thereunder;

(b) the Registration Statement of the Trust, as it may be amended from time to time, filed with the Commission under the Securities Act and the 1940 Act;

(c) the provisions of the Declaration of Trust of the Trust, as it may be amended from time to time;

(d) the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Funds, and any rules and regulations adopted thereunder; and

(e) any other applicable provisions of state or federal law, and any rules and regulations adopted thereunder.

Section 7. Proxies. The Adviser shall have responsibility to vote proxies solicited with respect to issuers of securities in which assets of the Funds are invested in accordance with the Trust's policies on proxy voting.

Section 8. Broker-Dealer Relationships. In connection with the purchase and sale of securities for the Funds, the Adviser is responsible for broker-dealer selection and negotiation of brokerage commission rates. The Adviser's primary consideration in effecting a security transaction will be to obtain the best price and execution. In selecting a broker-dealer to execute each particular transaction for a Fund, the Adviser will consider among other things: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board may from time to time determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the Fund and to other clients of the Adviser. The Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to brokers and dealers who also provide brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934 and in compliance therewith. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board, indicating the brokers to whom such allocations have been made and the basis therefore.

Section 9. Expenses. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. The expenses borne by the Trust include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds' shareholders.

The Adviser shall pay its own expenses in connection with the services to be provided by it pursuant to this Agreement. In addition, the Adviser shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Trust: (a) to amend the Trust's registration statement or supplement the Fund's prospectus, and circulate the same, to reflect a change in the personnel of the Adviser responsible for making investment decisions in relation to a Fund; (b) to obtain shareholder approval of a new sub-advisory agreement as a result of a "change in control" (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Adviser, or to otherwise comply with the 1940 Act, the Securities Act, or any other applicable statute, law, rule or regulation, as a result of such change; or (c) to meet other legal or regulatory obligations caused by actions of the Adviser.

Section 10. Compensation.

(a) As compensation for the advisory services provided under this Agreement, the Trust shall pay the Adviser fees, payable monthly, at the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time;

(b) Except as provided in the following paragraph, no fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a single registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act (a "Master-Feeder Fund structure");

(c) The adviser shall receive a fee of 0.25% (0.35% in the case of the WealthBuilder Funds) for asset allocation services if a Fund invests some of its investment assets in one or more registered, open-end management investment companies, or separate series thereof, in each case, in accordance with Section 12(d)(1)(G) under the Act, the rules thereunder or an exemptive order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a "Fund of Funds structure").

Section 11. Standard of Care. The Trust will expect of the Adviser, and the Adviser will give the Trust the benefit of, the Adviser's best judgment and efforts in rendering its services to the Trust, and the Adviser shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser or any of its officers, directors, employees or agents, the Adviser shall not be subject to liability to the Trust or to any shareholders of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

Section 12. Non-Exclusivity. The services of the Adviser to the Funds are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Adviser may serve as officers and directors of the Trust, and that officers or directors of the Trust may serve as officers or directors of the Adviser, to the extent that such services may be permitted by law, and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

Section 13. Records. The Adviser shall, with respect to orders the Adviser places for the purchase and sale of portfolio securities of the Funds, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act as well as such records as the Funds' administrator reasonably requests to be maintained, including, but not limited to, trade tickets and confirmations for portfolio trades. All such records shall be maintained in a form acceptable to the Trust and in compliance with the provisions of Rule 31a-1 or any successor rule. All such records will be the property of the Trust and will be made available for inspection and use by the Trust and its authorized representatives.

Section 14. Term and Approval. This Agreement shall become effective with respect to a Fund after approved in accordance with the requirements of the 1940 Act, and executed by the Adviser and the Trust, and shall thereafter continue from year to year, provided that the continuation of the Agreement is specifically approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

(a) by the Board, or by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

(b) by the affirmative vote of a majority of the Trust's Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Section 15. Termination. As required under the 1940 Act, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities, or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or by the Commission staff in no-action letters issued under the 1940 Act.

This Agreement may also be terminated immediately by the Trust or the Adviser in the event that either party (i) breaches a material term of this Agreement; or (ii) commits a material violation of any governing law or regulation; or (iii) engages in conduct that would have a material adverse effect upon the reputation or business prospects of such other party.

Section 16. Indemnification by the Adviser. The Trust shall not be responsible for, and the Adviser shall indemnify and hold the Trust or any Fund harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties on the part of the Adviser or any of its officers, directors, employees or agents.

Section 17. Indemnification by the Trust. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties hereunder on the part of the Adviser or any of its officers, directors, employees or agents, the Trust hereby agrees to indemnify and hold harmless the Adviser against all claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from the advertising, solicitation, sale, purchase or pledge of securities, whether of the Funds or other securities, undertaken by the Funds, their officers, directors, employees or affiliates, resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Funds, their officers, directors, employees or affiliates.

Section 18. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention C. David Messman, and that of the Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention Karla M. Rabusch.

Section 19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Section 20. Amendment of this Agreement. This Agreement supersedes the advisory agreement between the parties hereto dated March 1, 2001. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Funds. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board and the Adviser.

Section 21. Wells Fargo Name. The Adviser and the Trust each agree that the name "Wells Fargo," which comprises a component of the Trust's name, is a property right of the parent of the Adviser. The Trust agrees and consents that: (i) it will use the words "Wells Fargo" as a component of its corporate name, the name of any series or class, or all of the above, and for no other purpose; (ii) it will not grant to any third party the right to use the name "Wells Fargo" for any purpose; (iii) the Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the words "Wells Fargo," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Adviser or one of its affiliates; and (iv) in the event that the Adviser or an affiliate thereof is no longer acting as investment adviser to any Fund, the Trust shall, upon request by the Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the words "Wells Fargo" and following such change, shall not use the words "Wells Fargo," or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its trustees, officers and shareholders to take any and all actions that the Adviser may request to effect the foregoing and to reconvey to the Adviser any and all rights to such words.

Section 22. Risk Acknowledgement. The Adviser does not guarantee the future performance of the Funds or any specific level of performance, the success of any investment decision or strategy that the Adviser may use, or the success of the Adviser's overall management of the Funds. The Trust understands that investment decisions made for the Funds by the Adviser are subject to various market, currency, economic and business risks, and that those investment decisions will not always be profitable. The Adviser will manage only the securities, cash and other investments for which management responsibility is delegated to it and which are held in the Funds' account(s) and, in making investment decisions for the Funds, the Adviser will not consider any other securities, cash or other investments owned by the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

WELLS FARGO MASTER TRUST

on behalf of the Funds

 By: #9; ________________________

C. David Messman

Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

 By: #9; ________________________

Andrew Owen

Senior Vice President

WELLS FARGO MASTER TRUST

INVESTMENT ADVISORY AGREEMENT

Schedule A
Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
	Prior to 8/1/04	Effective 8/1/04
Disciplined Growth Portfolio	0.75	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.75 0.70 0.65 0.625 0.60
Equity Income Portfolio	0.75	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.75 0.70 0.65 0.625 0.60
Index Portfolio	0.15	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.10 0.10 0.075 0.075 0.050
International Equity Portfolio	1.00	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.95 0.90 0.85 0.825 0.80
International Growth Portfolio	N/A	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.95 0.90 0.85 0.825 0.80
International Index Portfolio	N/A	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.35 0.35 0.325 0.325 0.30
Large Cap Appreciation Portfolio	0.70	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.70 0.70 0.65 0.625 0.600
Large Cap Value Portfolio	0.75	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.75 0.70 0.65 0.625 0.60
Large Company Growth Portfolio	0.75	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.75 0.70 0.65 0.625 0.60
Managed Fixed Income Portfolio	0.50	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.45 0.40 0.35 0.325 0.30
Overseas Portfolio	1.00	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.95 0.90 0.85 0.825 0.80
Small Cap Index Portfolio	0.25	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.20 0.20 0.175 0.175 0.15
Small Company Growth Portfolio	0.90	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.90 0.85 0.80 0.775 0.75
Small Company Value Portfolio	0.90	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.90 0.85 0.80 0.775 0.75
Stable Income Portfolio	0.50	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.45 0.40 0.35 0.325 0.30
Strategic Value Bond Portfolio	0.50	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.45 0.40 0.35 0.325 0.30
Tactical Maturity Bond Portfolio	0.50	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.45 0.40 0.35 0.325 0.30

Approved by Board of Trustees: August 10, 2004
The foregoing fee schedule is agreed to as of August 10, 2004 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By: /s/ C. David Messman

C. David Messman

Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:  /s/ Andrew Owen
Andrew Owen

Senior Vice President

EX-99.B(d)(2)(i)

Appendix A

Master Trust Funds
Equity Income Portfolio
Index Portfolio
Small Cap Index Portfolio

Approved by the Board of Trustees on October 24, 2000, August 6, 2002 and August 10, 2004.

Most Recent Annual Approval Date: May 18, 2004.

SCHEDULE A

WELLS FARGO CORE TRUST

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

This fee agreement is made as of the 6th day of August, 2002, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Wells Capital Management Incorporated (the "Sub-Adviser") and

WHEREAS, the parties and Wells Fargo Funds Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.

Appendix A to Schedule A

Name of Fund	Breakpoints	Sub-advisory Rate
Equity Income Portfolio	0-200M 200-400M >400M	0.25 0.20 0.15
Index Portfolio	0-200M >200M	0.02 0.01
Small Cap Index Portfolio	0-200M >200M	0.02 0.01

WELLS FARGO FUNDS MANAGEMENT, LLC

By:   /s/ Andrew Owen

Andrew Owen

Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:   /s/ David O'Keefe

David O'Keefe

Chief Financial Officer

EX-99.B(d)(2)(ii)

Appendix A

Master Trust Funds
Managed Fixed Income Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio

Approved by the Board of Trustees: October 24, 2000.

Most Recent Annual Approval Date: May 18, 2004.

EX-99.B(d)(2)(iv)

Appendix A

Master Trust Funds
Disciplined Growth Portfolio

Approved by the Board of Trustees: October 24, 2000 and August 6, 2002.

Most Recent Annual Approval Date: May 18, 2004.

SCHEDULE A

WELLS FARGO MASTER TRUST

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

This fee agreement is made as of the 13th day of November, 2003, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Smith Asset Management Group, L.P. (the "Sub-Adviser") and

WHEREAS, the parties and Wells Fargo Master Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying annual rate of percentage of the assets of the Funds listed in Appendix A.

Appendix A to Schedule A
Name of Fund	Breakpoints	Sub-Advisory Rate
Disciplined Growth Portfolio	0-200M 200M-500M >500M	0.30 0.20 0.15

WELLS FARGO FUNDS MANAGEMENT, LLC

By:   /s/ Andrew Owen

Senior Vice President

SMITH ASSET MANAGEMENT GROUP, L.P.

By:   /s/ Stephen S. Smith

Stephen S. Smith

Principal

EX-99.B(d)(2)(v)

Appendix A

Large Company Growth Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Tactical Maturity Bond Portfolio

Approved by Board of Trustees: October 24, 2000 and November 27, 2001 (to change the name of the Positive Return Bond Portfolio to the Tactical Maturity Bond Portfolio).

Most Recent Annual Approval Date: May 18, 2004.

EX-99.B(d)(2)(vi)

Appendix A

Master Trust Portfolios
Large Cap Appreciation Portfolio

Approved by Board of Trustees: May 8, 2001.

Most Recent Annual Approval Date: May 18, 2004.

EX-99.B(d)(vii)

APPENDIX A

Master Trust Funds
Large Cap Value Portfolio

Approved by the Board of Trustees: May 6, 2003.

Most Recent Annual Approval Date: May 18, 2004.

EX-99.B(d)(2)(ix)

SUB-ADVISORY AGREEMENT

BETWEEN WELLS FARGO MASTER TRUST,

WELLS FARGO FUNDS MANAGEMENT, LLC AND

ARTISAN PARTNERS LIMITED PARTNERSHIP

This AGREEMENT is made as of this 6th day of October 2004, between Wells Fargo Master Trust (the "Trust"), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Wells Fargo Funds Management, LLC (the "Adviser"), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, and Artisan Partners Limited Partnership (the "Sub-Adviser"), a Limited Partnership organized under the laws of the State of Delaware, with its principal place of business at 875 East Wisconsin Avenue, Suite 00, Milwaukee, Wisconsin 53202.

WHEREAS, the Adviser and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Trust is engaged in business as an open-end investment company with one or more series of shares and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust's Board of Trustees (the "Board") has engaged the Adviser to perform investment advisory services for each series of the Trust under the terms of an investment advisory agreement, dated August 6, 2003, between the Adviser and the Trust (the "Advisory Agreement"); and

WHEREAS, the Adviser desires to retain the Sub-Adviser, and the Trust's Board has approved the retention of the Sub-Adviser, to provide investment advisory services to each series of the Trust listed in Appendix A hereto as it may be amended from time to time (each a "Fund" and collectively the "Funds"), and the Sub-Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Trust, the Adviser and Sub-Adviser agree as follows:

Section 1. Appointment of Sub-Adviser. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the 1940 Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in the prospectus and statement of additional information relating to the Fund contained therein and as may be amended or supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Board.

Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Fund and provides for certain management and other services as specified in the Advisory Agreement.

Subject to the direction and control of the Board and the Adviser, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Fund, and without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be directed from time to time by the Adviser.

The investment authority granted to the Sub-Adviser shall include the authority to exercise whatever powers the Trust may possess with respect to any of its assets held by the Fund, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, redemption privileges, and to tender securities pursuant to a tender offer. The Sub-Adviser shall not, however, be responsible for voting proxies, for participating in class actions and/or other legal proceedings on behalf of the Fund, but will provide such assistance as is reasonably requested by the Adviser.

Section 2. Duties of the Sub-Adviser.

(a) The Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the Fund. To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund. In all purchases, sales and other transactions in securities and other assets for the Fund, the Sub-Adviser is authorized to exercise full discretion and act for the Trust and instruct the Fund's custodian (the "Custodian") in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

The Sub-Adviser acknowledges that the Fund and other mutual funds advised by the Adviser (collectively, the "fund complex") may engage in transactions with certain sub-advisers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of a fund in the fund complex, or an affiliated person of a sub-adviser, concerning transactions for a fund in securities or other fund assets. With respect to a multi-managed Fund, the Sub-Adviser shall be limited to managing only the discrete portion of the Fund's portfolio as may be determined from time-to-time by the Board or the Adviser, and shall not consult with the sub-adviser as to any other portion of the Fund's portfolio concerning transactions for the Fund in securities or other Fund assets.

(b) Following the close of each calendar quarter, the Sub-Adviser will report to the Board regarding the investment performance of the Fund since the prior report, and will also keep the Board informed of important developments known by it to affect the Trust, the Fund and the Sub-Adviser, and on its own initiative will furnish the Board and the Adviser from time to time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by the Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Sub-Adviser will also furnish the Board and the Adviser with such statistical and analytical information with respect to securities held by the Fund as the Sub-Adviser may believe appropriate or as the Board or the Adviser reasonably request.

The Sub-Adviser shall promptly notify the Adviser of (i) any changes regarding the Sub-Adviser that would impact disclosure in the Trust's Registration Statement, or (ii) any violation of any requirement, provision, policy or restriction that the Sub-Adviser is required to comply with under Section 6 of this Agreement. The Sub-Adviser shall, within two business days, notify both the Adviser and the Trust of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Adviser, the Fund or the Trust. The Sub-Adviser shall reasonably cooperate with the Custodian in the Custodian's processing of class actions or other legal proceedings relating to the holdings (historical and/or current) of the Fund.

(c) The Sub-Adviser may from time to time employ or sub-contract the services of certain persons as the Sub-Adviser believes to be appropriate or necessary to assist in the execution of the Sub-Adviser's duties hereunder; provided, however, that the employment of or sub-contracting to any such person shall not relieve the Sub-Adviser of its responsibilities or liabilities hereunder. The cost of performance of such duties shall be borne and paid by the Sub-Adviser. No obligation may be imposed on the Trust in any such respect.

The Sub-Adviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the execution of its duties and obligations hereunder. The appropriate personnel of the Sub-Adviser will be made available to consult with the Adviser, the Trust and the Board at reasonable times and upon reasonable notice concerning the business of the Trust.

(d) The Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Sub-Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives (including the Adviser), shall have access to such books and records at all times during the Sub-Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Trust or the Trust's authorized representatives.

Section 3. Delivery of Documents to the Sub-Adviser. The Adviser has furnished the Sub-Adviser with true, correct and complete copies of the following documents:

a. The Declaration of Trust, as in effect on the date hereof;

b. The Registration Statement filed with the Commission under the 1940 Act, including the form of prospectus related to the Fund included therein;

c. The Advisory Agreement; and

d. Written guidelines, policies and procedures adopted by the Trust.

The Adviser will furnish the Sub-Adviser with all future amendments and supplements to the foregoing as soon as practicable after such documents become available. The Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

The Sub-Adviser shall furnish the Adviser with written certifications, in such form as the Adviser shall reasonably request, that it has received and reviewed the most recent version of the foregoing documents provided by the Adviser and that it will comply with such documents in the performance of its obligations under this Agreement.

Section 4. Delivery of Documents to the Adviser. The Sub-Adviser has furnished, and in the future will furnish, the Adviser with true, correct and complete copies of each of the following documents:

a. The Sub-Adviser's most recent Form ADV;

b. The Sub-Adviser's most recent balance sheet; and

c. The current Code of Ethics of the Sub-Adviser, adopted pursuant to Rule 17j-1 under the 1940 Act, and annual certifications regarding compliance with such Code.

In addition, the Sub-Adviser will furnish the Adviser with (i) a summary of the results of any future examination of the Sub-Adviser by the Commission or other regulatory agency with respect to the Sub-Adviser's activities hereunder; (ii) copies of its policies and procedures adopted pursuant to Rule 206(4)-7 under the Advisers Act; and (iii) beginning for periods ended after December 31, 2004, a copy of its Report on Controls Placed in Operations and Tests of Effectiveness, including the report of independent public accountants, prepared under Statement of Accounting Standards No. 70 ("SAS 70").

The Sub-Adviser will furnish the Adviser with all such documents as soon as practicable after such documents become available. The Sub-Adviser shall furnish the Adviser with any further documents, materials or information as the Adviser may reasonably request in connection with Sub-Adviser's performance of its duties under this Agreement, including, but not limited to, information regarding the Sub-Adviser's financial condition, level of insurance coverage and any certifications or sub-certifications which may reasonably be requested in connection with Fund registration statements, Form N-CSR filings or other regulatory filings, and which are appropriately limited to Sub-Adviser's responsibilities under this Agreement.

Section 5. Control by Board. As is the case with respect to the Adviser under the Advisory Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Fund, shall at all times be subject to the direction and control of the Trust's Board.

Section 6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

(a) investment guidelines, policies and restrictions established by the Board that have been communicated in writing to the Sub-Adviser;

(b) all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder;

(c) the Registration Statement of the Trust, as it may be amended from time to time, filed with the Commission under the Securities Act and the 1940 Act and delivered to the Sub-Adviser;

(d) the provisions of the Declaration of Trust of the Trust, as it may be amended or supplemented from time to time and delivered to the Sub-Adviser;

(e) the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Fund, and any rules and regulations adopted thereunder; and

(f) any other applicable provisions of state or federal law, and any rules and regulations adopted thereunder.

Section 7. Proxies. The Adviser shall have responsibility to vote proxies solicited with respect to issuers of securities in which assets of the Fund are invested from time to time in accordance with the Trust's policies on proxy voting. The Sub-Adviser will provide, when requested by the Adviser, information on a particular issuer to assist the Adviser in the voting of a proxy.

Section 8. Broker-Dealer Relationships. The Sub-Adviser is responsible for the purchase and sale of securities for the Fund, broker-dealer selection, and negotiation of brokerage commission rates. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best price and execution under the circumstances. In selecting a broker-dealer to execute each particular transaction for the Fund, the Sub-Adviser will consider among other things: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the Sub-Adviser determines in good faith that the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board may from time to time determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the Fund and to other clients of the Sub-Adviser. The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to brokers and dealers who provide brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934 and in compliance therewith. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report on said allocations regularly to the Board, indicating the brokers to whom such allocations have been made and the basis therefore.

Provided the investment objective of the Fund is adhered to, the Sub-Adviser may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other portfolios managed by the Sub-Adviser, if, in the Sub-Adviser's reasonable judgment, such aggregation will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price and brokerage commission. In accounting for such aggregated order, price and commission shall be averaged on a per bond or share basis daily. The Trust and the Adviser acknowledge that the Sub-Adviser's determination of such economic benefit to the Fund may be based on an evaluation that the Fund is benefited by relatively better purchase or sales price, lower commission expenses and beneficial timing of transactions, or a combination of these and other factors. The allocation of securities so purchased or sold shall be made by the Sub-Adviser in the manner that the Sub-Adviser considers to be most equitable and consistent with its fiduciary obligations to the Fund and other clients. The Sub-Adviser represents and acknowledges that it is solely responsible for complying with any and all applicable pronouncements of the Commission or its staff with respect to the requirements for aggregating trades as may be set out in any interpretive release and/or no-action letters issued by the Commission staff ("SEC Requirements"). The Sub-Adviser further agrees to hold the Trust and the Adviser harmless from any and all loss, damage or liability resulting from the Sub-Adviser's failure to comply with any applicable SEC Requirements. The Sub-Adviser shall not be responsible for any acts or omissions by any broker or dealer, provided that the Sub-Adviser did not act with negligence or willful misconduct in the selection of such broker or dealer.

Section 9. Expenses. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Fund unless specifically provided otherwise in this Agreement. The expenses borne by the Fund include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Fund's shareholders.

The Sub-Adviser shall pay its own expenses in connection with the services to be provided by it pursuant to this Agreement. In addition, the Sub-Adviser shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Adviser or the Trust: (a) to amend the Trust's registration statement or supplement the Fund's prospectus, and circulate the same, solely to reflect a change in the personnel of the Sub-Adviser responsible for making investment decisions in relation to the Fund; or (b) to obtain shareholder approval of a new sub-advisory agreement as a result of a "change in control" (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Sub-Adviser, or to otherwise comply with the 1940 Act, the Securities Act, or any other applicable statute, law, rule or regulation, as a result of such change.

Section 10. Compensation. As compensation for the sub-advisory services provided under this Agreement, the Adviser shall pay the Sub-Adviser fees, payable monthly, at the annual rates indicated on Appendix B hereto, as such Schedule may be amended or supplemented as agreed to in writing by the parties from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Fund with respect to compensation under this Agreement.

Section 11. Standard of Care. The Trust and the Adviser will expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and the Adviser the benefit of, the Sub-Adviser's best judgment and efforts in rendering its services to the Trust, and the Sub-Adviser shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the Adviser, to the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

Section 12. Non-Exclusivity. The services of the Sub-Adviser to the Adviser and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

It is understood that the Sub-Adviser performs investment advisory services for various clients, including accounts of clients in which the Sub-Adviser or associated persons have a beneficial interest. The Sub-Adviser may give advice and take action in the performance of its duties with respect to any of its other clients, which may differ from the advice given, or the timing or nature of action taken, with respect to the assets of the Fund. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell for the Fund any security or other property that the Sub-Adviser purchases or sells for its own accounts or for the account of any other client.

Section 13. Records. The Sub-Adviser shall, with respect to orders the Sub-Adviser places for the purchase and sale of portfolio securities of the Fund, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act, as well as trade tickets and confirmations of portfolio trades, and such other records as the Adviser reasonably requests to be maintained. All such records shall be maintained in a form reasonably acceptable to the Adviser and the Trust and in compliance with the provisions of Rule 31a-1 or any successor rule. All such records will be the property of the Trust, and will be made available for inspection by the Trust and its authorized representatives (including the Adviser). The Sub-Adviser shall promptly, upon the Trust's request, surrender to the Trust those records which are the property of the Trust or the Fund; provided, however, that the Sub-Adviser may retain copies of such records.

Section 14. Term and Approval. This Agreement shall become effective with respect to the Fund after it is approved in accordance with the express requirements of the 1940 Act, and executed by the Trust, Adviser and Sub-Adviser and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

(a) by the Board, or by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

(b) by the affirmative vote of a majority of the Trust's Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Section 15. Termination. As required under the 1940 Act, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Fund's outstanding voting securities, or by the Adviser or Sub-Adviser on sixty (60) days' and (6) months, respectively, written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. Notwithstanding the foregoing, this Agreement may be terminated by the Sub-Adviser on 30 days' written notice if any change in the Fund's investment objective, restrictions or guidelines would require the Sub-Adviser, in its reasonable judgment, to deviate in its management of the Fund from its international growth investment strategy. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.

This Agreement may also be terminated immediately by the Adviser, the Sub-Adviser or the Trust in the event that a respective party: (i) breaches a material term of this Agreement; or (ii) commits a material violation of any governing law or regulation; or (iii) engages in conduct that would have a material adverse effect upon the reputation or business prospects of a respective party.

Section 16. Indemnification by the Sub-Adviser. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Trust or the Adviser, or any of their respective officers, directors, employees, affiliates or agents, the Trust and the Adviser, respectively, shall not be responsible for, and the Sub-Adviser hereby agrees to indemnify and hold harmless the Trust and the Adviser and their respective officers, directors, employees, affiliates and agents (severally, but not jointly) against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees, affiliates or agents. Notwithstanding the foregoing, the Sub-Adviser shall not be liable hereunder for any for any losses or damages arising from the Sub-Adviser's adherence to the Adviser's written instructions, or for any action or inaction by the Sub-Adviser consistent with the Standard of Care described in Section 11 of this Agreement.

Section 17. Indemnification by the Trust and the Adviser. Provided that the conduct of the Sub-Adviser, its partners, employees, affiliates and agents is consistent with the Standard of Care described in Section 11 of this Agreement, the Sub-Adviser shall not be responsible for, and the Trust and the Adviser (severally, but not jointly) hereby agree to indemnify and hold harmless the Sub-Adviser, its partners, employees, affiliates and agents against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising out of or attributable to conduct of the party from whom such indemnification is sought and relating to: (i) the advertising, solicitation, sale, purchase or pledge of securities, whether of the Fund or other securities, undertaken by the Fund, its officers, directors, employees, affiliates or agents, (ii) any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Fund or the Adviser, respectively, or their respective officers, directors, employees, affiliates or agents, or (iii) the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties hereunder on the part of the Fund or the Adviser, respectively, or their respective officers, directors, employees, affiliates or agents.

Section 18. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Karla M. Rabusch, and that of the Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: C. David Messman, and that of the Sub-Adviser shall be 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202, Attention: Janet D. Olsen.

Section 19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Section 20. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the Fund. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board, the Adviser and the Sub-Adviser.

Section 21. Wells Fargo Name. The Sub-Adviser and the Trust each agree that the name "Wells Fargo," which comprises a component of the Trust's name, is a property right of the parent of the Adviser. The Trust agrees and consents that: (i) it will use the words "Wells Fargo" as a component of its corporate name, the name of any series or class, or all of the above, and for no other purpose; (ii) it will not grant to any third party the right to use the name "Wells Fargo" for any purpose; (iii) the Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the words "Wells Fargo," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Adviser or one of its affiliates; and (iv) in the event that the Adviser or an affiliate thereof is no longer acting as investment adviser to the Fund, the Trust shall, upon request by the Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the words "Wells Fargo" and following such change, shall not use the words "Wells Fargo," or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its trustees, officers and shareholders to take any and all actions that the Adviser may request to effect the foregoing and to reconvey to the Adviser any and all rights to such words. The Sub-Adviser may include the Wells Fargo Funds in its representative client list.

Section 22. Risk Acknowledgement. The Sub-Adviser does not guarantee the future performance of the Fund or any specific level of performance, the success of any investment decision or strategy that the Sub-Adviser may use, or the success of the Sub-Adviser's overall management of the Fund. Each of the Trust and the Adviser understand that investment decisions made for the Funds by the Sub-Adviser are subject to various market, currency, economic and business risks, and that those investment decisions will not always be profitable. The Sub-Adviser will manage only the securities, cash and other investments delegated to it which are held in the Fund's account and, in making investment decisions for the Fund, the Sub-Adviser will not consider any other securities, cash or other investments owned by the Trust.

Section 23. Authority to Execute Agreement. Each of the individuals whose signature appears below represents and warrants that he or she has full authority to execute this Agreement on behalf of the party on whose behalf he or she has affixed his or her signature to this Agreement. The Trust and the Adviser will deliver to the Sub-Adviser such evidence of its authority with respect to this Agreement as Sub-Adviser may reasonably require. The Sub-Adviser will deliver to the Trust and the Adviser such evidence of its authority with respect to this Agreement as the Trust or the Adviser may reasonably require.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in triplicate by their respective officers on the day and year first written above.

WELLS FARGO MASTER TRUST

on behalf of the Fund

 By:   /s/ C. David Messman

C. David Messman

Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

 By:   /s/ Andrew Owen

Andrew Owen

Senior Vice President

ARTISAN PARTNERS LIMITED PARTNERSHIP

By Artisan Investment Corporation, its general partner

By:   /s/ Janet D. Olsen

Janet D. Olsen

Vice President

EX-99.B(d)(2)(x)

SUB-ADVISORY CONTRACT

WELLS FARGO FUNDS MANAGEMENT, LLC

525 Market Street, 12th Floor

San Francisco, CA 94105

October 5, 2004

Barclays Global Fund Advisors

45 Fremont Street

San Francisco, California 94105

Dear Sirs:

This will confirm the agreement by and among Wells Fargo Funds Management, LLC (the "Adviser"), Wells Fargo Master Trust (the "Trust"), on behalf of each Fund listed on attached Appendix I as it may be amended from time to time (each, a "Fund" and collectively, the "Funds"), and Barclays Global Fund Advisors (the "Sub-Adviser") as follows:

1. The Trust is a registered open-end management investment company currently consisting of a number of investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios. The Trust proposes to engage in the business of investing and reinvesting the assets of the Funds in the manner and in accordance with the investment objectives, policies and restrictions specified in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "Act"). Copies of the Registration Statement have been furnished to the Adviser. Any amendments to the Registration Statement shall be furnished to the Adviser promptly.

2. The Trust has engaged the Adviser to manage the investing and reinvesting of the Funds' assets and to provide the advisory services specified elsewhere in the Investment Advisory Agreement between the Trust and the Adviser, dated as of August 6, 2003, subject to the overall supervision of the Board of Trustees of the Trust.

3. (a) The Adviser hereby employs the Sub-Adviser to perform for the Funds certain sub-advisory services and the Sub-Adviser hereby accepts such employment. The Adviser shall retain the authority to establish and modify, from time to time, the investment strategies and approaches to be followed by the Sub-Adviser, subject, in all respects, to the supervision and direction of the Trust's Board of Trustees and subject to compliance with the Funds' investment objectives, policies and restrictions set forth in the Registration Statement, a copy of which has been furnished by the Adviser to the Sub-Adviser. Any amendments to the Registration Statement shall be furnished by the Adviser to the Sub-Adviser promptly.

(b) Subject to the overall supervision and control of the Adviser and the Trust, the Sub-Adviser shall be responsible for investing and reinvesting the Funds' assets in a manner consistent with the investment objectives, policies and restrictions referenced in subparagraph (a) above and in accordance with the Act and the provisions of the Internal Revenue Code of 1986 relating to investment companies. In this regard, the Sub-Adviser shall be responsible for monitoring the performance of the Funds, and shall furnish to the Adviser periodic reports on the investment activity and performance of the Funds. The Sub-Adviser shall also furnish such additional reports and information as the Adviser and the Trust's Board of Trustees and officers shall reasonably request.

(c) The Sub-Adviser's duties shall not include, and the Sub-Adviser shall have no responsibility for: (i) determining the value of the Funds' assets pursuant to Section 2(a)(41) of the Act; (ii) tax reporting; (iii) securities lending; or (iv) voting proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested.

(d) The Sub-Adviser shall, at its expense, employ or associate with itself such persons as the Sub-Adviser believes appropriate to assist it in performing its obligations under this contract.

4. The Adviser shall be responsible for fees paid to the Sub-Adviser for the Sub-Adviser's services rendered pursuant to this contract. The Sub-Adviser agrees that it shall have no claim against the Trust or the Funds respecting compensation under this contract. In consideration of the services to be rendered by the Sub-Adviser under this contract, the Adviser shall pay the Sub-Adviser monthly fees at the rates specified on Appendix I hereto. If the fee payable to the Sub-Adviser pursuant to this Paragraph 4 begins to accrue on a day after the first day of any month or if this contract terminates before the end of any month, the fee for the period from the effective date to the end of the month, or from the beginning of that month to the termination date, shall be prorated according to the proportion that such period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fee, the value of a Fund's net assets shall be computed in the manner specified in the Registration Statement and the Trust's Declaration of Trust, as amended or supplemented from time to time, for the computation of the value of such Fund's net assets in connection with the determination of the net asset value of Fund shares.

5. The Sub-Adviser shall give the Trust the benefit of the Sub-Adviser's best judgment and efforts in rendering services under this contract. As consideration and as an inducement to the Sub-Adviser's undertaking to render these services, the Trust and the Adviser agree that the Sub-Adviser shall not be liable under this contract for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this contract shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Trust or its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties under this contract or by reason of reckless disregard of its obligations and duties under this contract.

This contract shall become effective as of its execution date and shall thereafter continue in effect, provided that this contract shall continue in effect for a period of more than two years from the date hereof only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of a Fund's outstanding voting securities (as defined in the Act) or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called specifically for the purpose of continuing this Sub-Advisory Contract, of a majority of the Trust's Trustees who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated without the payment of any penalty, upon 60 days' written notice to the Sub-Adviser, by the Adviser, by a vote of a majority of a Fund's outstanding voting securities (as defined in the Act), or by a vote of a majority of the Trust's entire Board of Trustees. The Sub-Adviser may terminate this contract without the payment of any penalty upon 60 days' written notice to the Trust. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

6. This contract may be amended at any time but only by mutual written agreement of the parties and in accordance with any applicable legal or regulatory requirements.

7. Except to the extent necessary to perform the Sub-Adviser's obligations under this contract, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

8. The Trust shall own and control all records that are generated on behalf of the Trust as a result of services provided under this contract and are required pursuant to Section 31 of the Act and the applicable rules thereunder. In addition, the Trust shall have the right to inspect, audit, and/or copy all records pertaining to the performance of services under this contract that are required pursuant to Section 31 of the Act and the applicable rules thereunder.

9. The Sub-Adviser and the Trust each agree that the name "Wells Fargo," which comprises a component of the Trust's name, is a property right of the parent of the Adviser. The Trust agrees and consents that: (i) it will use the name "Wells Fargo" as a component of its corporate name, the name of any fund or class or both, and for no other purpose; (ii) it will not grant to any third party the right to use the name "Wells Fargo" for any purpose; (iii) the Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the name "Wells Fargo," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Adviser or one of its affiliates; and (iv) in the event that the Adviser or an affiliate thereof is no longer acting as investment adviser to any fund or class, the Trust shall, upon request by the Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the name "Wells Fargo," and following such change, shall not use the name "Wells Fargo," or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its directors, officers, and shareholders to take any and all actions that the Adviser may request to effect the foregoing and to reconvey to the Adviser any and all rights to such word.

10. All notices required by this contract shall be provided in writing and delivered by overnight delivery, by first class postage pre-paid U.S. mail, or by fax. Notices delivered by first class postage pre-paid U.S. mail shall be deemed given three days after mailing and notices delivered by overnight delivery or fax shall be deemed given upon receipt.

If to Trust: WELLS FARGO MASTER TRUST

525 Market Street, 12th Floor

San Francisco, California 94105

Attn: C. David Messman

Fax No.: 415-975-6573

If to Adviser: WELLS FARGO FUNDS MANAGEMENT, LLC

525 Market Street, 12th Floor

San Francisco, California 94105

Attn: Andrew Owen

Fax No.: 415-975-6573

If to Sub-Adviser: BARCLAYS GLOBAL FUND ADVISORS

45 Fremont Street

San Francisco, California 94105

Attn: Legal Department

Fax No.: 415-597-2749

11. This contract shall be governed by and construed in accordance with the laws of the State of California.

12. The Sub-Adviser's investment authority shall include advice with regard to purchasing, selling, covering open positions, and generally dealing in financial futures contracts and options thereon, in accordance with Rule 4.7 of the Commodity Futures Trading Commission ("CFTC"), and the Funds' investments in financial futures contracts and options thereon shall be in accordance with Rule 4.5 of the CFTC.

The Sub-Adviser's authority shall include authority to: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the Funds; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Sub-Adviser may, using such of the securities and other property in the Brokerage Accounts as the Sub-Adviser deems necessary or desirable, direct the custodian to deposit on behalf of the Funds, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Adviser deems desirable or appropriate.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

The Trust represents and warrants that it is a "qualified eligible person" within the meaning of CFTC Regulations Section 4.7 and, as such, consents to treat the Funds in accordance with the exemption contained in CFTC Regulations Section 4.7(b).

 If the foregoing correctly sets forth the agreement by and among the Trust, the Adviser and the Sub-Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

WELLS FARGO FUNDS MANAGEMENT, LLC

 By:   /s/ Andrew Owen

Name: Andrew Owen

Title: Senior Vice President

AGREED to as of the date set forth above.

BARCLAYS GLOBAL FUND ADVISORS

By:   /s/ Michele Knight

Name: Michele Knight

Title: Principal

By:   /s/ James Polisson

Name: James Polisson

Title: Managing Director

ACCEPTED as of the date set forth above.

WELLS FARGO MASTER TRUST,

on behalf of each Fund listed on

attached Appendix I

By:   /s/ C. David Messman

C. David Messman

Secretary

APPENDIX I

Sub-advisory fees shall be paid monthly on the first business day of each month, at the annual rates specified below of each Fund's average daily value (as determined on each day that such value is determined for the Fund at the time set forth in the Fund's Registration Statement for determining net asset value per share) during the preceding month.

Fund	Sub-Advisory Fee
International Index Portfolio	0.30%

WELLS FARGO MASTER TRUST

 By:   /s/ C. David Messman

C. David Messman

Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

 By:   /s/ Andrew Owen

Andrew Owen

Senior Vice President

BARCLAYS GLOBAL FUND ADVISORS

By:   /s/ Michele Knight

Name: Michele Knight

Title: Principal

By:   /s/ James Polisson

Name: James Polisson

Title: Managing Director

APPENDIX A

Master Trust Funds
International Growth Portfolio

Approved by the Board of Trustees: August 10, 2004

APPENDIX B

WELLS FARGO MASTER TRUST

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

This fee agreement is made as of the 6th day of October, 2004, by and between Wells Fargo Master Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and Artisan Partners Limited Partnership (the "Sub-Adviser").

WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the Fund's average daily net assets throughout the month:
Name of Fund	Sub-Advisory Rate
International Growth Portfolio	0.70%

If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Funds.

The foregoing fee schedule shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST
on behalf of the Fund

  By:   /s/ C. David Messman

C. David Messman

Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

  By:   /s/ Andrew Owen

Andrew Owen

Senior Vice President

ARTISAN PARTNERS LIMITED PARTNERSHIP

By Artisan Investment Corporation, its general partner

By:   /s/ Janet D. Olsen

Janet D. Olsen

Vice President

EX-99.B(g)(1)

AMENDED AND RESTATED CUSTODY AGREEMENT

WELLS FARGO MASTER TRUST

THIS AMENDED and RESTATED AGREEMENT is made as of this 10th day of August, 2004, between Wells Fargo Master Trust (formerly, Wells Fargo Core Trust), a business Trust organized under the laws of the State of Delaware with its principal place of business at 111 Center Street, Little Rock, Arkansas 72201 and Wells Fargo Bank, N.A. (formerly, Wells Fargo Bank, Minnesota, N.A.) (the "Custodian"), a banking association organized under the laws of the United States of America with its principal place of business at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

WHEREAS, the Trust desires to appoint the Custodian as custodian of the securities and cash of the investment portfolios ("Fund") listed in Appendix A and the Custodian is willing to act in such capacity upon the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

SECTION 1. DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow.

a. 1940 Act: The term 1940 Act shall mean the Investment Company Act of 1940, as amended from time to time.

b. Authorized Person: The term Authorized Person shall be deemed to include the treasurer, the controller or any other person, whether or not any such person is an Officer or employee of the Trust, duly authorized by the Board of Trustees ("Trustees") to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate attached hereto or such other Certificate as may be received from time to time by the Custodian.

c. Authorized Administrative Person: The term Authorized Administrative Person shall mean those persons, duly authorized by the Board of Trustees, to give Oral and Written Instructions with respect to the payment of expenses for designated Funds.

d. Board: The term Board shall mean the Board of Trustees of the Trust.

e. Book-Entry Account: The term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in which Book-Entry Securities are held.

f. Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the United States Treasury and United States Federal agencies and instrumentalities that are maintained in the book-entry system maintained by a Federal Reserve Bank.

g. Certificate: The term Certificate shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Fund by any two Officers of the Trust.

h. Clearing Member: The Term Clearing Member shall mean a registered broker-dealer that is a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

i. Depository: The term Depository shall mean The Depository Trust Company ("DTC"), Participants Trust Company ("PTC"), and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, its successor(s) and its nominee(s), provided the Custodian has received a certified copy of a resolution of the Board of Trustees specifically approving deposits in DTC, PTC or such other clearing agency. The term "Depository" shall further mean and include any person authorized to act as a depository pursuant to Section 17, Rule 17f-4 or Rule 17f-5 under the 1940 Act, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the Board of Trustees approving deposits therein by the Custodian.

j. Custodian: The term Custodian shall mean the Custodian in its capacity as custodian under this Agreement.

k. Foreign Securities: The term Foreign Securities shall mean "Foreign Securities" as that term is defined in Rule 17f-5 under the 1940 Act.

l. Foreign Custodian: The term Foreign Custodian shall mean "Eligible Foreign Custodian" as that term is defined in Rule 17f-5 under the 1940 Act.

m. Fund Business Day: The term Fund Business Day shall mean a day that is a business day for a Fund as defined in the Fund's prospectus.

n. Funds: The term Funds shall mean the Funds listed in Appendix A or any Fund that the Trust shall subsequently establish, provided that the Custodian may decline to act as custodian for any Fund subsequently established.

0. Margin Account: The term Margin Account shall mean a segregated account in the name of a broker, dealer, or Clearing Member, or in the name of the Trust or a Fund for the benefit of a broker, dealer, or Clearing Member, or otherwise, in accordance with an agreement between the Trust on behalf of a Fund, the Custodian and a broker, dealer, or Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or moneys of a Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry on its books and records.

p. Money Market Securities: The term Money Market Securities shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same date as such purchase or sale.

q. Officers: The term Officers shall be deemed to include the President, Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Trustees of the Trust to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate attached hereto or such other Certificate as may be received by the Custodian from time to time.

r. Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Oral Instructions on behalf of the Trust or a Fund. Each Oral Instruction shall specify whether it is applicable to the entire Trust or a specific Fund of the Trust.

s. Reverse Repurchase Agreement: The term Reverse Repurchase Agreement shall mean an agreement pursuant to which a Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.

t. Securities: The Term securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Trust.

u. Securities Depository: The term Securities Depository shall mean a system, domestic or foreign, for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities and shall include any system for the issuance of Book-Entry Securities.

v. Segregated Security Account: shall mean an account maintained under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of a Fund shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as a Fund may from time to time determine.

w. Share Certificates: The term Share Certificates shall mean the certificates for the Shares.

x. Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares, as reflected on the share registry records of the Trust.

y. Shares: The term Shares shall mean the shares of common stock of a Fund, each of which, in the case of a Fund having Series, is allocated to a particular Series.

z. Sub-Custodian: The term Sub-Custodian shall mean any person selected by the Custodian under Section 20 hereof and in accordance with the requirements of the 1940 Act to custody any or all of the Securities and cash of the Trust, and shall include Foreign Sub-Custodians.

(a)(a) Trust: The term Trust shall mean Wells Fargo Funds Trust. Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Trust.

(b)(b) Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Written Instructions on behalf of the Trust or a Fund. Each Written Instruction shall specify whether it is applicable to the entire Trust or a specific Fund of the Trust.

SECTION 2. APPOINTMENT

The Trust hereby appoints the Custodian as custodian of the Securities and cash of each Fund from time to time on deposit hereunder. The Securities and cash of each Fund shall be and remain the sole property of the Fund and the Custodian shall have only custody thereof. The Custodian shall hold, earmark and physically segregate for the appropriate Fund account of the Trust all non-cash property, including all Securities that are not maintained pursuant to Section 6 in a Securities Depository or Book-Entry Account. The Custodian will collect from time to time the dividends and interest of the Securities held by the Custodian.

The Custodian shall open and maintain a separate bank or trust account or accounts in the name of the Trust and each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust or a Fund. Notwithstanding the foregoing, a separate bank account may be established by the Trust to be used as a petty cash account in accordance with Rule 17f-3 under the 1940 Act and the Custodian shall have not duty or liability with regard to such account.

Upon receipt of Written Instructions, funds held by the Custodian for a Fund may be deposited by the Custodian to its credit in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 3. DELIVERY OF BOARD RESOLUTIONS

The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing execution of Written Instructions and the number of signatories required and setting forth authentic signatures of all signatories authorized to sign on behalf of the Trust or any Fund thereof. Such resolution shall constitute conclusive evidence of the authority of all signatories designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance thereon, until the Custodian receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give written Instructions.

The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions on behalf of the Trust or any Fund. Such resolution shall constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance therein, until the Custodian actually receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Oral Instructions. If the officer certifying the resolution is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Trust.

SECTION 4. INSTRUCTIONS

For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. If the first Instruction is an Oral Instruction, the Trust shall deliver or have delivered to the Custodian a confirmatory Written Instruction; and if the Custodian receives an Instruction, whether Written or Oral, with respect to a Securities transaction, the Trust shall cause the broker or dealer to send a written confirmation of the transaction to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Trust. The sole obligation of the Custodian with respect to any confirmatory Written Instruction or broker or dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Custodian to act, the Trust shall give the Custodian specific Written Instructions as to the action required.

SECTION 5. DEPOSIT OF TRUST ASSETS

The Trust will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities, other property and cash owned by each Fund at the time this Agreement becomes effective, provided that the Custodian shall have the right, in its sole discretion, to refuse to accept any securities or other property that are not in proper form for deposit or any reason. Such transfer and deposit shall be evidenced by appropriate schedules duly executed by the Trust on behalf of the Fund. The Trust may deposit with the Custodian additional Securities of the Funds and dividends or interest collected on such Securities as the same are acquired from time to time.

The Trust will cause to be deposited with the Custodian from time to time (i) the net proceeds of Securities sold, (ii) the applicable net asset value of Shares sold, whether representing initial issue or any other securities and (iii) cash as may be acquired. Deposits with respect to sales of Shares shall be accompanied by Written or Oral Instructions stating the amount to be deposited with the Custodian and registration instructions.

SECTION 6. DEPOSIT OF TRUST ASSETS WITH THIRD PARTIES

The Trust hereby authorizes the Custodian to deposit assets of the Funds as follows:

(a) With the Custodian or any other bank licensed and regularly examined by the United States or any state thereof assets held in the Option Account created pursuant to Section 13(b).

(b) In the Custodian or Sub-Custodian's account(s) with any Securities Depository as the Trust shall permit by Written or Oral Instruction.

(c) Book-Entry Securities belonging to a Fund in a Book-Entry Account maintained for the Custodian.

So long as any deposit referred to in (b) or (c) above is maintained for a Fund, the Custodian shall: (i) deposit the Securities in an account that includes only assets held by the Custodian for customers; (ii) send the Trust a confirmation (i.e., an advice of notice of transaction) of any transfers of the Trust or a Fund to or from the account; (iii) with respect to Securities of a Fund transferred to the account, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities that are registered in the name of the Custodian or its nominee, or credited to the Custodian's account on the books of a Securities Depository or the Custodian's agent; (iv) promptly send to the Trust all reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and (v) send to the Trust such reports of the systems of internal accounting control of the Custodian and its agents through which Securities are deposited as are available and as the Trust may reasonably request from time to time.

The Custodian shall be liable to the Trust or affected Fund for any loss or damage to the Trust or the Fund resulting from the negligence (including failure to act), fault or willful misconduct of the Custodian, its agents or employees in selecting a Securities Depository or Book-Entry Account. The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The Trust on behalf of the affected Fund may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a consequence of any such loss or damage, if and to the extent that the Trust or the affected Fund has not been made whole for any such loss or damage.

SECTION 7. REGISTRATION OF SECURITIES

The Securities held by the Custodian, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 6, shall be registered in the name of the Custodian or in the name of its nominee, or if directed by Written Instructions, in the name of the Fund or its nominee. In the event that any Securities are registered in the name of the Fund or its nominee, the Trust on behalf of the Fund will endorse, or cause to be endorsed, to the Custodian dividend and interest checks, or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian. Securities, excepting bearer securities, delivered from time to time to the Custodian shall, in all cases, be in due form for transfer, or registered as above provided.

SECTION 8. DISBURSEMENTS OF CASH

The Custodian is hereby authorized and directed to disburse cash to or from a Fund from time to time as follows:

(a) For the purchase of Securities by the Fund, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid and (ii) either the Securities so purchased, in due form for transfer or already registered as provided in Section 7, or notification by a Securities Depository or a Federal Reserve Bank that the Securities have been credited to the Custodian's account with the Securities Depository or Federal Reserve Bank.

(b) For transferring funds, including mark-to-the-market payments, in connection with a repurchase agreement covering Securities that have been received by the Custodian as provided in subsection (a) above, upon receipt by the Custodian of (i) Written or Oral Instruction specifying the Securities, the purchase price and the party to whom the purchase price is to be paid and (ii) written agreement to repurchase the Securities from the Fund.

(c) For transferring funds to a duly-designated redemption paying agent to redeem or repurchase Shares, upon receipt of (i) either Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding and (ii) Written or Oral Instructions stating the applicable redemption price.

(d) For exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid.

(e) For repaying, in whole or in part, any loan of a Fund, or returning cash collateral for Securities loaned by a Fund, upon receipt of Written or Oral Instructions directing payment and stating the Securities, if any, to be received against payment.

(f) For paying over to a duly-designated dividend disbursing agent such amounts as may be stated in Written or Oral Instructions as the Fund deems appropriate to include in dividends or distributions declared on the Shares.

(g) For paying or reimbursing the Fund for other corporate expenditures, upon receipt of Written or Oral Instructions stating that such expenditures are or were authorized by resolution of the Board and specifying the amount of payment, the purposes for which such payment is to be made, and the person or persons to whom payment is to be made.

(h) For transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions and upon agreement by the Custodian.

(i) To advance or pay out accrued interest on bonds purchased, dividends on stocks sold and similar items.

(j) To pay proper compensation and expenses of the Custodian.

(k) To pay, or provide the Fund with money to pay, taxes, upon receipt of appropriate Written or Oral Instructions.

(l) To transfer funds to a separate checking account maintained by the Trust on behalf of a Fund.

(m) To pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel and operating expenses, including but not limited to fees for legal, accounting and auditing services.

Before making any payments or disbursements, however, the Custodian shall receive, and may conclusively rely upon, Written or Oral Instructions requesting such payment or disbursement and stating that it is for one or more or the purposes enumerated above. Notwithstanding the foregoing, the Custodian may disburse cash for other corporate purposes; provided, however, that such disbursement maybe made only upon receipt of Written or Oral Instructions stating that such disbursement was authorized by resolution of the Board.

SECTION 9. DELIVERY OF SECURITIES

The Custodian is hereby authorized and directed to deliver Securities of the Funds from time to time as follows:

(a) For completing sales of Securities sold by a Fund, upon receipt of (i) Written or Oral Instructions specifying the Securities sold, the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered and (ii) the net proceeds of sale; provided, however, that the Custodian may accept payment in connection with the sale of Book-Entry Securities and Securities on deposit with a Securities Depository by means of a credit in the appropriate amount to the account described in Section 6(b) or (c) above.

(b) For exchanging Securities for other Securities (and cash, if applicable), upon timely receipt of (i) Written or Oral Instructions stating the Securities to be exchanged, cash to be received and the manner in which the exchange is to be made and (ii) the other Securities (and cash, if applicable) as specified in the Written or Oral Instructions.

(c) For exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, re-adjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions.

(d) For presenting for payment Securities that have matured or have been called for redemption;

(e) For delivering Securities upon redemption of Shares in kind, upon receipt of (i) Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding and (ii) appropriate Written or Oral Instructions.

(f) For depositing with the lender Securities to be held as collateral for a loan to a Fund or depositing with a borrower Securities to be loaned by a Fund, (i) upon receipt of Written or Oral Instructions directing delivery to the lender or borrower and suitable collateral, if Securities are loaned or (ii) pursuant to the terms of a separate securities lending agreement.

(g) For complying with a repurchase agreement, upon receipt of Written or Oral Instructions stating (i) the securities to be delivered and the payment to be received and (ii) payment.

(h) For depositing with a depository agent in connection with a tender or other similar offer to purchase Securities of a Fund, upon receipt of Written or Oral Instructions.

(i) For depositing Securities with the issuer thereof, or its agents, for the purpose of transferring such Securities into the name of a Fund, the Custodian or any nominee of either in accordance with Section 7.

(j) For other proper corporate purposes; provided, that the Custodian shall receive Written or Oral Instructions requesting such delivery.

(k) Notwithstanding the foregoing, the Custodian may, without Written or Oral Instructions, surrender and exchange Securities for other Securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option; provided, however, that the Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange. To facilitate any such exchange, the Custodian is authorized to surrender against payment maturing obligations and obligations called for redemption and to effectuate the exchange in accordance with customary practices and procedures established in the market for exchanges.

SECTION 10. BORROWINGS

The Fund will cause any person (including the Custodian) from which it borrows money using Securities as collateral to deliver to the Custodian a notice of undertaking in the form currently employed by the lender setting forth the amount that the lender will loan to the Trust against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian Written or Oral Instructions for each loan, stating (i) the name of the lender, (ii) the amount and terms of the loan, which terms may be specified by incorporating by reference an attached promissory note or loan agreement duly endorsed by the Trust on behalf of the Fund, (iii) the time and date, if known, on which the loan will be consummated (the "borrowing date"), (iv) the date on which the loan becomes due and payable, (v) the total amount payable to the Fund on the borrowing date, (vi) the market value of Securities to be delivered as collateral for such loan and (vii) the name of the issuer, the title and the number of shares or principal amount of the Securities to be delivered as collateral. The Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, and receive from the lender the total amount of the loan proceeds; provided, however, that no delivery of Securities shall occur if the amount of loan proceeds does not conform to the amount set forth in the Written or Oral Instructions, or if such Instruction do not contain the requirements of (vii) above. The Custodian may, at the option of the lender, keep such collateral in its possession; provided such collateral is subject to all rights given the lender by any promissory note or loan agreement executed by the Trust on behalf of a Fund.

The Custodian shall deliver, from time to time, any Securities required as additional collateral for any transaction described in this Section, upon receipt of Written or Oral Instructions. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian.

SECTION 11. INDEBTEDNESS TO CUSTODIAN

If, in its sole discretion, the Custodian advances funds to a Fund to pay for the purchase of Securities, to cover an overdraft of the Fund's account with the Custodian, or to pay any other indebtedness to the Custodian, the Fund's indebtedness shall be deemed to be a loan by the Custodian to the Fund, payable on demand and bearing interest at the rate specified in the separate Overdraft and Compensating Balances Procedures; provided, however, that the Custodian shall give the Fund notice of any such advance that exceeds five percent of the value of the Securities and cash held by the Custodian at the time of the advance. The Fund hereby agrees that the Custodian shall have a continuing lien and security interest, to the extent of 130% of any such overdraft or indebtedness, in any property then held by the Custodian or its agents for the benefit of the Fund, or in which the Fund may have an interest. The Fund authorizes the Custodian, in its sole discretion at any time, to charge any such overdraft or indebtedness, together with interest due thereon, against any balance then credited to the Fund on the Custodian's books. Under no circumstances will one Fund be liable for the indebtedness of another Fund.

SECTION 12. COMPENSATING BALANCES

The Custodian may compensate a Fund for any interest earned by the Custodian on uninvested cash balances maintained in a Fund's account pursuant to the Overdraft and Compensating Balances Procedures. The Custodian shall maintain records, or provide the Fund with such records, sufficient to identify payments made pursuant to this section, and the uninvested cash balance and interest earned on such balance that prompted the compensating balances payment.

SECTION 13. SECURITIES LOANS

The Custodian may from time to time lend securities of a Fund in accordance with and pursuant to a separate securities lending agreement.

  SECTION 14. OPTIONS, FUTURES CONTRACTS AND SEGREGATED #9; ACCOUNTS

The Custodian's responsibilities regarding option contracts will be governed by the following sub-paragraphs:

(a) Options.

(i) Upon receipt of Written or Oral Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (A) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option; (B) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities Depository) subject to the covered call option written on behalf of the Funds; and (C) pay, release and/or transfer such securities, cash or other assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

(ii) Upon receipt of instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the Fund and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s). Pursuant to that agreement and any Written or Oral Instructions, the Custodian shall: (A) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (B) deposit and maintain in a segregated account Securities (either physically or by book-entry in a Securities Depository cash and/or other assets; and (C) pay, release and/or transfer such Securities, cash or other assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. The Custodian shall not be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

(b) Futures Contracts. Upon receipt of Written or Oral Instructions, the custodian shall enter into a futures margin procedural agreement among the Fund, the Custodian and the designated futures commission merchant (a "Procedural Agreement"). Under the Procedural Agreement the Custodian shall: (A) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by a Series; (B) deposit and maintain in a segregated account cash, Securities and/or other assets designated as initial, maintenance or variation "margin" deposits intended to secure the Funds' performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by the Funds, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (C) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreements. The Custodian shall not be responsible for determining the type and amount of assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

(c) Segregated Accounts. Upon receipt of Written or Oral Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Funds, into which account or accounts may be transferred assets of each Fund, including Securities maintained by the Custodian in a Securities Depository, said account or accounts to be maintained (i) for the purpose of compliance by the Fund with the procedures required by SEC 1940 Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies or (ii) for such other purposes as may be set forth, from time to time in Written or Oral Instructions. The Custodian shall not be responsible for the determination of the type or amount of assets to be held in any segregated account referred to in this paragraph.

SECTION 15. EXERCISE OF POWERS WITH RESPECT TO SECURITIES

The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder. The Fund or such persons as it may designate shall have the right to vote, consent or otherwise act with respect to Securities. The Custodian will exercise its best efforts (as defined in Section 16) to furnish to the Fund in a timely manner all proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee, so that the Fund or its designee may vote, consent or otherwise act.

SECTION 16. COMPENSATION

(a) Each Fund agrees to pay to the Custodian compensation for its services as set forth in Appendix A hereto, or as shall be set forth in written amendments to Appendix A approved by the Fund and the Custodian from time to time.

(b) The Fund shall pay all fees and expenses of any Sub-Custodian approved by the Fund.

SECTION 17. CORPORATE ACTIVITY

The Custodian will exercise its best efforts to forward to the Fund in a timely manner all notices of shareholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind (excluding share certificates and dividend, principal and interest payments) sent to the Custodian as registered owner of Securities. Best efforts as used in this Agreement shall mean the efforts reasonably believed in good faith by the Custodian to be adequate in the circumstances.

Upon receipt of warrants or rights issued in connection with the assets of a Fund, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Fund of such receipt. However, the Custodian shall have no obligation to take any other action with respect to such warrants or rights, except as directed in Written or Oral Instructions.

Custodian shall take all reasonable actions, as agreed to by the Trust and the Custodian, to assist the Trust in obtaining from year to year favorable opinions from the Trust's independent auditors with respect to the Custodian's activities hereunder.

SECTION 18. RECORDS

The Custodian acknowledges and agrees that all books and records maintained for the Trust or a Fund in any capacity under this Agreement are the property of the Trust and may be inspected by the Trust or any authorized regulatory agency at any reasonable time. Upon request all such books and records will be surrendered promptly to the Trust. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 of the 1940 Act any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 under the 1940 Act.

SECTION 19. LIABILITY

The Custodian assumes only the usual duties and obligations normally performed by custodians of open-end investment companies. The Custodian specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Funds, whether or not on deposit hereunder. The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian.

The Custodian may rely upon the advice of counsel, who may be counsel for the Trust or for the Custodian, and upon statements of accountants, brokers or other persons believed by the Custodian in good faith to be expert in the matters upon which they are consulted. The Custodian shall not be liable for any action taken in good faith reliance upon such advice or statements. The Custodian shall not be liable for action taken in good faith in accordance with any Written or Oral Instructions, request or advice of the Trust or its officers, or information furnished by the Trust or its officers. The Custodian shall not be liable for any non-negligent action taken in good faith and reasonably believed by it to be within the powers conferred upon it by this Agreement.

No liability of any kind, other than to the Trust or affected Fund, shall attach to the Custodian by reason of its custody of the Securities and cash held by the Custodian hereunder or otherwise as a result of its custodianship. In the event that any claim shall be made against the Custodian, it shall have the right to pay the claim and reimburse itself from the assets of the Fund; provided, however, that no such reimbursement shall occur unless the Fund is notified of the claim and is afforded an opportunity to contest or defend the claim, if it so elects. A Fund agrees to indemnify and hold the Custodian harmless for any loss, claim, damage or expense arising out of the custodian relationship under this Agreement; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct.

SECTION 20. TAXES

The Custodian shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom. Upon Written or Oral Instruction, the Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Fund or the Securities held hereunder.

SECTION 21. FOREIGN SECURITIES

The Custodian shall be authorized to provide services as an eligible foreign custodian and act as a foreign custody manager, as those terms are defined in Rule 17f-5 under the 1940 Act, as amended. The Custodian shall not be responsible for acting as a foreign custody manager unless and until the Custodian accepts such delegation of responsibility pursuant to a separate Delegation Agreement, approved by the Board of Trustees, that describes the Custodian's duties as a foreign custody manager and identifies the Funds for which the Custodian will so act.

SECTION 22. SUB-CUSTODIANS

(a) The Custodian may from time to time request appointment of one or more Sub-Custodians. Upon receipt of Written or Oral Instructions authorizing the use of a Sub-Custodian, the Custodian shall appoint one or more Sub-Custodians or Foreign Sub-Custodians of Securities and cash owned by the Trust from time to time.

(b) The Custodian shall have no liability to the Trust by reason of any act or omission of any Sub-Custodian approved by the Trust, and the Trust shall indemnify the Custodian and hold it harmless from and against any and all actions, suits, claims, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of any Sub-Custodian approved by the Trust. The Custodian assigns to the Trust any and all claims for any losses, costs, expenses, or damages that may be incurred by the Trust by reason of the negligence, gross negligence or misconduct of any Sub-Custodian approved by the Trust, or by reason of the failure of a Sub-Custodian approved by the Trust to perform in accordance with any applicable agreement, including instructions of the Custodian. The Custodian shall be under no obligation to prosecute or to defend any action, suit or claim arising out of, or in connection with, the performance of any Sub-Custodian approved by the Trust, if, in the opinion of the Custodian's counsel, such action will involve expense or liability to the Custodian. The Trust shall, upon request, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

With respect to each Sub-Custodian not approved by the Trust, the Custodian shall be liable to the Trust for any loss which shall occur as a result of the failure of the Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets to the same extent that the Custodian would be liable to the Trust if the Custodian were holding such assets in its own premises. The Custodian shall be liable to the Trust under this paragraph only to the extent of the Trust's direct damages, to be determined based on the market value of the assets which are subject to loss and without reference to any special conditions or circumstances.

SECTION 23. EFFECTIVENESS, DURATION AND TERMINATION

(a) This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the date hereof. This Agreement shall remain in effect for a period of one year from the date of its effectiveness and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Trustees who are not parties to this Agreement or interested persons of any such party.

(b) This Agreement may be terminated by either party upon notice to the other. The termination shall become effective at the time specified in the notice but no earlier than sixty (60) days after the date of the notice. Upon notice of termination, the Trust shall use its best efforts to obtain a successor custodian. If a successor custodian is not appointed within ninety (90) days after the date of the notice of termination, the Board shall, by resolution, designate the Trust as its own custodian. Each successor custodian shall be a person qualified to serve under the 1940 Act. Promptly following receipt of written notice from the Trust of the appointment of a successor custodian and receipt of Written or Oral Instructions, the Custodian shall deliver all Securities and cash it then holds directly to the successor custodian and shall, upon request of the Trust and the successor custodian and upon payment of the Custodian's reasonable charges and disbursements, (i) execute and deliver to the successor custodian an instrument approved by the successor custodian's counsel transferring to the successor custodian all the rights, duties and obligations of the Custodian, (ii) transfer to the successor custodian the originals or copies of all books and records maintained by the Custodian hereunder and (iii) cooperate with, and provide reasonable assistance to, the successor custodian in the establishment of the books and records necessary to carry out the successor custodian's responsibilities hereunder. Upon delivery of the Securities and other assets of the Trust and compliance with the other requirements of this Section 21, the Custodian shall have no further duty or liability hereunder. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, duties and obligations of the predecessor custodian.

SECTION 24. REQUIRED PERFORMANCE ON FUND BUSINESS DAYS

Nothing contained in this Agreement is intended to or shall require the Custodian, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day unless otherwise required by law.

SECTION 25. MISCELLANEOUS

(a) This Agreement shall extend to and bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and the assignee of the Custodian is qualified to serve as custodian under the 1940 Act.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

(c) The captions inserted herein are for convenience of reference and shall not affect, in any way, the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

WELLS FARGO MASTER TRUST

  By:  /s/ C. David Messman

C. David Messman

Secretary

WELLS FARGO BANK, N.A.

  By:  /s/ Jay Kiedrowski

Jay Kiedrowski

Executive Vice President

CUSTODY AGREEMENT

Wells Fargo Master Trust

Appendix A

For its custodial services, the Custodian shall receive a fee, with respect to each Portfolio, except the International Equity Portfolio and Overseas Portfolio, listed below, of 0.02% of the average daily net assets of each such Fund. The custodial fee for the International Equity Portfolio and Overseas Portfolio is 0.10%.

Funds of Wells Fargo Master Trust Covered by This Agreement

Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
International Growth Portfolio
International Index Portfolio
Large Cap Appreciation Portfolio
Large Cap Value Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Overseas Portfolio
Small Cap Index Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

Appendix A amended: August 18, 2004

Most recent annual agreement approval by the Board of Trustees: May 18, 2004

Amended and restated: August 10, 2004

The Funds listed in this Appendix A were last approved by the parties to this Agreement as of August 10, 2004.

WELLS FARGO MASTER TRUST

  By:  /s/ C. David Messman

C. David Messman

Secretary

WELLS FARGO BANK, N.A.

  By:  /s/ Jay Kiedrowski

Jay Kiedrowski

Executive Vice President

EX-99.B(g)(1)(i)

May 18, 2004

Wells Fargo Master Trust

c/o Stephens Inc.

111 Center Street

Little Rock, AR 77201

Re: Foreign Custody Manager

Ladies and Gentlemen:

In connection with the safekeeping of securities and cash and various other custody activities provided by Wells Fargo Bank, N.A. (the "Custodian") to Wells Fargo Master Trust (the "Trust") under the Custody Agreement dated as of May 18, 2004 (the "Agreement"), the Trust desires to delegate to the Custodian certain additional duties as a "Foreign Custody Manager" for the series identified in Exhibit A (each a "Fund" or collectively the "Funds") as permitted by Rule 17f-5 of the Investment Company Act of 1940, ("Rule 17f-5"). This agreement replaces the prior agreement dated July 25, 2000. Such additional duties shall be performed on the terms and conditions set forth herein.

Capitalized terms not otherwise defined herein shall have the meaning attributed to them in the attached Exhibit B.

The Trust hereby delegates to the Custodian, with respect to each Fund's assets located in each Specified Country, the duties of a "Foreign Custody Manager" as defined in Rule 17f-5 and as specified below. The Custodian accepts the Board's delegation of responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of each Fund's assets would exercise.

Section I. Reports.

The Custodian shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Funds' foreign custody arrangements, written reports notifying the Board of the placement of assets of each Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of a Fund with any such Eligible Foreign Custodian.

Section II. Duties of the Custodian.

1. Subject to the provisions of this Agreement, the Custodian shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, the Custodian shall:

(a) determine that assets of the Funds held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule;

(b) determine that each Fund's foreign custody arrangements with each Qualified Foreign Bank are governed by a written contract with the Custodian (or, in the case of a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for each Fund's assets based on the standards specified in paragraph (c)(1) of the Rule;

(c) determine that each contract with a Qualified Foreign Bank shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the assets of each Fund as such specified provisions;

(d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of a Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository; and

(e) advise the Trust whenever an arrangement (including, in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository) described in preceding clause (d) no longer meets the requirements of the Rule.

Anything in this Foreign Custody Manager Agreement to the contrary notwithstanding, in no event shall the Custodian be deemed to have selected any Securities Depository the use of which is mandatory by law or regulation or because securities cannot be withdrawn from such Securities Depository, or because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices in the relevant market (each, a "Compulsory Depository"); it being understood however, that for each Compulsory Depository utilized or intended to be utilized by the Trust, the Custodian shall provide the Trust from time to time with information addressing the factors set forth in Section (c)(1) of the Rule and the Custodian's opinions with respect thereto so that the Trust may determine the appropriateness of placing Trust assets therein.

2. (a) For purposes of Clauses (a) and (b) of preceding paragraph 1 of this Section, with respect to Securities Depositories, it is understood that such determination shall be made on the basis of, and limited by, information gathered through the Custodian's subcustodian network through the Bank of New York, or through publicly available information otherwise obtained with respect to each such Securities Depository.

(b) For purposes of clause (d) of preceding Section 1 of this Section, the Custodian's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to, (a) the use of Compulsory Depositories, (b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices, (d) nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

Section III. Representations.

1. The Trust hereby represents that: (a) this Foreign Custody Manager Agreement has been duly authorized, executed and delivered by the Trust, constitutes a valid and legally binding obligation of the Trust on behalf of each Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Trust prohibits the Trust's execution or performance of this Agreement; (b) this Foreign Custody Manager Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

2. The Custodian hereby represents that: (a) the Custodian is duly organized and existing as a national banking association, with full power to carry on its businesses as now conducted, and to enter into this Foreign Custody Manager Agreement and to perform its obligations hereunder; (b) this Foreign Custody Manager Agreement has been duly authorized, executed and delivered by the Custodian, constitutes a valid and legally binding obligation of the Custodian enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Custodian prohibits the Custodian's execution or performance of this Foreign Custody Manager Agreement; and (c) the Custodian has established the Monitoring System.

Section IV. Liability of the Custodian.

1. The Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Trust or a Fund except to the extent the same arises out of the failure of the Custodian to exercise the care, prudence and diligence required of the Custodian under this Foreign Custody Manager Agreement. In no event shall the Custodian be liable to the Trust, a Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Foreign Custody Manager Agreement.

2. Each Fund shall indemnify the Custodian and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Custodian by reason or as a result of any action or inaction, or arising out of the Custodian's performance hereunder, provided that a Fund shall not indemnify the Custodian to the extent any such costs, expenses, damages, liabilities or claims arises out of the Custodian's failure to exercise the reasonable care, prudence and diligence required of it under this Foreign Custody Manager Agreement.

3. The Custodian shall have only such duties as are expressly set forth herein. In no event shall the Custodian be liable for any Country Risks associated with investments in a particular country.

Section V. Miscellaneous.

1. For its services hereunder, each Fund agrees to pay to the Custodian such compensation and out-of-pocket expenses as shall be mutually agreed.

2. This Foreign Custody Manager Agreement constitutes the entire agreement between the Trust and the Custodian, and no provision in the Custody Agreement between the Trust on behalf of each Fund and the Custodian shall affect the duties and obligations of the Custodian as a Foreign Custody Manager hereunder, nor shall any provision in this Foreign Custody Manager Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

3. Any notice or other instrument in writing, authorized or required by this Foreign Custody Manager Agreement to be given to the Custodian, shall be sufficiently given if received by it at its offices at:

Wells Fargo Bank, N.A.

Attn: Jeannette Dubanoski, VP

Global Custody - N9306-05C

733 Marquette Ave S

Minneapolis, MN 55479

4. Any notice or other instrument in writing, authorized or required by this Foreign Custody Manager Agreement to be given to the Trust shall be sufficiently given if received by it at its offices at:

Wells Fargo Master Trust

c/o Stephens Inc.

111 Center Street

Little Rock, AR 77201

With a copy to:

C. David Messman

Wells Fargo Funds Management, LLC

525 Market Street, 12th FloorMAC# A0103-120

San Francisco, CA 94105

5. This Foreign Custody Manager Agreement shall be construed in accordance with the substantive laws of the State of Minnesota, without regard to conflicts of laws principles thereof. The Trust and the Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Foreign Custody Manager Agreement.

6. This Foreign Custody Manager Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Trust and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by the signature of your authorized representative below.

Yours truly,

Wells Fargo Bank, N.A.

By: /s/ Jeanette K. Dubanoski

Name: Jeanette K. Dubanoski

Title: Vice President

Agreed and Accepted:

Wells Fargo Master Trust

By: /s/ C. David Messman

Name: C. David Messman

Title: Secretary

Exhibit A

Portfolios of Wells Fargo Master Trust

International Equity Portfolio

International Growth Portfolio

International Index Portfolio

Overseas Portfolio

Most recent annual agreement approval by the Board of Trustees: May 18, 2004

Exhibit A amended: August 10, 2004

Exhibit B

Whenever used in the Foreign Custody Manager Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "Board" shall mean the board of directors or board of trustees, as the case may be, of the Trust.

2. "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

3. "Monitoring System" shall mean a system established by the Custodian to fulfill the Responsibilities specified in clauses 1(d) and 1(e) of Article III of this Agreement.

4. "Qualified Foreign Bank" shall have the meaning provided in the Rule.

5. "Responsibilities" shall mean the responsibilities delegated to the Custodian as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

6. "Rule" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended.

7. "Securities Depository" shall mean any securities depository or clearing agency within the meaning of Section (a)(1)(ii) or (a)(1)(iii) of the Rule.

8. "Specified Country" shall mean each country identified on a list maintained from time to time by mutual agreement of the Trust and the Custodian and each country, other than the United States, constituting the primary market for a security with respect to which the Trust has given settlement instructions to the Custodian as custodian (the "Custodian") under its Custody Agreement with the Trust.

EX-99.B(g)(2)

Exhibit A

FUNDS OF WELLS FARGO MASTER TRUST

Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
International Growth Portfolio
International Index Portfolio
Large Cap Appreciation Portfolio
Large Cap Value Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Overseas Portfolio
Small Cap Index Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

Approved by the Board of Trustees: October 24, 2000, May 8, 2001, November 27, 2001, May 7, 2002, August 6, 2002, November 5, 2002, May 6, 2003, August 5, 2003 and August 10, 2004.

Most Recent Annual Approval Date: May 18, 2004.

EX-99.B(h)(1)

Appendix A

Funds of Wells Fargo Master Trust Covered by This Agreement

 Fee of 0.15% of average daily net assets: except that no administration fee will be charged to the Master Trust Portfolios, so long as an administration fee is charged to the Gateway Funds of Wells Fargo Funds Trust.
Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
International Growth Portfolio
International Equity Portfolio
Large Cap Appreciation Portfolio
Large Cap Value Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Overseas Portfolio
Small Cap Index Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

Approved by Board of Trustees: October 24, 2000, March 1, 2001, July 25, 2000, May 8, 2001, November 27, 2001, May 7, 2002, August 6, 2002, November 5, 2002, May 6, 2003, August 5, 2003, May 18, 2004 and August 10, 2004.

Most Recent Annual Approval Date: May 18, 2004.

 The foregoing fee schedule is agreed to as of August 10, 2004 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

 By:  /s/ C. David Messman

C. David Messman

Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

 By:  /s/ Stacie D. DeAngelo

Stacie D. DeAngelo

Vice President

EX-99.B(h)(2)

Appendix A

Disciplined Growth Portfolio

Equity Income Portfolio

Index Portfolio

International Equity Portfolio

International Growth Portfolio

International Index Portfolio

Large Cap Appreciation Portfolio

Large Cap Value Portfolio

Large Company Growth Portfolio

Managed Fixed Income Portfolio

Overseas Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Value Bond Portfolio

Tactical Maturity Bond Portfolio

Approved by the Board of Trustees: March 26, 2001, as amended May 8, 2001, November 27, 2001, May 7, 2002, August 6, 2002, November 5, 2002, May 6, 2003, August 5, 2003, May 18, 2004 and August 10, 2004.

Most recent annual approval date: May 18, 2004.

EX-99.B(h)(3)

ACCOUNTING SERVICES AGREEMENT

EXHIBIT A

Portfolios

THIS EXHIBIT A, dated as of the date set forth below, is Exhibit A to that certain Accounting Services Agreement dated as of September 1, 2002 between PFPC Inc. and each of WELLS FARGO FUNDS TRUST, WELLS FARGO MASTER TRUST (formerly, WELLS FARGO CORE TRUST) and WELLS FARGO VARIABLE TRUST.

WELLS FARGO FUNDS TRUST
Names of Portfolios	Existing Classes

Effective 10/1/2002
SIFE Specialized Financial Services Fund	A, B, C

Effective 11/29/2002
High Yield Bond Fund	A, B, C

Effective 1/21/2003
California Limited Term Tax-Free Fund	A, C, Institutional
California Tax-Free Fund	A, B, C, Institutional
Colorado Tax-Free Fund	A, B, Institutional
Minnesota Tax-Free Fund	A, B, Institutional
National Limited Term Tax-Free Fund	Institutional
National Tax-Free Fund	A, B, C, Institutional
Nebraska Tax-Free Fund	Institutional

Effective 1/27/2003
Asset Allocation Fund	A, B, C, Institutional
Income Fund	A, B, Institutional
Income Plus Fund	A, B, C
Index Allocation Fund	A, B, C
Intermediate Government Income Fund	A, B, C, Institutional
Limited Term Government Income Fund	A, B, Institutional

Effective 2/10/2003
California Tax-Free Money Market Fund	A, Service
California Tax-Free Money Market Trust	Single Class
Cash Investment Money Market Fund	Service, Institutional
Government Money Market Fund	A, Service, Institutional
Liquidity Reserve Money Market Fund	Investor
Minnesota Money Market Fund	A
Money Market Fund	A, B
Money Market Trust	Single Class
National Tax-Free Money Market Fund	A, Service, Institutional
National Tax-Free Money Market Trust	Single Class
Overland Express Sweep Fund	Single Class
Prime Investment Money Market Fund	Service, Institutional
Treasury Plus Money Market Fund	A, Service, Institutional
100% Treasury Money Market Fund	A, Service

Effective 2/24/2003

Equity Index Fund	A, B
Growth Fund	A, B, Institutional
International Equity Fund	A, B, C, Institutional
Montgomery Mid Cap Growth Fund	A, B, C
Small Cap Growth Fund	A, B, C, Institutional
Small Cap Opportunities Fund	Institutional
Specialized Health Sciences Fund	A, B, C
Specialized Technology Fund	A, B, C

Effective 2/28/2003
Inflation-Protected Bond Fund	A, B, C, Institutional

Effective 3/3/2003
Outlook Today Fund	A, B, C, Institutional, [Select]
Outlook 2010 Fund	A, B, C, Institutional, [Select]
Outlook 2020 Fund	A, B, C, Institutional, [Select]
Outlook 2030 Fund	A, B, C, Institutional, [Select]
Outlook 2040 Fund	A, B, C, Institutional, [Select]

Effective 3/24/2003
Diversified Bond Fund	Institutional
Diversified Equity Fund	A, B, C, Institutional
Diversified Small Cap Fund	Institutional
Equity Income Fund	A, B, C, Institutional
Growth Balanced Fund	A, B, C, Institutional
Growth Equity Fund	A, B, C, Institutional
Index Fund	Institutional
Large Cap Appreciation Fund	A, B, C, Institutional
Large Company Growth Fund	A, B, C, Institutional, Select
Moderate Balanced Fund	Institutional
Small Company Growth Fund	Institutional
Small Company Value Fund	A, B, C, Institutional
Stable Income Fund	A, B, Institutional
Strategic Growth Allocation Fund	Institutional
Strategic Income Fund	Institutional
Tactical Maturity Bond Fund	Institutional
WealthBuilder Equity Portfolio	Single Class
WealthBuilder Growth Balanced Portfolio	Single Class
WealthBuilder Tactical Equity Portfolio	Single Class

Effective 6/9/2003
Montgomery Emerging Markets Focus Fund	A, B, C, Institutional
Montgomery Institutional Emerging Markets Fund	Select
Montgomery Short Duration Government Bond Fund	A, B, C, Institutional
Montgomery Small Cap Fund	A, B, C, Institutional
Montgomery Total Return Bond Fund	A, B, C, Institutional, Select

Effective 6/30/2003
Stable Income Fund	C

Effective 7/31/2003
Cash Investment Money Market Fund	Administrator
Government Money Market Fund	Administrator

Effective 8/29/03
Large Cap Value Fund	A, B, C, Institutional

Effective 10/31/03
Overseas Fund	A, B, C, Institutional

To be Effective upon Fund Launch
C&B Large Cap Value Fund	A, B, C, D, Institutional, Select
C&B Mid Cap Value Fund	A, B, C, D, Institutional, Select
C&B Tax-Managed Value Fund	A, B, C, D, Institutional
WealthBuilder Moderate Balanced Portfolio	Single Class

WELLS FARGO MASTER TRUST
Names of Portfolios	Existing Classes

Effective 3/24/2003

Disciplined Growth Portfolio	Single Class
Equity Income Portfolio	Single Class
Index Portfolio	Single Class
International Equity Portfolio	Single Class
Large Cap Appreciation Portfolio	Single Class
Large Company Growth Portfolio	Single Class
Managed Fixed Income Portfolio	Single Class
Small Cap Index Portfolio	Single Class
Small Company Growth Portfolio	Single Class
Small Company Value Portfolio	Single Class
Stable Income Portfolio	Single Class
Strategic Value Bond Portfolio	Single Class
Tactical Maturity Bond Portfolio	Single Class

Effective 8/29/2003
Large Cap Value Portfolio	Single Class

Effective 10/31/03
Overseas Portfolio	Single Class

Effective 10/6/04
International Growth Portfolio	Single Class
International Index Portolio	Single Class

WELLS FARGO VARIABLE TRUST
Names of Portfolios	Existing Classes

Effective 1/13/2003
Asset Allocation Fund	Single Class
Equity Income Fund	Single Class
Equity Value Fund	Single Class
Growth Fund	Single Class
International Equity Fund	Single Class
Large Company Growth Fund	Single Class
Money Market Fund	Single Class
Small Cap Growth Fund	Single Class
Total Return Bond Fund	Single Class

The foregoing list of Portfolios is agreed to as of August 10, 2004.

WELLS FARGO FUNDS TRUST PFPC INC.

By:  /s/ C. David Messman

Name: #9; C. David Messman

Title: #9; Secretary

By:  /s/ Neal J. Andrews

Name: Neal J. Andrews

Title: Senior Vice President

WELLS FARGO MASTER TRUST

By: #9;  /s/ C. David Messman

Name: #9; C. David Messman

Title: #9; Secretary

WELLS FARGO VARIABLE TRUST

By: #9;  /s/ C. David Messman

Name: #9; C. David Messman

Title: #9; Secretary

EX-99.B(p)(1)

WELLS FARGO FUNDS TRUST.

WELLS FARGO MASTER TRUST.

WELLS FARGO VARIABLE TRUST.

Code of Ethics

Policy on Personal Securities Transactions

July 1, 2004

Page

1. Code of Ethics

1.1 access person 3

1.2 standards of business conduct 4

2. Personal Securities Transactions

2.1 personal securities transactions records 4

2.2 Access person trade procedures 6

2.3 reporting requirements 7

2.4 confidentiality 7

2.5 Additional restrictions on certain access persons' personal trading 8

3. enforcement of the code

3.1 compliance officer's duties and responsiblities 9

3.2 code violations 9

3.3 annual written reports to the boards of trustees 10

3.4 effective date of the code 10

appendix a: definitions 11

Exhibits

acknowledgement and certification 13

quarterly personal securities transactions report 14

initial holdings report 15

annual holdings report 16

1. Code of Ethics

 Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (including the Master Trust's "feeder funds" that are advised or administered by Wells Fargo Funds Management, LLC ("Funds Management"), an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), or an affiliate thereof) (each, including the series thereof, a "Wells Fargo Mutual Fund" and together, the "Wells Fargo Mutual Funds"), all registered investment companies under the Investment Company Act of 1940 (the "1940 Act"), adopt this Code of Ethics and Policy on Personal Securities Transactions (the "Code") pursuant to Rule 17j-1 under the 1940 Act. Definitions of underlined terms are included in Appendix A.

The Code is applicable to the following individuals (each, an "Access Person"):

- all Wells Fargo Mutual Fund officers;

- all Wells Fargo Mutual Fund trustees, either interested or disinterested; and

- all natural persons in a control relationship with a Wells Fargo Mutual Fund who obtain information concerning recommendations about the purchase or sale of a security by a portfolio of a Wells Fargo Mutual Fund (a "Portfolio").

The Wells Fargo Mutual Funds are committed to maintaining the highest ethical standards. The Code reflects the Wells Fargo Mutual Funds' views on dishonesty, self-dealing and conflicts of interest, which will not be tolerated. Each Access Person is required to read the Code annually and to certify that he or she has complied with its provisions and with the reporting requirements.

Any person who has any question regarding the applicability of the Code or the related prohibitions, restrictions and procedures or the propriety of any action, is urged to contact the Funds Management Compliance Officer (the "Compliance Officer").

1.1 Access Person

Access Persons of the Wells Fargo Mutual Funds may at some time have access to or obtain investment information. All Access Persons are subject to the requirements of the Code.

As an Access Person, you are required to report quarterly, absent an exception, all transactions in any securities in which you or any member of your immediate family who shares the same household with you (a "Family Member") has any direct or indirect beneficial ownership.

Notwithstanding the foregoing, you will not be required to make a report with respect to transactions effected for, and securities held in, any account over which neither you nor any Family Member has any direct or indirect influence or control. For additional exceptions to the reporting requirements see Page 5.

1.2 Standards of Business Conduct

* Duty of loyalty to shareholders, which requires that you act for the best interests of the shareholders and always place the shareholders' interests first and foremost.

* Access Persons must avoid actions or activities that allow (or appear to allow) them or their Family Members to profit or benefit from their positions with the Wells Fargo Mutual Funds, or that brings into question their independence or judgment.

* Access Persons must always observe the highest standards of business conduct and act in accordance with all applicable laws and regulations.

* Access Persons cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Wells Fargo Mutual Fund:

- employ any device, scheme or artifice to defraud any Wells Fargo Mutual Fund;

- make to a Wells Fargo Mutual Fund any untrue statement of a material fact or omit to state to a Wells Fargo Mutual Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

- engage in any act, practice or course of business which would operate as a fraud or deceit upon any Wells Fargo Mutual Fund; or

- engage in any manipulative practice with respect to any Wells Fargo Mutual Fund.

* Access Persons cannot engage in any inappropriate trading practices. Access Persons must comply with the share trading policies of all the mutual funds in which they invest.

2. Personal Securities Transactions

Access Persons must accomplish all personal securities transactions in a manner that avoids a conflict between their personal interests and those of the shareholders. When Access Persons invest for their own accounts, conflicts of interest may arise between the shareholders and the Access Person's interests.

2.1 Personal Securities Transactions Records

Initial and Annual Holdings Reports: Access Persons are required to report brokerage accounts and holdings (subject to Code requirements) within 10 days of employment and annually. An Access Person's brokerage account may be submitted in lieu of a separate initial or annual holdings report. The holdings report must contain the following:

a. title and exchange ticker symbol or CUSIP number;

b. number of shares or principal amount of the security involved;

c. type of security; and

d. name of the broker-dealer or bank that maintained the account.

Quarterly Transactions Reports: The Wells Fargo Mutual Funds require that Access Persons report on a quarterly basis any transaction in a security over which the Access Person had any direct or indirect beneficial ownership. A record of every transaction in a security is required with the following information to be maintained:

a. title and exchange ticker symbol or CUSIP number;

b. number of shares or principal amount of the security involved;

c. interest rate and maturity date (if applicable);

d. date of the transaction;

e. nature of the transaction (purchase or sale);

f. price at which the trade was effected; and

g. name of the broker-dealer or bank that executed the transaction.

The attached form (See Page 14) should be used to record quarterly transaction information. It is required by federal law to be submitted not later than 10 days after the calendar quarter in which effected. If the tenth day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline. Please forward the report to the Funds Management Compliance Group ("Compliance"). If there are no activities for the quarter, a report indicating such is still required.

Exceptions to Reporting

1. If you are an Independent Trustee you are not required to submit the following reports:

(A) an initial holdings report;

(B) an annual holdings report; or

(C) a quarterly transaction report for transactions in securities, unless you knew at the time of the transaction , or in the ordinary course of fulfilling your official duties as Trustee should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by the Wells Fargo Mutual Fund (or any series thereof).

The "should have known" standard does not:

- imply a duty of inquiry;

- presume you should have deduced or extrapolated from the discussions or memoranda dealing with the Portfolio's investment strategies; or

- impute knowledge from your awareness of a Portfolio's holdings, market considerations, or investment policies, objectives and restrictions.

2. You are not required to detail or list the following items on your initial and annual holdings reports and quarterly transactions reports:

(A) Purchases or sales effected for any account over which you have no direct or indirect influence or control; and

(B) Purchases or sales of any of the following securities:

- Direct obligations of the U.S. government;

- Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

- shares issued by money market funds, whether affiliated or non-affiliated; and

- shares issued by open-end investment companies, other than Wells Fargo Mutual Fund shares. You must report your holdings and transactions in Wells Fargo Mutual Fund shares (other than shares of money market funds).

3. An Access Person need not submit a quarterly transactions report to Funds Management if all the information in the report would duplicate information contained in brokerage account statements received by Funds Management not later than 10 days after the calendar quarter.

Acknowledgement and Certification: All Access Persons must sign this form (See Page 13) on an annual basis to comply with the Wells Fargo Mutual Funds' policies and procedures.

2.2 Access Person Trade Procedures

Each trade of an Access Person is subject to the following restriction:

60 Day Holding Period for Wells Fargo Mutual Fund Shares

Any Access Person who makes a trade in shares of a Wells Fargo Mutual Fund (other than shares of a money market fund) is subject to a 60 calendar day holding period. Wells Fargo Mutual Fund shares may not be redeemed or purchased within 60 days after an earlier purchase or redemption without advance written approval by the Compliance Officer.

Note: This restriction does apply to an Independent Trustee's trades Wells Fargo Mutual Fund shares.

2.3 Reporting Requirements

The following table summarizes some of the reporting requirements. Requirements for other security type transactions may be confirmed with the Compliance Officer.

Security Type

Corporate Debt Transactions

Equity Transactions

Government Bond

Money Market Funds (affiliated and non-affiliated)

Municipal Bond

Short Term / Cash Equivalents

SPP / DRIPS* -- automatic purchases

US Treasury / Agencies

Wells Fargo Mutual Funds (other than money market funds)

Quarterly Reporting Yes
Yes
No No Yes No No No Yes

*Sales of stocks from SPP or DRIPs: Please notify Compliance in writing of sale and include transactions in any reports.

2.4 Confidentiality

All reports of personal securities transactions, holdings and any other information filed pursuant to the Code will be kept CONFIDENTIAL, provided, however, that such information will be subject to review by appropriate Funds Management personnel (Compliance and/or Senior Management) and legal counsel, and will be provided to government authorities or others if required by law or court order.

2.5 Additional Restrictions on certain access persons' personal trading

*Only Access Persons who meet the definition of Investment Personnel as defined in Appendix A to the Code, MUST COMPLY with this sub-section. If you are such an Access Person, the Compliance Officer will notify you of your status in writing.

The following are the Wells Fargo Mutual Funds' additional restrictions on Investment Personnel personal trading:

Restricted Investments

Security Type	Purchase	Sale
Initial Public Offerings (IPOs) (An IPO is a corporation's first offering of a security representing shares of the company to the public.)	PROHIBITED	PERMITTED - If security held prior to becoming an Access Person, sale permitted subject to advance written approval by the Compliance Officer.
Limited Offerings (A limited offering is an offer or sale of any security by a brokerage firm not involving a public offering, for example, a venture capital deal.)	PROHIBITED	PERMITTED - If security held prior to becoming an Access Person, sale permitted subject to advance written approval by the Compliance Officer.

Ban on Short Term Trading Profits

The purchase and sale, or the sale and purchase, of the same security (or equivalent) within sixty (60) calendar days and at a profit is PROHBITED. This restriction applies without regard to tax lot considerations and short sales. Exercise options are not restricted; however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED. Exceptions require advance written approval from the Compliance Officer. Profits from any sale before the 60-day period expires may require disgorgement. For purpose of counting the 60 days, multiple transactions in the same security will be counted in such a manner as to produce the shortest time period between transactions.

This prohibition includes short sales. Exercised options are excluded, but profitable purchases and sales of options occurring within 60 days are prohibited. Sales at original purchase price or at a loss are not prohibited. All other exceptions require advance written approval from the Compliance Officer.

3. Enforcement of the Code

The Compliance Officer has several responsibilities to fulfill in enforcing the Code. Some of these responsibilities are summarized below.

3.1 compliance officer's duties and responsibilities

The Compliance Officer:

- will provide each Access Person with a copy of the Code and any amendments thereto;

- shall notify each person in writing who becomes an Access Person of a Wells Fargo Mutual Fund and who is required to report under the Code of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting;

- will, on a quarterly basis, compare all reported personal securities transactions with each Wells Fargo Mutual Fund's completed portfolio transactions. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material; and

- will submit his or her own reports, as may be required pursuant to the Code, to an alternate Compliance Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer's reports. If a securities transaction of the Compliance Officer is under consideration, the Chief Legal Officer of Funds Management will act as the Alternate Compliance Officer for purposes of this Section 3.1.

3.2 code violations

If you violate the provisions of the Code, the Wells Fargo Mutual Funds have the right to impose on you one or more of the following penalties as they may deem appropriate:

- censure you;

- suspend your authority to act on behalf of the Wells Fargo Mutual Funds; and

- recommend specific sanctions, such as disgorgement of profits and imposition of fines.

 Note: Both the violation and any imposed sanction will be brought before the Wells Fargo Mutual Funds' Boards of Trustees.

3.3 annual written reports to the boards of trustees

At least annually, the Compliance Officer will provide written reports to the Board of Trustees of each Wells Fargo Mutual Fund as follows:

Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the code or procedures related thereto, including any material code or procedural violations, and any resulting sanction(s). The Compliance Officer may report to each Wells Fargo Mutual Fund's Board more frequently as he or she deems necessary or appropriate, and shall do so as requested by each Board.

Certification. Each report must be accompanied by a certification to the Board that Funds Management has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

3.4 effective date of the code

The Code is effective July 1, 2004 and supercedes any prior versions of the Code.

APPENDIX A
Definitions

General Note

The definitions and terms used in the Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the
Code is not defined, you should follow the definitions and meanings in the
1940 Act or other federal securities laws, as applicable.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as that under in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the company. This presumption may be countered by the facts and circumstances of a given situation.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Independent Trustee means a trustee of a Wells Fargo Mutual Fund who is not an "interested person" of the Wells Fargo Mutual Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Investment Personnel means any of the following individuals:

- any Access Person of Funds Management who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Wells Fargo Mutual Fund;

- any natural person who controls Funds Management and who obtains information concerning recommendations made to a Wells Fargo Mutual Fund regarding the purchase or sale of securities by the Wells Fargo Mutual Fund; and

- any Access Person otherwise designated by the Compliance Officer in writing that such person is Investment Personnel.

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Interested Trustee means a trustee of a Wells Fargo Mutual Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security. Some examples of when pecuniary interest may apply for you or a Family Member are in securities (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

- Your accounts or the accounts of Family Members

- A partnership or limited liability company, if you or a Family Member is a general partner or a managing member

- A corporation or similar business entity, if you or a Family Member has or shares investment control

- A trust, if you or a Family Member is a beneficiary

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by other open-end investment companies, other than Wells Fargo Mutual Fund shares.

A Security held or to be acquired by a Wells Fargo Mutual Fund (or any Portfolio) means: (A) any security which, within the most recent 15 days (i) is or has been held by the Wells Fargo Mutual Fund (or any Portfolio), or (ii) is being or has been considered by the Wells Fargo Mutual Fund's adviser or sub-adviser for purchase by the Wells Fargo Mutual Fund (or any Portfolio); and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any security.

A security is being purchased or sold by a Wells Fargo Mutual Fund (or any Portfolio) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Wells Fargo Mutual Fund (or Portfolio) until the program has been fully completed or terminated.

A security is being considered for purchase or sale by a Wells Fargo Mutual Fund (or any Portfolio) when a security is identified as such by an investment adviser or sub-adviser to the Wells Fargo Mutual Fund (or Portfolio).

EX-99.B(p)(2)

WELLS FARGO FUNDS MANAGEMENT, LLC .

Code of Ethics

Policy on Personal Securities Transactions

and Insider Information

July 1, 2004

Page

1. Code of Ethics

1.1 access person 3

1.2 standards of business conduct 4

2. Personal Securities Transactions

2.1 personal securities transactions records 5

2.2 access person trade procedures 6

2.3 reporting requirements 7

2.4 confidentiality 8

2.5 Additional restrictions on certain access persons' personal trading 8

3. Insider Information

3.1 insider transactions 9

3.2 use of non-public information regarding a wells fargo mutual fund 9

4. gifts, directorships and regulatory requirements

4.1 gifts 10

4.2 directorships and other outside employment 10

4.3 regulatory requirements 10

5. enforcement of the code

5.1 compliance officer's duties and responsiblities 11

5.2 code violations 11

5.3 annual written reports to the boards of trustees 12

5.4 effective date of the code 12

appendix a: definitions 13

Exhibits

acknowledgement and certification 15

quarterly personal securities transactions report 16

initial holdings report 17

annual holdings report 18

1. Code of Ethics

Wells Fargo Funds Management, LLC ("Funds Management"), an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), adopts this Code of Ethics and Policy on Personal Securities Transactions and Insider Information (the "Code") pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Section 204A of the Advisers Act. For purposes of the Code, the investment companies that Funds Management advises are referred to individually as a Wells Fargo Mutual Fund and, together as the Wells Fargo Mutual Funds. Definitions of underlined terms are included in Appendix A.

The Code is applicable to the following individuals (each, an "Access Person"):

- all employees, directors and officers of Funds Management.

Funds Management is committed to maintaining the highest ethical standards in connection with the management of the Wells Fargo Mutual Funds. The Code reflects Funds Management's view on dishonesty, self-dealing, conflicts of interest and trading on material, non-public information, which will not be tolerated. Each Access Person is required to read the Code annually and to certify that he or she has complied with its provisions and with the reporting requirements. Acknowledgement of and compliance with the Code are conditions of employment.

Any person who has any question regarding the applicability of the Code or the related prohibitions, restrictions and procedures or the propriety of any action, is urged to contact the Funds Management Compliance Officer (the "Compliance Officer").

Note: Access Persons are also subject to and required to comply with Wells Fargo & Company's Code of Ethics and Business Conduct, including the limitations therein regarding directorships and the receipt of gifts.

1.1 Access Person

Because all Access Persons of Funds Management may at some time have access to or obtain investment information, Funds Management designates all of its employees as Access Persons subject to the requirements of the Code.

As an Access Person, you are required to report quarterly all transactions in any securities in which you or any member of your immediate family who shares the same household with you (a "Family Member") has any direct or indirect beneficial ownership.

Notwithstanding the foregoing, you will not be required to make a report with respect to transactions effected for, and securities held in, any account over which neither you nor any Family Member has any direct or indirect influence or control.

1.2 Standards of Business Conduct

* Duty of loyalty to the Wells Fargo Mutual Funds and their shareholders, which requires that Funds Management act for the best interests of the Wells Fargo Mutual Funds and their shareholders and always place the Wells Fargo Mutual Funds' and shareholders' interests first and foremost.

* Access Persons must avoid actions or activities that allow (or appear to allow) them or their Family Members to profit or benefit from their relationships with the Wells Fargo Mutual Funds, or that brings into question their independence or judgment.

* Access Persons must always observe the highest standards of business conduct and act in accordance with all applicable laws and regulations.

* Access Persons cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Wells Fargo Mutual Fund:

- employ any device, scheme or artifice to defraud any Wells Fargo Mutual Fund;

- make to a Wells Fargo Mutual Fund any untrue statement of a material fact or omit to state to a Wells Fargo Mutual Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

- engage in any act, practice or course of business which would operate as a fraud or deceit upon any Wells Fargo Mutual Fund; or

- engage in any manipulative practice with respect to any Wells Fargo Mutual Fund.

* Access Persons cannot engage in any inappropriate trading practices. Access Persons must comply with the share trading policies of all mutual funds in which they invest.

2. Personal Securities Transactions

The personal transactions and investment activities of employees of investment advisory firms are the subject of various federal securities laws, rules and regulations. Access Persons must accomplish all personal securities transactions in a manner that avoids a conflict between their personal interests and those of the Wells Fargo Mutual Funds or their shareholders. When Access Persons invest for their own accounts, conflicts of interest may arise between the Wells Fargo Mutual Fund's and the Access Person's interests. The conflicts may include:

- Taking an investment opportunity from the Wells Fargo Mutual Fund for an Access Person's own portfolio

- Using an Access Person's advisory position to take advantage of available investments

- Front-running, which may be an Access Person trading before making Wells Fargo Mutual Fund transactions

- Taking advantage of information or using Wells Fargo Mutual Fund portfolio assets to have an effect on the market that may be used to the Access Person's benefit

2.1 Personal Securities Transactions Records

Initial and Annual Holdings Reports: All Access Persons are required to report brokerage accounts and holdings (subject to Code requirements) within 10 days of employment and annually. An Access Person's brokerage account statement may be submitted in lieu of a separate initial or annual holdings report. The holdings report must contain the following:

a. title and exchange ticker symbol or CUSIP number;

b. number of shares or principal amount of the security involved;

c. type of security; and

d. name of the broker-dealer or bank that maintained the account.

Quarterly Transactions Reports: Funds Management requires that all Access Persons report on a quarterly basis any transaction in a security over which the Access Person had any direct or indirect beneficial ownership. A record of every transaction in a security is required with the following information to be maintained:

a. title and exchange ticker symbol or CUSIP number;

b. number of shares or principal amount of the security involved;

c. interest rate and maturity date (if applicable);

d. date of the transaction;

e. nature of the transaction (purchase or sale);

f. price at which the trade was effected; and

g. name of the broker-dealer or bank that executed the transaction.

401(k) Transactions: You are required to report exchanges and transfers within your 401(k) plan, but not automatic investments.

The attached form (See Page 16) should be used to record quarterly transaction information. It is required by federal law to be submitted not later than 10 days after the calendar quarter in which effected. If the tenth day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline. Please forward the report to the Funds Management Compliance Group ("Compliance"). If there are no activities for the quarter, a report indicating such is still required.

Exceptions to Reporting

1. You are not required to detail or list the following items on your initial and annual holdings reports and quarterly transactions reports:

A. Purchases or sales effected for any account over which you have no direct or indirect influence or control; and

B. Purchases or sales of any of the following securities:

- Direct obligations of the U.S. government;

- Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

- shares issued by money market funds, whether affiliated or non-affiliated; and

- shares issued by open-end investment companies, other than Wells Fargo Mutual Fund shares.

You must report your holdings and transactions in Wells Fargo Mutual Fund shares (other than shares of money market funds).

2. An Access Person need not submit a quarterly transactions report to Funds Management if all the information in the report would duplicate information contained in brokerage account statements received by Funds Management not later than 10 days after the calendar quarter.

Acknowledgement and Certification: All Access Persons must sign this form (See Page 15) on an annual basis to comply with Funds Management's policies and procedures. New employees must also furnish this on their date of hire.

2.2 Access Person Trade Procedures

Each trade of an Access Person is subject to the following restrictions:

60 Day Holding Period for Wells Fargo Mutual Fund Shares

Any Access Person who makes a trade in shares of a Wells Fargo Mutual Fund (other than shares of a money market fund) is subject to a 60 calendar day holding period. Wells Fargo Mutual Fund shares may not be redeemed or repurchased within 60 days after an earlier purchase or redemption without advance written approval by the Compliance Officer.

Blackout Periods

A. An Access Person cannot purchase or sell, directly or indirectly, any security in which the person had (or by reason of the transaction acquires) any beneficial ownership and where such person knew, at the time of such purchase or sale, that the security:

- is being considered for purchase or sale by a Wells Fargo Mutual Fund; or

- is being purchased or sold by a Wells Fargo Mutual Fund.

B. An Access Person cannot purchase or sell, directly or indirectly, any security in which the person had (or by reason of such transaction acquires) any beneficial ownership at any time within 7 calendar days before or after (1) the time that the same (or a related) security is being purchased or sold by any Wells Fargo Mutual Fund the person manages or for which such person trades, or (2) the person has issued an investment recommendation regarding that (or a related) security.

 Exceptions to Blackout Periods

The Blackout Periods shall not apply to:

A. purchases or sales of any securities that are not eligible for purchase or sale by any Wells Fargo Mutual Fund;

B. purchases or sales which are non-volitional;

C. purchases which are part of an automatic dividend investment plan;

D. purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights; or

E. sales which are affected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

2.3 Reporting Requirements

The following table summarizes some of the reporting requirements. Requirements for other security type transactions may be confirmed with the Compliance Officer.

Security Type

Corporate Debt Transactions

Equity Transactions

Government Bond

Money Market Funds (affiliated and non-affiliated)

Municipal Bond

Short Term / Cash Equivalents

SPP / DRIPS* -- automatic purchases

US Treasury / Agencies

Wells Fargo Mutual Funds (other than money market funds)

Quarterly Reporting Yes Yes No No Yes No No No Yes

*Sales of stocks from SPP or DRIPs: Please notify Compliance in writing of sale and include transactions in any reports.

2.4 Confidentiality

All reports of personal securities transactions, holdings and any other information filed pursuant to the Code will be kept CONFIDENTIAL, provided, however, that such information will be subject to review by appropriate Funds Management personnel (Compliance and/or Senior Management) and legal counsel, and will be provided to government authorities or others if required by law or court order.

2.5 Additional Restrictions on certain access persons' personal trading

*Only Access Persons who meet the definition of Investment Personnel as defined in Appendix A to the Code, MUST COMPLY with this sub-section. If you are such an Access Person, the Compliance Officer will notify you of your status in writing.

The following are Funds Management's additional restrictions on Investment Personnel personal trading:

Restricted Investments

Security Type	Purchase	Sale
Initial Public Offerings (IPOs) (An IPO is a corporation's first offering of a security representing shares of the company to the public.)	PROHIBITED	PERMITTED - If security held prior to Funds Management employment, sale permitted subject to advance written approval by the Compliance Officer.
Limited Offerings (A limited offering is an offer or sale of any security by a brokerage firm not involving a public offering, for example, a venture capital deal.)	PROHIBITED	PERMITTED - If security held prior to Funds Management employment, sale permitted subject to advance written approval by the Compliance Officer.

Ban on Short Term Trading Profits

The purchase and sale, or the sale and purchase, of the same security (or equivalent) within sixty (60) calendar days and at a profit is PROHBITED. This restriction applies without regard to tax lot considerations and short sales. Exercise options are not restricted; however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED. Exceptions require advance written approval from the Compliance Officer. Profits from any sale before the 60-day period expires may require disgorgement. For purpose of counting the 60 days, multiple transactions in the same security will be counted in such a manner as to produce the shortest time period between transactions.

This prohibition includes short sales. Exercised options are excluded, but profitable purchases and sales of options occurring within 60 days are prohibited. Sales at original purchase price or at a loss are not prohibited. All other exceptions require advance written approval from the Compliance Officer.

3. Insider Information

The Insider Trading and Securities Fraud Enforcement Act of 1988 requires Funds Management to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, non-public information by its officers and employees. Among these are restricting access to files likely to contain non-public information, providing continuing education programs concerning insider trading, restricting or monitoring trading in securities about which Access Persons might possess non-public information, and monitoring and reviewing trading for Funds Management and Access Persons.

3.1 Insider Transactions

Funds Management considers information material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public (i.e., disclosure by an insider to a select group of persons).

Funds Management generally defines insider trading as the buying or selling of a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a prison term and significant monetary fines for the individual and investment adviser.

- Tipping of material, non-public information is PROHIBITED. An Access Person may not tip a trade, either personally or on behalf of others, while in possession of such information.

- Front running involves trading ahead of a Wells Fargo Mutual Fund order in the same security on the basis of non-public information regarding impending market transactions. Front running is PROHIBITED.

- Scalping is PROHIBITED. Scalping occurs when an Access Person purchases shares of a security for his/her own account prior to recommending/buying that security for Wells Fargo Mutual Fund investment and then immediately selling the shares at profit upon the rise in the market price following the recommendation/purchase.

3.2 use of non-public information regarding a wells fargo mutual fund

No Access Person shall:

- Disclose to any other person, except to the extent permitted by law and necessary to carry out his or her duties as an Access Person and as part of those duties, any non-public information regarding any Wells Fargo Mutual Fund, including any security holdings or transactions of a Wells Fargo Mutual Fund, any security recommendation made to a Wells Fargo Mutual Fund, and any security transaction by a Wells Fargo Mutual Fund or under consideration by or for a Wells Fargo Mutual Fund, including information about actual or contemplated investment decisions.

- Use any non-public information regarding any Wells Fargo Mutual Fund in any way which might be contrary to or in competition with the interest of such Wells Fargo Mutual Fund.

- Use any non-public information regarding any Wells Fargo Mutual Fund in any way for personal gain.

4. Gifts, Directorships and Regulatory Requirements

 4.1 Gifts

 Funds Management follows Wells Fargo & Company's policy regarding the receipt of gifts. Please refer to the Wells Fargo & Company's Code of Ethics and Business Conduct for limitations regarding the receipt of gifts.

4.2 Directorships and Other Outside Employment

Funds Management follows Wells Fargo & Company's policy regarding directorships and other outside employment. Please refer to the Wells Fargo & Company's Code of Ethics and Business Conduct for requirements regarding directorships.

4.3 Regulatory Requirements

The Securities and Exchange Commission ("SEC") considers it a violation of general antifraud provisions of federal securities laws whenever an adviser, such as Funds Management, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to Wells Fargo Mutual Fund assets, Funds Management cannot engage in activities that would result in conflicts of interests (i.e., front-running or scalping).

The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

- Failure reasonably to supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or an Access Person who commits such a violation.

However, no manager shall be deemed to have failed reasonably to supervise any person, if:

a. there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

b. such manager has reasonably discharged the duties and obligations incumbent upon him or her by reason of such procedures and system without reasonable cause to believe that such procedures and system were not complied with.

5. Enforcement of the Code

The Compliance Officer has several responsibilities to fulfill in enforcing the Code. Some of these responsibilities are summarized below.

5.1 Compliance Officer's Duties and Responsibilities

The Compliance Officer:

- will provide each Access Person with a copy of the Code and any amendments thereto;

- shall notify each person in writing who becomes an Access Person of Funds Management and who is required to report under the Code of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting;

- will, on a quarterly basis, compare all reported personal securities transactions with each Wells Fargo Mutual Fund's completed portfolio transactions. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material; and

- will submit his or her own reports, as may be required pursuant to the Code, to an alternate Compliance Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer's reports. If a securities transaction of the Compliance Officer is under consideration, the Chief Legal Officer of Funds Management will act as the Alternate Compliance Officer for purposes of this Section 5.1.

 5.2 Code Violations

If you violate the provisions of the Code, Funds Management has the right to impose on you one or more of the following penalties as it may deem appropriate:

- censure you;

- notify your manager and/or Human Resources of the violation;

- suspend your authority to act on behalf of the Wells Fargo Mutual Funds as an officer, if applicable; and

- recommend specific sanctions, such as suspension from work for a period of time without pay, reductions in leave, elimination of your bonus, disgorgement of profits, imposition of fines and, termination of employment at Funds Management.

Note: Both the violation and any imposed sanction will be brought before the Wells Fargo Mutual Funds' Boards of Trustees.

5.3 Annual Written Reports to the Boards of Trustees

At least annually, the Compliance Officer will provide written reports to the Board of Trustees of each Wells Fargo Mutual Fund as follows:

Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the code or procedures related thereto, including any material code or procedural violations, and any resulting sanction(s). The Compliance Officer may report to each Wells Fargo Mutual Fund's Board more frequently as he or she deems necessary or appropriate, and shall do so as requested by each Board.

Certification. Each report must be accompanied by a certification to the Board that Funds Management has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

5.4 Effective Date of the Code

The Code is effective July 1, 2004 and supercedes any prior versions of the Code.

APPENDIX A
Definitions

General Note

The definitions and terms used in the Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the
Code is not defined, you should follow the definitions and meanings in the
1940 Act or other federal securities laws, as applicable.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as that under in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the company. This presumption may be countered by the facts and circumstances of a given situation.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Investment Personnel means any of the following individuals:

- any Access Person who has access to non-public information regarding any Wells Fargo Mutual Funds' purchase or sale of securities, or information regarding the portfolio holdings of any Wells Fargo Mutual Fund;

- any Access Person who is involved in making securities recommendations to the Wells Fargo Mutual Funds, or has access to such recommendations that are non-public;

- any Access Person of Funds Management who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Wells Fargo Mutual Fund;

- any natural person who controls Funds Management and who obtains information concerning recommendations made to a Wells Fargo Mutual Fund regarding the purchase or sale of securities by the Wells Fargo Mutual Fund; and

- any Access Person otherwise designated by the Compliance Officer in writing that such person is Investment Personnel.

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Non-public Information means any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

Pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security. Some examples of when pecuniary interest may apply for you or a Family Member are in securities (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

- Your accounts or the accounts of Family Members

- A partnership or limited liability company, if you or a Family Member is a general partner or a managing member

- A corporation or similar business entity, if you or a Family Member has or shares investment control

- A trust, if you or a Family Member is a beneficiary

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by other open-end investment companies, other than Wells Fargo Mutual Fund shares.

A Security held or to be acquired by a Wells Fargo Mutual Fund (or any portfolio) means: (A) any security which, within the most recent 15 days (i) is or has been held by the Wells Fargo Mutual Fund (or any portfolio), or (ii) is being or has been considered by the Wells Fargo Mutual Fund's adviser or sub-adviser for purchase by the Wells Fargo Mutual Fund (or any portfolio); and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any security.

A security is being purchased or sold by a Wells Fargo Mutual Fund (or any portfolio) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Wells Fargo Mutual Fund (or portfolio) until the program has been fully completed or terminated.

A security is being considered for purchase or sale by a Wells Fargo Mutual Fund (or any portfolio) when a security is identified as such by an investment adviser or sub-adviser to the Wells Fargo Mutual Fund (or portfolio).

EX-99.B(p)(3)

Galliard Capital Management, Inc.

Code of Ethics

 Appendix A

Galliard Capital Management, Inc.

Code Of Ethics Procedures

Policy: The Managing Partner of Galliard in charge of compliance shall be the responsible for administrating the Code of Ethics including all procedures, reporting, reviews and approvals required by the Code, and shall designate the Compliance Manager if different than himself.

Procedure:

1. Initial Employee Acknowledgment

- Compliance Manager shall review the Galliard and Wells Fargo Code of Ethics with all new employees promptly upon arrival at Galliard.

- Employee shall complete the Employee Initial Acknowledgment form and return to compliance manager by the 10th day of employment.

- Compliance Manager shall review holdings and inform Employee of any conflict of interest or other issues with the Code. Employee shall take such action as required to comply with the Code.

2. Annual Review of Code of Ethics

- Each year by February 28th, Compliance Manager shall set up a meeting to review the Galliard Code of Ethics, Wells Fargo Code of Ethics and AIMR Code of Ethics with all Employees. Attendance will be recorded.

- Those Employees who cannot attend, will receive the review materials individually and acknowledge they have reviewed all materials presented and the Codes.

- Compliance Manager shall report the review is completed to appropriate Wells Fargo Code Administrator as required by the Wells Fargo Code of Ethics.

3. Annual Employee Acknowledgment

- Every Employee is required to complete the Annual Employee Acknowledgment form and return it to the compliance manager for review by February 28.

- Compliance Manager shall review all Employee holdings and inform Employee of any conflict of interest or other issues with the Code. Employee shall take such action as required to comply with the Code.

4. Review of Security Transactions

- Employees are required to have duplicate confirmations for all non-exempt personal security transactions in all personal securities accounts promptly forwarded to Compliance Manager.

- Compliance Manager shall review all transactions as received for potential conflicts of interest or other issues with the Codes.

5. Pre-approval Process

- Employee shall complete Request for Personal Security Pre-Approval form and submit it to Compliance Manager before any transaction requiring pre-approval under the Code.

- Compliance Manager shall promptly review all requests and notify Employee whether proposed transaction is approved or not approved.

- Employee shall provide final details of transaction through regular confirmation process or by other report.

EX-99.B(p)(4)

PEREGRINE CAPITAL MANAGEMENT

Policy Manual

Employee Securities Transactions

(6/28/04)

SUMMARY

Peregrine prohibits Employees from engaging in any securities transactions, including gifts of securities, that would violate its Standards of Conduct or create a conflict of interest with clients

STANDARDS

1. All Peregrine employees/officers/directors with the exception of our "non-employee director" ("Employees") are required to get written Pre-Clearance (prior approval) from the Compliance Officer, the President of the firm, or a designate of the President/Compliance Officer before executing security transactions in any account in which the Employee has direct or indirect beneficial ownership. Such transactions include, but are not limited to purchases or sales of securities and private placements and purchases, sales, and exercises of puts, calls, warrants and gifts of securities to charity or any individual or entity to which the Employee is not either a direct or indirect beneficiary. A gift of a security is considered a sale. The Compliance Officer, the President of the firm, or a designate of the President/Compliance Officer must record the rationale for granting approval to purchase a private placement.

2. Beneficial Ownership Defined. As an Employee, you should generally consider yourself to have a "beneficial ownership" of any securities in which you have a direct or indirect financial interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

3. An Employee must execute an approved security transaction within one business day from the date of its approval.

4. Pre-Clearance (with the exception of private placements) is not required for: purchases or sales for any account over which the Employee has no direct or indirect influence or control; purchases which are part of an automatic dividend reinvestment plan; or purchases made in the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were initially acquired from the issuer.

5. Employees are prohibited (Pre-Clearance will not be granted) from making any transaction in a security which is contrary to the advice given or action taken (except such actions required to accommodate contributions/withdrawals) on behalf of any client with respect to that security; such prohibition is applicable for five business days after transactions on behalf of client.

6. Employees are prohibited (Pre-Clearance will not be granted) from purchasing securities purchased for clients (or selling any security which clients have been advised to sell or which are sold for clients) until such time as all intended transactions on behalf of clients have been completed.

7. Employees are prohibited (Pre-Clearance will not be granted) from purchasing or selling any security that is being considered for purchase or sale (under discussion between members of an investment team) in any client's account.

8. Employees are prohibited (Pre-Clearance will not be granted) from executing any transaction if that transaction:

a. Would result in the buying or selling of securities in competition with buy or sell orders for any client's account;

b. Would be for the purpose of, or result in, buying or selling securities to take advantage of recent or imminent trades in any client's account;

c. Would involve the security of a company with respect to which the Employee has material non-public information;

d. Would involve trading in options on any of the stocks held by or contemplated for any client's account;

e. Would take place before a sufficient period of time (not more than 10 business days) has elapsed after a purchase or sale transaction for a client's account for the effects of that transaction on the market price to dissipate (even if five business days may have elapsed); or

f. Would involve the acquisition of a direct or indirect beneficial interest in an initial public offering.

9. No Employee shall cause or attempt to cause any client portfolio to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Employee. No Employee shall recommend any securities transactions for client accounts without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation:

a. Their direct or indirect beneficial ownership of any securities of such issuer;

b. Any position with such issuer or its affiliates; and

c. Any present or proposed business relationship between such issuer or its affiliates and the Employee or any party in which the Employee has a significant interest.

 10. Employees are required to submit annually a list of the securities in which they have a direct or indirect beneficial ownership. New Employees should submit a list of the securities in which they have a direct or indirect beneficial ownership within 10 days of employment at Peregrine. The Compliance Officer or his designate will review these reports. Employees must direct their brokers to supply to Peregrine Capital Management (attention: Compliance Officer), on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all accounts in which the Employee has any beneficial ownership. These reports require the following information (which information must be current as of a date no more than 30 days before the annual report is submitted): (a) The title, number of shares and principal amount of each security in which the Employee had any direct or indirect beneficial ownership when the person became an Employee or upon annual submittal; (b) The name of any broker, dealer or bank with whom the Employee maintained an account in which any securities were held for the direct or indirect benefit of the Employee as of the date the person became an Employee or the date of the annual submittal; and (c) The date that the report is submitted by the Employee.

11. Except as required in the normal course of carrying out an Employee's business responsibilities, Employees are prohibited from revealing information relating to the investment intentions or activities of client accounts or securities that are being considered for purchase or sale on behalf of any account.

12. Employees and our "non-employee director" are required to report monthly all personal securities transactions by or on behalf of such Employee/"non-employee director" within 10 days following the end of the reporting period. The Compliance Officer or his designate will review these transactions. These reports require the following information:(a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved; (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) The price of the security at which the transaction was effected; (d) The name of the broker, dealer or bank with or through which the transaction was effected; and (e) The date that the report is submitted by the Employee/"non-employee director"; and (f) With respect to any account established by the Employee/"non-employee director" in which any securities were held during the month for the direct or indirect benefit of the Employee/"non-employee director": (i) The name of the broker, dealer or bank with whom the Employee/"non-employee director" established the account; (ii) The date the account was established; and (iii) The date that the report is submitted by the Employee/"non-employee director".

13. Any exceptions to these standards require prior approval in writing from the President of the firm (and Wells Fargo Compliance if involving the mutual funds).

14. Employee transactions in securities issued or guaranteed by the U. S. Treasury or any other "Government Security" as defined in Section 2(a)(16) of the Investment Company Act of 1940, banker's acceptances, bank certificates of deposit, commercial paper, repurchase agreements covering any of the foregoing, exchange traded index funds and related derivative securities, and shares of registered open-end investment companies not subadvised by Peregrine are excluded from these policies and standards.

15. Transactions involving securities issued by Wells Fargo & Co. and its affiliates are exempt from Pre-Clearance (except as covered by Wells Fargo policies regarding trading with knowledge of material inside information). Discretionary purchases or sale of Wells Fargo & Co. securities (including exercise of employer-granted options) must be reported monthly. Reporting requirements include exchanges within Wells Fargo employee benefit plans (e.g. 401(k) and deferred compensation plans). Investments through payroll deduction and changes in future contribution allocations need not be reported. All transactions in securities issued by Wells Fargo & Co. and its affiliates are subject to Wells Fargo & Co. policies, including prohibitions against trading on material inside information and investing in options, futures, short sales, or similar transactions involving securities issued by Wells Fargo & Co. See Section A-8 of the Policy Manual for additional information.

16. Employee transactions in municipal bonds or municipal closed-end bond funds do not require prior approval, but they must be reported monthly. Should Peregrine become active in purchasing municipal securities on behalf of its clients, this exemption from the prior approval process will be eliminated.

17. Transactions within open-end mutual funds solely subadvised by Peregrine must be reported monthly. Exchanges of Peregrine-advised mutual funds within the Wells Fargo 401(k) and Deferred Compensation plans must be reported monthly. Regular investments made through payroll deduction and alteration of future contribution allocations need not be reported.

18. Employees who violate these policies will be subject to disciplinary action, which could include disgorgement of profits made or losses avoided and/or dismissal.

EX-99.B(p)(6)

Code of Ethics

For

Employees of Smith & Summers, LLC

INTRODUCTION

This Code of Ethics has been adopted by Smith & Summers, L.L.C., Smith Asset Management Group, L.P. ("SAMG"), a registered investment adviser, and Discovery Management, Ltd. ("DM"), which is not a registered investment adviser, in connection with various investment advisory services they provide to certain of the investment portfolios (each a "Client") of SAMG and/or DM. This Code contains standards and procedures intended to assure that Employees (as defined below) do not use any information concerning the investments or investment intentions of a Client, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Clients. The Personal Security Transactions Procedure, and forms of a request for pre-clearance and reporting requirements are incorporated into this Code of Ethics and attached as Appendix A.

SECTION 1. DEFINITIONS

a. "Employee" means any employee, director, or officer, of Smith & Summers, L.L.C., SAMG, or DM.

b. "being considered for purchase or sale" means, with respect to a security, when a recommendation to purchase or sell that security has been communicated and, with respect to the person making the recommendation, when that person seriously considers making the recommendation.

c. "Security" shall mean a security as defined in Section 2(a)(36) of the Investment Company Act of 1940 (the "Act"); provided, however, that the term shall not include:

i. direct obligations of the Government of the United States;

ii. high quality short-term debt instruments, including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements covering any of the foregoing, and, other money market instruments as determined by Smith & Summers, L.L.C.

iii. shares of registered open-end investment companies.

SECTION 2. PROHIBITED TRANSACTIONS

(a) Insider Trading Policy. (Section 204A) Employees are prohibited from trading in a security, on their behalf or for others, while in possession of material, nonpublic information ("insider trading"). Insider trading is a violation of the federal securities laws and may result in criminal and civil penalties for the Employee and the Firm. Tipping of material, nonpublic information is also prohibited.

The Firm considers information to be material if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered to be nonpublic when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public.

Any questions regarding the Firm's insider trading policy should be directed to the Compliance Officer.

(b) Securities Transactions. No Employee may execute any Security transaction in any account in which the Employee has any direct or indirect beneficial ownership unless the transaction has received Pre-Clearance pursuant to Section 3, below. Such transactions include, but are not limited to purchases or sales of Securities and private placements and purchases, sales and exercises of puts, calls and warrants.

(c) Undue Influence: Disclosure of Personal Interest. No Employee shall cause or attempt to cause any Client to purchase, sell, or hold any Security in a manner calculated to create any personal benefit to the Employee. No Employee shall recommend any Securities transactions for a Client without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including, without limitation:

i. his or her direct or indirect beneficial ownership of any Securities of such issuer;

ii. any position with such issuer or its affiliates; and

iii. any present or proposed business relationship between such issuer or its affiliates and the Employee or any party in which the Employee has a significant interest.
  Investment Opportunities. All Employees are expressly prohibited from taking personal advantage of any investment opportunity which is to the detriment of the Client.
  Confidentiality. Except as required in the normal course of carrying out an Employee's business responsibilities, Employees are prohibited from revealing information relating to the investment intentions or activities of any Client or Securities that are being considered for purchase or sale on behalf of any Client.

SECTION 3. PRE-CLEARANCE OF SECURITIES TRANSACTIONS

(a) Every Employee must obtain written pre-clearance from the Compliance Officer or her designee, for any securities transaction in which the Employee has a direct or indirect beneficial ownership. A form for the purpose of obtaining pre-clearance is included in Appendix A.

(b) Pre-Clearance is not required for any of the following transactions:

i. purchases or sales for any account over which an Employee has no direct or indirect influence or control.;

ii. purchases which are part of an automatic dividend reinvestment plan; or

iii. purchases made in the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were initially acquired from the issues.

(c) A Prohibited Security is any Security that either:

i. is being considered for purchase or sale for any Client;

ii. is being purchased or sold for any Client; or

iii. has been purchased or sold for any Client within the preceding 7 calendar days.

For the purposes of this section, a purchase and sale of a Security for a Client includes an initial and a final purchase and sale as well as any interim adjustments to a Client's position.

(d) Approval will be granted for transaction in a Prohibited Security which immediately follows the completion of all Client purchases and sales of that Security and is the same direction as the Client's transactions (i.e. a purchase which follows the completion of all Client purchases or a sale which follows the completion of all Client sales).

(e) Except as provided above, approval will not be granted for any transaction in a Prohibited Security. In addition, approval will not be granted for any transaction in any Security if that transaction:

i. would result in the buying or selling of securities in competition with buy or sell orders of any Client, or operate to the detriment of a Client, including executing a securities transaction on a day during which a Client has a pending buy or sell order for that same Security;

ii. would be for the purpose of, or result in, buying or selling securities to take advantage of recent or imminent trades by a Client;

iii. would involve the Security of a company with respect to which the Employee has material non-public information;

iv. would involve trading in options on any of the stocks held by or contemplated for a Client;

v. would take place before a sufficient period of time has elapsed after a purchase or sale of the Security by a Client for the effects of the Client's transaction on the market price to dissipate (even though seven calendar days may have elapsed); or

vi. would, in the case of Investment Personnel, involve the acquisition of a direct or indirect interest in any securities in an initial public offering.

(f) Pre-Clearance shall be effective for one business day following the day on which granted.

SECTION 4. COMPLIANCE PROCEDURES FOR THE CODE OF ETHICS

The Compliance Officer is responsible for monitoring Employee compliance with the Code of Ethics, insuring that all Employees comply with the Code, and enforcing the Code's requirements and prohibitions. The Compliance Officer will respond to any questions regarding the Code of Ethics.

(a) Personal Holdings Disclosure Requirement/Annual Certifications. Every Employee is required, upon his/her initial designation as an Employee to disclose all of his/her personal Securities holdings and accounts. On an annual basis, the Compliance Officer will distribute and subsequently obtain a certification from each Employee, as described in the Code of Ethics. If the Employee does not promptly deliver the requested certification, the Compliance Officer will notify one or more Managing Directors.

(b) Duplicate Trade Confirmation Requirement. Every Employee must direct his/her broker(s) to supply on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all accounts in which the Employee has any beneficial ownership. Duplicate trade confirmations are not required with respect to transactions effected for any account over which the Employee does not have any direct or indirect influence or control.

(c) All reports are to be filed with the Compliance Officer of Smith & Summers, LLC, or her designee. Forms of reports for compliance can be found in Appendix A.

(d) Reviewing Personal Securities Transactions. The Compliance Officer will, on at least a quarterly basis, compare Request for Personal Securities Transaction Forms with duplicate brokerage confirmations, quarterly/monthly brokerage account statements, and quarterly transaction reports to ensure that each Employee has requested and obtained approval for each personal securities transaction during the quarter. If the Compliance Officer does not receive confirmations or statements on a timely basis, or quarterly reports no later than the 10th day following the end of each calendar quarter, the Compliance Officer will contact the Employee(s) to request such document(s). If the Employee does not promptly deliver the requested document(s), the Compliance Officer will notify one or more Managing Directors.

(e) Requests for Personal Securities Transactions. The Compliance Officer will review all Request for Personal Securities Transaction Forms and determine whether to grant such requests. Before determining whether to grant a request, the Compliance Officer will obtain a report that shows whether one or more advisory clients own the security for which approval is sought. The report will also show the number of shares (or the principle amount, as applicable) owned by clients. The Compliance Officer will consider such report, and any other information the Compliance Officer believes is necessary or appropriate, in determining whether to grant a request. If an Employee seeks approval to acquire a privately placed security, the Compliance Officer will record, in writing, the reasons supporting any decision to approve the acquisition. The Firm will maintain such written records for at least five years after the end of the fiscal year in which the approval is granted.

SECTION 5. SANCTIONS

(a) Sanctions. If the Compliance Officer finds that an Employee has violated the Code of Ethics, the Compliance Officer will notify one or more Managing Directors. The Managing Directors will determine and impose appropriate disciplinary action, which may include a warning, disgorgement of profits made or losses avoided, and/or dismissal.

 SECTION 6. EXCEPTIONS

The Managing Directors, or their designee may grant exceptions to the policies contained in the Code in appropriate circumstances.

EX-99.B(p)(7)

[WELLS CAPITAL MANAGEMENT INCORPORATED LETTEREHEAD]

Code of Ethics

Policy on Personal Securities Transactions

and

Insider Trading

Be ethical

Act Professionally

Improve competency

Exercise Independent Judgement

Version 7.04

  Introduction

I.1 Code Of Ethics

I.2 "Advisory Representative/Designated Advisory Representatives/Access Persons"

I.3 "Beneficial Ownership"

II Penalties

II.1 Violations of the Code

II.2 Penalties

II.3 Dismissal and/or Referral to Authorities

III Employee Trade Procedures

III.1 Pre-clearance

III.2 Trade Reports

III.3 Personal Securities Transactions-Fund managers

III.4 Post-review

III.5 Pre-Clearance and Reporting Requirements

III.6 Confidentiality

III.7 Acknowledgment of Brokerage Accounts

III.8 Initial and Annual Holdings Report

IV Restrictions

IV.1 Restricted Securities

IV.2 Short-Term Trading Profits (60-Day Trading Rule)

IV.3 Blackout Periods

IV.4 Insider Trading

IV.5 Market Timing

IV.6 Independent Research

IV.7 Gifts and Hospitality

IV.8 Directorships and Other Outside Employment

IV.9 Purchase and Sales of Securities Issued by Wells Fargo

IV.10. Wells Fargo Mutual Funds

V Regulatory Requirements

V.1 Investment Advisers Act of 1940 and Investment Company Act of 1940

V.2 Regulatory Censures VI

Acknowledgment and Certification

VII FREQUENTLY ASKED QUESTIONS (FAQs)

APPENDIX A-FOR DESIGNATED ADVISORY PERSONS

Appendix B-for access persons

Introduction #9;

I.1 Code Of Ethics

Wells Capital Management (Wells Capital), as a registered investment adviser, has an obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This Code of Ethics and Policy on Personal Securities Transactions and Insider Trading ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A of the Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

Acknowledgment of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's intranet site: capzone.wellsfargo.com.

As an employee, you must -

- Be ethical

- Act professionally

- Improve competency

- Exercise independent judgment

To avoid conflicts of interest, Wells Capital employees, officers, and directors are required to disclose to Compliance Group all pertinent information related to brokerage accounts, outside business activities, gifts received from clients/vendors and other Code related information.

I.2 "Advisory Representatives/ Designated Advisory Representatives/ Access Persons"

Advisory Representatives

For the purposes of this Code, Wells Capital defines "advisory representative" as any director, officer of employee who in connection with his or her regular functions or duties -

- makes, participates in, or obtains information regarding the purchase or sale of a security for an advisory client or

- whose functions are related to the making of any recommendations with regard to such purchases of sales.

Because an employee may at some time access or obtain investment information, Wells Capital designates all employees (including independent contractors, if deemed appropriate) as "Advisory Representatives," and subject as a result to the policies and procedures of the Code. The list of advisory personnel will be updated each quarter.

Designated Advisory Representatives

As a part of its business activities, Wells Capital may share investment recommendations with certain affiliates simultaneously with effective dissemination to the market. As a result, certain employees of Wells Capital affiliates may also be designated as advisory representatives ("Designated Advisory Representative") under this Code. A "Designated Advisory Representative" is any employee of a Wells Capital affiliate who obtains information concerning securities recommendations being made by Wells Capital prior to the effective dissemination of those recommendations.

All regulatory requirements (required under Investment Advisers Act and Investment Company Act (17j-1)) contained in this Code apply to "Designated Advisory Representatives". Other sections of the Code may also be applied to Designated Advisory Representatives as needed in order to prevent violations of the Code. The elements of the Code that apply to Designated Advisory Representatives are indicated in Appendix A.

Access Persons

For the purposes of this Code, an "Access Person" is any director or officer of Wells Capital who is not also an employee of Wells Capital. All regulatory requirements (required under Investment Advisers Act and Investment Company Act (17j-1)) contained in this Code apply to "Access Persons". Other sections of the Code may also be applied to Access Persons as needed in order to prevent violations of the Code. The elements of the Code that expressly apply to Access Persons are indicated in Appendix B.

I.3 "Beneficial Ownership"

Personal securities transaction reports must include all accounts in which you have a beneficial interest and over which you exert direct or indirect control, including -

- accounts of immediate family members in the same household; and

- any other account, including but not limited to those of relatives and friends, over which you exercise investment discretion.

Direct and indirect control and beneficial interest may be further construed to include accounts for which an Advisory Representative, Designated Advisory Representative, or Access Person is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

II. Penalties

II.1 Violations of the Code

The firm's Chief Compliance Officer will report violations of the Code monthly to the President. Each Advisory Representative, Designated Advisory Representative, or Access Person must immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

II.2 Penalties

Penalties for violation of this Code may be imposed on Advisory Representatives, Designated Advisory Representatives, or Access Persons as follows:

Minor Offenses -

- First minor offense - Verbal warning;

- Second minor offense - Written notice;

- Third minor offense - $1,000.00 fine to be donated to the access person's or advisory representative's charity of choice*.

Minor offenses include the following: failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

Substantive Offenses -

- First substantive offense - Written notice;

- Second substantive offense - $1,000 or disgorgement of profits (whichever is greater) to be donated to the advisory representative's charity of choice*;

- Third substantive offense - $5000 fine or disgorgement of profits (whichever is greater) to be donated to the access person's or advisory representative's charity of choice* or termination of employment and/or referral to authorities.

Substantive offenses include the following: unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts and short-term trading for profit (60-day rule).

The number of offenses is determined by the cumulative count over a 12 month period.

Serious Offenses -

A Fund Manager trading with insider information and/or "front running" a client or fund that he/she manages is considered a "serious offense". Wells Capital will take appropriate steps that may include termination of employment and referral to governmental authorities for prosecution.

Wells Capital may deviate from the penalties listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code of Ethics files.

*The fines will be made payable to the Advisory Representative's, Designated Advisory Representative's, or Access Persons charity of choice (reasonably acceptable to Wells Fargo) and turned over to Wells Capital, which in turn will mail the donation check on behalf of the Advisory Representative, Designated Advisory Representative or Access Person.

II.3 Dismissal and/or Referral to Authorities

Repeated violations of the Code may result in dismissal. In addition, a single flagrant violation, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

The firm's Chief Compliance Officer will report all Code violations to the Wells Fargo Funds Boards of Trustees quarterly.

III. Employee Trade Procedures
III.1 Pre-clearance

All Advisory Representatives in the firm must pre-clear personal securities transactions as specified in Section III.4.

All pre-clearance requests (requests for prior approval) must be submitted via electronic mail to WELLSCAP RISK MGT in the Global Address List. This will allow anyone in the Compliance group to pre-clear requests at all times. Responses will be sent back via electronic mail. Exceptions will be made only for telephone requests from Advisory Representatives who are out of the office on business or on vacation. It is the responsibility of the Advisory Representative to ensure that Compliance receives pre-clearance requests. If it appears that E-mail is down, please contact anyone from the Compliance group directly.

At a minimum, indicate the following information on your pre-clearance request -

a. Transaction Type: BUY or SELL

b. Security Name(include coupon rate and maturity date for fixed income securites) and Ticker or CUSIP

c. Security Type: Common Stock, Options, or Bonds

Telephone requests from beneficial account holders outside the firm will be accepted. Responses to requests will be forwarded to the advisory representative via electronic mail.

Requests may be submitted from 7:00 am (Pacific) until an hour before the market closes for the day. Barring any problems with systems access (i.e., SEI, Advent/Moxy), responses will be made no later than one hour from receipt of the request.

Pre-cleared trades are valid for same day trades only. No exceptions.

Pre-clearance does not preclude the possibility of a potential conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but quarter end review of each personal trade will reveal conflicts occurring after the trade is executed.

The use of the electronic mail system ensures that each report is date-stamped, and it is the responsibility of each Advisory Representative to ensure that the report has been received by Wells Capital Compliance.

Certain personal securities transactions should be reported whether pre-cleared or not (See Section III.5 for details).

III.2 Trade Reports

Quarterly Trade Reports which list personal securities transactions for the quarter must be submitted by Advisory Representatives, Designated Advisory Representatives, and Access Persons no later than the 10th day after the end of each calendar quarter. This 10-day deadline is a federal requirement and includes weekends and holidays. If the 10th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.

Quarterly Trade Reports must be submitted using the Quarterly Trade Report form to Wells Capital Compliance, either via email (to Wellscap Risk Mgt) or via MAC (A0103-101). If there are no activities for the quarter, a report indicating such is still required to be submitted.

Wells Capital requires duplicate copies of trades confirms and monthly or quarterly brokerage account statements to be forwarded to Compliance. If your broker is unable to directly send duplicate copies, please inform Compliance in writing . Use the Request for Duplicate Confirms form to submit your request to your brokers (with a cc to Wells Capital Compliance).

When opening or closing brokerage accounts, please notify Compliance in writing (quarterly) by using the Acknowledgment of Brokerage Accounts form.

Forms relating to the Code of Ethics are available in Wellscap's intranet site: capzone.wellsfargo.com.

III.3 Personal Securities Transactions-Equity Fund Managers

In addition to pre-clearance by the Compliance Group, prior approval must be obtained from the President or Chief Investment Officer if an equity Fund Manager requests to sell a security in his/her personal account when:

- The same security is held in the equity fund that is directly managed by the Fund Manager; or

- The Fund Manager is purchasing the same security for an equity fund for which he/she makes investment decisions.

Wells Capital Compliance will review pre-clearance requests for purchases and sales of securities that are common between personal holdings and equity fund holdings directly managed by the Fund Manager. Pre-clearance trades will be screened for blackout violations, front-running, other conflicts/trends, and quarter-end review of any 60-day rule violations.

III.4 Post-review

Wells Capital Compliance will match any broker confirms/statements received to pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

Advisory Representative transactions will also be screened for the following:

- Same day trades: Transaction occurring on the same day as the purchase or sale of the same security in a managed account.

- 7-day Blackout period: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities).

- Short-term trading profits: Purchase/Sale, or vice versa, occurring within 60 days in the same security resulting in net profit. Advisory representatives are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.

- Other potential conflicts: Certain transactions may also be deemed in conflict with the Code and will warrant additional review, depending on the facts and circumstances of the transaction.

III.5 Pre-Clearance and Reporting Requirements

The table below indicates pre-clearance and reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

Security Type #9; Pre-Clearance Qtrly #9; Reporting

Equity transactions (1) #9; Yes Yes

Fixed Inc transactions #9; Yes Yes

Wells Fargo stock #9; No Yes #9;

Open-end

non-Wells Fargo MF No No

Wells Fargo MF and

MFsub-advised by

Wells Capital (3) No Yes

Close-end MF Yes Yes

Exchged traded index fd #9; No No

US Tsy/Agencies No No

Short term/cash equiv. #9; No No

SPP/DRIPs- auto purch (2) No No

Employee 401K-

auto purchases (4) No Yes

(1)Including options.

(2)Sales of stocks from SPP or DRIPs: Please notify Wells Capital Compliance in writing of the sale and include transactions in your quarterly reports.

(3)Reporting excludes money market funds.

(4)Requires only reporting changes in investment options.

III.6 Confidentiality

All reports of personal securities transactions, holdings and any other information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information is also subject to review by appropriate Wells Capital personnel (Compliance and/or Senior Management) and legal counsel. Such information may also be provided to the Securities and Exchange Commission ("SEC") or other government authority when properly requested or under court order.

III.7 Acknowledgment of Brokerage Accounts

All Advisory Representatives, Designated Advisory Representatives, and Access Persons are required to submit a list of all brokerage accounts as required by the Code at the time of hire. In addition, Advisory Representatives, Designated Advisory Representatives, and Access Persons are responsible for ensuring that any new or closed accounts are communicated to Compliance quarterly. For reporting purposes, complete the Acknowledgment of Brokerage Accounts form.

III.8 Initial and Annual Holdings Report

All Advisory Representatives, Designated Advisory Representatives, and Access Persons are required to report all activity in brokerage accounts and a statement of holdings (subject to Code requirements) within 10 days of employment and annually. A broker statement will suffice in lieu of a separate initial or annual holdings report. The Advisory Representative, Designated Advisory Representative, or Access Person is responsible for ensuring that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

IV Restrictions

The following are Wells Capital's restrictions on personal trading:
IV.1 Restricted Securities
Security Type	Purchase	Sale
A. S&P500 stocks	Permitted Subject to one-day blackout during execution of client trades (except index program trades). Must pre-clear.

Permitted, subject to the following:

- One-day blackout during execution of client trades (except program trades). Must pre-clear.

- For a large cap fund manager, prior approval is required from the President or Chief Investment Officer if the common security is held in an equity fund managed by the manager.

- For a large cap fund manager, prior approval is required from the President or Chief Investment Officer if the manager is purchasing the common security for an equity fund managed by the manager.

B. Any security not included in the S&P500 above and not defined as "small cap" below.	Permitted Subject to pre-clearance requirements.

Permitted, subject to the following:

- Pre-clearance requirements.

- For a mid cap fund manager, prior approval is required from the President or Chief Investment Officer if the common security is held in an equity fund managed by the manager.

- For a mid cap fund manager, prior approval is required from the President or Chief Investment Officer if the manager is purchasing the common security for an equity fund managed by the manager.

C. Any restricted list security (and its associated option) defined as "small cap" (capitalization as defined by the holdings in Wells Capital-actively managed Small Cap funds including mutual funds, DIFs and Collectives. Small cap holdings in Wells Capital-managed small cap index funds are permissible. Investments in commingled funds (mutual funds, etc.) that invest in small cap stocks and are offered to clients are also permissible.

Prohibited

Permitted

- If security held prior to Wells Capital employment and/or version 9.99 of the Code, sale permitted subject to pre-clearance requirements.

- For a small cap fund manager, prior approval is required from the President or Chief Investment Officer if the common security is held in an equity fund managed by the manager.

- For a small cap fund manager, prior approval is required from the President or Chief Investment Officer if the manager is purchasing the common security for an equity fund managed by the manager.

D. Any security issued by a Wells Capital client	Prohibited	Permitted, subject to the following: - If security held prior to Wells Capital employment and/or version 9.99 of the Code, sales subject to pre-clearance requirements.
E. Automatic investment programs or direct stock purchase plans	Permitted - Subject to Code of Ethics reporting requirements	Permitted - Subject to Code of Ethics reporting requirements
F. Initial Public Offerings (IPOs) (An IPO is a corporation's first offering of a security representing shares of the company to the public)	Prohibited	Permitted, only - If security held prior to Wells Capital employment and/or version 9.99 of the Code, sales subject to pre-clearance requirements.
G. Private Placements (A private placement is an offer or sale of any security by a brokerage firm not involving a public offering, for example, a venture capital deal)	Prohibited	Permitted, only - If security held prior to Wells Capital employment and/or version 9.99 of the Code, sales subject to pre-clearance requirements.
H. Options (other than employee stock options), puts, calls, short sales, futures contracts or other similar transactions involving securities issued by Wells Fargo & Company	Prohibited	Prohibited
IV.2 Short-Term Trading Profits (60-Day Trading Rule)

The purchase and sale, and the short-sale and purchase, of the same security (or equivalent) within 60 calendar days and at a profit is PROHIBITED.

-This restriction applies without regard to tax lot considerations;

- Exercised options are not restricted, however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED;

- Exceptions require advance written approval from the firm's Chief Compliance Officer (or designee).

Profits from any sale before the 60-day period expires may require disgorgement. Please refer to "Penalties", section II of this Code, for additional details.

IV.3 Blackout Periods

For securities in the S&P 500 stocks, a one-day firm-wide blackout will apply if the issue is being traded on behalf of a client at the time the pre-clear request is made. The blackout will not apply to trades of Wells Capital-managed Index funds.

All other issues are subject to a seven-day firm-wide blackout period if traded on behalf of Wells Capital-managed funds (Mutual funds, DIFs, Collectives).

Blackout periods apply to both buy and sell transactions.

IV.4 Insider Trading

Wells Capital considers information material if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

Wells Capital generally defines insider trading as the buying or selling of a security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

Tipping of material, non-public information is PROHIBITED. An Advisory Representative, Designated Advisory Representative, or Access Person cannot trade, either personally or on behalf of others, while in possession of such information.

Front-running/scalping involves trading on the basis of non-public information regarding impending market transactions.

- Trading ahead of, or "front-running," a client or Wells Fargo mutual fund order in the same security; or

- Taking a position in stock index futures or options contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

Scalping occurs when an Advisory Representative, Designated Advisory Representative, or Access Person purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.

IV.5 Market Timing	Wells Capital Management prohibits late trading and do not engage in market timing when trading in mutual fund shares on behalf of its clients.
IV.6 Independent Research

Wells Capital research analysts perform independent credit analysis of issuers and submit the approved issuers to the Credit Committee for approval. The approved list of securities is available for all Fund Managers for their determination of suitability on investments for accounts they manage.

Compensation of the research analysts is not tied to any business or revenue generated by Wells Capital.

IV.7 Gifts and Hospitality	Wells Capital, as a policy, follows Wells Fargo & Company's policy regarding gifts and hospitality. Please refer to the Handbook for Wells Fargo Team Members.
IV.8 Directorships and Other Outside Employment	Wells Capital, as a policy, follows Wells Fargo & Company's policy regarding directorships and other outside employment. Please refer to the Handbook for Wells Fargo Team Members.
IV.9 Purchases and Sales of Securities Issued By Wells Fargo

Wells Capital follows Wells Fargo & Company's policy regarding securities issued by Wells Fargo & Company. No preclearance is required for securities issued by Wells Fargo & Company; however, quarterly reporting of purchases and sales of such securities is required.

Investments in Wells Fargo options (other than employee stock options), puts, calls, short sales, futures contracts or other similar transactions involving securities issued by Wells Fargo & Company are prohibited.

IV.10 Wells Fargo Mutual Funds

Mutual Fund Holdings

Advisory Representatives, Designated Advisory Representatives, and Access Persons are required to report Wells Fargo mutual fund holdings and other mutual funds subadvised by Wells Capital. Money market funds are excluded.

 Mutual Fund Transactions

On a quarterly basis, Advisory Representatives, Designated Advisory Representatives, and Access Persons are required to report any purchases or sales of Wells Fargo mutual funds and other mutual funds subadvised by Wells Capital. Money market funds are excluded from quarterly reporting.

Employee 401K Plans

Advisory Representatives, Designated Advisory Representatives, and Access Persons are required to report investment option changes for their own and spouse 401K plans.

V Regulatory Requirements
V.1 Investment Advisers Act of 1940 and Investment Company Act of 1940

The SEC considers it a violation of general antifraud provisions of federal securities laws whenever an adviser, such as Wells Capital, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to client assets, Wells Capital cannot engage in activities which would result in conflicts of interests (for example, "front-running," scalping, or favoring proprietary accounts over those of the clients').

V.2 Regulatory Censures

The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

- Failure reasonably to supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or a supervised person who commits such a violation.

- However, no supervisor or manager shall be deemed to have failed reasonably to supervise any person, if

(a) there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person and

(b) such supervisor or manager has reasonably discharged the duties and obligations incumbent upon him/her by reason of such procedures and systems without reasonable cause to believe that such procedures and system were not being complied with.

VI Acknowledgment and Certification

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's Code of Ethics and Policy on Personal Securities Transactions and Insider Trading. This Code is in addition to Wells Fargo's policy on Business Conduct and Ethics, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

- Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

- Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

- Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

- Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

- Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

- Trade on inside information;

- Trade ahead of or front-run any transactions for Wells Capital managed accounts;

- Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

Any exceptions, where applicable, are noted as follows:

Signature Date

NAME (Print)

The Acknowledgment and Certification form is due 10 days from date of receipt. Signed copies must be submitted to Wells Capital Compliance, MAC A0103-101.

VII Frequently Asked Questions (FAQs)

1. Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

Pre-clearance requests should be submitted, via email, to WELLSCAP RISK MGT, in the Global Address list. This ensures that someone in the Compliance Group can process the request at all times. For specific questions or concerns regarding the Code, you may direct your inquiries to Monica Poon, our Chief Compliance Officer (poonmo@wellscap.com or 415/396-7016)

At a minimum, indicate whether the request is for a BUY or SELL and include the name and ticker symbol of the security/securities.

Requests can be submitted beginning 7:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-cleared requests are only good for the day.

2. What is the submission deadline for Quarterly Trade Report?

Quarterly Trade Reports are due 10 calendar days after the end of each quarter. If the 10th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday. The 10-day deadline is a regulatory requirement. Advisory Representatives, Designated Advisory Representatives, and Access Persons can also complete and submit the Trade Report to Compliance when the trade is executed without waiting for quarter end to ensure timely submission.

3. Why are duplicate copies of confirms and statements submitted to Compliance? Would the Quarterly Report and pre-clear requests suffice?

This is a regulatory requirement from a report issued by the SEC's Division of Investment Management (IM). The IM Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an Advisory Representative, Designated Advisory Representative, or Access Person opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the Advisory Representative's/Designated Advisory Representative's/Access Person's trade confirms and account statements.

4. Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

Wells Cap as investment adviser is required to obtain personal securities transaction information from Advisory Representatives, Designated Advisory Representatives, and Access Persons. In order to ensure compliance with the law, our policy requires Advisory Representatives, Designated Advisory Representatives and Access Persons to complete the quarterly reports in case that Wells Capital have not received your brokers' statement or confirmations timely. Advisory Representatives, Designated Advisory Representatives, or Access Persons do not need to complete a quarterly trade report if: 1) the Advisory Representative, Designated Advisory Representative, or Access Person provides a website printout of transaction history from the broker or 2) the Advisory Representative, Designated Advisory Representative, or Access Person confirms with Compliance every quarter that we have your broker statements within 10 days after quarter end.

5. Why are small cap issues restricted from Advisory Representative purchases?

Because of the volume and size of orders that the small cap funds generate, this policy ensures that any appearance of conflict (such as front running and scalping) is avoided. For the purposes of Wells Capital's Code of Ethics, restricted "small cap" issues are those that are held by Wells Capital-managed small cap funds, including the WF mutual funds, the DIFs and the Collectives. Restricted small cap issues cannot be purchased by Wells Capital advisory representatives until such time that the funds are out of the same positions. This restriction covers new purchases only. If you held a restricted stock before your Wells Capital employment or before the Code was revised in Sept 1999, you can sell your positions (subject to pre-clear requirements) but you cannot re-purchase or add shares.

All other small capitalization issues that are not owned by these managed small cap funds can be purchased by Advisory Representatives is subject to pre-clearance and reporting requirements.

6. What is the 60-day rule and is it a regulatory requirement?

The 60-day rule prohibits Advisory Representatives from profiting from the purchase and sale, and short sale and purchase, of the same securities within 60-days.

This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry. Similarly, AIMR also has recommended restrictions along the same lines. Because the mutual fund board approves our Code of Ethics and expects us to follow the taskforce guidelines from the ICI/AIMR, we are closely bound by those restrictions.

7. What is the pre-clearance policy on option transactions?

Purchase and Sales of option contracts are subject to the pre-clearance requirements. When approved options are exercised automatically (i.e. Advisory Representatives have no control over when the options are exercised), pre-clearance is not required. However, if the Advisory Representative chooses to exercise the options, pre-clearance is required and will be approved on a case-by case basis. The objective is to avoid any appearance of conflicts of interest, especially in instances when the same security is being executed for managed funds.

8. What types of trust accounts does an Advisory Representative, Designated Advisory Representative, and Access Person need to report? What types of trust accounts does an Advisory Representative need to pre-clear?

All Advisory Representatives, Designated Advisory Representatives, and Access Persons must report securities for the following types of trust accounts (Note: Advisory Representatives must also pre-clear securities for the account types listed below.):

(a) A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a trustee, or beneficiary and has both investment control and a pecuniary interest;

(b) A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a trustee that has investment control and at least one beneficiary of the trust is the trustee's immediate family member (whether they live with the trustee or not);

(c) A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a trustee that receives a performance-related fee from the trust;

(d) A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a settlor that has both the power to revoke the trust without the consent of another person and investment control.

Note: Advisory Representatives, Designated Advisory Representatives, or Access Persons do not need to report the following:

(1) A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a trustee that has investment control but neither the trustee nor the trustee's immediate family member (whether they live with the trustee or not) has any pecuniary interest;

(2) A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a beneficiary or a settlor that does not exercise or share investment control (including a blind trust).

9. If an Advisory Representative, Designated Advisory Representative, or Access Person has a financial planner or consultant who has investment control over his/her accounts; does he/she need to report such accounts? Does the Advisory Representative's financial planner or consultant need to pre-clear?

Yes, because the Advisory Representative, Designated Advisory Representative, or Access Person can directly or indirectly influence or control the buying or selling of securities in such accounts. Yes, in cases where the financial planner or consultant is sending a pre-clearance request on behalf of the Advisory Representative, it is the Advisory Representative's responsibility to ensure that:

a. The financial planner or consultant is fully aware of Wells Capital's pre-clearance policy.

b. Pre-clearance approval is received from Compliance prior to the financial planner or consultant executing the trade.

Exceptions can be made on a case-by-case basis and are subject to evaluation and approval by the Chief Compliance Officer.

10. Why is it necessary to for Advisory Representatives, Designated Advisory Representatives and Access Persons to report Wellscap managed mutual fund transactions?

The SEC has recently proposed a rule that requires investment advisers to adopt code of ethics standards for the reporting of personal securities including mutual fund holdings and transactions managed by the adviser.

Appendix A- for designated advisory persons

Code Section	How applied	How administered
Penalties	Penalties will be assessed as described in the policy if designated advisory persons violated the applicable sections of the Code.	WellsCap Compliance will apply and report penalties as applicable.
Trade Reports	Trade reports will be required each quarter for all personal securities trading as defined in the Code.

WellsCap Compliance or its delegate will collect trade reports for designated advisory persons.

WellsCap Compliance, if it has delegated such activity, will review appropriate reports submitted by the delegate, and will conduct periodic compliance testing on underlying data to confirm the accuracy of such reports.

Post Review	Trades will be reviewed to assure that all reports were submitted timely and to determine if any trade restrictions were violated

WellsCap Compliance or its delegate will conduct post review of trade reports.

WellsCap Compliance, if it has delegated such activity, will review appropriate reports submitted by the delegate, and will conduct periodic compliance testing on underlying data to confirm the accuracy of such reports.

Acknowledgement of Brokerage Accounts	Acknowledgement of brokerage accounts will be required each quarter for all designated advisory persons.

WellsCap Compliance or its delegate will collect brokerage account acknowledgements for designated advisory persons.

WellsCap Compliance, if it has delegated such activity, will review appropriate reports submitted by the delegate, and will conduct periodic compliance testing on underlying data to confirm the accuracy of such reports.

Initial and Annual Holdings Report	Initial reports will be required at hire and annual holdings at each year-end for all designated advisory persons. Broker statements may be used to satisfy these requirements.

WellsCap Compliance or its delegate will collect initial and annual holdings reports for designated advisory persons.

WellsCap Compliance, if it has delegated such activity, will review appropriate reports submitted by the delegate, and will conduct periodic compliance testing on underlying data to confirm the accuracy of such reports.

Trade Restrictions	Trade restrictions will be applied to personal securities trades in any security that have been the subject of any recommendation that was disseminated to designated advisory persons.

WellsCap Compliance or its delegate will perform reviews to determine whether any trade violations occurred.

WellsCap Compliance, if it has delegated such activity, will review appropriate reports submitted by the delegate, and will conduct periodic compliance testing on underlying data to confirm the accuracy of such reports.

Insider Trading Restrictions	Insider trading restrictions will apply as described in the Code.	Trade reviews described above seek to identify any cases of insider trading.

Appendix B- for Access persons

Code Section	How applied	How administered
Penalties	Penalties will be assessed as described in the policy if Access Persons violated the applicable sections of the Code.	WellsCap Compliance will apply and report penalties as applicable.
Trade Reports	Trade reports will be required each quarter for all personal securities trading as defined in the Code.	WellsCap Compliance will collect trade reports for Access Persons.
Post Review	Trades will be reviewed to assure that all reports were submitted timely and to ascertain any improprieties.	WellsCap Compliance will conduct post review of trade reports.
Acknowledgement of Brokerage Accounts	Acknowledgement of brokerage accounts will be required each quarter for all Access Persons.	WellsCap Compliance will collect and review brokerage account acknowledgements for Access Persons.
Initial and Annual Holdings Report	Initial reports will be required at hire and annual holdings at each year-end for all Access Persons. Broker statements may be used to satisfy these requirements.	WellsCap Compliance will collect and review initial and annual holdings reports for Access Persons.
Insider Trading Restrictions	Insider trading restrictions will apply as described in the Code.	Trade reviews described above seek to identify any cases of insider trading.

EX-99.B(p)(8)

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

CODE OF ETHICS

Effective January 1, 2004

Version 1

INTRODUCTION

This Code of Ethics (the "Code") is based on the principle that you, as an officer or employee of Allianz Dresdner Asset Management of America L.P. ("ADAM") and its affiliated divisions or subsidiaries, including Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners, Inc., Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisers CD Distributors LLC, and PIMCO Equity Advisors LLC, (collectively, "ADAM or ADAM Advisers"), owe a fiduciary duty to the shareholders of the registered investment companies (the "Funds") and other clients (together with the Funds, the "Advisory Clients") for which ADAM serves as an adviser or sub-adviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients. If you are covered by another code of an ADAM Adviser or Allianz Group Company, this Code shall not apply to you.

At all times, you must:

1. Place the interests of our Advisory Clients first. As a fiduciary, you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that Security. Likewise, in connection with your regular functions and duties, you would violate this Code if you made a personal investment in a security that might be an appropriate investment for an Advisory Client without first considering the security as an investment for the Advisory Client.

2. Conduct all of your personal securities transactions in full compliance with this Code and the ADAM Insider Trading Policy. ADAM encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code. In addition, you must comply with the policies and procedures set forth in the ADAM Insider Trading Policy and Procedures, which is attached to this Code as Appendix I. Questions regarding these policies and procedures should be addressed with your local compliance officer.

3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with ADAM directly or on behalf of an Advisory Client of an ADAM Adviser could call into question the independence of your business judgment. In addition, you may not use personal or account information of any client of ADAM except as permitted by ADAM's Privacy Policy (Appendix IX to this Code). Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties.

COVERED PERSONS 4

COVERED SECURITIES 4

ACCOUNTS COVERED UNDER CODE 5

EXEMPT SECURITIES 6

PRE-CLEARANCE REQUIREMENTS 8

PROHIBITED TRANSACTIONS 8

PRIVATE PLACEMENTS 10

USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS 10

REPORTING AND CERTIFICATION

Initial Reporting and certification upon employment with adam 11

Quarterly Reporting of Transactions 11

Annual Reporting and Certificate of Compliance with Code 11

Reporting exception for open-end mutual funds 11

FIDUCIARY DUTIES

Gifts 12

Service as a Director 12

Privacy Policy 12

REMEDIAL ACTION 12

REPORTS TO MANAGEMENT AND TRUSTEES 13

RECORDKEEPING REQUIREMENTS 13

TRADING RESTRICTIONS IN OPEN-END MUTUAL FUNDS 14

APPENDICES

I. INSIDER TRADING POLICY AND PROCEDURES 15

II. GUIDANCE ON BENEFICIAL OWNERSHIP 22

III. GUIDANCE ON SHORT TERM PROFIT RECOVERY 23

IV. PRIVACY POLICY 24

V. CTI-iTRADE INSTRUCTIONS 25

VI. CHARLES SCHWAB WELCOME LETTER 31

FORMS

VII. INITIAL ACKNOWLEDGEMENT CERTIFICATION 34

VIII. INITIAL LISTING OF PERSONAL SECURITIES HOLDINGS 35

IX. QUARTERLY TRANSACTION REPORT 37

X. ANNUAL LISTING OF SECURITIES HOLDINGS AND CERTIFICATION OF COMPLIANCE 38

XI. EMPLOYEE PRE-CLEARANCE FORM (Manual) 39

XII. EMPLOYEE PRE-CLEARANCE FORM (CTI) 40

XIII. PRIVATE PLACEMENT APPROVAL FORM 41

Questions

Questions regarding this Code should be addressed to your local Compliance Officer. As of the effective date of this Code, the Compliance Officers are: Anne-Marie Pitale (ADAM-East, Allianz Hedge Fund Partners, Allianz Private Client Services, Allianz Private Equity Partners, OCC Distributors, OpCap Advisors, Oppenheimer Capital, PIMCO Advisors CD Distributors, PIMCO Advisors Fund Management, PIMCO Advisors Managed Accounts, PIMCO Advisors Retail Holdings, and PIMCO Equity Advisors); Virginia Camp (ADAM-West); Mary Ellen Melendez (Cadence); Betty Holcomb (NFJ); and Beth Ann Coleman (Nicholas-Applegate). The Compliance Committee members are Frank Poli, Anne-Marie Pitale, Youse Guia, and Beth Ann Coleman.

I. COVERED PERSONS

Based upon your activities and role within ADAM, you will be placed in one or more of the following categories. Provisions of the Code pertaining to the pre-clearance requirements and certain prohibited transactions may apply to more than one category.

a. "NON-ACCESS PERSON" means any director, officer, or employee of an ADAM Adviser that does NOT, in connection with their regular duties, makes, participates in, or has access to information regarding the purchase or sale of Covered Securities by the Advisory Clients of an ADAM Adviser. It also includes individuals who are not deemed an "interested person" of a Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, i.e. outside Fund Trustees.

b. "ACCESS PERSON" means any director, officer, Portfolio Employee, or employee of an ADAM Adviser who, in connection with their regular duties, makes, participates in, or has access to information regarding the purchase or sale of Covered Securities by the Advisory Clients of an ADAM Adviser.

c. "PORTFOLIO EMPLOYEE" means any employee of an ADAM Adviser who, in connection with their regular functions and duties, makes, or participates in making, recommendations regarding the purchase or sale of securities on behalf of any Advisory Client, provides information or advice to a Portfolio Manager, or helps execute a portfolio manager's recommendations. Generally, Portfolio Employees includes, but is not limited to, portfolio managers, research analysts and traders.

II. COVERED SECURITIES

The following list identifies the "Covered Securities" or "Securities" that are deemed subject to the requirements of the Code:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or any shares in the PIMCO Fund complex or other mutual funds sub-advised by the employee's operating entity (collectively "Mutual Funds"), in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security. The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

The definition of Securities also includes security futures and futures and options on any group or index of Securities (as defined in the Investment Company Act of 1940).

III. ACCOUNTS COVERED UNDER THE CODE

All accounts where an employee is deemed to have beneficial ownership are subject to the provisions of this Code. For purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as the definition contained in the provision of Section 16 of the Securities Exchange Act of 1934 under Rule 16a-1(a)(2).

Generally, you are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect pecuniary interest in the Securities.

You have a pecuniary interest in Securities if you have the opportunity to directly benefit or share in any profit derived from a transaction in the Securities.

The following are examples of a person having Beneficial Ownership of Securities:

a. Securities held in the name of the officer or employee of any ADAM Adviser.

b. Securities held by members of your immediate family sharing the same household.

Immediate family includes any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any adoptive relationship.

c. Your interest as a general partner in Securities held by a general or limited partnership.

d. Your interest as a manager-member in the Securities held by a limited liability company.

e. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

f. Your ownership of a vested beneficial interest in a trust.

g. Your status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, a limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have (or share) investment control over the Securities held by the entity.

The final determination of Beneficial Ownership is a question to be determined in light of the facts for each particular case. If in doubt, employees should consult with their local Compliance Officer. Additional guidance on Beneficial Ownership can be found in Appendix II.

IV. EXEMPT SECURITIES

The following securities and transactions are exempt from the pre-clearance and certain reporting requirements under the Code ("Exempt Securities"):

A. Direct obligations of the government of the United States, including fixed income securities issued by agencies or instrumentalities of, or are unconditionally guaranteed by the government of the U.S.

B. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments.

C. Purchases of Covered Securities under a dividend reinvestment plan.

D. Purchases of Covered Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

E. Acquisitions or dispositions of Covered Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

F. Dispositions of Securities of a private issuer, i.e. private placements.

G. Commodities, futures and options traded on a commodity exchange, including currency futures.

H. Short sales, puts, calls, straddles, or options on any Exempt Security.

I. Shares of non-proprietary registered open-end investment companies that are not advised or sub-advised by the employee's operating entity.

J. Shares of exchange-traded funds (ETF's). Examples of ETF's are SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds, iShares, etc.

K. Exchange-traded futures and options on broadly-based indices.

L. Share of registered closed-end funds with the exception of Funds that are managed by ADAM. Refer to the ADAM Intranet for a current listing of closed-end funds managed by ADAM or contact your local compliance office.

M. (For employees of NFJ only) Shares of any issuer not currently owned in any NFJ Advisory Clients' accounts and not currently contemplated by any NFJ portfolio manager for purchase in any such Advisory Clients' accounts, i.e. a determination would need to be made that the shares that the NFJ employee wishes to transact in does not conflict with any NFJ client account whereby the security is held in or eligible to be held in any NFJ client account.

M. *(For Non-Access Persons only) Purchases or sales that do not exceed 2,000 shares per day, per Large-Cap Issue.

N. *(For Non-Access Persons only) Purchases or sales up to the lesser of 1,000 shares or $10,000 per calendar week, per issuer of stock other than stock issued by a Large-Cap Issuer.

O. Purchases or sales up to $100,000 per calendar month per issuer of fixed-income Securities issued by U.S. corporations.

P. Purchases or sales up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by Qualified Foreign Governments.

Q. Other specific transactions as may be exempted by your local Compliance Officer or the Compliance Committee based upon a determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory Clients. On a case-by-case basis, a Compliance Officer or the Compliance Committee may exempt a specific transaction from any of the provisions of this Code except for the provisions set forth in the Reporting And Certification section. All requests to exempt a transaction must be in writing and forwarded to your local Compliance Officer for approval prior to your executing the transaction.

CAUTION

Qualified Foreign Governments, Large-Cap Issuers and broadly based indices may change from time to time. Accordingly, you may purchase a Covered Security deemed to be an EXEMPT SECURITY only to find that when you wish to sell them, you may not do so without prior approval from your local Compliance Officer.

*The pre-clearance exemption for these items does not apply for employees of an ADAM Adviser that is based in New York. Such employees must pre-clear these transactions through CTI-iTrade. Refer to the General Pre-Clearance Requirements section for further details.

V. GENERAL PRE-CLEARANCE REQUIREMENTS

A. Access Persons and Portfolio Employees

(a) All Access Persons and Portfolio Employees must pre-clear their personal securities transaction by either submitting a Pre-Clearance Request Form (Appendix XI) to a designated pre-clearance personnel or submitting such request through a designated system that is implemented at your location. Exempt Securities and Mutual Fund transactions, as defined in the Code, are not subject to pre-clearance requirements.

(b) All pre-clearance approvals are effective until the close of business on the day that pre-clearance is given (4:00 P.M EST). If the individual submitting the request wishes to execute a trade in the same Security or an equivalent Security on subsequent days, a new pre-clearance request must be submitted. GTC (good till canceled) orders will not be cleared.

B. New York or Nicholas-Applegate Employees

(a) All Non-Access, Access Persons, and Portfolio Employees who are affiliated with an ADAM Adviser that is located in New York as well as all Access Persons and Portfolio Employees who are employees of Nicholas-Applegate, must pre-clear all personal security transactions by submitting a Trade Request Form through CTI iTrade (Appendix XII). If you have any questions regarding the use of CTI, please call the ADAM-NY compliance hot-line or your local Nicholas-Applegate compliance officer. See Appendix V for instructions on how to use CTI iTrade.

(b) Investment management personnel that are employees of Nicholas-Applegate must receive written authorization for all non-exempt personal securities transactions from the Chief Investment Officer ("CIO") or a senior portfolio manager.

VI. PROHIBITED TRANSACTIONS

A. A. Access Person

(a) Same day securities may not be purchased or sold by an Access Person if, at the time of pre-clearance, there is a pending buy or sell order on the relevant trading desk on behalf of an Advisory Client in the same Security or an equivalent Security. Such orders by an Access Person can only be purchased or sold on the following day that the Advisor Client(s) order has been executed.

(b) Securities may not be purchased or sold if, at the time of pre-clearance, you knew or should have known that an Advisory Client would be trading in the same security or an equivalent Security on the same day.

 B. Portfolio Employees

a) Same day securities may not be purchased or sold by a Portfolio Employee if, at the time of pre-clearance, there is a pending buy or sell order on the relevant trading desk on behalf of an Advisory Client in the same Security or an equivalent Security5. Such orders by a Portfolio Employee can only be purchased or sold on the following day that the Advisor Client(s) order has been executed or withdrawn.

b) Securities may not be purchased or sold if, at the time of pre-clearance, you knew or should have known that an Advisory Client would be trading in the same security or an equivalent Security on the same day.

c) If you are a Portfolio Employee (or a person that has been identified as having access to the same information, i.e. portfolio managers, research analysts, traders), you may not purchase or sell Securities during the period beginning three days before and ending three days after the day on which an Advisory Client trades in the same Security or an equivalent Security.

NOTE; If you are a Portfolio Employee (or a person that has been identified as having access to the same information), and you pre-clear a Securities transaction prior to the commencement of an Advisory Client trading in the same Security or an equivalent Security, it may not be deemed a violation of this Code unless you knew or should have known that the Advisory Client would be trading in that Security or an equivalent Security within three days after your trade.

d) If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 30 calendar days, of the same Securities or equivalent Securities (other than Exempt Securities) of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization. NOTE: additional guidance on this restriction can be found in Appendix III.

You are considered to profit from a short-term trade if Covered Securities of which you have Beneficial Ownership are sold for more than the purchase price of the same Securities or equivalent Securities, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

e) If you are a Portfolio Employee of any ADAM Adviser, you are prohibited from transactions involving puts, calls, straddles, options and/or short sales unless the security is an Exempt Security or the transaction is approved by your CIO and your local Compliance Officer.

f) If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in an initial public offering (as defined in Rule 17j-1)

C. Oppenheimer and Private Client Services Employees

a) If you are an employee of Oppenheimer Capital or Allianz Private Client Services, you are prohibited from transactions involving puts, calls, straddles, options, and/or short sales in any Security within the Oppenheimer Capital Recommended List.

b) If you are an employee of Oppenheimer Capital or Allianz Private Client Services, you may not purchase or sell Securities during the period ending three days after the day on which the Oppenheimer Large Cap Value Model (#50995) and the Value Fund (#63140) trades in the same Security or an equivalent Security.

VII. PRIVATE PLACEMENTS

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in a private placement, unless you have received prior written approval from your local CIO and your local compliance officer. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you solely by virtue of your position. The form for requesting private placement approval is attached to this Code (Appendix XIII).

If you are a Portfolio Employee and you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by your local CIO or a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.

VIII. USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS

To assist in the implementation of the Code and meet regulatory requirements, all New York and San Diego based employees must maintain their personal brokerage and trading accounts (which they are deemed to have Beneficial Ownership) with a "Designated Broker"* (currently Charles Schwab-see appendix VI for further details). It is preferred that all other employees of an ADAM Adviser use a designated broker, although it is not required. If you are an employee with a Designated Broker, you are required to transfer your account(s) to the Designated Broker within a reasonable period of time from your initial commencement of employment. All employees are responsible for costs associated with transferring their personal brokerage/trading accounts. If you are maintaining a brokerage account other than with a designated broker, you are required to immediately disclose this to your local compliance department. Based upon the determination by the appropriate compliance officer, certain exemptions may be granted that would allow the employee" to continue maintaining his or her personal brokerage/trading accounts with a non-designated broker.

*Note transactions in registered open-end investment companies are not required to be executed through a designated broker.

All employees that are maintaining a brokerage or trading account with a non-designated broker must ensure that duplicate copies of account statements and transactional confirms are sent directly to the attention of your local compliance department (if regularly prepared). The confirmations and statements must, in the aggregate, provide enough detail that would show the name of the broker, account number, date of transaction, whether it was a buy/sell, security name, amount of transaction, and the price.

Most brokers require that an ADAM Advisor provide a Rule "407" letter which acknowledges that your account is held by such broker and requests that the broker provide the relevant compliance department with duplicate client account statements and transactional confirms. Your local compliance officer will execute this letter for any of your beneficially owned accounts that have been approved by Compliance.

Employees are not required to comply with the provisions under this section if their brokerage, Mutual Fund or trading account 1) is fully managed by a third party, and 2) exclusively holds Exempt Securities and is unable to hold any Covered Securities.

Note: Mutual Fund accounts at broker- dealers are subject to the broker account requirements as described above.

X. REPORTING AND CERTIFICATION

A. Initial Reporting and Certification for New Employees

Within 10 days following the commencement of employment at an ADAM Adviser, all employees are required to complete and submit the Initial Acknowledgement Certification and the Initial Listing of Personal Securities Holdings, Mutual Fund and Brokerage Accounts forms to your local compliance department (See Appendix VII and VIII).

B. Quarterly Transactional Reporting for Non-Designated Broker Account(s)

All employees that maintain a brokerage, Mutual Fund or trading account with a non-designated broker AND do not have duplicate copies of account statements and transactional confirms being sent directly to the attention of your local compliance department, must complete and submit a Quarterly Transaction Report for all "Covered Securities" within 10 days following the end of each calendar quarter (Appendix IX). It is at the discretion of your local compliance officer to implement the quarterly reporting requirement for all other brokerage, Mutual Fund or trading accounts that the compliance department may be receiving duplicate account information.

C. Annual Reporting and Certification

Within 10 days following the end of the calendar year, all "active" employees are required to complete and submit the Annual Listing of Securities Holdings and Certification of Compliance form to your local compliance department (See Appendix X).

D. Reporting Exception for Open-end Mutual Funds

Employees are not required to report Mutual Fund transactions or holdings held in the ADAM 401 (k)/Retirement Plans or Deferred Compensation Plan or in similar benefit plans for immediate family.

X. FIDUCIARY DUTIES

A. Gifts

No employee of an ADAM Adviser shall receive any gift or other consideration in merchandise, service, or otherwise that is excessive in value or frequency from any person, firm, corporation, association or other entity that does business with or on behalf of the Funds or an Advisory Client.

a. Gifts and entertainment must be reasonable in terms of frequency and value. It may be reasonable to give or receive gifts at a more frequent basis under certain limited circumstance, i.e. holiday season.

b. Do not accept gifts, favors, entertainment or other things of value which could influence your decision-making or make you feel beholden to a person or a firm.

c. Do not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to an ADAM Adviser.

d. Entertainment situations may only be used to foster and promote business relationships with firms.

e. Gifts should not be sent to an ADAM employee's home. If they are, the employee must discourage this practice in the future.

f. You may not GIVE a gift that exceeds $100. You may not RECEIVE a gift that exceeds $200.

g. You may not accept or offer air transportation nor may you accept hotel or other accommodations without obtaining prior written approval from your local compliance officer.

B. Service as Director

If you are a Portfolio Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the local Chief Legal Officer or your local compliance officer. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of the Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those Portfolio Employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

C. Privacy Policy

You must abide by the ADAM Privacy Policy (the "Privacy Policy") which is attached to this Code of Ethics as Appendix XI. The Privacy Policy is designed to protect personal and account information of clients from disclosure to any non-affiliated third parties, except as required or permitted by law or certain circumstances and when duly authorized by a compliance officer or director of ADAM. You will be responsible for attesting to your compliance with the Privacy Policy in your Annual Certification of Compliance.

XI. REMEDIAL ACTIONS

ADAM reserves the right to cancel any trade (without prior notice and at the employee's expense) or to instruct you to cancel a trade at your expense. ADAM may suspend or revoke your trading privileges at any time. Employee trading violations can result in penalties ranging from cancellation of an offending trade to termination of your employment. Any loss from an impermissible trade will be charged to the employee and any profits may be forfeited. Violations may also lead to civil or criminal proceedings and penalties. Failure to pre-clear trades or comply with any of the reporting requirements may result in sanctions including fines. All fines collected will be donated to an approved charity.

XII. REPORTS TO MANAGEMENT AND TRUSTEES

A. Board Review of Significant Remedial Action and Annual Report

In connection with ADAM advised funds, local compliance officers will, at least annually, inform the Funds' Board of Directors or Trustees as well as ADAM senior management, of any significant remedial action taken in response to a violation of the Code. A significant remedial action means any action that has a significant financial effect on the violator, such as a material disgorgement of profits, imposition of a significant fine, demotion, suspension or termination.

The annual report will, at a minimum contain the following:

1. A summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

2. A description of any issues arising under the Code of Ethics or procedures since the last report to the Funds' Board, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and;

3. Certify that ADAM, and its affiliates, have adopted procedures reasonably necessary to prevent all employees from violating the Code.

XIII. RECORDKEEPING REQUIREMENTS

ADAM shall maintain and preserve in an easily accessible place:

A. A copy of this Code, or any other Code of Ethics, that was in effect within the previous 5 years.

B. A record of any violation of this Code and of any action taken as a result of such violation for a period of 5 years following the end of the reporting year in which the violation occurs.

C. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's trade that was deemed an exception to the provisions of this Code.

D. A copy of each report submitted under this Code for a period of 5 years.

E. A list of all persons who are, or within the past 5 years were, subject to the reporting requirements of the Code.

 IVX. TRADING RESTRICTIONS IN OPEN-END MUTUAL FUNDS

A. Excessive Trading

Excessive trading in registered open-end investment companies is strictly prohibited. No employee may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and statement of additional information.

B. Trading in Mutual Funds where ADAM is the Adviser or Sub-Adviser

Employees may not purchase and sell, or sell and purchase the same Mutual Fund, in any 30-day period, regardless of whether those transactions occurred in a single account (e.g., a brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the employee has beneficial interest.

i. This prohibition will not apply, however, with respect to purchases made pursuant to an automatic payroll investment feature in a deferred compensation, 401(k) or retirement plan (e.g., purchases of mutual fund shares every pay period in an employee's 401(k) plan).  In order to rely on this exception, your investment options in such plans may not be changed more than once each month.

ii. This prohibition will not apply with respect to automatic reinvestments of dividends, income or interest received from the mutual fund.

iii. This prohibition will not apply to purchases and sales of a mutual fund security that are made by a fund of funds in which an employee invests, as long as the employee's operating entity does not manage or sub-advise that fund of funds.

Appendix I

Allianz Dresdner Asset Management of America

Insider Trading Policy and Procedures

Section I. Policy Statement on Insider Trading

A. Policy Statement on Insider Trading

Allianz Dresdner Asset Management of America L.P. ("ADAM") and its division or its subsidiaries, including, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisors CD Distributors LLC, and PIMCO Equity Advisors LLC,, collectively, the Company, ADAM or ADAM Advisers) forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by an ADAM Advisor), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or communicates material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1) trading by an insider, while aware of material, non-public information; or

(2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

(3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local compliance officer.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1. To Whom Does This Policy Apply?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

- the Covered Person's spouse;

- the Covered Person's minor children;

- any other relatives living in the Covered Person's household;

- a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;

- a trust as to which the Covered Person is a trustee;

- a revocable trust as to which the Covered Person is a settlor;

- a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

- a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2. What is Material Information?

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

-dividend or earnings expectations;

-write-downs or write-offs of assets;

-additions to reserves for bad debts or contingent liabilities;

-expansion or curtailment of company or major division operations;

-proposals or agreements involving a joint venture, merger, acquisition;

-divestiture, or leveraged buy-out;

-new products or services;

-exploratory, discovery or research developments;

-criminal indictments, civil litigation or government investigations;

-disputes with major suppliers or customers or significant changes in the relationships with such parties;

-labor disputes including strikes or lockouts;

-substantial changes in accounting methods;

-major litigation developments;

-major personnel changes;

-debt service or liquidity problems;

-bankruptcy or insolvency;

-extraordinary management developments;

-public offerings or private sales of debt or equity securities;

-calls, redemptions or purchases of a company's own stock;

-issuer tender offers; or

-recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3. What is Non-public Information?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information Provided in Confidence. It is possible that one or more directors, officers, or employees of ADAM may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at ADAM may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by an ADAM Adviser, discloses material, non-public information to ADAM Adviser's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", ADAM has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because an ADAM Adviser has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not an ADAM Adviser ultimately participates in the transaction.

Information Disclosed in Breach of a Duty. Analysts and portfolio managers at an ADAM Adviser must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4. Identifying Material Information

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the Chief Legal Officer of ADAM;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by an ADAM Adviser; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Legal Officer of ADAM.

After the Compliance Officer or Chief Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5. Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

Section II. Procedures to Implement the Policy Against Insider Trading

A. Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of an ADAM Adviser in avoiding insider trading, and to aid an ADAM Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an ADAM Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

Trading Restrictions and Reporting Requirements

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of ADAM shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by ADAM.

4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in ADAM's Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of ADAM should not discuss any potentially material non-public information concerning ADAM or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

B. Chinese Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US require the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information1. Accordingly, you should not discuss material non-public information about ADAM or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C. Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

Appendix II

GUIDANCE ON BENEFICIAL OWNERSHIP

1. Securities Held By Family Members

(a) Example 1-A:

X and Y are married.  Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husbands, Y contributes to the maintenance of the family home.  X and Y have engaged in joint estate planning and have the same financial adviser.  Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

(b) Example 1-B:

X and Y are separated and have filed for divorce. Neither party contributes to the support of the other.  X has no control over the financial affairs of his wife.  Neither X nor Y is a beneficial owner of the other's securities.

(c) Example 1-C:

X's adult son Z lives in X's home.  Z is self-supporting and contributes to household expenses.  X is a beneficial owner of Z's securities.

(d) Example 1-D:

X's mother A lives alone and is financially independent.  X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs.  X borrows freely from A without being required to pay back funds with interest, if at all.  X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account.  X is a significant heir of A's estate.

X is a beneficial owner of A's securities.

2. Securities Held by a Company

(a) Example 2-A:

O is a holding company with 5 shareholders.  X owns 30% of the shares of the company.  Although O does no business on its own, it has several wholly-owned subsidiaries which manufacture oil- related products.  X has beneficial interest in the securities owned by O.

3. Securities Held in Trust

(a) Example 3-A:

X is trustee of a trust created for his two minor children.  When both of X's children reach 21, each will receive an equal share of the corpus of the trust.  X is a beneficial owner of the securities in the trust.

 (b) Example 3-B:

X is trustee of an irrevocable trust for his daughter.  X is a director of the issuer of the equity securities held by the trust.  The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus.  If the daughter dies before reaching 25, X is entitled to the corpus.  X should report the holdings and transactions of the trust as his own.

Appendix III

GUIDANCE ON SHORT TERM PROFIT RECOVERY

Portfolio Employees Only

Section VII.d. of the Code provides for the disgorgement of any profit realized by Portfolio Employee (e.g. portfolio managers, research analysts, traders) on transactions in the same or equivalent security within 30 days.  This applies to the purchase and sale (or sale and purchase) of a security within a 30-day period in any beneficially owned account.

The following are various questions and answers to help you understand this provision.  If you have any further questions regarding this provision, you should contact your local compliance officer.

Q. How is the 30-day period measured?

A. A purchase or sale is ordinarily deemed to occur on trade date.  If the purchase is considered to be made on day 0, day 31 is the first day a sale of those securities may be made without regard to the profit of recovery rule.

Q. How are profits measured when there is a series of purchases and sales within the 30 calendar day period?

A. A series of purchases and sales will be measured on a first-in, first-out basis until all purchases and sale transactions within a 30-day period are matched.  The sum of the profits realized on these paired purchases and sales will be subject to disgorgement.  No reduction will be made for losses.

Q. In calculating the amount of profit that can be recovered, does it matter in what order the transactions occur?

A. No, even if the sale precedes the purchase, these transactions will be matched if they occur with a 30-day period.

Q. Is the short sale of a security considered a sale?

A. Yes, a short sale is considered a sale for all purposes (reporting, pre-clearance, and the 30-day profit recovery rule).  It is important to keep in mind that when the profits are computed under the 30-day rule, the order of the transactions is not relevant in calculating profit; for example, a sale (or short sale) can be matched against a subsequent purchase.  Please note that naked short sales are prohibited under the Code of Ethics.

Derivative Transactions

For the purposes of reporting, pre-clearance and the 30-day profit recovery rule, a transaction in any put or call option (except an option on an Exempt Security or index) or any future on a security (except a future on an Exempt Security or index), will be treated as a derivative transaction.  For the purposes of this Code, derivative transactions will be divided into two categories: "call equivalent positions" and "put equivalent positions".  A "call equivalent position" is treated as a purchase of the underlying security.  Conversely, a "put equivalent position" is treated as a sale of the underlying security.  Please note that writing or acquiring naked options are prohibited under the Code of Ethics.

Appendix IV

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA #9;

PRIVACY POLICY

We consider customer privacy to be a fundamental aspect of our relationship with clients. We are committed to maintaining the confidentiality, integrity and security of our current, prospective and former clients' personal information. We have developed policies designed to protect this confidentiality, while allowing client needs to be served.

In the course of providing you with products and services, we may obtain non-public personal information about you. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on our internet web sites.

We do not disclose any personal or account information provided by you or gathered by us to non-affiliated third parties, except as required or permitted by law. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on client satisfaction and gathering shareholder proxies. We may also retain non-affiliated companies to market our products and enter in joint marketing agreements with other companies. These companies may have access to your personal and account information, but are permitted to use the information solely to provide the specific service or as otherwise permitted by law. We may also provide your personal and account information to your brokerage or financial advisory firm and/or to your financial adviser or consultant.

We do reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where we believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect our rights or property or upon reasonable request by any mutual fund in which you have chosen to invest. In addition, we may disclose information about you or your accounts to a non-affiliated third party at your request or if you consent in writing to the disclosure.

We may share client information with our affiliates in connection with servicing your account or to provide you with information about products and services that we believe may be of interest to you. The information we share may include, for example, your participation in our mutual funds or other investment programs, your ownership of certain types of accounts (such as IRAs), or other data about your accounts. Our affiliates, in turn, are not permitted to share your information with non-affiliated entities, except as required or permitted by law.

We take seriously the obligation to safeguard your non-public personal information. We have implemented procedures designed to restrict access to your non-public personal information to our personnel who need to know that information to provide products or services to you. To guard your non-public personal information, physical, electronic and procedural safeguards are in place.

*This privacy policy is applicable to the following entities: ADAM of America L.P, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisors CD Distributors LLC, PIMCO Equity Advisors LLC, PIMCO Funds: Multi-Manager Series; PIMCO Funds: Pacific Investment Management Series; PIMCO Specialty Markets; PIMCO Commercial Mortgage Securities Trust, Inc., the OCC Accumulation Trust; and the Municipal Advantage Fund, Inc.

Appendix V

INSTRUCTIONS FOR USING iTRADE

Welcome to iTrade, the automated software system that enables eligible employees the ability to receive quick and efficient notification that their personal transaction request is permitted for trading through the employee's personal brokerage account. Pre-clearance for all eligible employees is based upon requirements contained within the ADAM Code of Ethics (the "Code"). It is important that each employee read and understand the Code of Ethics so that you are fully aware of what the Code requires.

The Code is based upon the principle that officers and employees of ADAM and its affiliated divisions and subsidiaries owe a fiduciary duty to both the shareholders of the registered investment companies and all other clients where ADAM serves as an advisor or sub-advisor ("Advisory Clients"). Accordingly, all employees must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interest of our Advisory Clients.

In order to assist the ADAM-NY and Nicholas-Applegate Compliance Departments with administering the Code, all employees that are located in a New York operating entity as well as within Nicholas-Applegate are required to pre-clear every personal transaction through the iTrade system. Transactions that are excluded from having to be entered into iTrade are those transactions that are for Exempt Securities, i.e. direct obligations of the U.S. Government, certificates of deposit, shares of registered open-ended investment companies, ETF's, exchange traded futures and options on broadly-based indices. For a complete listing of Exempt Securities, please refer to the Code.

Below are instructions on how to begin using the iTrade system, and instructions on how to enter electronically Personal Securities Transaction Requests.

A. Logging into iTrade (New York based employees only)

To begin using iTrade, you must first launch your Internet Explorer Web browser. Once the Internet Explorer Web browser has been launched, click on the Compliance section of the ADAM Intranet. In the compliance section click on the New York Employee Personal Trading link, shown below.

CTI-iTrade Pre-Clearance Form

At the Login Screen, type your Employee Code (the name by which you are known to iTrade) and your Password. Your iTrade Employee Code is the first letter of your first name followed by the first 7 letters of your last name. PLEASE CALL THE HELPDESK AT EXT. 3444 FOR YOUR PASSWORD. Employees should change their password after initially logging in.  Password resets can also be handled by the helpdesk. For visual security, asterisks appear in place of your password characters.

[image]

CTI iTrade Log-in Screen

B. To Change your iTrade Password

Click on the Change Password hyperlink on the left frame of the browser screen.

Step 1: Enter the following information in the fields provided:

Current Password;

New Password;

Verify New Password (to assure that you didn't enter it incorrectly).

Step 2: Click on the [Change] button. You will either be informed that your passwordhas been changed or you will be given a reason why it could not be changed.

Once your correct Login Name and Password are entered, click on the [Login] button.

If you receive the message "iTrade is currently unavailable", this indicates that iTrade is not available at the current time. iTrade is only available from 8:00am to 8:00pm EST. Please try again during these hours.

C. Initial Brokerage Account Certification

When you login to iTrade for the first time, you will be shown a list of brokerage account number(s) that have been associated to your name within iTrade. The list of account(s) represents all accounts that each employee has previously reported to Compliance, based upon the employee's determination that he or she has Beneficial Ownership. Beneficial Ownership is determined if the employee has an opportunity to directly benefit or share in any profit derived from any security transactions within the account, i.e. Accounts held in the name of the employee, and immediate family sharing the same household including spouse, child, stepchild, grandchild, parent, etc. All accounts where the employee is deemed to have Beneficial Ownership are subject to the requirements of the Code.

You will be asked to review the list of accounts and submit a certification that all of your Brokerage Accounts have been properly identified within iTrade. You must submit the electronic certification within 10 days from the date of your first transaction is entered into iTrade.

To certify the list of accounts, choose one of the following options:

1. If the information is complete and accurate, click the [Certify Now] button.

2. If the information is incorrect and/or needs to be revised click the [Certify Later] button and report any errors or additional brokerage accounts to the Compliance Department.

[image]

D. Submitting a Trade Request

Once you have completed the Brokerage Account Certification, iTrade will bring you to the "Request screen". In order to submit a request for pre-clearance, all required fields must be completed. The required fields are as follows:

1. Selecting the Security

To enter a trade request, you must first enter a ticker symbol in the appropriate field for the security you wish to buy or sell. In order to identify the ticker in the security list, select the ticker for the trade request from the Security Lookup screen:

This can be done several ways:

a. If you know the ticker of the security:

Step 1: Type in the ticker and then Click on the [Lookup] button to the right hand side of the field. The system will give you the choices that are close to, or match what you typed in.

Step 2: Select the ticker of the security you wish to trade by clicking on the hyperlink.

Step 3: CTI iTrade will fill in the Security Name, Security CUSIP and Security Type automatically on the Trade Request.

b. If you don't know the full ticker of the security you would like to trade:

Step 1: Type in the first few letters followed by an asterisk* and then Click the [Lookup] button

For Example: If you want to buy shares of Intel and all you remember are the first few Letters, type in int* then hit [Lookup]

Step 2: If any tickers are found they are displayed on a new screen. Select the hyperlink of the one you want.

Step 3: CTI iTrade will automatically fill in the Security Name, Security CUSIP and Security Type on the Trade Request.

C. If you only know the name of the security you would like to trade:

Step 1: Go to the Security Name field, type in an asterisk *, a few letters of the name and another asterisk * (For Example: for American Brands type in *amer*)

Step 2: Any securities whose name have 'amer' in them will be displayed. Select the hyperlink of the one you want.

Step 3: CTI iTrade will automatically fill in the Ticker, Security Name, Security CUSIP and Security Type on the Trade Request.

 d. If the security you would like to trade is not located in the [Lookup] Screen you will need to contact the Compliance Hot-Line at (212) 762-3186. The Compliance Department will add the security to iTrade, so that it can determine if the trade request is permissible.

CTI iTrade Screen for locating a ticker.

[image]

2. Completing the Request on iTrade

In order to complete the Request Screen, the following fields must be completed:

(a) Brokerage Account - Click on the dropdown arrow to the right of the field and select the account to be used for the trade.

(b) Transaction Type - Click on the dropdown arrow to the right of the field and select the type of transaction you wish to make: Buy, Sell, Cover Short, or Sell Short. (NOTE: if you are a Portfolio Employee of any ADAM Advisor, you are not permitted to affect Short sales, puts, calls, straddles, or options. Please refer to Code for additional information on the restrictions that apply to this group of employees).

(c) Price - Fill in the anticipated price at which you expect to execute the trade.

[image]

3. Submitting the Request on iTrade

Once all the required fields on the iTrade Request Screen have been completed:

Step 1: Click the [Submit Request] button to send the request through iTrade.

Step 2: A grid displaying the transactional information will appear.

[image]

Review the information and Click on the [Confirm] button if all appears correct.

Step 3: A screen will appear confirming whether or not the trade request has been pre-cleared/approved for trading through the employee's personal brokerage account. If the transaction has been denied, a message box will appear that offers a general explanation. If you have any questions about a denial, please contact the Compliance Hot-Line at (212) 762-3186.

If the transaction has been approved, print out the confirmation as a record of the trade. You may now proceed and execute the Transactions in your personal brokerage account.

To continue with another transaction request, click on [Return To Request]. Otherwise, you can log-out of iTrade.

4. Exiting Without Submitting the Trade Request

If a decision is made to not submit the trade request before clicking the [Confirm] button, simply exit from the browser by clicking on the Logout hyperlink on the lower left side of the screen (or click the X button in the upper right corner of the screen).

5. Starting Over

To clear everything on the screen and start over, Click the [Cancel] button on the confirmation screen. This will bring you back to the trade request screen. Click the [Clear Screen] button and enter a new trade request.

6. View Code of Ethics

To view the ADAM Code of Ethics in iTrade, Click on the View Ethics Code hyperlink on the left frame of your browser screen. If you have any questions please call the Compliance Hot-Line at (212)762-3186 or your local Nicholas-Applegate compliance officer.

Appendix VI

Allianz Dresdner Asset Management of America L.P.

Designated Brokerage Program--Offered by Charles Schwab

Schwab as a Designated Broker

Allianz Dresdner Asset Management of America L.P., and its affiliated divisions or subsidiaries ("ADAM")1 have chosen Schwab as a designated broker based on the level of services that Schwab offers at competitive prices and a high level of service to its clients.

- Charles Schwab started the business over 25 years ago with the goal of offering an alternative to traditional full-commission brokerage. His vision was to become one of the most useful and ethical financial service firms in the world.

- Unlike traditional firms, Schwab professionals are not commission based. So, whether a Schwab Investment Consultant is helping you develop a financial plan, choose investments, or invest for retirement, you can be assured that he or she is working in your best interest.

- This no pressure, no-conflict-of-interest approach sets Charles Schwab & Co., Inc. apart from the industry. And it has resulted in more than 7 million Schwab investors worldwide.

As a Schwab customer, you'll enjoy:

- Access to Schwab's extensive local branch network with over 370 branches nationwide

- A full range of self-directed retirement plans, including Traditional, Roth, SEP, SIMPLE, Rollover IRAs and Qualified Retirement Plan (QRP)

- Personalized assistance from Schwab Investment Consultants

- A broad array of investment choices, including stocks, options and mutual funds

- Schwab's Mutual Fund OneSource Service which includes over 1,000 no-load Mutual Funds, including certain PIMCO products and funds from other prominent fund families, all available without transaction fees**

- Convenient services such as online bill payment, electronic money transfers and automated trading

Fixed Income Investments:

- Schwab BondSource offers a large range of fixed income investments including U.S. Treasuries, zero-coupon STRIPs, corporate bonds, tax-free municipal bonds, hybrid preferred securities, CDs and bond mutual funds/unit investment trusts

- Schwab Bond Consultants can help you structure a bond portfolio to meet your objectives while also helping you reduce the risks associated with fluctuations in interest rates

- Call 1-800-626-4600 to speak to a Bond Consultant today

As an ADAM employee, your special benefits include:

- Toll-free access to an assigned Schwab service team at 1-888-621-3933 and a customized website to meet your financial needs: www.Schwabdesignatedbrokerage.com/23262

- Preferred rates on financial planning and consultation services***

- Preferred pricing on trades placed at Charles Schwab & Co., Inc.

- Account Maintenance Fee waiver through December 2003

- Reduced account minimum requirement to $2,500**** for Schwab One accounts

- Customized seminars and workshops on investing, retirement, estate planning and online investing

- Customized seminars and workshops on investing, retirement, estate planning and online investing

*Allianz Dresdner Asset Management of America L.P. its affiliated divisions or subsidiaries includes employees from the following operating entities: Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners, Inc., OCC Distributors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisers CD Distributors LLC, and PIMCO Equity Advisors LLC.

**Schwab's short-term transaction fee will be charged on redemptions of funds (except certain SchwabFunds) bought through Schwab's Mutual Fund OneSource service (and certain other funds) with no transaction fee and held for 180 days or less. If you pay a transaction fee to purchase a fund, you will also pay a transaction fee when you sell it as well. Schwab reserves the right to change the funds we make available without transaction fees and to reinstate fees on any funds. Schwab receives remuneration from participating fund companies. Fund shares may be purchased from the fund company directly with no transaction fee.

***You must open a brokerage account to receive these services. Your account will be a brokerage account and not an investment advisory account. The Personal Financial Plan service, however, is a separate investment advisory service regulated under the Investment Advisers act of 1940.

****The standard minimum opening is $10,000 for Schwab One accounts. If you are opening a Schwab One account between $2,500-$4,999, please either call 1-888-621-3933 or mail your application to Charles Schwab & Co., Inc. P.O. Box 2976, Phoenix, AZ 85062-2976.

Preferred Pricing for Allianz Dresdner Asset Management of America L.P

Schwab and ADAM-U.S. have negotiated special pricing for transactions on U.S. equity trades on behalf of all employees of the designated affiliates of ADAM-U.S. This table provides the basic pricing schedule for such transactions.

	QUANTITY	RATE
Broker Assisted Equity Trades:	Up to 9,999 shares; 10,000 shares and over	$0.045 per share; $0.03 per share
Broker Assisted Equity Trades For Stocks under $1.00 Per Share:	All quantities	$39 + 4% of principal
Equity Trades Placed via Electronic** Channels	Up to 1,000 shares; Over 1,000 shares	$19.95; $0.0225 per share
Equity Trades Placed via Electronic** Channels For Stocks Under $1.00 Per Share:	Up to 1,000 shares Over 1,000 shares	$19.95 2% of principal with a $19.95 overriding minimum

Minimum Charge: Overriding minimum commission of $39 for broker assisted trades.

Preferred rates on financial planning and consultation services

Personal Financial Plan
An in-depth analysis of your financial goals including goal planning, risk management, estate planning, and tax consideration. A professional Investment Consultant thoroughly evaluates your complete financial situation, assesses your goals, and uses the data to develop an actionable financial plan designed to meet your unique needs. Receive a preferred rate of 20% off of Schwab's standard rate*

Schwab Portfolio Consultation
A customized analysis of your entire investment portfolio. A professional Investment Consultant provides financial guidance based on your personal risk tolerance, investment objectives and time horizon. Receive a preferred rate of 20% off of Schwab's standard rate.

Choose Schwab--Call 1-888-621-3933 between 8:30 a.m. and 5:00 p.m. Eastern Time.

Schwab has established a client support line for ADAM-U.S. employees to help you get started. Simply call the toll-free number above to receive assistance with the following:

- Scheduling an initial appointment with a Schwab Investment Consultant

- Opening a Schwab account

- Locating and receiving directions to a local Schwab Investment Center near you

- Finding out about Schwab events in your local area such as workshops, seminars and presentations on a wide variety of investment planning topics

It's easy to open a Schwab account.

The easiest way to open a Schwab account is to call the client support line for ADAM-U.S. employees at the toll-free number above. You'll also find the applications and forms you need in your information package. If you need additional applications or forms, you can call your team or simply:

- Download and print forms-including transfer of account forms-online at www.Schwabdesignatedbrokerage.com/23262 OR

- Stop by any local Schwab Investment Center near you

Special Note: If you are opening a Schwab One account between $2,500 - $4,999 please call 1-888-621-3933 or mail your application to Charles Schwab & Co., Inc. P.O. Box 2976, Phoenix, AZ 85062-2976.

**Trades placed via schwab.com, Schwab Wireless and Schwab Software.

Pricing Details for Allianz Dresdner Asset Management of America L.P

- Eligible customers will automatically receive special pricing.

- Accounts managed by an enrolled Investment Manager with Schwab Institutional do not qualify for this offer.

- Certain affiliates of Charles Schwab & Co. are not currently included in this pricing offer.

- Only equity trades placed through schwab.com, Schwab Wireless and Schwab Software will receive discounted pricing. No option trades, penny stock trades or equity trades resulting from option exercises or assignments will be discounted.

The closest branches to Allianz Dresdner, Asset Management of America L.P. office locations are listed below. Please be sure to identify yourself as part of the Allianz Dresdner Asset Management of America L.P. or one of its legal entities' Designated Brokerage program.

NEW YORK, NY 1211 Avenue of the Americas	NEW YORK, NY 60 E. 42nd Street Near 5th Avenue	NEW YORK, NY 2 Penn Plaza	NEW YORK, NY 300 Park Avenue at 50th Street
NEW YORK, NY 330 Madison Ave. (by appt. only)	NEW YORK, NY Lincoln Center 1886 Broadway	NEW YORK, NY 1360 Third Street at 77th Street	NEW YORK, NY 46 Wall Street
STAMFORD, CT 300 Atlantic St.	GREENWICH, CT 289 Greenwich Ave. Suite 400

Or, to find a Schwab Investment Center near you call 1-888-621-3933

EX-99.B(p)(9)

CODE OF ETHICS

SYSTEMATIC FINANCIAL MANAGEMENT, L.P.

(latest revision February 2004)

I. STATEMENT OF POLICY

This Code of Ethics ("Code") has been amended in accordance with Rule 17j-1 promulgated by the Securities and Exchange Commission pursuant to Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"). In general, Rule 17j-1 imposes an obligation on registered investment companies and their investment advisers and principal underwriters to adopt written Codes of Ethics covering the securities activities of certain of their directors, officers and employees. This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of clients not use (intentionally or unintentionally) information concerning such clients' portfolio securities activities for his or her personal benefit and to the detriment of such client. This Code also sets forth procedures designated to aid Systematic Financial Management, L.P. in complying with certain of the rules promulgated by the Securities and Exchange Commission pursuant to Sections 204 and 204A of the Investment Advisers Act of 1940, as amended.

This Code is intended to cover all Access Persons (as this and other capitalized terms are defined in Section II of this Code) of Systematic Financial Management, L.P. (the "Adviser"). All Access Persons are subject to and bound by the terms of this Code.

Please be aware that personal securities transactions by employees (and, in particular, portfolio managers) raise several concerns which are most easily resolved by such employees not actively trading for their own accounts. Accordingly, it is the general policy of the Adviser to prohibit all personal securities transactions by Access Persons of the Adviser. Access Persons of the Advisor may participate in non-discretionary investment vehicles such as mutual funds. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Adviser's policy regarding conduct in those situations in which conflicts are most likely to develop.

General Principles

All persons subject to this code should keep the following general fiduciary principles in mind in discharging his or her obligations under the Code. Each person subject to this code shall:

a. at all times, place the interests of Investment Advisory Clients before his or her personal interests;

b. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

c. not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client.

II. DEFINITIONS

a. #9; "Access Person" shall mean any director, officer, general partner, principal, employee, or Additional Advisory Person of the Adviser.

b. "Additional Advisory Person" shall mean any employee of any company in a Control relationship with the Adviser who, in connection with his regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the Adviser or whose functions relate to making of any recommendations with respect to such purchases or sales, and any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security. This includes all employees other than Access Persons in Systematic's home office and those employees who have access to security information in our regional office(s). Going forward in this document, the term "Access Person" includes the definition of "Access Person" and "Additional Advisory Person".

c. "Additional Non-Advisory Person" shall mean any employee of any company in a Non-Control relationship with the Adviser who, in connection with his regular functions or duties, does not participate in or obtain information regarding a purchase or sale of a security by an Investment Advisory Client of the Adviser, or whose functions do not relate to making any recommendations with respect to such purchases or sales, or is not in a Control relationship to the Adviser who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security. This category only includes non-access personnel in Systematic's regional office(s).

d. "Adviser" shall mean Systematic Financial Management, L.P., a Delaware limited partnership.

e. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Application of this definition is explained in more detail in the Appendix to the Code of Ethics hereto, but generally includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares, a direct or indirect pecuniary or voting interest in a security.

f. "Code " shall mean this Code of Ethics.

g. A Security is being "considered for purchase or sale" when the Adviser has undertaken a project to report on a specific Security or to prepare a draft or final report on such Security or if a recommendation has been made by any Portfolio Manager or member of the Investment Policy Committee with respect to a Security (and, with respect to Portfolio Managers and members of the Investment Policy Committee, if such person is considering making such a recommendation).

h. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

i. "Designated Officer" shall mean the Compliance Officer of the Adviser, who shall be responsible for management of the Adviser's program of compliance with the Code of Ethics; provided, however, that if the Designated Officer is required to obtain approval from or submit a report to, the Designated Officer hereunder, he shall seek such approval from, or submit such report to a person designated by the President of the Adviser or, if no such person is designated, the President of the Adviser who shall for such purpose be deemed the Designated Officer.

j. "Investment Advisory Client" shall mean any Investment Company Client and any other client or account which is advised or subadvised by the Adviser as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

k. "Investment Company" shall have the same meaning as set forth under the Investment Company Act of 1940, as amended.

l. "Investment Company Client" shall mean any registered Investment Company managed, advised and/or subadvised by the Adviser.

m. "Investment Policy Committee" means the Investment Policy Committee of the Adviser or any other body of the Adviser serving an equivalent function.

n. "1940 Act " means the Investment Company Act of 1940, as amended.

o. "Portfolio Manager" shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Company Client and shall include, without limitation, all members of the Adviser's Investment Policy Committee.

p. A "purchase" or "sale" of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

q. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities, including options, warrants and other rights to purchase securities) except that it shall not include (i) direct obligation of the Government of the United States, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper, (v) high quality short-term debt instruments, and (vi) shares of registered open-end investment companies.

III. RESTRICTIONS

a. Blackout Periods and Pre-Clearance

No employee of Systematic Financial Management shall sell, directly or indirectly, (a) any Security in which he or she has, or by reason of such transaction acquires any direct or indirect beneficial ownership either on a day during which an Investment Advisory Client has a pending buy or sell order in that same Security or within at least seven calendar days before and after any Investment Advisory Client trades (or has traded) in that Security, or (b) any Security which is being considered for purchase or sale, unless specifically approved by the Compliance Officer.

Every employee must pre-clear his or her intent to trade (sell) and receive written pre-clearance for such transactions from the Compliance Officer in order to assure adherence to the black-out periods. This pre-clearance is then recorded and compared to both the Personal Quarterly Securities Transaction Reports completed by all employees and their corresponding brokerage statement.

b. Initial Public Offerings

No Access Person shall acquire direct or indirect beneficial ownership of any Security in an initial public offering.

c. Private Placements/OTC Trading

With regard to private placements and transactions in securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded in the National Association of Securities Dealers Automated Quotation System (together "Unlisted Securities"):

Each Access Person contemplating the acquisition of direct or indirect beneficial ownership of a Security in a private placement transaction or a Security which is an Unlisted Security, shall obtain express prior written approval from the Designated Officer for any such acquisition (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Adviser); and

If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, such Access Person shall disclose such personal investment to the Designated Officer prior to each subsequent recommendation to any Investment Advisory Client for which he acts in a capacity as an Access Person, for investment in that issuer.

If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, any subsequent decision or recommendation by such Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by advisory personnel with no personal interest in the issuer.

d. Short-Term Trading Profits

No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or "equivalent") Securities of which such Access Person has, or by reason of such transactions acquired, direct or indirect beneficial ownership, within 60 calendar days, except to the extent that the transaction has been pre-cleared in accordance with the procedures set forth in Section III (a) and V of this Code, with consideration given to all relevant circumstances. Any profit so realized without prior approval shall be disgorged as directed by the Designated Officer. For purposes of this paragraph (d) the term "equivalent" shall mean, with respect to another Security (the "subject Security"), any Security of the same class as the subject Security, as well as any option (including puts and calls), warrant convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject Security.

e. Gifts

No Access Person or a member of his or her family shall seek or accept gifts, favors, preferential treatment or special arrangements from any broker, dealer, investment adviser, financial institution or its Investment Advisory Clients, or from any company whose Securities have been purchased or sold or considered for purchase or sale on behalf of the Adviser's Investment Advisory Clients. The foregoing sentence shall not prohibit any benefit or direct or indirect compensation to the Access Person from any entity under common Control with the Adviser for bona fide services rendered as an officer, director or employee of such person. This prohibition shall not apply to (i) gifts of small value, usually in the nature of reminder advertising such as pens, calendars, etc.

(ii) occasional participation in lunches, dinners, cocktail parties, sporting events or similar social gatherings conducted for business purposes that is not so frequent, so costly or so expensive as to raise any questions of impropriety, and (iii) any other gift approved in writing by the Designated Officer.

f. Receipt of Brokerage Discounts etc.

No Access Person shall, with respect to an account in which he or she has any direct or indirect beneficial ownership, accept any discount or other special consideration from any registered broker or dealer which is not made available to other customers and clients of such broker or dealer.

g. Service as a Director

(i) #9; No Access Person shall serve on a board of directors of any company without prior authorization from the Designated Officer and the President of the Adviser as well as a majority of the Investment Policy Committee (without including the Access Person requesting authorization if he is then a member of the Investment Policy Committee), based upon a determination that such board service would be consistent with the interests of Investment Advisory Clients and their respective shareholders.

(ii) If board service of an Access Person is authorized, such Access Person shall be isolated from investment decisions with respect to the company of which he or she is a director through procedures approved by the Designated Officer.

h. Outside Investment Advisory Service.

No Access Person may render investment advisory services to any person or entity not (i) a client of the Adviser, or (ii) a member of (or trust or other arrangement for the benefit of) the family of, or a close personal friend of, such Access Person, without first obtaining the permission of the Designated Officer. This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate agreement with the Adviser and/or its general partner with respect to competitive activities.

i. Nonpublic Material Information.

No Access Person shall utilize nonpublic material information about any issuer of Securities in the course of rendering investment advice or making investment decisions on behalf of the Adviser or its Investment Advisory Clients. Nonpublic material information is material information not generally available to the public. No Access Person should solicit from any issuer of Securities any such nonpublic material information. Any Access Person inadvertently receiving nonpublic information regarding Securities held by an Investment Advisory Client of the Adviser should notify the Designated Officer immediately.

j. Transactions With Investment Advisory Clients.

No Access Person shall knowingly sell to or purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership, except Securities of which such Investment Advisory Client is the issuer.

IV. EXEMPTIONS

The restrictions of Section III (a)(d) of this Code shall not apply to the following:

a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

b. Purchases or sales which are non-volitional on the part of either the Access Person or the Investment Advisory Client (s) of the Adviser,

c. Purchases which are part of an automatic dividend reinvestment plan;

d. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

e. Purchases or sales of instruments that are not within the definition of a "Security" as set forth in Section II of this Code; and

f. Purchases or sales other than those exempted in (a) through (e) of this Section IV that have been authorized in advance, in writing by the Designated Office following a specific determination that the transaction is consistent with the statement of General Principles embodied in Section I of this Code.

V. COMPLIANCE PROCEDURES

a. An Access Person, who is (x) a member of the Investment Policy Committee, (y) a Portfolio Manager, or (z) an Additional Advisory Person may not directly or indirectly, acquire beneficial ownership of a Security except as provided herein unless:

(i) such purchase was done before full-time employment with the Adviser; or

(ii) acquires ownership of the Security during the time of employment as a gift; and

Access Persons can dispose of beneficial ownership of a Security after obtaining pre-clearance from the Compliance Officer.

Access Persons may participate in investment vehicles in which they have no discretionary control (e.g. open end mutual funds) without prior pre-clearance.

b. An Additional Non-Advisory Person is not limited to buying mutual funds only.

c. Required Reports

A. Initial Holdings Report

Every newly hired Access Person must submit a report in writing to the Designated Officer listing all securities beneficially owned, as well as all securities accounts, as of the date he or she becomes subject to this Code's reporting requirements.

This list is to be submitted to the Designated Officer within 10 days of the date the Access Person becomes subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Exhibit A.

B. Annual Holdings Report

Each year, every Access Person must submit to the Designated Officer a listing of all securities he or she beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Exhibit B.

C. Quarterly Transaction Reports

Each quarter, every Access Person must report all securities transactions effected, as well as any securities accounts established, during the quarter. A report must be submitted to the Designated Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transaction Report Form is attached as Exhibit C.

Each quarter, every Access Person must report any short-term trading in mutual funds subadvised by Systematic, as well as any securities accounts established during the quarter. A report must be submitted to the Designated Officer no later than 10 days after the end of each calendar quarater. A Quarterly Personal Mutual Fund Transaction Report Form is attached as Exhibit D.

If the Access Person had no reportable equity and/or mutual fund transactions and did not own any securities or mutual fund accounts during the quarer, a report is still required to be submitted. Please note on your report that you had no reportable items during the quarter, and return it signed and dated.

D. What Must Be Included in Reports

Access Persons must report all transactons in securities that: (1) he/she directly or indirectly beneficially own; or (2) because of the transaction, he/she acquires direct or indirect beneficial ownership. Access Persons must also report all accounts in which any securities were held for your direct or indirect benefit.

E. What May Be Excluded From Your Reports

Access Persons are not required to detail or list the following items in this report:

(1) Purchases or sales effected for any account over which you have no direct or indirect influence or control; and (2) Purchases or sales of any of the following securities: Direct obligations of the U.S. Government; Bankers's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and Shares issued by registered, open-end investment companies. For Initial and Annual Holdings Reports, Access Persons must report all broker accounts where any securities are held.

A statement may be included in this report stating that the report shall not be construed as an admission by the Access Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

The Designated Officer shall review or supervise the review of the personal Securities transactions reported pursuant to Section V. As part of that review, each such reported Securities transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients. Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material. If the Designated Officer determines that a material violation of this Code has or may have occurred; he shall submit his written determination, together with the transaction report (if any) and any additional explanatory material provided by the individual, to the Chief Operating Officer of the Adviser (or, if the purported violation occurred with respect to the Chief Operating Officer, then to the Committee described in Section VII (c) of this Code), who shall make an independent determination of whether a material violation has occurred.

d. Certificate of Compliance

(i) Each Access Person is required to certify annually, not later than February 10th, that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal Securities transactions pursuant to the requirements of the Code. The foregoing certifications must be set forth in writing on a standard Code of Ethics Annual Certification Form. Please find this form attached as Exhibit E.

(ii) The Designated Officer is required to certify annually, not later than March 15th, that each Access Person of the Adviser has timely submitted each of his or her Personal Quarterly Securities Transactions Report forms for the prior calendar year, as well as his or her Code of Ethics Annual Certification form for the then current year, or the fact that any Access Person has failed to comply with such or other provisions of this Code of Ethics together with a written description of such failure and a description of those remedial steps which have been taken. Copies of the foregoing certification shall be given to the Chief Operating Officer.

e. Annual Report to Board of Directors

Per the requirements of Rule 17j-1, an annual report is prepared for the investment company's board of directors.

VI. SANCTIONS

a. Forms of Sanction.

Any Access Person who is determined to have violated any provision of this Code shall be subject to sanctions, which may include any one or more of the following: censure, suspension without pay, termination of employment or disgorgement of any profits realized on transactions in violation of this Code.

b. Procedures.

If the Designated Officer finds that a material violation has occurred, he shall report the violation and the suggested corrective action and sanctions to the President of the Adviser, who may at the request of the individual involved review the matter, and shall impose such sanction as he deems appropriate, after consultation with the Committee described in Section VII (c) of this Code.

VII. MISCELLANEOUS PROVISIONS

a. Records.

The Adviser shall maintain records as required by Rule 17j-1 under the 1940 Act and Rule 204-2 under the Investment Advisors Act of 1940 and in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 3la-2(f)(l) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

(i) A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occured;

(iii) A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(iv) A list of all persons who are, or within the past five years have been required to make reports pursuant to this Code shall be maintained in an easily accessible place.

(v) A copy of each annual report provided by section V (c) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

b. Confidentiality.

All reports of Securities transactions and any other information filed with the Adviser or its Investment Advisory Clients or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein, by the Designated Officer or President of the Adviser, by the Committee described in Section VII (c) of this Code and by representatives of the Securities and Exchange Commission.

c. Interpretation of Provisions.

A Committee consisting of the Chief Operating Officer of the Adviser, the Designated Officer and a representative of Affiliated Managers Group, Inc. may from time to time adopt such interpretations of this Code as it may deem appropriate.

d. Effect of Violation of this Code.

In adopting Rule 17j-1, the Commission specifically noted in Investment Company Act Release No. IC-11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1

Appendix to Code of Ethics

CODE OF ETHICS

EXAMPLES OF BENEFICIAL OWNERSHIP

The Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect "beneficial ownership" except for purchases or sales over which such individual has no direct or indirect influence or control.

Examples of Beneficial Ownership

What constitutes ''beneficial ownership" has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

(a) by you for your own benefit, whether bearer, registered in your oval name, or otherwise;

(b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

(c) for your account by pledgers;

(d) by a trust in which you have an income or remainder interest. Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct by will a distribution of trust property or income to you;

(e) by you as trustee or co-trustee, where either of you or members of your immediate family, i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents (treating a legal adoption as blood relationship), have an income or remainder interest in the trust;

(f) by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

(g) by any partnership in which you are a partner,

(h) by a personal holding company controlled by you alone or jointly with others;

(i) in the name of your spouse unless legally separated;

(j) in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

(k) in the name of another person (other than those listed in (i) and (j) just above), if by reason of any contract, understanding., relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership;

(1) in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership as described in (k) just above), if you can vest or revest title in yourself.

 EX-99.B(p)(10)

LSV ASSET MANAGEMENT

CODE OF ETHICS AND

PERSONAL TRADING POLICY

NOVEMBER 2003

I. GENERAL POLICY

LSV Asset Management ("LSV" or "Adviser") serves as investment adviser to certain assets of investment companies and other asset management accounts (jointly "Investment Vehicles") for a variety of institutional clients ("Advisory Clients").

LSV expects that all natural persons who are employees or consultants ("Staff Members") shall conduct any personal securities transactions consistent with this Code of Ethics and Personal Trading Policy (jointly "Policy") and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Staff Member's position of trust and responsibility. Staff Members shall not take advantage of their positions and shall place the interests of Advisory Clients first.

Staff Members may be subject to different pre-clearance standards, based on their responsibilities within LSV. As a result, it is important that all Staff Members pay special attention to the definition sections within this Policy as well as sections on restrictions, pre-clearance, and reporting.

Each Staff Member subject to this Policy must read and retain a copy and agree to abide by its terms.

Any questions regarding LSV's policy or procedures should be referred to Tremaine Atkinson, Compliance Officer, (referred to throughout this document as "Compliance").

II. DEFINITIONS

A. Access Person - Staff Members (or employees of any company in a control relationship to LSV) who meet any of the following criteria:

- in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for an Investment Vehicle or whose functions relate to the making of any recommendations with respect to such purchases or sales;

- occupies the position of account or portfolio manager;

provides or supplies information and/or advice to any such manager;

- executes or helps execute any such manager's decisions;

- in connection with his or her regular functions, obtains contemporaneous information regarding the purchase or sale of securities by or for an Investment Vehicle;

- any natural person in a control relationship to the Adviser who obtains information concerning recommendations made by the Adviser with respect to the purchase or sale of securities for an Investment Vehicle.

B. Associate - any Staff Member who does not fall within the definition of Access Person above.

C. Account - a securities trading account held by a Staff Member, held by a member of the Staff Member's immediate family living in the same household, and any other account over which the Staff Member exercises investment discretion or control.

D. Reportable Security - any security except the following: direct obligations of the Government of the United States; bankers acceptances, bank certificates of deposit, commercial paper and high quality debt instruments, including repurchase agreements; and shares issued by open-end funds.

E. Pre-Clearance Security - equities and any derivatives thereupon (options, futures, etc.); initial public offerings (IPOs); private placement securities.

F. A Security is "being purchased or sold" by any Investment Vehicle from the time a purchase or sale program has been communicated to the person who places the buy and sell orders for the Investment Vehicle until the time when such program has been fully completed or terminated.

III. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

When buying or selling securities, Staff Members may not employ any device, scheme or artifice to defraud, mislead, or manipulate any Investment Vehicle or Advisory Client.

Access Persons may not purchase or sell, directly or indirectly, any Reportable Security within 3 business days before or after the time that the same (or a related) security is being purchased or sold by Adviser for any Investment Vehicle.

No Staff Member shall profit from the purchase and sale or sale and purchase of a Reportable Security within 60 days of acquiring or disposing of beneficial ownership of that Security. Any profits so realized will be donated to charity. This restriction does not apply to Reportable Securities which are not owned or traded by or on behalf of an Investment Vehicle during the period of time in which the Staff Member's beneficial ownership occurs.

Staff Members may not receive any gift of more than de minimus value (currently $200 per year) from any person or entity that does business with the Adviser on behalf of any Investment Vehicle. This limitation is not intended to apply to meals, local transportation and entertainment received in the normal course of relationship development with such persons or entities. If a Staff Member has any concern regarding whether or not a gift is considered reasonable, he or she should consult with Compliance prior to accepting such a gift.

Staff Members may not serve on the board of directors of any publicly traded company absent prior authorization from the Management Committee of the Adviser which is based on a determination that board service would be consistent with the interests of Investment Vehicles and Advisory Clients.

IV. PRECLEARANCE

Unless specifically provided otherwise, in writing by the review officer, any clearance granted will be valid for a period of 3 business days, which includes the business day on which clearance is granted.

A. Access Persons:

Access Persons must pre-clear the following transactions with the Compliance Officer or his designated delegate:

1. Any transaction in a Pre-Clearance Security;

2. Any sale, cover short or other type of termination of beneficial ownership of a Reportable Security that has been held for less than 60 days.

B. Associates:

Associates must pre-clear the following transactions with the Compliance Officer or his designee:

1. Any sale, cover short or other type of termination of beneficial ownership of a Reportable Security that has been held for less than 60 days.

C. All Staff Members

The following transactions do not have to be pre-cleared:

1. Purchases or sales of instruments that are not Pre-Clearance Securities as defined herein;

2. Purchases or sales over which the Staff Member has no direct or indirect influence or control;

3. Purchases or sales which are non-volitional on the part of either the Staff Member or any Investment Vehicle, including purchases or sales upon exercise of puts or calls written by the Staff Member and sales from a margin account pursuant to a bona fide margin call;

4. Purchases which are part of an automatic dividend reinvestment plan;

5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

6. Transactions effected within any employee stock purchase program available to Staff Members.

Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Investment Vehicle and which are otherwise in accordance with Rule l7j-l of the Investment Company Act of 1940 (the "40 Act") shall be entitled to clearance.

V. REPORTING REQUIREMENTS

The following reports are required to be filed with Compliance by all Staff Members for all Accounts that hold Reportable Securities:

1. Duplicate brokerage statements and trade confirmations. It is the responsibility of the Staff Member to ensure that the broker/dealer sends all necessary documents to Compliance. Failure of a broker-dealer to send duplicate reports will not excuse a Staff Member's violation of this Section, unless the Staff Member demonstrates that he or she took every reasonable step to monitor the broker-dealer's compliance. If no such duplicate statement can be supplied, the Staff Member may obtain a special report form from Compliance.

2. If trade confirmations are not received on a timely basis by Compliance, a quarterly report of all transactions in Reportable Securities is required. In addition, Access persons must report quarterly, new accounts in which the Access person holds any type of securities, including the name of the entity with whom the Access Person maintains the account and the date the account was opened.

3. An annual list of holdings of Reportable Securities and, for Access Persons, a list of accounts which hold any type of securities, are to be filed within 30 days after the end of each calendar year.

4. Annual acknowledgement of the Policy.

5. New employees must provide a list of all holdings of Reportable Securities within 10 business days of commencement of employment and, for Access Persons, a list of accounts which hold any type of securities.

VI. COMPLIANCE OFFICER REVIEW DUTIES

Compliance will (i) review the trading activity reports, duplicate statements and/or trade confirmations filed by Staff Members, to ensure that pre-clearance has been appropriately obtained; (ii) review the trading activity of Investment Vehicles; (iii) decide on appropriate disciplinary action in the event of violation of the Policy and reporting of violations to LSV senior management; and (iv) report annually to the board of directors of any investment company clients regarding any issues arising, including material violations of the Policy, sanctions imposed in response to any material violations, and to certify that appropriate procedures are in place.

VII. RECORDKEEPING

All the above mentioned documents are required to be maintained for at least five years after the fiscal year in which they were generated, the first two years in an easily accessible place.

VIII. GUIDELINES ON INSIDER TRADING

All Staff Members are required to refrain from trading on the basis of inside information which may be information about LSV or its clients. This Section outlines basic definitions with which Staff Members should be familiar.

What is "Material" Information?

Information is material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, if disclosing certain information will have a substantial effect on the price of a company's securities, or on the perceived value of the company or of a controlling interest in the company, the information is material, but information may be material even if it does not have any immediate direct effect on price or value.

What is "Nonpublic" Information?

Information about a publicly-traded security or issuer is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Information about securities that are not publicly traded, or about the issuers of such securities, is not ordinarily disseminated broadly to the public. However, for purposes of this Policy, such private information may be considered "public" private information to the extent that the information has been disclosed generally to the issuer's security holders and creditors. For example, information contained in a private placement memorandum to potential investors may be considered "public" private information with respect to the class of persons who received the memorandum, but may still be considered "nonpublic" information with respect to creditors who were not entitled to receive the memorandum. As another example, a controlling shareholder may have access to internal projections that are not disclosed to minority shareholders; such information would be considered "nonpublic" information.

Who Is an Insider?

Unlawful insider trading occurs when a person with a duty not to take advantage of material nonpublic information violates that duty. A person in possession of such information but not subject to such a duty is not prohibited from trading. Whether a duty exists is a complex legal question. This portion of the Policy is intended to provide an overview only, and should not be read as an exhaustive discussion of ways in which persons may become subject to insider trading prohibitions.

Insiders of a company include its officers, directors (or partners), and employees, and may also include a controlling shareholder or other controlling person. A person who has access to information about the company because of some special trust or other confidential relationship with a company is considered a temporary insider of that company. Investment advisers, lawyers, auditors, financial institutions, and certain consultants and all of their officers, directors or partners, and employees are all likely to be temporary insiders of their clients.

Officers, directors or partners, and employees of a controlling shareholder may be temporary insiders of the controlled company, or may otherwise be subject to a duty not to take advantage of inside information.

What is Misappropriation?

Misappropriation usually occurs when a person acquires inside information about Company A in violation of a duty owed to Company B. For example, an employee of Company B may know that Company B is negotiating a merger with Company A; the employee has material nonpublic information about Company A and must not trade in Company A's shares.

As another example, Staff Members who, because of their association with LSV, receive inside information as to the identity of the companies being considered for investment by Investment Vehicles or by other clients, have a duty not to take advantage of that information.

What is Tipping?

Tipping is passing along inside information; the recipient of a tip (the "tippee") becomes subject to a duty not to trade while in possession of that information. A tip occurs when an insider or misappropriator (the "tipper") discloses inside information to another person, who knows or should know that the tipper was breaching a duty by disclosing the information and that the tipper was providing the information for an improper purpose.

How to Identify Inside Information

Before executing any securities transaction for your personal account or for others, you must consider and determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

i. Report the information and proposed trade immediately to Compliance.

ii. Do not purchase or sell the securities on behalf of yourself or others.

iii. Do not communicate the information inside or outside LSV, other than to Compliance.

VIII. CODE OF CONDUCT

1. LSV expects that all Staff Members maintain the highest standard of personal conduct.

2. LSV expects that all Staff Members maintain the confidentiality of all information entrusted by the client, to the fullest extent permitted by law.

3. LSV expects that all Staff Members serve the financial interest of clients and that all recommendations to clients and decisions on behalf of clients shall be made solely in the interest of clients.

4. LSV expects that all Staff Members provide to clients all requested information as well as other information they may need to make informed decisions. All client inquiries shall be answered promptly, completely and truthfully.

5. LSV expects that Staff Members involved in sales situations discuss fully with the prospective client the nature of services provided for compensation received. All financial relationships, direct or indirect between consultants, broker/dealers, plan officials and sponsors or others shall be fully disclosed.

6. LSV expects that all Staff Members comply fully with all statutory and regulatory requirements.

EX-99.B(p)(12)

ARTISAN FUNDS, INC.
ARTISAN PARTNERS LIMITED PARTNERSHIP
ARTISAN DISTRIBUTORS LLC

Code of Ethics
and
Policy and Procedures to Prevent
Misuse of Inside Information

(Effective May 14, 2004)

The policy of Artisan Partners Limited Partnership ("Artisan Partners") and Artisan Distributors LLC ("Artisan Distributors") is to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of any person or institution advised by Artisan Partners, including Artisan Funds, Inc. ("Artisan Funds"), each registered investment company for which Artisan Partners serves as investment sub-adviser (each, a "Sub-Advised Fund") and separately managed accounts (collectively, the "Clients"), and the interests of Artisan Partners and Artisan Distributors or their officers, partners, and employees. Artisan Funds and each Sub-Advised Fund is referred to in this Code as a "Fund Client".

The Investment Company Act and rules require that Artisan Partners, Artisan Distributors and each Fund Client establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of Clients might take advantage of that knowledge for their own benefit. The Code has been adopted by Artisan Funds, Artisan Partners and Artisan Distributors to meet those concerns and legal requirements.

This Code also contains procedures designed to prevent the misuse of inside information by Artisan Partners and Artisan Distributors or their personnel. The business of Artisan Partners depends on investor confidence in the fairness and integrity of the securities markets. Insider trading poses a significant threat to that confidence. Trading securities on the basis of inside information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

The Code is drafted broadly; it will be applied and interpreted in a similar manner. You may legitimately be uncertain about the application of the Code in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any question relating to the Code to Larry Totsky, Janet Olsen, Andy Ziegler or the firm's Compliance Officer (who may be one of the people named). You also must notify the Compliance Officer immediately if you have any reason to believe that a violation of the policy has occurred or is about to occur.

I. INVESTMENT COMPANY ACT PROHIBITIONS

The Investment Company Act and rules make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Fund Client to:

a. employ any device, scheme, or artifice to defraud the Fund Client;

b. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading or in any way mislead the Fund Client regarding a material fact;

c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund Client; or

d. engage in any manipulative practice with respect to the Fund Client.

The restrictions on Personal Securities Transactions contained in this Code are intended to help Artisan Partners monitor for compliance with these prohibitions.

II. DEFINITIONS

When used in this Code, the following terms have the meanings described below:

A. Compliance Officer. The Code contains many references to the Compliance Officer. The Compliance Officer is the Compliance Officer designated by Artisan Partners from time to time. References to the Compliance Officer also include, for any function, any person designated by the Compliance Officer as having responsibility for that function from time to time. If the Compliance Officer is not available, reports required to be made to the Compliance Officer, or actions permitted to be taken by the Compliance Officer, may be made to or taken by Larry Totsky, Janet Olsen or Andy Ziegler.

B. Personal Securities Transaction. The Code regulates Personal Securities Transactions as a part of the effort by each Fund Client, Artisan Partners and Artisan Distributors to detect and prevent conduct that might violate the general prohibitions outlined above. A Personal Securities Transaction is a transaction in a security in which the person subject to this Code has a beneficial interest.

1. Security. Security is defined very broadly, and means any note, stock (including mutual fund shares), bond, debenture, investment contract, or limited partnership interest, and includes any right to acquire any security (an option or warrant, for example).

2. Beneficial interest. You have a beneficial interest in a security in which you have, directly or indirectly, the opportunity to profit or share in any profit derived from a transaction in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, the rules under section 16 of the Securities Exchange Act of 1934 will be applied to determine if you have a beneficial interest in a security (even if the security would not be within the scope of section 16). Examples of beneficial interest are attached as Appendix A.

C. Inside Information. Inside information is information that is both material and non-public that was (i) acquired in violation of a duty to keep the information confidential, or (ii) misappropriated. For example, if an officer of an issuer breaches his duty to the issuer and conveys information that should have been kept confidential, that information is "inside information," even if you learn it third- or fourth-hand. In contrast, a conclusion drawn by a securities analyst from publicly available information is not inside information, even if the analyst's conclusion is both material and non-public.

Deciding whether information that is material and non-public is "inside" information is often difficult. For that reason, Artisan Partners' policies are triggered if a person is aware of material, non-public information, whether or not the information is "inside" information that will result in a trading restriction.

1. Material Information. Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.

Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's Heard on the Street column.

2. Non-Public Information. Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

D. Investment Person of a Client. The restrictions on Personal Securities Transactions and some of the compliance procedures contained in this Code differentiate among groups of people based on their positions and responsibilities with Artisan Partners and Artisan Distributors and whether they are investment persons of a Client. Under this Code, an investment person of a Client is an individual who makes, or participates in making, investment decisions or recommendations for that Client, or (in the case of a Fund Client), an individual who, because of his or her position with that Fund Client, Artisan Partners or Artisan Distributors, can be expected to have more information about the portfolio transactions of that Client. An investment person of a Client includes the following classes of individuals:

- each Artisan Partners portfolio manager who manages the account of that Client;

- each Artisan Partners analyst who is a member of the management team for the account of that Client;

- each Artisan Partners trader who trades on behalf of the account of that Client;

- support staff working directly with portfolio managers and analysts, for those Clients for which the portfolio managers or analysts are members of the management team;

- for Artisan Funds or a Sub-Advised Fund, respectively, each officer or director of Artisan Funds or the Sub-Advised Fund who is employed by Artisan Partners or an affiliated company of Artisan Partners;

- each partner or officer of Artisan Partners; and

- for Artisan Funds, employees of Artisan Partners who work on Artisan Funds accounting matters.

E. Access Person. An access person is an employee of Artisan Partners or Artisan Distributors who is not an investment person and is not an exempt employee. An Access Person of a Client is an access person who, on a daily and continual basis, performs services on behalf of that Client.

F. Exempt Person. An exempt person is an employee of Artisan Partners who, because of the nature of his or her employment with Artisan Partners, has little or no opportunity to acquire knowledge relating to Artisan Partners' investment decisions before they are implemented. Exempt Persons may include:

- part-time and/or temporary employees whose duties are limited to clerical or similar functions that are not investment-related; or

- interns or seasonal employees whose duties are not investment-related and do not otherwise have routine access to information about investment decisions before they are implemented.

An exempt person will be specifically advised of his or her status as an exempt person by the Compliance Officer. The Compliance Officer may, at any time, determine that an employee's status as an exempt person has changed and may, by notice to the employee, revoke that status.

G. Person Covered by the Code. All investment persons, access persons and exempt persons are persons covered by the Code.

III. RESTRICTIONS

Every person covered by the Code shall comply with the following restrictions:

A. Material, Non-Public Information; No Insider Trading.

1. No person covered by the Code may engage in any transaction in a security (either a Personal Securities Transaction or a transaction for a Client), on the basis of inside information. Under the law and regulations, a transaction will be deemed to have been made on the basis of inside information if the person engaging in the transaction is aware of the inside information.

If you think that you might have material, non-public information, you should take the following steps:

a. Report the information and proposed trade immediately to the General Counsel or Compliance Officer.

b. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Artisan Partners until Artisan Partners has made a determination as to the need for trading restrictions.

c. Do not communicate the information inside or outside Artisan Partners, other than to the General Counsel or Compliance Officer.

d. After the General Counsel or Compliance Officer has reviewed the issue, Artisan Partners will determine whether the information is material and non-public and, if so, whether any trading restrictions apply and what action, if any, the firm should take.

2. Tender Offers. Trading during a tender offer represents a particular concern in the law of insider trading. Each person covered by the Code should exercise particular caution any time they become aware of non-public information relating to a tender offer.

3. Contacts with Public Companies. One or more of the directors or trustees of the mutual funds or private accounts managed by Artisan Partners may be an officer, director or trustee of one or more public companies. Each person covered by the Code should avoid discussing with any such officer, director or trustee any non-public information about any such company. If a person covered by the Code (other such officer, director or trustee) should become aware of material, non-public information regarding any such company, he or she should so advise the Compliance Officer or General Counsel promptly.

4. No Communication of Material Non-Public Information. No person covered by the Code may communicate material, non-public information to others in violation of the law. Conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

Access to files containing material, non-public information and computer files containing such information should be restricted, including by maintenance of such materials in locked cabinets, or through the use of passwords or other security devices for electronic data.

5. Other Restricted Securities. An investment person of a Client or access person is prohibited from purchasing or selling, for his or her own account or for the account of others, including any Client of Artisan Partners:

- securities of any public company (other than Artisan Funds, Inc.) of which such investment person or access person is a director or trustee, except that the person who is the director or the trustee of the public company may purchase or sell, for his or her own account or for the account of any member of his or her immediate family (including a family member who is also a person covered under the Code) that company's securities with express prior approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler;

- securities of any public company placed from time to time on Artisan Partners' restricted list. From time to time, Artisan Partners may restrict trading in certain securities by persons covered by the Code when, in the opinion of Artisan Partners, trading in such securities may result in a conflict of interest, or the appearance of a conflict of interest. Artisan Partners will maintain a list of such restricted securities that will be updated as necessary.

B. Foreign Corrupt Practices. As required by the Foreign Corrupt Practices Act, no person covered by the Code shall offer, pay, promise to pay or authorize payment of any money or anything of value to a foreign official, foreign political party (or official thereof) or any candidate for foreign political office for purposes of influencing any act or decision of that person in his or its official capacity, or inducing that person to use his or its influence with a foreign government to influence any act or decision of that government.

C. Limitations on Transactions with Clients. No investment person of a Client or access person shall knowingly sell to or purchase from any Fund Client any security or other property, except securities of which a Fund Client is the issuer. No investment person of a Client or access person shall knowingly sell any security to or purchase any security from any Client that is not a Fund Client.

D. No Conflicting Transactions. No investment person of a Client or access person shall engage in a Personal Securities Transaction in a security that the person knows or has reason to believe is being purchased or sold or considered for purchase or sale by any Client, until the Client's transactions have been completed or consideration of such transactions has been abandoned. A security will be treated as "under consideration" if an investment team anticipates purchasing or selling the security within 15 calendar days.

Notwithstanding this prohibition, transactions for the account of an investment person or access person, or in an account in which one or more investment persons or access persons has an economic interest, may be executed by the firm's traders in accordance with the firm's trading procedures, including participating in aggregated trades.

E. Initial Public Offerings. No investment person of a Client or access person shall acquire any security in an initial public offering, except (i) with the prior consent of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler, based on a determination that the acquisition is consistent with applicable regulatory requirements, does not conflict with the purposes of the Code or its underlying policies, or the interests of Artisan Partners or its Clients, and (ii) in circumstances in which the proposed acquisition is consistent with applicable regulatory requirements and the opportunity to acquire the security has been made available to the person for reasons other than the person's relationship with Artisan Partners or its Clients. Such circumstances might include, for example:

- an opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the person's ownership of an insurance policy issued by that company conveys that opportunity;

- an opportunity resulting from the person's pre-existing ownership of an interest in the IPO company or an investor in the IPO company; or

- an opportunity made available to the person's spouse, in circumstances permitting the person making the determination reasonably to determine that the opportunity is not being made available indirectly because of the person's relationship with Artisan Partners or its Clients (for example, because of the spouse's employment).

F. Private Placements. No investment person of a Client or access person shall acquire any security in a private placement without the express written prior approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler. In deciding whether that approval should be granted, each of those persons will consider whether the investment opportunity should be reserved for Clients, and whether the opportunity has been offered because of the person's relationship with Artisan Partners or its Clients. An investment person of a Client who has been authorized to acquire a security in a private placement must disclose that investment if he or she later participates in consideration of an investment in that issuer for any Client's account. Any investment decision for a Client relating to that security must be made by other investment personnel.

G. Short-Term Trading. No investment person of a Client may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 days. Any profit so realized will be returned to Artisan Partners and then donated to a charitable organization selected by Artisan Partners. However, this prohibition does not apply to (i) any option or futures contract on a broadly traded index, (ii) the sale of any security by the investment person of a Client pursuant to the exercise of a covered call option on that security written by the investment person so long as the writing of such option was pre-cleared and the option has a term of longer than 60 days, (iii) any transaction in a security exempt under Section V.A. of this Code; or (iv) any transaction which has received the prior approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler.

H. High-Risk Trading Activities. Certain high-risk trading activities, if used in the management of a partner's, officer's or employee's personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the duration of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments (including options). If Artisan Partners becomes aware of material, non-public information about the issuer of the underlying securities, or if Artisan Partners begins buying or selling (or considering buying or selling) that security for Client accounts, Artisan Partners personnel may find themselves "frozen" in a position in a derivative security. Artisan Partners will not bear any losses in personal accounts as a result of implementation of this policy.

I. Gifts.

1. Receiving Gifts. No person covered by the Code may accept gifts or other things of more than a $100 aggregate value in a year from any person or entity that does business with or on behalf of Artisan Partners, a Fund Client or Artisan Distributors, or seeks to do business with or on behalf of Artisan Partners, a Fund Client or Artisan Distributors, except (a) in connection with a meeting that has a clear business purpose or some other clearly identifiable business function (including, for example, expenses in connection with a business conference or visits to companies as part of the process of securities analysis); (b) an occasional meal or ticket to a theater, entertainment, or sporting event that is an incidental part of a meeting that has a clear business purpose; or (c) gifts that are not solicited and are given as part of a personal relationship outside the business relationship.

Gifts having a value in the aggregate of more than $100 that are not excepted from the prohibition must generally either be returned to the donor or paid for by the recipient. In some circumstances, it may be awkward or inappropriate to return or insist on paying for a gift. In those circumstances, the recipient may retain the gift provided that the recipient makes a contribution of equal value to a charitable organization of his or her choice.

It is not the intent of the Code to prohibit the everyday courtesies of business life. Therefore, this prohibition does not include (i) an occasional meal or ticket to a theater, entertainment, or sporting event that is social in nature, provided that the meal, ticket or similar item was not solicited and provided further that such items are neither so frequent nor so extensive as to raise questions of propriety, or (ii) food items received by an individual but shared with the firm's employees and consumed on the firm's premises.

2. Making Gifts. Many of the organizations with which Artisan Partners and Artisan Distributors do business have policies on the receipt of gifts that are as restrictive as this Code, or more restrictive. Therefore, no person covered by the Code may make gifts having a value of more than $100 in the aggregate in any year to any person or entity that does business with Artisan Partners, a Fund Client or Artisan Distributors without the prior approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler, except gifts that are not solicited and are given as part of a personal relationship outside the business relationship and for which reimbursement from Artisan Partners will not be sought. Artisan Partners employees will not generally be reimbursed for gifts that have not received such prior approval.

3. Reporting Gifts. Within 10 days of the date of the gift, all gifts given and received, other than those that are part of a personal relationship as described above, must be reported to the Compliance Officer, who will enter them into the gift log that we are required to maintain. The following information should be included in the report (which may be made orally or by email): the date of the gift; the identity of the donor and the recipient; a description of the business relationship between the donor and the recipient, a description of the gift; the value of the gift (estimated, if an exact value is unknown); and the reason the gift was made. The receipt of food items shared with other members of the firm and consumed on the firm's premises is not required to be reported.

j. Service as a Director. No investment person of a Client or access person may serve as a member of the board of directors or trustees of any business organization, other than a civic or charitable organization, without the prior written approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler based on a determination that the board service would not be inconsistent with the interests of Artisan Partners or of its Clients. If an investment person of a Client is serving as a board member, that investment person shall not participate in making investment decisions relating to the securities of the company on whose board he or she sits.

k. Confidentiality. Each investment person of a Client and access person shall keep confidential during the term of his or her employment any information concerning Artisan Partners or its Clients which is not generally known to the public, including, but not limited to, the following:

1) the investment strategies, processes, analyses, databases and techniques relating to capital allocation, stock selection and trading used by the investment team or other investment professionals employed by Artisan Partners;

2) the identity of and all information concerning Clients and shareholders of Fund Clients;

3) information prohibited from disclosure by a Fund Client's policy on release of portfolio holdings or similar policy; and

4) all other information that is determined by Artisan Partners or a Client to be confidential and proprietary and that is identified as such prior to or at the time of its disclosure to the investment person of a Client or access person.

No investment person of a Client or access person shall use such confidential information for the benefit of himself or herself or any third party, or directly or indirectly disclose such information, except to other employees of Artisan Partners, its affiliated business and third parties to whom disclosure is made pursuant to the performance of his or her duties as an employee or as otherwise may be required by law.

IV. COMPLIANCE PROCEDURES

A. Execution of Personal Securities Transactions through Disclosed Brokerage Accounts; Duplicate Confirmations. All Personal Securities Transactions must be conducted through brokerage or other accounts that have been identified to the Compliance Officer. Each such brokerage or other account must be set up to deliver duplicate copies of all confirmations and statements to the Compliance Officer. No exceptions will be made to this policy. All investment persons and access persons shall cooperate in all aspects with the Compliance Officer in securing confirmations and statements in a timely manner.

B. Preclearance.

1. Preclearance Requirement. Except as provided below, all Personal Securities Transactions must be cleared in advance by the Compliance Officer, a Compliance Specialist, an Attorney in the Compliance or Legal Department, Mr. Totsky, Ms. Olsen, Mr. Ziegler or Gregory K. Ramirez, Artisan Partners' Director of Client Accounting. Personal Securities Transactions by each of those persons must be approved by one of the others. Personal Securities Transactions by Carlene M. Ziegler may not be approved by Mr. Ziegler. If the proposed trade is not executed by the end of the second business day following the date on which preclearance is granted, the preclearance will expire and the request must be made again.

2. Securities and Transactions Exempt from the Preclearance Requirement. Transactions in the following securities, as well as the following transactions, are exempt from the preclearance requirement:

a. securities listed as exempt in Section V;

b. securities of a Fund Client;

c. municipal securities (including education savings plans operated by a state pursuant to Section 529 of the Internal Revenue Code);

d. straight debt securities;

e. listed index options and futures;

f. passively-managed exchange-traded funds ("ETFs") including, but not limited to, shares of SPDRs, WEBs, DIAMONDs or QQQs, and securities issued by similar index- or sector-based entities; however, actively-managed ETFs, holding company depositary receipts (HOLDRS) and closed-end funds remain subject to the pre-approval, blackout and reporting requirements;

g. acquisitions and dispositions of securities that are non-volitional on the part of the person subject to the Code, including:

- purchases or sales upon the exercise of puts or calls written by such person where the purchase or sale is effected based on the terms of the option and without action by the covered person or his or her agent (but not the writing of the option, which must be precleared); and

- acquisitions or dispositions of securities through stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

h. transactions in an account (including an investment advisory account, trust account or other account) of any investment person of a Client or access person (held either alone or with others) over which a person other than the investment person of a Client or access person (including an investment adviser or trustee) exercises investment discretion if:

- the investment person of a Client or access person does not know of the proposed transaction until after the transaction has been executed; and

- the investment person of a Client or access person has previously identified the account to the Compliance Officer (or his designee) and has affirmed to either that (in some if not all cases) he or she does not know of proposed transactions in that account until after they are executed.

This exclusion from the preclearance requirement is based upon the investment person of a Client or access person not having knowledge of any transaction until after that transaction is executed. Therefore, notwithstanding this general exclusion, if the investment person of a Client or access person becomes aware of any transaction in such investment advisory account before it is executed, the person must seek preclearance of that transaction before it is executed.

i. sales as a result of an odd-lot tender offer (all other sales in connection with a tender offer must be pre-cleared); and

j. purchases or redemptions of units of any pooled investment vehicle the investment adviser or general partner of which is Artisan Partners or an affiliate of Artisan Partners.

3. Accounts Exempt from the Preclearance Requirement. From time to time, Artisan Partners may operate one or more accounts in which Artisan Partners or its employees have significant economic interests, but in which assets of persons not employed by Artisan Partners are also invested or which Artisan Partners is operating as a model portfolio in preparation for management of Client assets in the same or a similar strategy. Such an account is exempt from the preclearance requirements of the Code. Transactions in such an account will be conducted in accordance with Artisan Partners' trading procedures for Client accounts.

C. Blackout Periods.

1. Investment Persons. No Personal Securities Transaction of an investment person of a Client will be cleared (as provided in B., above) if (1) there is a conflicting order pending or (2) Artisan Partners is actively considering a purchase or sale of the same security. A conflicting order is any order for the same security, or an option on or warrant for that security, that has not been fully executed. A purchase or sale of a security is being "actively considered" if one or more of Artisan Partners' investment teams is seriously considering purchasing or selling the security for Client Accounts within 15 calendar days.

Absent extraordinary circumstances, a Personal Securities Transaction for an investment person of a Client will not be approved until the sixth business day after completion of any transaction for a Client.

2. Access Persons. No Personal Securities Transaction of an access person may be executed on a day on which there is a conflicting order (as defined above) pending until that order is fully executed or withdrawn.

D. Disclosure of Personal Holdings. Each investment person of a Client and each access person shall disclose his or her personal securities holdings (not including shares of open-end investment companies (mutual funds) that are not Fund Clients, direct obligations of the U.S. government (U.S. treasury bills, notes and bonds) and money market instruments, including bank certificates of deposit, bankers' acceptances, commercial paper and repurchase agreements) no later than ten days after commencement of employment with Artisan Partners, and annually thereafter as of December 31 of each year. Annual reports shall be delivered to the Compliance Officer no later than January 30 of the following year. The initial holdings and annual holdings reports shall contain the following information:

- title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security held beneficially;

- the name of any broker, dealer or bank with or through which the investment person maintains an account; and

- the date the report is submitted.

E. Dealing with Certificated Securities. The receipt of certificated securities must be reported as described in F., below. Any subsequent transaction in such securities must be conducted through a disclosed brokerage account for which the Compliance Officer receives duplicate confirmations and account statements. No person subject to the Code shall request withdrawal of securities from such a brokerage account in certificated form.

F. Reporting Personal Securities Transactions.

1. Each investment person of a Client and all access persons shall (i) identify to Artisan Partners each brokerage or other account in which the person has a beneficial interest and (ii) instruct the broker or custodian to deliver to the Compliance Officer duplicate confirmations of all transactions and duplicate monthly statements.

2. Each investment person of a Client and each access person shall report all Personal Securities Transactions during a month to the Compliance Officer no later than ten days after the end of the month.

Monthly transaction reports shall include the following information:

For each transaction:

-the date of the transaction;

-title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security involved;

-the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition);

-the price at which the transaction was effected;

-the name of the broker, dealer or bank with or through which the transaction was effected; and

-the date the report is submitted.

In addition, for each account established during the month in which securities are held for the benefit of an investment person of a Client or access person, the monthly report shall include:

-the name of the broker, dealer, mutual fund company or bank with whom the account was established;

-the date the account was established; and

-the date the report is submitted.

3. Reports relating to the Personal Securities Transactions of the Compliance Officer shall be delivered to Mr. Totsky or Ms. Olsen, provided that the person to whom they are delivered is not then the Compliance Officer.

4. To the extent reports may be deemed to be required by entities or accounts described in Section IV.B.3. of this Code, such reporting requirements shall be satisfied by the records maintained by Artisan Partners' trading and accounting systems.

G. Form of Reports. Reports of Personal Securities Transactions may be in any form (including copies of confirmations or monthly statements), but must include the information required by Section IV(F)(2).

No further reporting will be required of (i) a Personal Securities Transaction executed through Artisan Partners' trading desk, or (ii) a Personal Securities Transaction in units of any pooled investment vehicle the investment adviser or general partner of which is Artisan Partners or an affiliate of Artisan Partners, because the necessary information is available to the Compliance Officer.

Any Personal Securities Transaction of an investment person of a Client or an access person which for any reason does not appear in the trading or brokerage records described above (for example, the receipt of certificated securities by gift or inheritance) shall be reported as required by Section IV(F)(2).

H. Monitoring of Transactions. Artisan Partners' Compliance Officer will monitor the trading patterns of investment personnel and access personnel, the trading of Clients, and trading for Artisan Partners' own account (if any) for compliance with this Code, including the provisions intended to prevent the misuse of inside information. The trading of the Compliance Officer will be monitored by Mr. Totsky or Ms. Olsen, provided that the person monitoring those transactions is not then the Compliance Officer.

I. Educational Efforts. The Compliance Officer shall provide, on a regular basis, an education program to familiarize persons subject to the Code with the provisions of the Code and to answer questions regarding the Code. The Compliance Officer shall also be available to answer questions regarding the Code and to resolve issues of whether information is inside information and to determine what action, if any, should be taken.

J. Certification of Compliance. Each person covered by the Code is required to certify annually that (i) he or she has read and understands the Code, (ii) recognizes that he or she is subject to the Code, and (iii) he or she has disclosed or reported all Personal Securities Transactions required to be disclosed or reported under the Code. Artisan Partners' Compliance Officer shall annually distribute a copy of the Code and request certification by all covered persons and shall be responsible for ensuring that all personnel comply with the certification requirement.

Each person covered by the Code who has not engaged in any Personal Securities Transaction during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

K. Report to the Board of Artisan Funds. The management of Artisan Partners and an appropriate officer of Artisan Funds (who may be a member of the management of Artisan Partners) shall submit an annual report to the board of Artisan Funds that:

1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

2. describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

3. certifies to the board of Artisan Funds that Artisan Partners and Artisan Distributors have adopted procedures reasonably necessary to prevent employees who are investment persons and access persons that are affiliated with Artisan Partners or Artisan Distributors from violating the Code; and

4. identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

L. Report to the Board of a Sub-Advised Fund. The management of Artisan Partners shall submit an annual report to the board of each Sub-Advised Fund that:

1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year relating to investment persons of that Sub-Advised Fund and access persons of that Sub-Advised Fund;

2. describes issues that arose during the previous year under the Code or procedures concerning personal investing of investment persons of that Sub-Advised Fund and access person of that Sub-Advised Fund, including but not limited to information about material violations of the Code by persons subject to the Code who are investment persons or access persons of that Sub-Advised Fund, and sanctions imposed;

3. certifies to the board of that Sub-Advised Fund, that Artisan Partners and Artisan Distributors have adopted procedures reasonably necessary to prevent employees who are investment persons of that Sub-Advised Fund and access persons of that Sub-Advised Fund from violating the Code; and

4. identifies any recommended changes in existing restrictions or procedures relating to investment persons of that Sub-Advised Fund or access persons of that Sub-Advised Fund based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

M. Reporting to Artisan Partners' Management. The Compliance Officer shall report the following to the management of Artisan Partners:

1. Special Reports. The Compliance Officer shall report the existence of a potential violation of this Code to management of Artisan Partners promptly providing full details, which may include (1) the name of particular securities involved, if any; (2) the date(s) the Compliance Officer learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

2. Regular Reports. On an as-needed or periodic basis, the Compliance Officer shall report to the management of Artisan Partners as it may request, which may include some or all of the following:

i. a summary of existing procedures under the Code;

ii. a summary of changes in procedures made in the last year;

iii. full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation;

iv. an evaluation of the current procedures and a description of anticipated changes in procedures; and

v. a description of Artisan Partners' continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

V. EXEMPTIONS

A. Exempt Transactions and Securities. The provisions of this Code are intended to restrict the personal investment activities of persons subject to the Code only to the extent necessary to accomplish the purposes of the Code. Therefore, the prohibition on short-term trading and the preclearance, blackout and reporting provisions of this Code shall not apply to the following Personal Securities Transactions:

1. Purchases or sales effected in any account over which the persons subject to this Code have no direct or indirect influence or control (i.e., transactions effected for a person subject to the Code by a trustee of a blind trust);

2. Purchases or sales of:

a. securities that are direct obligations of the U.S. government (that is, U.S. treasury bills, notes and bonds);

b. shares of open-end investment companies (mutual funds) that are not Fund Clients; and

c. bank certificates of deposit, banker's acceptances, repurchase agreements or commercial paper.

3. Participation in and acquisition of securities through an issuer's dividend reinvestment plan ("DRP"), although sales of securities acquired in a DRP must still be precleared and are subject to the blackout and reporting requirements.

4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

B. Individual Exemptions. There may be circumstances from time to time in which the application of this Code produces unfair or undesirable results and in which a proposed transaction is not inconsistent with the purposes of the Code. Therefore, each of Mr. Totsky, Ms. Olsen and Mr. Ziegler may grant an exemption from any provision of this Code except the reporting requirements, provided that the person granting the exemption based his or her determination to do so on the ground that the exempted transaction is not inconsistent with the purposes of this Code or the provisions of Rule 17j-1(a) under the Investment Company Act of 1940, and documents that determination in writing. A copy of Rule 17j-1 is attached as Appendix B.

VI. ENFORCEMENT OF THE CODE AND CONSEQUENCES FOR FAILURE TO COMPLY

The Compliance Officer shall be responsible for promptly investigating all reports of possible violations of the provisions of this Code.

Compliance with this Code of Ethics is a condition of employment by Artisan Partners, status as a registered representative of Artisan Distributors, and retention of positions with Artisan Funds. Taking into consideration all relevant circumstances, Artisan Partners will determine what action is appropriate for any breach of the provisions of the Code. Possible actions include letters of sanction, suspension or termination of employment, removal from office, or permanent or temporary limitations or prohibitions on personal securities transactions more extensive than those generally applicable under the Code. In addition, Artisan Partners may report conduct believed to violate the law or regulations applicable to Artisan Partners or the person covered by the Code to the appropriate regulatory authorities.

Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by Artisan Partners, Artisan Distributors or Artisan Funds to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.

VII. RETENTION OF RECORDS

Artisan Partners' Compliance Officer shall maintain the records listed below for a period of five years at Artisan Partners' principal place of business in an easily accessible place:

A. a list of all persons subject to the Code during the period;

B. receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

C. a copy of each code of ethics that has been in effect at any time during the period;

D. a copy of each report filed pursuant to the Code, including the annual report provided to the board of each Fund Client, and a record of any known violation and action taken as a result thereof during the period; and

E. records evidencing prior approval of, and the rationale supporting, an acquisition by an investment person or access person of securities in a private placement.

Record of Dates of Adoption and Amendment

Adopted:

March 27, 1995

Amended:

July 18, 1996

August 6, 1998

April 28, 1999

January 27, 2000

April 27, 2000

August 10, 2000 (APLP)

October 27, 2000 (All)

January 1, 2001 (adopted by APLP & Distributors; approved by Artisan Funds Board January 18, 2001)

May 1, 2001 (adopted by APLP & Distributors; approved by Artisan Funds Board April 24, 2001)

May 16, 2001 (adopted by APLP & Distributors; approval by Artisan Funds Board October 25, 2001)

May 1, 2002 (adopted by APLP & Distributors; approval by Artisan Funds Board May 2, 2002)

April 15, 2003 (adopted by APLP & Distributors; approval by Artisan Funds Board April 15, 2003)

October 27, 2003 (adopted by APLP & Distributors; approval by Artisan Funds Board December 19, 2003)

May 14, 2004 (adopted by APLP & Distributors; approval by Artisan Funds Board May 18, 2004)

Examples of Beneficial Interest

For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

- securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

- securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

- securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

- securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

- securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

- securities held by a personal holding company controlled by you alone or jointly with others;

- securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

- securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will not be deemed to have beneficial ownership of securities in the following situations:

- securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

- securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to the Compliance Officer or
Mr. Ziegler.

270.17j-1 Personal investment activities of investment company personnel.

(a) Definitions. For purposes of this section:

(1) Access Person means:

(i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

(A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

(B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

(ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

(2) Advisory Person of a Fund or of a Fund's investment adviser means:

(i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

(ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

(4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

(i) Direct obligations of the Government of the United States;

(ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(iii) Shares issued by open-end Funds.

(5) Fund means an investment company registered under the Investment Company Act.

(6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

(7) Investment Personnel of a Fund or of a Fund's investment adviser means:

(i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

(ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

(9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

(10) Security Held or to be Acquired by a Fund means:

(i) Any Covered Security which, within the most recent 15 days:

(A) Is or has been held by the Fund; or

(B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

(ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

(1) To employ any device, scheme or artifice to defraud the Fund;

(2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4) To engage in any manipulative practice with respect to the Fund.

(c) Code of Ethics.

(1) Adoption and Approval of Code of Ethics.

(i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

(ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

(iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

(2) Administration of Code of Ethics.

(i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

(ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

(A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

(B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

(3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

(i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

(ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d) Reporting Requirements of Access Persons.

(1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

(i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

(A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(C) The date that the report is submitted by the Access Person.

(ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

(A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3) The price of the Covered Security at which the transaction was effected;

(4) The name of the broker, dealer or bank with or through which the transaction was effected; and

(5) The date that the report is submitted by the Access Person.

(B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1) The name of the broker, dealer or bank with whom the Access Person established the account;

(2) The date the account was established; and

(3) The date that the report is submitted by the Access Person.

(iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

(A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C) The date that the report is submitted by the Access Person.

(2) Exceptions from Reporting Requirements.

(i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

(A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

(B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

(iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

(A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

(B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

(iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

(v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

(3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

(4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

(5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f) Recordkeeping Requirements.

(1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

(A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

(B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

(D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

(E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

EX-99.B(p)(13)

Barclays Global Investors, N.A.
And its Subsidiaries:
Barclays Global Funds Advisors
Barclays Global Investors Services

CODE OF ETHICS

Introduction

Barclays Global Investors, N.A. and its subsidiaries Barclays Global Funds Advisors (BGFA) and Barclays Global Investors Services (BGIS), collectively referred to as "BGI", have adopted the following Code of Ethics regarding personal securities transaction policies and procedures intended to prevent their US officers, directors and employees from engaging in any fraudulent or manipulative acts with respect to accounts managed or advised by BGI as set forth in SEC 17 CFR 270 Rule 17j-1, SEC 17 CFR 275 Rule 204-2 and OCC Regulation 12 CFR 12.7. Policies and Procedures on Insider Trading and Chinese Walls are included in Appendix A.

Definitions

"Securities" are defined as any SEC registered or privately placed equity and fixed income security, future or option contract, or other related commodity derivative investment. This includes closed-end mutual funds, unit investment trusts, physical-form securities, and exchange traded funds. "Securities" do not include US Treasuries and other direct obligations of the US Government, banker's acceptance, commercial paper, and shares of registered open- end investment companies.

"Employee" includes any US directors, officers and employees of BGI and his/her spouse, domestic partner, minor children, a relative who shares the employee's home or other persons by reason of any contract, arrangement, understanding or relationship that provides to the employee with sole or shared voting or investment powers.

"Personal Account" includes any securities account or portfolio in which securities are held for the employee in which the employee has a direct or indirect pecuniary (monetary) interest. The term includes IRA and 401(k) accounts in which securities can be purchased or sold.

Prohibited Trading Activities

Insider Trading

- All employees are prohibited from engaging in insider trading or tipping.

Insider trading occurs when a personal securities transaction occurs on the basis of or while in possession of material, nonpublic information. Information is considered material if it could reasonably affect the employee's decision to invest (or not to invest) in a security. Nonpublic information is that which is generally not available to the ordinary investors in the marketplace. Refer to Appendix A for further details on insider trading.

Parallel Trading, Front Running and Shadowing Restrictions

- All employees are prohibited from conducting personal securities transactions that are considered parallel trading, front running and shadowing.

Shadowing and parallel trading occur when an employee observes a BGI trade or trading pattern and places the same (or similar) trade in his/her account or passes the information to others inside or outside of the company. Front running occurs when an employee uses (or passes to others who use the information) advance knowledge of a BGI trade to enter into a personal transaction in the same security ahead of BGI's order and to capitalize on the impact of the BGI order.

Restricted Trading Activities

Trading in Barclays PLC Securities and Securities Underwritten by Barclays' Affiliates

- All Members of the Board of Directors of BGI, members of the Management Committee, employees reporting directly to BGI's Chief Financial Officer and all employees within the U.S. and Global Finance and Treasury Groups are prohibited from trading in the securities of Barclays PLC during the period from the end of the accounting year or half year until the relevant results are announced, i.e., from January 1 to the preliminary results announcement in February and from July 1 to the interim results announcement in August. During other times, these individuals must pre-clear trades in Barclays PLC securities in accordance with the Barclays PLC policy.

 Requirements for All Employees

Reporting of Personal Accounts and Securities Transactions

- All employees must disclose all personal accounts to US Compliance and must authorize US Compliance to receive duplicate trade confirmations and account statements.

- Upon employment, new employees must sign a document stating that they understand and agree to abide by BGI's personal trading requirements, restrictions and prohibitions.

Annual Certification

- All employees must provide an annual certification of their personal accounts and securities holdings.

- All employees must certify at least annually their understanding and compliance with the Code of Ethics.

60 Day Holding Period

- Employees are required to hold securities including options and futures for a minimum of 60 days, and to avoid short-term trading practices. US Compliance may pre-approve exceptions to the 60 day holding period.

Pre-Clearance Prior to Transactions in IPOs, Private Placements, Options, and Futures

- All employees must obtain pre-clearance for transactions in IPOs, private placements, options and futures. For options and futures, the employee must execute the transaction by the end the next days closing of the relevant market or request another pre-clearance.

Blackout Periods

- Employees are restricted from trading securities in selected indexes during a designated "blackout" period when the specific index is undergoing a major scheduled reconstitution. US Compliance will notify employees of the "blackout" periods which will include a period of time before and after a major scheduled index reconstitution.

Additional Requirements for Access Persons

Access Persons include all employees whose Group 1) participates in making securities purchase and sell recommendations or 2) may have access to timely and material information concerning BGI's securities transactions. Access Persons also include the Boards of Directors and officers of BGFA and BGIS.

US Compliance will identify BGI's Access Persons who are required to submit reports under this Code of Ethics and inform them of their reporting and securities preclearance obligations.

Reporting of Securities Transactions and Holdings

- All Access Persons must provide a listing of securities holdings to US Compliance within 10 calendar days from when a personal account is opened and provide US Compliance with transaction information until such time as US Compliance receives duplicate confirmations and statements.

- All newly hired Access Persons must provide a complete listing of securities holdings on their initial day of employment.

Access Persons Requiring Pre-clearance by Management and US Compliance

- All Access Persons, whose Group directly participates in making securities purchase or sell recommendations or has timely and material knowledge of BGI's securities transactions, must pre-clear their personal securities transactions with their Group manager in addition to pre-clearance by US Compliance. The manager will verify that there is no timely or material knowledge of trades pending for specific securities within the Access Person's Group. These Groups include Portfolio Management, Trading, Transition Services, Client Order Management, and other Groups identified by US Compliance from time to time.

Pre-clearance authorization is valid until the next day's closing of the relevant market.

Access Persons Requiring Pre Notification of Transactions to US Compliance Only

- The following Groups have access to information relating to BGI's securities transactions. Employees within these Groups must pre notify US Compliance of their securities transactions. These Groups include Internal Audit, US Compliance, US Risk Management, Legal, Trading Operations, Advance Strategy Research, Index Research Group, the US Executive Committee, US members of the Management Committee, BGFA and BGIS Board of Directors and officers. In addition, all BGI staff who have access to the following systems must also pre notify the US Compliance Group of their securities transactions: Landmark, Bulk Console, Beacon, Bidbook, Fifus, TOCV2, TSC, IntelProd, Quantex and any other systems identified by US Compliance from time to time.

Access Persons are not required to pre-clear nor pre-notify of transactions in accounts managed by a registered investment advisor for which full discretion has been granted. Documentation of such an arrangement must be provided and an exemption must be obtained from US Compliance who will confirm the discretionary arrangement.

Pre-clearance and pre notification is not required for transactions in automatic dividend reinvestment plans, periodic stock purchase plans or in selling or exercising rights obtained as a shareholder in an issue.

Monitoring of Personal Securities Transactions

Post Trade Review

- US Compliance will review personal securities transactions to identify violations of the Code of Ethics. Violations to this policy will be reviewed by management and disciplinary action may be taken up to and including dismissal.

Adoption and Approval of BGI Code of Ethics

- US Compliance will present the BGI Code of Ethics for approval by the Board of Directors or Trustees of all funds for which BGFA or BGIS is the investment advisor. This will be done at the initiation of investment advisory services provided by BGFA or BGIS to the fund and no later than six months after a material change has been adopted. In connection with each approval, BGFA and BGIS will certify to the board that they have adopted procedures reasonably necessary to prevent the Access Persons from materially violating the BGI Code of Ethics.

- BGFA and BGIS will provide to the fund's board a written report describing issues, material violations and sanctions, and will certify to the board that procedures have been adopted which are intended to prevent Access Persons from violating the BGI Code of Ethics. This report and certification will be submitted Code of Ethics at least annually.

RecordKeeping Requirements

BGI will follow the recordkeeping practices outlined below:

- A copy of the Code of Ethics that is in effect, or at any time within the past five years was in effect, will be maintained in an easily accessible place.

- A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

- A copy of each personal account statement, trade confirmation and any information provided in lieu of a report will be retained for five years, two years in an easily accessible location.

- A record of all persons, currently or within the past five years, who are or were required to make reports, and who are or were responsible for reviewing these reports will be retained in an easily accessible location.

- A copy of each report submitted to a fund board pursuant to the Code of Ethics will be maintained for at least five years after the end of the fiscal year in which it is made, two years in an easily accessible location.

- A record of any decision to approve and the reasons supporting the decision to approve the acquisition by employees of IPOs and private placements will be maintained for at least five years after the end of the fiscal year in which the approval is granted.

APPENDIX A

INSIDER TRADING AND CHINESE WALL POLICY

A. Introduction

The continued success of Barclays depends on its relationships with its customers and on its well-deserved reputation as an institution grounded in a tradition of integrity and ethical conduct in all of its dealings. To maintain this high standard and, thus, Barclays' reputation in today's regulatory and business climate, requires strict observance of ethical behavior as well as of legal obligations created by the Federal securities laws and specific contractual undertakings of Barclays such as confidentiality agreements. This Policy emphasizes generally the importance of adhering to professional and ethical conduct and provides specific policies and, in certain instances, procedures, with respect to Personal Securities Transactions and Chinese Walls. These guidelines will help employees meet Barclays' contractual, ethical and statutory obligations.

BGI employees who violate these policies and procedures will be subject to such disciplinary action as management deems appropriate, including a letter of censure or suspension, or removal from office, or summary termination of employment.

B. Insider Trading

All employees must strictly comply with Federal, provincial or state securities laws in transactions on behalf of Barclays and in their own personal transactions. Such securities laws prohibit trading on material non-public information ("Insider Trading") or communicating such information to others who may trade on it ("Tipping").

What constitutes material non-public information ("Inside Information") must be determined on the basis of all pertinent circumstances. First, the information must be material. Material information is generally defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or (ii) information that is reasonably certain to have a substantial effect on the price of a company's securities. Second, the information must be non-public. Information that has been communicated to the market place is generally public and, therefore, not Inside Information. For example, information found in a filing or a report made with the Securities and Exchange Commission or appearing in newspapers, industry journals, financial newsletters or other publications would be considered public, although information obtained by word-of-mouth or through rumors would not necessarily be public. Information that is known only inside a company or to a limited number of outsiders such as accountants, bankers, financial advisors or attorneys, is not public.

The following information will generally be Inside Information if not publicly known: (a) information concerning a company, including information concerning its business, financial matters and management, such as changes in earnings or dividends, significant technical achievements, important discoveries of natural resources, the obtaining or losing of major contracts, or changes in management; and (b) information concerning a company's securities, including the market for a security or its terms, such as a prospective tender offer, merger or acquisition, prospective block trade, prospective private placement or public offering, impending stock dividend or stock split or proposed recapitalization. A BGI employee who had any of the types of Inside Information described above would be guilty of Tipping if he or she (a) either communicated the Information to another person or (b) simply told another person, without explanation, to buy or sell the securities of that company, and the other person did indeed purchase such securities as a result of such Tipping. Similarly, a staff member, possessing Inside Information, would be guilty of Insider Trading if he or she bought or sold securities for his or her personal account, or for BGI's account, based on that Inside Information.

C. Confidentiality And Chinese Wall Policy

Beyond simply complying with the letter of the law, employees are expected to understand and observe the highest professional and ethical standards in conducting BGI's business. All BGI employees have a duty to respect the confidential nature of information received from customers and to use that information only for the purpose for which it is provided, whether or not that information is Inside Information and regardless of the basis on which confidentiality is required - whether it be statutory requirements, ethical considerations or contractual obligations. Maintaining strict standards with respect to the confidentiality of information will accomplish several goals. It will enable BGI to (a) preserve its reputation for corporate integrity, (b) maintain compliance with the Federal securities laws, and (c) reduce the occurrence of conflicts of interest both within divisions (and even within teams) as well as between separate operating entities of Barclays. Indeed, maintaining strict standards of confidentiality will enable BGI to serve the needs of its customers more effectively.

In certain areas Chinese Walls will be, or have been, established to ensure that employees have adopted procedures to safeguard the confidentiality of information. The term "Chinese Wall" is a familiar one to most people. However, what it means or how it actually operates in the workplace is often misunderstood.

A Chinese Wall is a barrier that controls or restricts the flow of confidential information. It is essentially a system or set of procedures designed to segregate information and prevent the communication of that information between certain people or operating areas. The procedures that comprise each Chinese Wall may vary depending on the location of the particular wall or the times when it is operative. A Chinese Wall may need to be in place only at certain times or on a constant basis. A Chinese Wall may need to be located between various operating areas, between divisions, between teams within a division and even, temporarily, between staff who are on the same team but assigned to different accounts. The existence and proper maintenance of Chinese Walls will allow Barclays to serve simultaneously the needs of customers who have competing interests. For the most part, the maintenance of Chinese Walls will reduce the occurrence of conflicts of interest within Barclays as well as reduce the possibility of abuse of Inside Information.

Regardless of the existence of specific Chinese Walls, the following procedures should be observed by all employees at all times:

1) Never communicate confidential information to anyone outside Barclays except for communications with auditors, approved counsel or other experts who have been specifically engaged for certain matters. Communicate confidential information inside Barclays only on a need-to-know basis.

2) Do not communicate confidential information through a Chinese Wall unless permission is obtained from the appropriate designated manager or the Manager of Compliance.

3) Never discuss confidential information in a public place such as an elevator, a restaurant or a hallway.

4) Always log off your computer before leaving the area for any length of time and at the end of the day.

5) Use systems and information solely for authorized activities.

6) Notify a supervisor of any unauthorized use or misuse of the system or information or any activity that appears questionable.

7) Maintain the secrecy of passwords and other system access identification.

8) Prevent others from using a terminal to which another employee has logged on until that employee has logged off.

9) Keep documents and papers containing confidential information in locked file cabinets or other secured facilities. Do not leave papers and documents containing confidential information exposed on desks or credenzas.